Exhibit 10.1

Amended and Restated Loan and Security Agreement

by and among

Spartan Stores, Inc. and certain of its Subsidiaries

as Borrowers

and

Any Person that becomes a Guarantor hereunder

Wells Fargo Capital Finance, LLC

as Administrative Agent

The Lenders from Time to Time Party Hereto

as Lenders

Wells Fargo Bank, National Association

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Joint Lead Arrangers and Joint Bookrunners

Bank of America, N.A.

as Syndication Agent

Union Bank, N.A.

BMO Harris Bank, N.A.

U.S. Bank, National Association

as Documentation Agents

Dated: November 19, 2013

(ii)

SECTION 7.	COLLATERAL REPORTING AND COVENANTS	105

7.1	Collateral Reporting	105
7.2	Accounts Covenants	106
7.3	Inventory Covenants	107
7.4	Equipment and Real Property Covenants	108
7.5	Prescription Files Covenants	109
7.6	Rolling Stock Covenants	110
7.7	Power of Attorney	111
7.8	Right to Cure	112
7.9	Access to Premises	112

SECTION 8.	REPRESENTATIONS AND WARRANTIES	113

8.1	Corporate Existence, Power and Authority	113
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	113
8.3	Financial Statements; No Material Adverse Change	114
8.4	Priority of Liens; Title to Properties	114
8.5	Tax Returns	114
8.6	Litigation	115
8.7	Compliance with Other Agreements and Applicable Laws	115
8.8	Environmental Compliance	115
8.9	Employee Benefits	116
8.10	Bank Accounts	117
8.11	Intellectual Property	117
8.12	Subsidiaries; Affiliates; Capitalization; Solvency	118
8.13	Labor Disputes	118
8.14	Restrictions on Subsidiaries	119
8.15	Material Contracts	119
8.16	Credit Card Agreements	119
8.17	HIPAA Compliance	120
8.18	Compliance with Health Care Laws	120
8.19	Interrelated Businesses	121
8.20	Notices from Farm Products Sellers, etc.	121
8.21	Pharmaceutical Laws	122
8.22	No Default	122
8.23	Insurance	122
8.24	Margin Regulations; Investment Company Act	122
8.25	Brokers	123
8.26	Customer and Trade Relations	123
8.27	Casualty	123
8.28	Nash-Finch Merger	123
8.29	Designation of Senior Indebtedness	124
8.30	Senior Note Indenture	124
8.31	OFAC	124

(iii)

8.32	Patriot Act	124
8.33	Accuracy and Completeness of Information	124
8.34	Survival of Warranties; Cumulative	124

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	125

9.1	Maintenance of Existence	125
9.2	New Collateral Locations	125
9.3	Compliance with Laws, Regulations, Etc.	126
9.4	Payment of Taxes and Claims	127
9.5	Insurance	127
9.6	Financial Statements and Other Information	128
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc	131
9.8	Encumbrances	139
9.9	Indebtedness	141
9.10	Loans, Investments, Etc	148
9.11	Dividends and Redemptions	155
9.12	Transactions with Affiliates	156
9.13	[Reserved]	157
9.14	End of Fiscal Years; Fiscal Quarters	157
9.15	Credit Card Agreements	157
9.16	Change in Business	157
9.17	Limitation of Restrictions Affecting Subsidiaries	157
9.18	Minimum Excess Availability	158
9.19	License Agreements	158
9.20	Agricultural Products	159
9.21	After Acquired Real Property	160
9.22	Costs and Expenses	161
9.23	Foreign Assets Control Regulations, Etc	161
9.24	Formation of Subsidiaries	162
9.25	Further Assurances	163
9.26	Post-Closing Matters	163

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	163

10.1	Events of Default	163
10.2	Remedies	167

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	170

11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	170
11.2	Waiver of Notices	172
11.3	Amendments and Waivers	172
11.4	Waiver of Counterclaims	175
11.5	Indemnification	175

(iv)

SECTION 12.	THE AGENT	176

12.1	Appointment, Powers and Immunities	176
12.2	Reliance by Administrative Agent	177
12.3	Events of Default	177
12.4	Wells in its Individual Capacity	178
12.5	Indemnification	178
12.6	Non-Reliance on Administrative Agent and Other Lenders	178
12.7	Failure to Act	179
12.8	Additional Loans	179
12.9	Concerning the Collateral and the Related Financing Agreements	180
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	180
12.11	Collateral Matters	181
12.12	Agency for Perfection	183
12.13	Agent May File Proofs of Claim	183
12.14	Successor Administrative Agent	184
12.15	Other Agent Designations	185

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	185

13.1	Term	185
13.2	Interpretative Provisions	186
13.3	Notices	188
13.4	Partial Invalidity	189
13.5	Confidentiality	189
13.6	Successors	190
13.7	Assignments; Participations	191
13.8	Entire Agreement	193
13.9	Patriot Act	193
13.10	Counterparts, Etc	193

SECTION 14.	ACKNOWLEDGMENT AND RESTATEMENT	193

14.1	Existing Obligations	193
14.2	Acknowledgment of Security Interests	194
14.3	Existing Credit Agreements and Existing Nash-Finch Security Agreement	194
14.4	Restatement	194

(v)

INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Borrowing Base Certificate

Exhibit C	Information Certificate

Exhibit D-1 Exhibit D-2	Form of Consolidating Financial Statements Form of Consolidated Financial Statements

Exhibit E	Form of Compliance Certificate

Exhibit F	Commitments

Exhibit G	Form of Solvency Certificate

Schedule 1.51	Eligible Real Property

Schedule 1.97 Schedule 1.136 Schedule 1.145	Freight Forwarders Mortgages Non-Operating Assets

Schedule 7.1	Collateral Reporting

Schedule 8.9	ERISA Matters

Schedule 8.16	Credit Card Agreements

Schedule 8.17	Business Associate Agreements

Schedule 8.18 Schedule 8.23 Schedule 9.6(e)	Participation Agreements Insurance Policies Website Address for Posting Documents

Schedule 9.7	Existing Subleases of Real Property

Schedule 9.14 Schedule 9.26	Fiscal Year and Quarter Ends Post-Closing Matters

(vi)

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement dated, and as amended and restated, as of November 19, 2013 (the “Effective Date”) is entered into by and among Spartan Stores, Inc., a Michigan corporation (“Parent”), Spartan Stores Distribution, LLC, a Michigan limited liability company (“Stores Distribution”), Market Development, LLC, a Michigan limited liability company (“MDC”), Spartan Stores Associates, LLC, a Michigan limited liability company (“Associates”), Family Fare, LLC, a Michigan limited liability company (“Family Fare”), MSFC, LLC, a Michigan limited liability company (“MSFC”), Seaway Food Town, Inc., a Michigan corporation (“Seaway”), The Pharm of Michigan, Inc., a Michigan corporation (“Pharm”), Valley Farm Distributing Co., an Ohio corporation (“Valley Farm”), Gruber’s Real Estate, LLC, a Michigan limited liability company (“Gruber RE”), Prevo’s Family Markets, Inc., a Michigan corporation (“Prevo”), Custer Pharmacy, Inc., a Michigan corporation (“Custer”), Spartan Properties Management, Inc. (formerly known as Buckeye Real Estate Management Co.), an Ohio corporation (“SPM”), Spartan Stores Fuel, LLC, a Michigan limited liability company (“Spartan Fuel”), Nash-Finch Company, a Delaware corporation, as surviving corporation of the merger with SS Delaware, Inc. (“Nash-Finch”), Nash Brothers Trading Company, a Delaware corporation (“Nash Brothers”), T.J. Morris Company, a Georgia corporation (“T.J. Morris”), Super Food Services, Inc., a Delaware corporation (“Super Food”), U Save Foods, Inc., a Nebraska corporation (“U Save”), Hinky Dinky Supermarkets, Inc., a Nebraska corporation (“Hinky Dinky”), GTL Truck Lines, Inc., a Nebraska corporation (“GTL”), Erickson’s Diversified Corporation, a Wisconsin corporation (“Erickson’s”), Grocery Supply Acquisition Corp., a Delaware corporation (“Grocery Supply”, and together with Parent, Stores Distribution, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo, Custer, SPM, Spartan Fuel, Nash-Finch, Nash Brothers, T.J. Morris, Super Food, U Save, Hinky Dinky, GTL and Erickson’s, each individually a “Borrower” and collectively, “Borrowers”), any Person that at any time becomes a party hereto as a guarantor (each individually a “Guarantor” and collectively, “Guarantors”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its capacity as administrative and collateral agent for Lenders (in such capacity, “Administrative Agent”), Wells Fargo Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (the “Arrangers”), Bank of America, N.A., as Syndication Agent, Union Bank, N.A., BMO Harris Bank, N.A., and U.S. Bank, National Association, as Documentation Agents.

W I T N E S S E T H:

WHEREAS, Parent, Stores Distribution, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo, Custer, SPM (the “Existing Spartan Borrowers”), Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), in its capacity as administrative and collateral agent for the lenders party thereto (in such capacity, the “Existing Spartan Agent”), and the lenders party thereto (the “Existing Spartan Lenders”) are parties to the Loan and Security Agreement, dated December 23, 2003, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security

Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of April 5, 2007, Amendment No. 6 to Loan and Security Agreement, dated as of May 22, 2007, Amendment No. 7 to Loan and Security Agreement, dated as of May 20, 2009, Amendment No. 8 to Loan and Security Agreement, dated as of May 4, 2010, Amendment No. 9 to Loan and Security Agreement, dated September 30, 2010, Amendment No. 10 to Loan and Security Agreement, dated July 19, 2011, Amendment No. 11 to Loan and Security Agreement, dated June 8, 2012 and Amendment No. 12 to Loan and Security Agreement, dated December 4, 2012 (as so amended, the “Existing Spartan Credit Agreement”), pursuant to which the Existing Spartan Lenders (or Existing Spartan Agent on behalf of Existing Spartan Lenders) have made loans (the “Existing Spartan Loans”) and arranged to be issued letters of credit (the “Existing Spartan Letters of Credit”) to or for the account of Existing Spartan Borrowers;

WHEREAS, Nash-Finch, Nash Brothers, T.J. Morris, Super Food, U Save, Hinky Dinky, GTL, Erickson’s, Grocery Supply, HD Falls City, Whitton (the “Existing Nash-Finch Borrowers”), Wells Fargo Capital Finance, LLC, in its capacity as administrative and collateral agent for the lenders party thereto (in such capacity, the “Existing Nash-Finch Agent”), and the lenders party thereto (the “Existing Nash-Finch Lenders”) are parties to the Credit Agreement, dated as of December 21, 2011, as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2012 and Amendment No. 2 to Credit Agreement, dated as of April 10, 2013 (as so amended, the “Existing Nash-Finch Credit Agreement” and together with the Existing Spartan Credit Agreement, collectively, the “Existing Credit Agreements”), pursuant to which the Existing Nash-Finch Lenders (or Existing Nash-Finch Agent on behalf of Existing Nash-Finch Lenders) have made loans (the “Existing Nash-Finch Loans”) and arranged to be issued letters of credit (the “Existing Nash-Finch Letters of Credit” and together with the Existing Spartan Letters of Credit, collectively, the “Existing Letters of Credit”) to or for the account of Existing Nash-Finch Borrowers;

WHEREAS, in connection with the Nash-Finch Merger, Parent has formed a wholly-owned Subsidiary, SS Delaware, Inc., a Delaware corporation (“Merger Sub”), and, pursuant to the Nash-Finch Merger Agreement, upon the consummation of the Nash-Finch Merger, Nash-Finch will merge with and into Merger Sub with Nash-Finch as the surviving corporation;

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders amend and restate the Existing Credit Agreements and continue to make loans and provide other financial accommodations to Borrowers;

WHEREAS, Administrative Agent and Lenders have agreed to amend and restate the Existing Credit Agreements and each Lender (severally and not jointly) has agreed to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below), in each case, on the terms and conditions set forth herein; and

WHEREAS, Administrative Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Credit Agreements shall be (and hereby are) amended and restated as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Account Debtor” shall mean a person obligated on an Account, and including, without limitation, an account debtor as such term is defined in the UCC, Credit Card Issuer, Credit Card Processor, Fiscal Intermediary or other Third Party Payor.

1.2 “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Accounts” as used herein shall include, without limitation, Credit Card Receivables, health-care-insurance receivables and any payments arising under or in connection with any coupon clearing arrangement.

1.3 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.4 “Administrative Agent” shall mean Wells Fargo Capital Finance, LLC, in its capacity as administrative agent on behalf of the Lenders and as collateral agent on behalf of the Secured Parties pursuant to the terms hereof and any replacement or successor agent hereunder.

1.5 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds twenty (20%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds twenty (20%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds twenty (20%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.6 “Administrative Agent Payment Account” shall mean account no. 5000000030266 of Administrative Agent at Wells Fargo Bank, National Association, or such other account of Administrative Agent as Administrative Agent may from time to time designate to Lead Borrower as the Administrative Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.7 “Applicable Margin” means, at any time, as to the interest rate for Base Rate Loans and the interest rate for Eurodollar Rate Loans the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentage:

Tier	Monthly Average Excess Availability	Applicable Eurodollar Rate Margin for Tranche A Revolving Loans	Applicable Eurodollar Rate Margin for Tranche A-1 Revolving Loans	Applicable Eurodollar Rate Margin for Tranche A-2 Term Loans	Applicable Base Rate Margin for Tranche A Revolving Loans	Applicable Base Rate Margin for Tranche A-1 Revolving Loans	Applicable Base Rate Margin for Tranche A-2 Term Loans
1	Greater than 66 2/3% of the Maximum Credit	1.50%	2.75%	5.50%	.50%	1.75%	4.50%
2	Less than or equal to 66 2/3% of the Maximum Credit and greater than 33 1/3% of the Maximum Credit	1.75%	3.00%	5.50%	.75%	2.00%	4.50%
3	Less than or equal to 33 1/3% of the Maximum Credit	2.00%	3.25%	5.50%	1.00%	2.25%	4.50%

provided, that, (a) the Applicable Margin shall be calculated and established once each calendar month based on the Monthly Average Excess Availability for the immediately preceding calendar month and shall remain in effect until adjusted thereafter as of the first day of the next month and (b) notwithstanding the amount of the Monthly Average Excess Availability, for each month prior to the month commencing June 1, 2014, in no event shall the Applicable Margin be less than the percentages set forth in Tier 2 of the schedule above for the applicable category of Loans. In the event that at any time after the end of a calendar month the Monthly Average Excess Availability for such calendar month used for the determination of the Applicable Margin is determined by Administrative Agent to have been greater or less than the actual amount of the Monthly Average Excess Availability for such calendar month, the Applicable Margin for such prior calendar month shall be adjusted to the applicable percentage based on such actual Monthly Average Excess Availability and, as applicable, any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Administrative Agent, or any excess payment of interest for the applicable period as a result of such recalculation shall be promptly reimbursed to Borrowers by Administrative Agent.

1.8 “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

1.9 “Arrangers” shall mean, collectively, Wells Fargo Bank, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacities as Joint Lead Arrangers and Joint Bookrunners; each sometimes being referred to herein individually as an “Arranger”.

1.10 “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Administrative Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.11 “Bank of America” shall mean Bank of America, N.A., a national banking association, and its successors and assigns.

1.12 “Bank Product Provider” shall mean any Lender or Affiliate of Lender that provides any Bank Products to Borrowers or Guarantors.

1.13 “Bank Products” shall mean any one or more of the following types or services or facilities provided to a Borrower or a Guarantor by a Bank Product Provider: (a) credit cards, debit cards or stored value cards or the processing of credit card, debit card or stored value card sales or receipts, (b) purchase cards (including so-called “procurement cards” or “P-cards”), (c) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at Administrative Agent or any Bank Product Provider that are subject to the control of Administrative Agent pursuant to any Deposit Account Control Agreement to which Administrative Agent or such Bank Product Provider is a party, as applicable, (ii) controlled disbursement services, and (iii) card-based accounts payable payment services and (d) Hedge Agreements if and to the extent permitted hereunder.

1.14 “Base Rate” shall mean the greatest of (a) the Federal Funds Rate plus one-half of one ( 1⁄2%) percent, (b) the Eurodollar Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis), plus one (1%) percent, and (c) the rate of interest announced, from time to time, within Wells Fargo Bank, National Association at its principal office in San Francisco as its “prime rate”, subject to each increase or decrease in such “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

1.15 “Base Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Base Rate in accordance with the terms thereof. All Swing Line Loans shall be Base Rate Loans.

1.16 “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.17 “Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Administrative Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer, vice president of finance, treasurer, corporate treasurer, or controller of Parent and delivered to Administrative Agent.

1.18 “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which Administrative Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.19 “Capital Expenditures” shall mean with respect to any Person for any period the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are recorded on the statement of cash flows as purchases of property and equipment.

1.20 “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.21 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.22 “Cash Dominion Event” shall mean at any time (a) an Event of Default shall exist or have occurred and be continuing or (b) Excess Availability is less than ten (10%) percent of the Maximum Credit for any two (2) consecutive Business Days or is less than seven and one-half (7.5%) percent of the Maximum Credit on any day; provided, that, (ii) to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition, if Excess Availability shall be equal to or greater than ten (10%) percent of the Maximum Credit for not less than ninety (90) consecutive days, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as Excess Availability may again be less than such amount and (iii) a Cash Dominion Event may not be cured as contemplated by clause (i) more than two (2) times in any fiscal year or more than four (4) times during the term of the Credit Facility.

1.23 “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.24 “Certificates of Title” shall mean any certificates of title, certificates of ownership or any other registration certificates issued under the laws of any State or Commonwealth of the United States of America or any political subdivision thereof with respect to motor vehicles or other vehicles.

1.25 “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of more than thirty (30%) percent of the voting power of the total outstanding Voting Stock of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election or election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor (except to the extent resulting from mergers, consolidations, liquidations or dissolutions permitted under Section 9.7 hereof); or (f) the occurrence of any “change in control” (or similar term) as defined in the Senior Note Indenture or in the documents governing the Qualified Debt Offering.

1.26 “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.27 “Collateral” shall have the meaning set forth in Section 5 hereof.

1.28 “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Administrative Agent with respect to the collateral located at such premises or otherwise in the custody, control or possession of such person.

1.29 “Commitments” shall mean, collectively, the Tranche A Commitment, the Tranche A-1 Commitments and the Tranche A-2 Commitments; sometimes being individually referred to herein as a “Commitment”.

1.30 “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (and as to Borrowers and Guarantors, excluding to the extent included therein (i) any extraordinary, one-time or non-recurring gains, (ii) extraordinary, one-time or non-recurring non-cash losses or charges, and (iii) operations that have been discontinued on or before the Effective Date), and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person’s assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the Effective Date shall be excluded; (d) net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of such Person; and (e) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss together with any related Provision for Taxes for such gain and non-cash loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions and for this purpose sales or other dispositions of retail store locations or distribution centers shall not be deemed to be in the ordinary course of the business of Borrowers and Guarantors) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income or non-cash loss realized as a result of changes in accounting principles or the application thereof to such Person.

1.31 “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Administrative Agent acknowledging Administrative Agent’s first priority security interest, in the monies due and to become due to a Borrower or Guarantor (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

1.32 “Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Borrower or any Guarantor for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

1.33 “Credit Card Issuer” shall mean any person (other than a Borrower or Guarantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. or Discover Financial Services, Inc.

1.34 “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s or Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.35 “Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit card or debit card and (b) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

1.36 “Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1, 2.2, 2.3 and 2.4 hereof.

1.37 “Customer Credit Liabilities” shall mean at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of Borrowers and Guarantors entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of Borrowers and Guarantors.

1.38 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.39 “Defaulting Lender” shall have the meaning set forth in Section 6.10 hereof.

1.40 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by and among Administrative Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Administrative Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Administrative Agent may require.

1.41 “Distribution Division” shall mean the operations of Parent, Associates, Stores Distribution, Valley Farm, MDC, Nash-Finch, T.J. Morris, Nash Brothers, Super Food and GTL (together with their respective successors and assigns) consisting of (a) distribution of groceries, produce, dairy products, meat, deli, bakery , frozen food, seafood, floral products, general merchandise, pharmacy and health and beauty care items, including, but not limited to, distribution of private brand grocery and general merchandise to independent grocery and convenience stores as well as grocery stores, pharmacies, convenience stores and fuel centers owned by Borrowers or any of their Subsidiaries and (b) providing various services to independent distribution customers.

1.42 “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation and amortization and other non-cash charges including imputed interest, deferred compensation and in the case of Borrowers and Guarantors, non-cash costs associated with the closing of retail store locations or other facilities, in each case for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for Federal and State taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) all charges with respect to the Michigan Corporate Income Tax as levied by the Michigan Department of Treasury or any replacement taxes thereof for such period (to the extent deducted in the computation of Consolidated Net Income for such Person), plus (f) one-time charges for restructurings and “Other unusual items” as reported in a Form 10-K or a Form 10-Q of Parent filed with the Securities and Exchange Commission for such period, plus (g) non-cash charges related to goodwill impairment and impairment of non-cash intangibles, minus (h) one time gains or income.

1.43 “Eligible Accounts” shall mean Accounts (other than Credit Card Receivables and Military Receivables but including Medicare Accounts, Medicaid Accounts and Accounts arising under any coupon clearing arrangement) created by a Borrower which are and continue to be acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid (i) for Accounts with stated terms of fifteen (15) days or greater, more than sixty (60) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable), provided, that, Accounts which are unpaid more than ninety (90) days after the original invoice or statement date may be eligible so long as (A) such Accounts are not unpaid more than one hundred eighty (180) days from the original invoice or statement date, (B) no more than $3,000,000 of such Accounts may be Eligible Accounts at any time and (C) such Accounts are not unpaid after the original due date thereof or (ii) for Accounts with stated terms of less than fifteen (15) days, more than thirty (30) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable) (it being understood that the statement date is applicable to Accounts of the Distribution Division);

(c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

(e) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Administrative Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Administrative Agent to perfect the security interests of Administrative Agent in those Accounts of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Administrative Agent may request to enable Administrative Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Administrative Agent’s option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the Account Debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Administrative Agent and if required by Administrative Agent, the original of such letter of credit has been delivered to Administrative Agent or Administrative Agent’s agent, and such Borrower has complied with the terms of Section 5.2(h) hereof with respect to the assignment of the proceeds of such letter of credit to Administrative Agent or naming Administrative Agent as transferee beneficiary thereunder, as Administrative Agent may specify, or (ii) such Account is subject to credit insurance payable to Administrative Agent issued by an insurer and on terms and in an amount acceptable to Administrative Agent, provided, that, the aggregate amount of such Accounts that may be Eligible Accounts shall not exceed $7,500,000 at any time or (iii) such Account is otherwise acceptable in all respects to Administrative Agent (subject to such lending formula with respect thereto as Administrative Agent may determine);

(f) such Accounts do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Administrative Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Administrative Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

(g) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such Account Debtor in excess of the amount at any time and from time to time owed by such Borrower to such Account Debtor or claimed owed by such Account Debtor may be deemed Eligible Accounts),

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts;

(i) such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent;

(j) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor, except that up to $10,000,000 of Accounts at any time due from an Account Debtor that is an Affiliate but is not an individual or a Borrower or Guarantor or a Subsidiary of a Borrower or Guarantor which Account arises in the ordinary course of business and on an arms-length basis on the same terms and conditions as for a receivable due from an unaffiliated company and without any special consideration may be Eligible Accounts;

(k) the Account Debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Administrative Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Administrative Agent or except as to Medicaid Accounts, Medicare Accounts and Accounts arising from WIC, Supplemental Nutrition Assistance Program or other food stamp programs, such Accounts otherwise constitute Eligible Accounts hereunder;

(l) there are no proceedings or actions which are threatened or pending against the Account Debtors with respect to such Accounts which might result in any material adverse change in any such Account Debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m) the aggregate amount of such Accounts owing by a single Account Debtor do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of Borrowers (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

(n) such Accounts are not owed by an Account Debtor who has Accounts unpaid (i) for Accounts with stated terms of fifteen (15) days or greater, more than sixty (60) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable) or (ii) for Accounts with stated terms of less than fifteen (15) days, more than thirty (30) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable), in any case which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor (it being understood that the statement date is applicable to Accounts of the Distribution Division);

(o) the Account Debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p) such Accounts are owed by Account Debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such Account Debtors as determined by such Borrower from time to time, to the extent such credit limit as to any Account

Debtor is established consistent with the current practices of such Borrower as of the Effective Date and such credit limit is acceptable to Administrative Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

(q) the collection of such Accounts are not, in Administrative Agent’s good faith discretion, believed to be doubtful, including by reason of the Account Debtors financial condition;

(r) as to Medicaid Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicaid within thirty (30) days from the date the claim arose, (ii) the person to whom the goods were sold is an eligible Medicaid beneficiary at the time such goods are sold and such eligibility has been verified by the Borrower making such sale, (iii) such Account is owed to a Borrower who is not under any investigation (other than the periodic audits conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Certified Medicaid Provider and/or the payments under Medicaid to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for such eligible Medicaid beneficiary under applicable Medicaid regulations (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account), (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required in order for such Borrower to be so reimbursed and paid and (vi) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations; provided, that, in no event shall the aggregate amount of Medicaid Accounts, Medicare Accounts and Accounts arising from WIC, Supplemental Nutrition Assistance Program or other food stamp programs that are deemed to be Eligible Accounts (but without limitation as to the amount of such Accounts) exceed $7,500,000 or such higher amount (not to exceed $12,500,000) as Administrative Agent may agree in writing;

(s) as to Medicare Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicare within thirty (30) days from the date the claim arose, (ii) the person to whom the goods were sold is an eligible Medicare beneficiary at the time such goods are sold and such eligibility has been verified by the Borrower making such sale, (iii) such Account is owed to a Borrower who is not under any investigation (other than the periodic audits conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Certified Medicare Provider and/or the payments under Medicare to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for such eligible Medicare beneficiary under applicable Medicare regulations (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account); (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid, and (vi) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations; provided, that, in no event shall the aggregate amount of Medicaid Accounts, Medicare Accounts and Accounts arising from WIC, Supplemental Nutrition Assistance Program or other food stamp programs that are deemed to be Eligible Accounts (but without limitation as to the amount of such Accounts) exceed $7,500,000 or such higher amount (not to exceed $12,500,000) as Administrative Agent may agree in writing;

(t) Accounts arising under any coupon clearing arrangements between a Borrower and a third party, provided, that, the aggregate amount of such Accounts that may be Eligible Accounts shall not exceed $1,000,000 at any time;

(u) as to Accounts where the Account Debtor is a Third Party Payor (other than for Medicare Accounts and Medicaid Accounts), (i) the Borrower making the sale giving rise to such Account has a valid and enforceable agreement with the Third Party Payor providing for payment to such Borrower or such Borrower is otherwise entitled to payment under the terms of its arrangements with the insurance company that is the Third Party Payor, and such agreement and arrangements are in full force and effect and there is no default thereunder that would be a basis for such Third Party Payor to cease or suspend any payments to such Borrower (including any deductions, setoffs or defenses), (ii) the goods sold giving rise to such Account are of the type that are covered under the agreement or arrangements with the Third Party Payor and the party receiving such goods is entitled to coverage under such agreement or arrangement, (iii) the Borrower making the sale giving rise to such Account has contacted the Third Party Payor or otherwise received confirmation from such Third Party Payor that the party receiving the goods is entitled to coverage under the terms of the agreement with such Third Party Payor and the Borrower is entitled to reimbursement for such Account, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for the goods sold under the terms of such agreements or arrangements (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account), (v) there are no contractual or statutory limitations or restrictions on the rights of the Borrower making such sale to assign its rights to payment arising as a result thereof or to grant any security interest therein, (vi) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Third Party Payor have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid and (vii) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations; and

(v) the Account Debtor with respect to such Accounts is not a Sanctioned Person or a Sanctioned Entity.

The criteria for Eligible Accounts set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the Effective Date. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

1.44 “Eligible Cash and Cash Equivalents” shall mean cash and cash equivalents of the Borrowers from time to time deposited in an account in the name of a Borrower maintained with a Lender or any Affiliate of a Lender (excluding any amounts on deposit in any account that is designated to hold cash collateral for Letter of Credit Accommodations, in the Administrative Agent Payment Account or in any other escrow, special purpose or restricted account, such as an account specifically designated for payroll or sales taxes) and subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, as the case may be, in favor of the Administrative Agent (which Deposit Account Control Agreement or Investment Property Control Agreement provides that the Administrative Agent has sole control of the disposition of the amounts so deposited, whether or not a Cash Dominion Event exists), which account is subject to a first priority perfected security interest in favor of the Administrative Agent.

1.45 “Eligible Credit Card Receivables” shall mean, as to each Borrower, Credit Card Receivables of such Borrower which are and continue to be acceptable to Administrative Agent in good faith based on the criteria set forth below. Credit Card Receivables shall be Eligible Credit Card Receivables if:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than seven (7) days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) all material procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower (including, but not limited to, obtaining any required authorization and approval by such Credit Card Issuer or Credit Card Processor for the sale giving rise to such Credit Card Receivables and submitting all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof) and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

(f) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Effective Date or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

(g) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower for the purpose of establishing a reserve or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Effective Date or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower);

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables;

(i) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Administrative Agent, for and on behalf of itself and Lenders, as to such Credit Card Receivables of such Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest or lien in favor of any person other than Administrative Agent except as otherwise permitted in this Agreement, in each case subject to and in accordance with the terms and conditions applicable hereunder to any such permitted security interest or lien;

(j) the collection of such Credit Card Receivables are not, in Administrative Agent’s good faith discretion, believed to be doubtful, including by reason of the financial condition of the Credit Card Issuer or Credit Card Processor related thereto;

(k) no event of default has occurred under the Credit Card Agreement of such Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or

Credit Card Processor the right to cease or suspend payments to such Borrower or any Guarantor and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower, including on behalf of a Guarantor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the Effective Date or as such practices may thereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor), except as may have been waived in writing on terms and conditions reasonably satisfactory to Administrative Agent pursuant to the Credit Card Acknowledgment by such Credit Card Issuer or Credit Card Processor) or the right to establish reserves or establish or demand collateral, and the Credit Card Issuer or Credit Card Processor has not sent any written notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor, and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto; and

(l) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower and Guarantors with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations.

Credit Card Receivables which would otherwise constitute Eligible Credit Card Receivables pursuant to this Section will not be deemed ineligible solely by virtue of the Credit Card Agreements with respect thereto having been entered into by any Guarantor for the benefit of Borrowers. The criteria for Eligible Credit Card Receivables set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the Effective Date. Any Credit Card Receivables that are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

1.46 “Eligible Equipment” shall mean, as to each Borrower, Equipment owned by such Borrower that is included in the initial appraisal of Equipment received by Administrative Agent after the Effective Date that satisfies the requirements of Section 7.4 hereof, which Equipment is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) Equipment at premises other than those owned or leased and controlled by any Borrower; (b) Equipment subject to a security interest or lien in favor of any person other than Administrative Agent except those permitted hereunder that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent); (c) Equipment located outside the United States of America; (d) Equipment that is not subject to the first priority, valid and perfected security interest of Administrative Agent; (e) damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted. Any Equipment that is not Eligible Equipment shall nevertheless be part of the Collateral.

1.47 “Eligible In-Transit Inventory” shall mean, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a) which has been shipped within the continental United States or Canada for receipt by a Borrower at a location for Eligible Inventory within five (5) days of the date of determination, but which has not yet been delivered to such Borrower;

(b) for which the purchase order is in the name of a Borrower and title has passed to such Borrower;

(c) for which the document of title reflects a Borrower as consignee or, if requested by the Administrative Agent after the occurrence of an Event of Default, names the Administrative Agent as consignee, and in each case as to which the Administrative Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if applicable and if requested by the Administrative Agent, by the delivery of a Freight Forwarder Agreement);

(d) which Administrative Agent determines is not subject to any Person’s right of reclamation, repudiation, diversion or stoppage in transit;

(e) which is insured to the reasonable satisfaction of the Administrative Agent;

(f) which has not been in transit for more than ten (10) days; and

(g) which otherwise would constitute Eligible Inventory.

1.48 “Eligible Inventory” shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, in each case which are acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) spare parts for equipment; (b) packaging and shipping materials; (c) supplies used or consumed in such Borrower’s business; (d) Inventory at premises other than those owned or leased and controlled by any Borrower, except to the extent that Administrative Agent has received (i) any UCC financing statements or other documents that Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to Administrative Agent; (e) Inventory subject to a security interest or lien in favor of any Person other than Administrative Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent; (f) bill and hold goods; (g) obsolete Inventory; (h) Inventory which is not subject to the first priority, valid and perfected security interest of Administrative Agent; (i) Inventory that is past the expiration date; (j) Inventory that is held for return to vendors (other than undamaged overstock allowed to be returned to a vendor under the return policy between a Borrower and the vendor that is on terms and conditions acceptable to Administrative Agent in good faith); (k) damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment, (m) Inventory that is comprised of goods which are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale (it being understood and agreed that Inventory consisting of a cigarette unit which does not have a Tax Stamp affixed thereto (i) shall otherwise be deemed eligible under this clause (m) so long as such Borrower owns a Tax Stamp that can be affixed to such cigarette unit for sales purposes and (ii) for advance purposes, shall be valued as a cigarette unit as to which no Tax Stamp is affixed thereto), (n) Inventory that has been acquired from a Sanctioned Person or a Sanctioned Entity, and (o) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the Effective Date. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

1.49 “Eligible Military Receivables” means Military Receivables arising from the sale of the Borrowers’ Inventory which arise in the ordinary course of business, which have been earned by performance. In determining the amount to be so included, the face amount of such an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, rebates, finance charges or other allowances and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by a Borrower to reduce the amount of such Account. Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Military Receivables:

(a) Military Receivables that are not evidenced by an invoice; provided, that, such Military Receivables shall not be rendered ineligible under this clause (a) if invoices are not then required to be rendered in accordance with the terms of the underlying agreement relating to such Military Receivables and will be, and are, rendered at the earliest time permitted under such agreements;

(b) Military Receivables that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days past the due date; provided, that, up to $2,000,000 of Military Receivables which have been outstanding for more than ninety (90) days from the invoice date but less than one hundred and eighty (180) days from the invoice date shall, subject to the satisfaction of all other criteria for eligibility hereunder, be deemed Eligible Military Receivables;

(c) Military Receivables due from any Account Debtor, fifty (50%) percent of whose Military Receivables and Non-Military Receivables are otherwise ineligible under the terms hereof; provided, that, in determining eligibility under this clause (c) the Military Receivable Deduction Amount shall not be considered;

(d) Military Receivables with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any lien or security interest (other than liens and security interests granted to the Administrative Agent pursuant to the Financing Agreements and liens permitted under clause (b) of Section 9.8 hereof);

(e) without duplication of the Military Receivables Deduction Amount, Military Receivables which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, claim, counterclaim, offset or chargeback;

(f) Military Receivables which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a Borrower or are not payable in United States dollars;

(g) Military Receivables which are owed by any Affiliate;

(h) Military Receivables for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Military Receivable by the Account Debtor or in connection with the enforcement of such Military Receivable by the Administrative Agent have not been duly obtained, effected or given or are not in full force and effect;

(i) Military Receivables due from an Account Debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(j) Military Receivables due from any Governmental Authority except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;

(k) Military Receivables representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling a Borrower to discounts on future purchase therefrom;

(l) Military Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(m) Military Receivables arising out of sales to Account Debtors outside the United States unless either (i) such Military Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent, or (ii) such Military Receivables are supported by credit insurance acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured, provided, that, the aggregate amount of such Accounts that may be Eligible Accounts shall not exceed $7,500,000 at any time;

(n) Military Receivables due from an Account Debtor and its Affiliates, the aggregate of which Military Receivables and Non-Military Receivables due from such Account Debtor represents more than twenty (20%) percent of all then outstanding Military Receivables and Non-Military Receivables owed to the Borrowers;

(o) Military Receivables constituting permitted investments made in accordance with clause (h) of Section 9.10 hereof;

(p) Military Receivables due from an Account Debtor who is not, to the Borrowers’ knowledge, an approved vendor for the United States of America, or for whom a Borrower is no longer, to such Borrower’s knowledge, the official representative of such Account Debtor with the Defense Commissary Agency;

(q) Military Receivables with respect to which the Account Debtor is a Sanctioned Person or a Sanctioned Entity; or

(r) such Military Receivable is deemed by the Administrative Agent in good faith not to be eligible for inclusion in the calculation of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-2 Borrowing Base.

The criteria for Eligible Military Receivables set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination or appraisal performed by or on behalf of Administrative Agent after the Effective Date.

1.50 “Eligible Prescription Files” shall mean, as to each Borrower, Prescription Files of such Borrower arising and maintained in the ordinary course of the business of such Borrower and included in an appraisal of Prescription Files received by Administrative Agent in accordance with the requirements of Administrative Agent (including Prescription Files acquired by such Borrower after the Effective Date), in each case which are acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Prescription Files shall not include (a) Prescription Files at premises other than those owned or leased and controlled by any Borrower; (b) Prescription Files subject to a security interest or lien in favor of any Person other than Administrative Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent; (c) Prescription Files that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to Administrative Agent in good faith, provided that, the existing limitations as of the Effective Date applicable in the States of Ohio and Michigan that the transferee have the licenses required under applicable State law to operate a pharmacy and sell products subject to a prescription shall be deemed acceptable to Administrative Agent. The criteria for Eligible Prescription Files set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the Effective Date. Any Prescription Files that are not Eligible Prescription Files shall nevertheless be part of the Collateral.

1.51 “Eligible Real Property” shall mean, as to each Borrower, Real Property owned by such Borrower in fee simple which is listed on Schedule 1.51 hereto and included in an appraisal of such Real Property received by Administrative Agent in accordance with the requirements of Administrative Agent and in each case acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Real Property shall not include: (a) Real Property which is not owned and operated by a Borrower (and for this purpose vacant land or Real Property, including any closed retail store location, that is actively managed by a Borrower shall be deemed to be “operated” by such Borrower); (b) Real Property subject to a security interest, lien or mortgage or other encumbrance in favor of any person other than Administrative Agent, except those permitted hereunder that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such lien and Administrative Agent or are otherwise acceptable to Administrative Agent); (c) Real Property that is not located in the United States of America; (d) Real Property that is not subject to the valid and enforceable, first priority, perfected security interest, lien and mortgage of Administrative Agent; (e) Real Property where Administrative Agent determines that issues relating to compliance with Environmental Laws adversely affect in any material respect the value thereof or the ability of Administrative Agent to sell or otherwise dispose thereof (but subject to the right of Administrative Agent to establish Reserves after the Effective Date to reflect such adverse affect); (f) Real Property improved with residential housing; (g) any parcel of Real Property for which the applicable Borrower has not delivered to Administrative Agent with respect to such parcel, title insurance, a survey, zoning report, flood certificate, flood insurance in accordance with Section 9.5(b) hereof, environmental studies and other real estate items as required by FIRREA, each of which shall be reasonably satisfactory to Administrative Agent. Any Real Property that is not Eligible Real Property shall nevertheless be part of the Collateral.

1.52 “Eligible Rolling Stock” shall mean Rolling Stock of a Borrower used by a Borrower in the ordinary course of such Borrower’s business and not held for resale or subject to any lease, in each case which are acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Rolling Stock shall not include: (a) Rolling Stock that is either: (i) not in transit within the continental United States in the ordinary course of business, or (ii) not based at one of the locations in the continental United States listed on Schedule 8.2 to the Information Certificate or such other locations in the continental United States as Administrative Agent may approve in writing, (b) Rolling Stock that is not owned by a Borrower; (c) Rolling Stock that is not subject to an appraisal in accordance with the requirements of Administrative Agent, (d) Rolling Stock that is not in good order, repair, running, operational and marketable condition (ordinary wear and tear excepted), (e) Rolling Stock the ownership of which is not evidenced by a Certificate of Title that has the name of a Borrower noted thereon as the owner of it or is otherwise not properly registered in one of the States of the United States to such Borrower that is entitled to operate such Rolling Stock in the State that has issued such Certificate of Title in accordance with all applicable laws (other than any Rolling Stock the ownership of which is not required to be evidenced by a certificate of title under the laws applicable to it) and Administrative Agent has received such evidence thereof as it may reasonably require; (f) Rolling Stock that does not meet, in all material respects, all applicable material safety or regulatory standards applicable to it for the use for which it is intended or for which it is being used, (g) Rolling Stock that does not meet, in all material respects, all applicable material standards of all motor vehicle laws or other statutes and regulations established by any Governmental Authority or is subject to any licensing or similar requirement that would limit the right of Administrative Agent to sell or otherwise dispose of such Rolling Stock; (h) Rolling Stock that is not used in the business of a Borrower in the ordinary course of business; (i) worn out, obsolete or out of service Rolling Stock; (j) Rolling

Stock that is not subject to the first priority, valid and perfected security interest of Administrative Agent (including that Administrative Agent shall have received evidence satisfactory to it that its Lien has been noted on the Certificate of Title with respect to such Rolling Stock); (k) Rolling Stock subject to a security interest or lien of any other person or entity (other than a person with whom Administrative Agent has a satisfactory intercreditor agreement and other than liens permitted under Sections 9.8(b), (c) and (e) herein); (l) any Rolling Stock consisting of automobiles or other non-commercial vehicles; (m) any Rolling Stock on lease or rental to another Person and not operated by a Borrower; (n) any Rolling Stock not covered by an insurance policy of a Borrower in such amounts as are acceptable to Administrative Agent and which provides that Administrative Agent is a loss payee in the case of any loss or damage thereto that results in a claim to proceeds of insurance and (o) Rolling Stock that is damaged or defective. The criteria for Eligible Rolling Stock set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the Effective Date. Any Rolling Stock that is not Eligible Rolling Stock shall nevertheless be part of the Collateral.

1.53 “Eligible Transferee” shall mean (a) any Lender (other than a Defaulting Lender); (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any Approved Fund, and in each case is approved by Administrative Agent; and (d) any other commercial bank having a combined capital and surplus of at least $250,000,000 or financial institution having a net worth (or the equivalent thereof in the case of an investment partnership, managed account, limited liability company or similar entity) calculated in accordance with applicable generally accepted accounting principles of not less than $100,000,000, or “accredited investor” (as defined in Regulation D under the Securities Act) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business having a net worth (or the equivalent thereof in the case of an investment partnership, managed account, limited liability company or similar entity) calculated in accordance with applicable generally accepted accounting principles of not less than $100,000,000, and in each case, approved by Administrative Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee, (ii) no natural person shall qualify as an Eligible Transferee and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Administrative Agent may otherwise specifically agree.

1.54 “Eligible Unaffixed Tax Stamp Inventory” shall mean, at the time of any determination thereof, Eligible Inventory consisting of unaffixed Tax Stamps owned by the Borrowers purchased from any Governmental Authority in any State or Commonwealth which may be returned to any such Governmental Authority for full credit.

1.55 “Environmental Compliance Reserves” shall mean, with respect to Eligible Real Property, any Reserve which Administrative Agent, from time to time in its Permitted Discretion establish for estimable amounts that are reasonably likely to be expended by any of the Borrowers or Guarantors in order for such Borrower or Guarantor and its operations and property

(a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, (b) to correct any such non-compliance with Environmental Laws, or (c) to remedy any condition disclosed in the Phase I Environmental Assessments delivered to the Administrative Agent on or prior to the Effective Date.

1.56 “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.57 “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.58 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.59 “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.60 “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section

303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate a Plan subject to Title IV of ERISA, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $10,000,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in an increase of $10,000,000 or more in the amount required to be paid by any Borrower in any year in excess of the amount such Borrower would have been required but for such event or condition.

1.61 “Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the rate per annum rate appearing on Macro*World’s (www.capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurodollar Rate Loan requested (whether as an initial Eurodollar Rate Loan or as a continuation of a Eurodollar Rate Loan or as a conversion of a Base Rate Loan to a Eurodollar Rate Loan) by Borrowers in accordance with this Agreement, which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

1.62 “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.63 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.64 “Excess Availability” shall mean the amount, as determined by Administrative Agent, calculated at any date, equal to:

(a) the lesser of: (i) the Total Borrowing Base and (ii) the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus

(b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose Obligations of such Borrower arising pursuant to any guarantees in favor of Administrative Agent and Lenders of the Obligations of the other Borrowers or any outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than thirty (30) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than thirty (30) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent.

1.65 “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.66 “Existing Credit Agreements” shall have the meaning set forth in the recitals to this Agreement.

1.67 “Existing Letters of Credit” shall have the meaning set forth in the recitals to this Agreement.

1.68 “Existing Nash-Finch Agent” shall have the meaning set forth in the recitals to this Agreement.

1.69 “Existing Nash-Finch Borrowers” shall have the meaning set forth in the recitals to this Agreement.

1.70 “Existing Nash-Finch Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

1.71 “Existing Nash-Finch Lenders” shall have the meaning set forth in the recitals to this Agreement.

1.72 “Existing Nash-Finch Letters of Credit” shall have the meaning set forth in the recitals to this Agreement.

1.73 “Existing Nash-Finch Loans” shall have the meaning set forth in the recitals to this Agreement.

1.74 “Existing Nash-Finch Security Agreement” shall mean the Security Agreement, dated December 21, 2011, by and among Existing Nash-Finch Agent and Existing Nash-Finch Borrowers.

1.75 “Existing Spartan Agent” shall have the meaning set forth in the recitals to this Agreement.

1.76 “Existing Spartan Borrowers” shall have the meaning set forth in the recitals to this Agreement.

1.77 Existing Spartan Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

1.78 “Existing Spartan Lenders” shall have the meaning set forth in the recitals to this Agreement.

1.79 “Existing Spartan Letters of Credit” shall have the meaning set forth in the recitals to this Agreement.

1.80 “Existing Spartan Loans” shall have the meaning set forth in the recitals to this Agreement.

1.81 “Farm Products” shall mean crops, livestock, supplies used or produced in a farming operation and products of crops or livestock and including farm products as such term is defined in the Food Security Act and the UCC.

1.82 “Farm Products Sellers” shall mean, collectively, sellers or suppliers to any Borrower of any farm product (as such term is defined in the Food Security Act and the UCC) and including any perishable agricultural commodity (as defined in PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom or any poultry or poultry products derived therefrom; sometimes being referred to herein individually as a “Farm Product Seller”.

1.83 “FATCA” shall mean current Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is that is substantively comparable and not materially more burdensome to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

1.84 “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

1.85 “Fee Letter” shall mean, the Fee Letter, dated July 21, 2013, by and among Parent, Wells Fargo, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.86 “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement or any agreement evidencing a Bank Product.

1.87 “FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

1.88 “Fiscal Intermediary” shall mean any qualified insurance company or other financial institution that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, State or local public health care or medical assistance program pursuant to any of the Health Care Laws.

1.89 “Fixed Charge Coverage Ratio” shall mean, as to any Person, with respect to any period, the ratio of (a) the amount equal to EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

1.90 “Fixed Charges” shall mean, as to any Person, with respect to any period, the sum of, without duplication, (a) all cash Interest Expense during such period, plus (b) all Capital Expenditures during such period, plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments in respect of Indebtedness for borrowed money (excluding payments in respect of Revolving Loans which do not result in a reduction of the Maximum Credit), including, without limitation, scheduled reductions in the amounts of Tranche A Real Estate Availability, Tranche A Equipment Availability and Tranche A Rolling Stock Availability in accordance with the definitions of such terms, and Indebtedness with respect to Capital Leases (and without duplicating items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) during such period, plus (d) taxes paid during such period in cash.

1.91 “Food Security Act” shall mean the Food Security Act of 1984, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.92 “Food Security Act Notices” shall have the meaning set forth in Section 8.20 hereof.

1.93 “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

1.94 “Flood Insurance Laws” means, collectively, the following (in each case as now or hereafter in effect or any successor statute thereto): (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004.

1.95 “FRB” means the Board of Governors of the Federal Reserve System of the United States.

1.96 “Freight Forwarder Agreement” shall mean an agreement, reasonably acceptable in form and substance to the Administrative Agent, among a Borrower, a Freight Forwarder, and the Administrative Agent, in which the Freight Forwarder acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

1.97 “Freight Forwarders” shall mean the persons listed on Schedule 1.97 hereto or such other person or persons as may be selected by Borrowers after the Effective Date and after written notice by Lead Borrower to Administrative Agent who are reasonably acceptable to Administrative Agent to handle the receipt of Inventory within the United States of America or Canada and/or to clear Inventory through the Bureau of Customs and Border Protection (formerly the Customs Service), or its Canadian equivalent, or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by Borrowers from outside the United States of America or Canada (such persons sometimes being referred to herein individually as a “Freight Forwarder”), provided, that, as to each such person, (a) Administrative Agent shall have received a Freight Forwarder Agreement by such person in favor of Administrative Agent (in form and substance reasonably satisfactory to Administrative Agent) duly authorized, executed and delivered by such person, (b) such agreement shall be in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof.

1.98 “Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Accommodations other than outstanding Letter of Credit Accommodations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or subject to Letter of Credit Collateralization in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Pro Rate Share of outstanding Swing Line Loans made by Swing Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

1.99 “Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

1.100 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.9(f)(viii) hereof, GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the most recent audited financial statements delivered to Administrative Agent prior to the Effective Date.

1.101 “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.102 “Guarantors” shall have the meaning assigned thereto in the recitals to this Agreement.

1.103 “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.104 “Health Care Laws” shall mean all Federal, State and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable to any Borrower or Guarantor, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

1.105 “Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and Administrative Agent or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

1.106 “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.107 “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all net obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.108 “Information Certificate” shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit C hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Administrative Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.109 “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.110 “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

1.111 “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1) week or one (1), three (3) or six (6) months duration as any Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, (a) if capable of being provided by each Lender, the Eurodollar Rate shall also be available for periods of two (2) months or twelve (12) months and (b) such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.112 Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Tranche A Revolving Loans that are Base Rate Loans, a rate equal to the then Applicable Margin for such Base Rate Loans on a per annum basis plus the Base Rate;

(ii) as to Tranche A Revolving Loans that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the relevant Interest Period, whether such rate is higher or lower than any rate previously quoted to a Borrower);

(iii) as to Tranche A-1 Revolving Loans that are Base Rate Loans, a rate equal to the then Applicable Margin for such Base Rate Loans on a per annum basis plus the Base Rate;

(iv) as to Tranche A-1 Revolving Loans that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the relevant Interest Period, whether such rate is higher or lower than any rate previously quoted to a Borrower);

(v) as to Tranche A-2 Term Loans that are Base Rate Loans, a rate equal to the then Applicable Margin for such Base Rate Loans on a per annum basis plus the Base Rate; and

(vi) as to Tranche A-2 Term Loans that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the relevant Interest Period, whether such rate is higher or lower than any rate previously quoted to a Borrower).

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Base Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Monthly Average Excess Availability) plus two (2%) percent per annum, at Administrative Agent’s option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Administrative Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Administrative Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and (ii) on (A) Tranche A Revolving Loans to a Borrower at any time outstanding in excess of the Tranche A Borrowing Base, (B) Tranche A-1 Revolving Loans to a Borrower at any time outstanding in excess of the Tranche A-1 Borrowing Base, and (C) Tranche A-2 Term Loans to a Borrower at any time outstanding in excess of the Tranche A-2 Borrowing Base (in each case, whether or not such excess(es) arise or are made with or without the knowledge or consent of Administrative Agent or any Lender and whether made before or after an Event of Default).

1.113 “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business, and which includes, without limitation, any Tax Stamps which are required to be affixed to cigarettes or other tobacco-based products, such as cigars, pipe tobacco, chewing tobacco and snuff, to permit the sale thereof, whether such stamps are affixed or unaffixed to such tobacco products.

1.114 “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by and among Administrative Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor agreeing that such securities intermediary, commodity intermediary or other person will comply with entitlement orders originated by Administrative Agent with respect to such investment property, or other instructions of Administrative Agent and including such other terms and conditions as Administrative Agent may require.

1.115 “Issuing Bank” shall have the meaning set forth for such term in Section 2.4(a) hereof.

1.116 “Joinder Agreement” shall mean an agreement, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Financing Agreements as a Borrower or a Guarantor, as the Administrative Agent may reasonably determine.

1.117 “Lead Borrower” shall mean Spartan Stores, Inc., a Michigan corporation in its capacity as Lead Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

1.118 “Lenders” shall mean the financial institutions who are signatories hereto as Lenders (including Swing Line Lender) and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

1.119 “Letter of Credit Accommodations” shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by an Issuing Bank for the account of any Borrower or Obligor or (b) with respect to which Administrative Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as “Letter of Credit Accommodation”. “Letter of Credit Accommodations” as such term is used herein shall include for all purposes hereunder the Existing Letters of Credit.

1.120 “Letter of Credit Collateralization” shall mean either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent, including provisions that specify that the letter of credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letter of Credit Accommodations are outstanding) to be held by Administrative Agent in an amount equal to one hundred five (105%) percent of the then outstanding Letter of Credit Accommodations, (b) causing the letters of credit issued under this Agreement to be returned to the Issuing Bank, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to one hundred five (105%) percent of the then outstanding Letter of Credit Accommodations; it being understood that the letter of credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letter of Credit Accommodations are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit.

1.121 “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.122 “Loan Limit” shall mean the lesser of (a) the Total Borrowing Base or (b) the Maximum Credit.

1.123 “Loans” shall mean, collectively, the Revolving Loans, the Swing Line Loans and the Tranche A-2 Term Loans

1.124 “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers and Guarantors (taken as a whole) or the legality, validity or enforceability of this Agreement or any of the other Financing

Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Administrative Agent upon the Collateral (taken as a whole); (c) the Collateral (taken as a whole) or its value (taken as a whole), (d) the ability of Borrowers (taken as a whole) to repay the Obligations or of Borrowers (taken as a whole) to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Administrative Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Administrative Agent and Lenders under this Agreement or any of the other Financing Agreements (taken as a whole).

1.125 “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements or contracts relating to the purchase or sale of Inventory in the ordinary course of business)), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $10,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements or contracts relating to the purchase or sale of Inventory in the ordinary course of business), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.126 “Maturity Date” shall the meaning set forth in Section 13.1 hereof.

1.127 “Maximum Credit” shall mean the sum of the Tranche A Maximum Credit, the Tranche A-1 Maximum Credit and the Tranche A-2 Maximum Credit.

1.128 “Medicaid” shall mean the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.

1.129 “Medicaid Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to services rendered by Borrowers or Guarantors to eligible Medicaid beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicaid program, any State or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other Governmental Authority under Medicaid.

1.130 “Medicare” shall mean the health care financial assistance program under Title XVIII of the Social Security Act.

1.131 “Medicare Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to goods sold or services rendered by Borrowers or Guarantors to eligible Medicare beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicare program or any other Governmental Authority under Medicare.

1.132 “Merger Agreement Representations” shall mean the representations made by Nash-Finch in the Nash-Finch Merger Agreement as are material to the interests of Administrative Agent, Arrangers and Lenders, but only to the extent that Parent, SSD or any Affiliate of either of them has the right to terminate the obligations under the Nash-Finch Merger Agreement as a result of a breach of such representations.

1.133 “Military Receivables” shall mean Accounts (other than Credit Card Receivables and Pharmacy Receivables) due to a Borrower from Account Debtors arising from the sale of Inventory to such Account Debtor, which Inventory is resold by the Account Debtor to a United States military commissary or exchange.

1.134 “Military Receivables Deduction Amount” shall mean, as to any Military Receivable, the sum of one hundred (100%) percent of contra accounts and other offsets which the applicable Account Debtor may have with respect to such Military Receivables; provided, that,

(a) until the date one hundred eighty (180) days after the Effective Date (or such longer period as Administrative Agent may agree but not to exceed an additional one hundred eighty (180) days without the consent of the Required Lenders), Administrative Agent may include in the Military Receivables Deduction Amount only such contra accounts and other offsets arising in connection with the purchase of goods from suppliers obligated on Military Receivables to the extent such purchases relate to the military distribution division of Nash Finch and to Grocery Supply Acquisition Corp. (so long as the amount of the Excess Availability is greater than the additional amount that the Military Receivables Deduction Amount would be if all amounts owing by Nash Finch and Grocery Supply Acquisition Corp. to such suppliers were included in the Military Receivables Deduction Amount) and

(b) on and after the end of such period, Administrative Agent may include in the Military Receivables Deduction Amount all amounts owing by Nash Finch (including, but not limited to, the military distribution division) and Grocery Supply Acquisition Corp. to the suppliers obligated on Military Receivables, except that in the event that Lead Borrower shall establish a separate subsidiary or subsidiaries subject to, and in accordance with the terms hereof, that is engaged in the business of purchasing goods and delivering goods giving rise to Military Receivables (in addition to Grocery Supply Acquisition Corp.), then only the amounts owing by any such subsidiary and Grocery Supply Acquisition Corp. to such suppliers shall be included in the Military Receivables Deduction Amount.

1.135 “Monthly Average Excess Availability” shall mean, at any time, the average of the aggregate amount of the Excess Availability during the immediately preceding calendar month as calculated by Administrative Agent in good faith.

1.136 “Mortgages” shall mean, collectively, the mortgages, deeds of trust and deeds to secure debt with respect to Real Property of any Borrower or Guarantor in favor of, or for the benefit of Administrative Agent, as set forth on Schedule 1.136 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.137 “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.138 “Nash-Finch Merger” shall mean the merger of Nash-Finch with and into SSD pursuant to the Nash-Finch Merger Documents.

1.139 “Nash-Finch Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 21, 2013, by and among Parent, SSD and Nash-Finch, together with all exhibits, schedules, annexes and other disclosure letters thereto.

1.140 “Nash-Finch Merger Documents” shall mean the Nash-Finch Merger Agreement and all other material documents related thereto and executed in connection therewith.

1.141 “Net Proceeds” shall mean the aggregate cash proceeds payable to any Borrower or Guarantor in respect of any sale, lease, transfer or other disposition of any assets or properties, or interest in assets and properties or as proceeds of any loans or other financial accommodations provided to any Borrower or Guarantor or as proceeds from the issuance and/or sale of any Capital Stock, in each case net of the reasonable and customary direct costs relating to such sale, lease, transfer or other disposition or loans or other financial accommodation or issuance and/or sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts applied to the repayment of indebtedness secured by a valid and enforceable lien on the asset or assets that are the subject of such sale or other disposition required to be repaid in connection with such transaction. Net Proceeds shall exclude any non-cash proceeds received from any sale or other disposition or other transaction, but shall include such proceeds when and as converted by any Borrower or Guarantor to cash or other immediately available funds.

1.142 “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, as to Inventory, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time, as to Inventory of the Retail Division, on a “net orderly liquidation value” basis, and as to Inventory of the Distribution Division, on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Administrative Agent in accordance with Section 7.3, in each case, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

1.143 “Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

1.144 “Non-Military Receivables” shall mean Accounts due to a Borrower or a Guarantor which do not constitute Military Receivables.

1.145 “Non-Operating Assets” shall mean assets consisting of closed stores, vacant land or closed distribution centers or other facilities that are not currently used in the operations of Parent or its subsidiaries as set forth on Schedule 1.145 hereto.

1.146 “Obligations” shall mean (a) any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Administrative Agent or any Lender and/or any

of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or Guarantor to Administrative Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if upon Administrative Agent’s request, Administrative Agent shall have entered into an agreement, in form and substance reasonably satisfactory to Administrative Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers, providing for the delivery to Administrative Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Administrative Agent and such Bank Product Provider in connection with such arrangements and (ii) Administrative Agent shall have received from any Bank Product Provider, other than Wells and its Affiliates, written notice that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to such Borrower and (B) the obligations arising pursuant to such Bank Products provided to such Borrower constitute Obligations entitled to the benefits of the security interest of Administrative Agent granted hereunder. In no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness except that each reference to the term “Lender” in Sections 12.1, 12.2, 12.5, 12.6, 12.7, 12.9, 12.12 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien in favor of Administrative Agent. The “Obligations” shall not include, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Borrower or Guarantor becomes effective with respect to such related Swap Obligation.

1.147 “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.148 “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.149 “Other Taxes” shall have the meaning set forth in Section 6.11(c) hereof.

1.150 “PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.151 “PSA” shall mean the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.152 “Parent” shall mean Spartan Stores, Inc., a Michigan corporation, and its successors and assigns.

1.153 “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.154 “Patriot Act” shall have the meaning set forth in Section 8.32 hereof.

1.155 “Permits” shall have the meaning set forth in Section 8.7(b) hereof.

1.156 “Permitted Discretion” shall mean a determination made in good faith in the exercise of Administrative Agent’s reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

1.157 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.158 “Pharmaceutical Laws” shall mean federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

1.159 “Pharmacy Receivables” means as to each Borrower, all present and future rights of such Borrower to payment from a Third Party Payor arising from the sale of prescription drugs by such Borrower (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).

1.160 “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.161 “Prescription Files” shall mean, as to each Borrower and Guarantor, all of such Borrower’s or Guarantor’s now owned or hereafter existing or acquired retail customer files, (a) including prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Borrowers and Guarantors, wherever located, and (b) the pharmaceutical customer list owned and controlled by any Borrower or Guarantor relating to certain items and services, including, without limitation, any drug price data, drug eligibility data, clinical drug information and health information of a pharmaceutical customer that is not protected under Sections 1171 through 1179 of the Social Security Act or other applicable law.

1.162 “Pro Forma Basis” shall mean, for purposes of calculating retail sales in Section 10.1(i) for the immediately preceding fiscal year and for purposes of calculating revenues in Section 10.1(n) for the immediately preceding fiscal year, that pro forma effect will be given to the Nash-Finch Merger, any acquisition or investment permitted under Section 9.10(j) hereof and sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, in each case, that occurred during such immediately preceding fiscal year being used for such purpose as if such event occurred on the first day of such immediately preceding fiscal year.

1.163 “Pro Rata Share” shall mean:

(a) with respect to a Tranche A Lender’s obligation to make Tranche A Revolving Loans and to acquire interests in Swing Line Loans, Special Administrative Agent Advances and Letter of Credit Accommodations and receive payments of interest, fees, and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Tranche A Lender’s Tranche A Commitment and the denominator of which is the aggregate amount of all of the Tranche A Commitments of the Tranche A Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Tranche A Commitments have been terminated, the numerator shall be the unpaid amount of such Tranche A Lender’s Tranche A Revolving Loans and its interest in the Swing Line Loans, Special Administrative Agent Advances and Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Tranche A Revolving Loans, Swing Line Loans, Special Administrative Agent Advances and Letter of Credit Accommodations;

(b) with respect to a Tranche A-1 Lender’s obligation to make Tranche A-1 Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Tranche A-1 Lender’s Tranche A-1 Commitment and the denominator of which is the aggregate amount of all of the Tranche A-1 Commitments of the Tranche A-1 Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof;

(c) with respect to a Tranche A-2 Lender’s obligation to make Tranche A-2 Term Loans and receive payments of interest, fees, and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Tranche A-2 Lender’s Tranche A-2 Commitment and the denominator of which is the aggregate amount of all of the Tranche A-2 Commitments of the Tranche A-2 Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof;

(d) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 11.5 hereof), at any time shall mean, as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s aggregate Commitments and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Swing Line Loans, Special Administrative Agent Advances and Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans, Swing Line Loans, Special Administrative Agent Advances and Letter of Credit Accommodations.

1.164 “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.165 “Qualified Debt Agent” shall mean the entity acting in the capacity as agent or trustee, as applicable, with respect to a Qualified Debt Offering and any successor or replacement agent or trustee, as applicable, and their respective successors and assigns.

1.166 “Qualified Debt Intercreditor Agreement” shall mean, in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders, the Intercreditor Agreement entered into on the date that Borrowers incur Indebtedness permitted to be incurred pursuant to Section 9.9(f) hereof, by and between Administrative Agent and each set of holders of such debt, as applicable (or their agent or trustee, as applicable), as acknowledged and agreed to by Borrowers and Guarantors, pursuant to which Administrative Agent shall subordinate its lien on the Qualified Debt Offering Priority Collateral (to no less than a second priority lien) and the holders of such debt (or their agent or trustee, as applicable) shall subordinate its lien on all Collateral other than the Qualified Debt Offering Priority Collateral, as the same be amended, modified, supplemented, extended, renewed, restated or replaced.

1.167 “Qualified Debt Offering” shall mean, at the option of the Borrowers, in each case, pursuant to and in accordance with the terms of Section 9.9(f) hereof, one or more (i) term loans made to the Borrowers or Guarantors after the Effective Date or (ii) senior notes issued by any Borrower or Guarantor after the Effective Date.

1.168 “Qualified Debt Offering Priority Collateral” shall mean, after the date that Borrowers or Guarantors have incurred Indebtedness pursuant to Section 9.9(f) hereof, collectively, that portion of the Collateral now owned or at any time hereafter acquired by any Borrower or Guarantor or in which any Borrower or Guarantor now has or at any time in the future may acquire any right, title or interest, consisting of

(a) Equipment (other than Equipment that constitutes Eligible Equipment or Eligible Rolling Stock as of the date of the incurrence of such Indebtedness),

(b) Real Property and fixtures (other than Real Property that constitutes Eligible Real Property as of the date of the incurrence of such Indebtedness),

(c) Intellectual Property,

(d) instruments, documents, investment property, letters of credit, supporting obligations and chattel paper, in each case, to the extent that any amounts payable under or in connection with any of the items or types of assets described in clauses (a) through (c) above are evidenced by the items described in this clause (d) and

(e) all proceeds and products of any of the items or types of assets described in clauses (a) through (d) above.

1.169 “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

1.170 “Realty Reserves” shall mean such Reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the impediments to Administrative Agent’s ability to realize upon any Eligible Real Property. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (a) Environmental Compliance Reserves, (b) Reserves for (i) municipal taxes and assessments that may be required to be repaid in connection with any sale or other disposition of any of such Real Property, (ii) at any time, repairs required to maintain the Real Property at such time and/or to prepare it for a sale or other disposition, (iii) remediation of title defects, and (c) Reserves for Indebtedness secured by liens that are pari passu with, or have priority over, the lien of the Administrative Agent.

1.171 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.172 “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.173 “Reference Bank” shall mean Wells Fargo Bank, National Association, or such other bank as Administrative Agent may from time to time designate.

1.174 “Refinancing Indebtedness” shall have meaning set forth in Section 9.9 hereof.

1.175 “Register” shall have the meaning set forth in Section 13.7 hereof.

1.176 “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations are owing; provided, that, (a) the Commitment of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, (b) at any time that there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another), and (c) to the extent that the Pro Rata Shares of Wells and Bank of America aggregate fifty-one (51%) percent or more of the aggregate of the Commitments of all Lenders, “Required Lenders” must include at least three (3) Lenders (who are not Affiliates of one another). For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Required Lenders at any time shall be deemed to be zero.

1.177 “Required Tranche A Lenders” shall mean, at any time, those Tranche A Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Tranche A Commitments of all Tranche A Lenders, or if the Tranche A Commitments shall have been terminated, Tranche A Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations in respect of Tranche A Revolving Loans are owing; provided, that, (a) the Commitment of any Defaulting Lender shall be disregarded in the determination of the Required Tranche A Lenders, (b) at any time that there are two (2) or more Tranche A Lenders,

“Required Tranche A Lenders” must include at least two (2) Tranche A Lenders (who are not Affiliates of one another), and (c) to the extent that the Pro Rata Shares of Wells and Bank of America aggregate fifty-one (51%) percent or more of the aggregate of the Tranche A Commitments of all Tranche A Lenders, “Required Tranche A Lenders” must include at least three (3) Tranche A Lenders (who are not Affiliates of one another). For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Required Tranche A Lenders at any time shall be deemed to be zero.

1.178 “Required Tranche A-1 Lenders” shall mean, at any time, those Tranche A-1 Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Tranche A-1 Commitments of all Tranche A-1 Lenders, or if the Tranche A-1 Commitments shall have been terminated, Tranche A-1 Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations in respect of Tranche A-1 Revolving Loans are owing; provided, that, (a) the Commitment of any Defaulting Lender shall be disregarded in the determination of the Required Tranche A-1 Lenders, and (b) at any time that there are two (2) or more Tranche A-1 Lenders, “Required Tranche A-1 Lenders” must include at least two (2) Tranche A-1 Lenders (who are not Affiliates of one another). For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Required Tranche A-1 Lenders at any time shall be deemed to be zero.

1.179 “Required Tranche A-2 Lenders” shall mean, at any time, those Tranche A-2 Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Tranche A-2 Commitments of all Tranche A-2 Lenders, or if the Tranche A-2 Commitments shall have been terminated, Tranche A-2 Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations in respect of Tranche A-2 Revolving Loans are owing; provided, that, (a) the Commitment of any Defaulting Lender shall be disregarded in the determination of the Required Tranche A-2 Lenders, and (b) at any time that there are two (2) or more Tranche A-2 Lenders, “Required Tranche A-2 Lenders” must include at least two (2) Tranche A-2 Lenders (who are not Affiliates of one another). For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Required Tranche A-2 Lenders at any time shall be deemed to be zero.

1.180 “Reserves” shall mean as of any date of determination, such amounts as Administrative Agent may from time to time establish and revise in its Permitted Discretion reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which adversely affect, or have a reasonable likelihood of adversely affecting (i) the assets or business of Borrowers, including the Collateral or its value or the amount that might be obtained upon the sale or other disposition or realization on such Collateral or (ii) the security interests and other rights of Administrative Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Administrative Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Administrative Agent is or was incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.4 hereof or (d) in respect of any state of facts which Administrative Agent determines in good faith constitutes a Default or an Event of

Default. Without limiting the generality of the foregoing, Reserves may, at Administrative Agent’s option in its Permitted Discretion, be established to reflect: (i) chargebacks with respect to Accounts, (ii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (iii) the sales, excise or similar taxes included in the amount of any Accounts reported to Administrative Agent, (iv) a change in the turnover, age or mix of the categories of Inventory or Rolling Stock that adversely affects the aggregate value of all Inventory or Rolling Stock, as the case may be, (v) variances between the perpetual inventory records of Borrowers (to the extent such perpetual inventory records are maintained) and the results of the test counts of the Inventory that is subject to such perpetual inventory records conducted by Administrative Agent with respect thereto in excess of the percentage acceptable to Administrative Agent, (vi) variances between the inventory records of Borrowers and Guarantors and the results of test counts or physical counts of inventory with respect thereto, (vii) variances between the stock ledger inventory report for non-perishable items in the Retail Division and the general ledger with respect thereto; (viii) amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, (ix) amounts due or to become due in respect of sales, excise, use and/or withholding taxes, (x) liabilities of any Borrower or Guarantor that are entitled to receive the benefit of a security interest or trust pursuant to the PACA, the PSA or any other similar state law (provided, that, as of the Effective Date, Borrowers represent that there are no such liabilities under the PSA since Borrowers have written agreements providing for the extension of credit to them for all purchases of meat, meat products and livestock products by Borrowers), (xi) inventory shrinkage, (xii) the aggregate amount of merchandise gift certificates and coupons, (xiii) any rental payments, service charges or other amounts to become due to lessors of real property to the extent Inventory, Equipment, Rolling Stock or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral (except for rents and amounts due for the lease of Real Property by Borrowers where Administrative Agent has received a Collateral Access Agreement in a form acceptable to Administrative Agent, provided, that, in the event that Administrative Agent has not received a Collateral Access Agreement or has received a Collateral Access Agreement that does not have terms that are acceptable to Administrative Agent for any retail store location that is leased by a Borrower, the Reserves established in respect of such location pursuant to this clause (xiii) shall not exceed at any time the lesser of (A) the aggregate of amounts payable to the owners and lessors of such location for the next two (2) months from any such time and including amounts if any, then outstanding and unpaid owed by a Borrower to such owners and lessors or (B) the value of the Eligible Equipment, Eligible Inventory and Eligible Rolling Stock at such location to the extent included in the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or the Tranche A-2 Borrowing Base, except that such limitation on the amount of the Reserves shall not apply at any time that a Default or Event of Default shall exist or have occurred and be continuing, or a notice of any default or event of default under the lease with respect to such location has been received by or on behalf of any Borrower or Guarantor (except where the existence of the default specified in such notice is being disputed in good faith by such Borrower or Guarantor provided that such Borrower or Guarantor is continuing to pay rent and all other amounts payable under the lease with respect to such premises or if not, then is paying such rent and other amounts into escrow so that such funds will be available to the lessor in the event that such Borrower or Guarantor does not succeed in such dispute) or a Borrower has granted to the owner and lessor a security interest or lien upon any assets of such Borrower, (xiv) reductions in the number of repeat prescriptions, the average volume of prescriptions being filled, or the change in the mix of the types of payors with respect to sales of prescriptions, or any other changes to the factors identified in any appraisal that adversely affect the amount that may be recovered by Administrative Agent from the sale or other disposition of the Prescription Files (provided, that, Borrowers may at any time and from time to time obtain appraisals that satisfy the requirements of Administrative Agent provided for herein with respect to the Prescription Files, and to the extent that the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or theTranche A-2 Borrowing Base has been adjusted to reflect the then current value of the Eligible Prescription Files based on the results of such appraisal, such Reserves shall not be established), (xv) any statutory or regulatory changes after the Effective Date, or as to Ohio and Michigan laws are not disclosed in the opinions of counsel to Borrowers addressed and delivered to Administrative Agent on the Effective Date, that adversely affect the transferability of the Prescription Files, (xvi) the amount, at any time, by which the Tranche A-2 Term Loans exceed the Tranche A-2 Borrowing Base then in effect, (xvii) the Tax Stamps Reserve, (xviii) customs duties and other costs to release Inventory which is being imported into the United States, (xix) Customer Credit Liabilities, and (xx) Realty Reserves. To the extent that such Reserve is in respect of amounts that may be payable to third parties, the Administrative Agent may, at its option, but without duplication, deduct such Reserve from (A) the Tranche A Maximum Credit at any time that the Tranche A Maximum Credit is less than the amount of the Tranche A Borrowing Base, (B) the Tranche A-1 Maximum Credit at any time that the Tranche A-1 Maximum Credit is less than the amount of the Tranche A-1 Borrowing Base or (C) the Tranche A-2 Maximum Credit at any time that the Tranche A-2 Maximum Credit is less than the amount of the Tranche A-2 Borrowing Base. To the extent Administrative Agent may revise the lending formulas used to determine the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or the Tranche A-2 Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Administrative Agent, Administrative Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Administrative Agent in good faith.

1.181 “Retail Division” shall mean the operations of Family Fare, Prevo, MSFC, Seaway, Custer, Pharm, Gruber RE, Spartan Fuel, Nash-Finch, Super Food, U Save and Erickson’s (together with their respective successors and assigns) consisting of ownership by such Borrowers and their Subsidiaries of retail supermarkets, pharmacies, fuel centers and convenience stores, together with all related retail operations by them.

1.182 “Revolving Loans” shall mean, collectively, the Tranche A Revolving Loans and the Tranche A-1 Revolving Loans.

1.183 “Rolling Stock” shall mean, as to each Borrower, all of such Borrower’s trucks, trailers, tractors and intermodal units for use in connection therewith, wherever located.

1.184 “Sale and Lease-Back Transaction” shall mean the sale by any Borrower or Guarantor of real property pursuant to any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any real property, whether now owned or hereafter acquired, and thereafter rent or lease such real property that it intends to use for substantially the same purpose or purposes as the real property being sold or transferred.

1.185 “Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

1.186 “Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

1.187 “Secured Parties” shall mean, collectively, (a) Administrative Agent, (b) Issuing Bank, (c) Lenders and (d) Bank Product Providers; provided, that, as to any Bank Product Provider, only to the extent of the Obligations owing to such Bank Product Provider.

1.188 “Senior Note Indenture” shall mean the Indenture, dated December 6, 2012, by and between Parent, as issuer, and The Bank of New York Trust Company, N.A., as trustee, with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

1.189 “Senior Notes” shall mean, collectively, the 6.625% Senior Notes Due 2016 issued by Parent in the original aggregate principal amount not to exceed $50,000,000 pursuant to the Senior Note Indenture, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

1.190 “Senior Notes Trustee” shall mean The Bank of New York Trust Company, N.A., as trustee under the Senior Notes, and its successors and assigns, and any replacement or successor trustee thereunder.

1.191 “Social Security Act” shall mean the Social Security Act, 92 U.S.C. Section 1396, et seq, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.192 “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Effective Date, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.193 “Special Administrative Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.194 “Specified Representations” shall mean the representations and warranties set forth in Sections 8.1, the first sentence of 8.4, the second sentence of 8.7(a), 8.12(d), 8.24, 8.29, 8.31 and 8.32 herein.

1.195 “SSD” shall mean SS Delaware, Inc., a Delaware corporation, and its successors and assigns.

1.196 “Store Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.197 “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.198 “Supermajority Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing; provided, that, (a) the Commitment of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (b) at any time that there are two (2) or more Lenders, “Supermajority Lenders” must include at least two (2) Lenders (who are not Affiliates of one another). For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Supermajority Lenders at any time shall be deemed to be zero.

1.199 “Swing Line Lender” shall mean Wells Fargo Capital Finance, LLC, in its capacity as the lender of Swing Line Loans, and its successors and assigns.

1.200 “Swing Line Loans” shall mean loans now or hereafter made by Swing Line Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.2 hereof.

1.201 “Swing Line Loan Limit” shall mean $100,000,000.

1.202 “Tax Stamps” shall mean all tax stamps, excise tax stamps, adhesive stamps, meter stamps and similar stamps, which in each case evidence the valid and effective payment of cigarette taxes to applicable Governmental Authorities.

1.203 “Tax Stamps Reserve” shall mean, at any given time, with respect to any Eligible Unaffixed Tax Stamp Inventory, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate with respect to the sum of the “net stamp tax obligations” in each State in which any Borrower purchases Tax Stamps, wherein the “net stamp tax obligations” for each State are equal to the aggregate obligations and/or liabilities owing to any Governmental Authority in such State for purchases of Tax Stamps (including any checks or instruments of payment issued by or on behalf of any Borrower which are held by any taxing authority in such State and not yet submitted for presentment and collection), and the aggregate obligations and/or liabilities owing to any Governmental Authority in such State based on an audit of a Borrowers’ monthly Tax Stamp report delivered to such Governmental Authority in such State but excluding all such obligations and/or liabilities owing to any Governmental Authority in such States as determined by Administrative Agent in its Permitted Discretion; provided, that, the amount of any such Reserve shall be reduced by the amount payable under any surety bond issued to or for the benefit of any Governmental Authority of a State so long as Administrative Agent shall have received an opinion letter, in form and substance reasonably satisfactory to the Administrative Agent, from counsel licensed in such State opining that amounts owing to such State would not be entitled to payment from any assets of the Borrowers (or held by them) prior to the Obligations, whether as a result of amounts collected by any Borrower in respect of cigarette taxes being trust funds or any Borrower acting as agent for such State for purposes of the collection of such cigarette taxes, as an offset against Tax Stamps held or used by such Borrower or otherwise.

1.204 “Third Party Payor” shall mean any Person, such as, a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid or any private insurance contract.

1.205 “Total Borrowing Base” shall mean, the sum of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-2 Borrowing Base.

1.206 “Total Funded Indebtedness” shall mean, as of any date of determination, with respect to Parent and its Subsidiaries (determined on a consolidated basis), without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments (including, but not limited to, mortgages); (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices, but including, without limitation, all earn-outs and similar deferred payment obligations); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, bank guaranties, drafts or similar documents or instruments issued for such Person’s account; (e) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (f) in respect of letters of credit issued on behalf of the Borrowers and Guarantors (and/or in connection with the Borrowers and Guarantors have reimbursement obligations) and (g) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements, hedging agreements, collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

1.207 “Tranche A Borrowing Base” shall mean, at any time, the amount equal to:

(a) eighty-five (85%) percent multiplied by the net amount of Eligible Accounts (other than those arising from Pharmacy Receivables, Credit Card Receivables and Military Receivables); plus

(b) ninety (90%) percent multiplied by the net amount of Eligible Accounts arising from Pharmacy Receivables; plus

(c) ninety (90%) percent multiplied by the net amount of Eligible Credit Card Receivables; plus

(d) eighty-five (85%) percent multiplied by the net amount of (after deducting, without duplication, the Military Receivables Deduction Amount) Eligible Military Receivables; plus

(e) ninety (90%) percent of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Retail Division multiplied by the Value of such Eligible Inventory; plus

(f) ninety (90%) percent of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Distribution Division (including, for this purpose, Inventory which gives rise to Military Receivables) multiplied by the Value of such Eligible Inventory; plus

(g) ninety (90%) percent of the Net Recovery Percentage of Eligible In-Transit Inventory multiplied by the Value of such Eligible In-Transit Inventory; plus

(h) ninety (90%) percent of Eligible Unaffixed Tax Stamp Inventory; plus

(i) the Tranche A Prescription File Availability; plus

(j) the Tranche A Real Estate Availability; plus

(k) the Tranche A Equipment Availability; plus

(l) the Tranche A Rolling Stock Availability; plus

(m) ninety-eight (98%) percent of Eligible Cash and Cash Equivalents; minus

(n) Reserves.

The amounts of Eligible Inventory of any Borrower shall, at Administrative Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower, as reconciled, or the perpetual inventory record or stock ledger record, as applicable, maintained by such Borrower.

1.208 “Tranche A Commitment” shall mean, at any time, as to each Tranche A Lender, the principal amount set forth next to such Lender’s name on Exhibit F hereto designated as the Tranche A Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Tranche A Commitments”.

1.209 “Tranche A Equipment Availability” shall mean eighty-five (85%) percent of the forced liquidation value of Eligible Equipment as set forth in the appraisal of such Equipment received by Administrative Agent in accordance with Section 7.4 hereof after the Effective Date, provided, that, (a) until Administrative Agent has received the initial appraisal of the Eligible Equipment that satisfies the requirements of Section 7.4 hereof, there shall not be any Tranche A Equipment Availability, (b) the Tranche A Equipment Availability shall be established five (5) Business Days after the receipt by Administrative Agent of the final written report of such appraisal in the amount determined based on such appraisal, and (c) commencing on the first day of the next calendar month after the Tranche A Equipment Availablity is established, and as of the first day of each calendar month thereafter, the percentage set forth above shall be reduced by an amount equal to such initial percentage divided by sixty (60).

1.210 “Tranche A Lenders” shall mean, collectively, the Lenders having a Tranche A Commitment or all or a portion of the Tranche A Loans owing to it; sometimes being referred to herein individually as a “Tranche A Lender”.

1.211 “Tranche A Maximum Credit” shall mean the amount of $900,000,000 (subject to adjustment as provided in Section 2.6 hereof).

1.212 “Tranche A Prescription File Availability” shall mean ninety (90%) percent of the “net orderly liquidation value” of the Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent in accordance with Section 7.5 hereof using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology or methodologies as may be acceptable to Administrative Agent).

1.213 “Tranche A Real Estate Availability” shall mean the lesser of (a) seventy-five (75%) percent of the appraised fair market value of the Eligible Real Property as set forth in the appraisal of such Real Property received by Administrative Agent in accordance with Section 7.4 hereof prior to the Effective Date, which amount, as of the Effective Date, is $255,090,000, and which amount shall be no greater than $258,690,000 at any time thereafter, provided, that, commencing on the first day of the next calendar quarter after the Effective Date, such percentage shall be reduced to seventy-four (74%) percent and by an additional one hundred (100) basis points as of the first day of each calendar quarter thereafter until it is sixty (60%) percent, and (b) an amount equal to thirty (30%) percent of the Tranche A Borrowing Base as then in effect.

1.214 “Tranche A Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Tranche A Lender or by Administrative Agent for the account of any Tranche A Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1(a)(i) hereof. Swing Line Loans shall be considered Tranche A Revolving Loans, except as otherwise provided herein.

1.215 “Tranche A Rolling Stock Availability” shall mean eighty-five (85%) percent of the net orderly liquidation value of the Eligible Rolling Stock as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Rolling Stock received by Administrative Agent in accordance with Section 7.6 hereof, provided, that commencing on the first day of the next calendar quarter after the Effective Date, such percentage shall be reduced to eighty-two (82%) percent and by an additional 300 basis points as of the first day of each calendar quarter thereafter.

1.216 “Tranche A-1 Borrowing Base” shall mean, at any time, the amount equal to:

(a) five (5%) percent multiplied by the net amount of Eligible Accounts (other than those arising from Pharmacy Receivables, Credit Card Receivables and Military Receivables); plus

(b) five (5%) percent multiplied by the net amount of Eligible Accounts arising from Pharmacy Receivables; plus

(c) five (5%) percent multiplied by the net amount of Eligible Credit Card Receivables; plus

(d) five (5%) percent multiplied by the net amount of (after deducting, without duplication, the Military Receivables Deduction Amount) Eligible Military Receivables; plus

(e) five (5%) percent multiplied by the net amount of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Retail Division multiplied by the Value of such Eligible Inventory; plus

(f) five (5%) percent multiplied by the net amount of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Distribution Division (including, for this purpose, Inventory which gives rise to Military Receivables) multiplied by the Value of such Eligible Inventory; plus

(g) five (5%) percent of the Net Recovery Percentage of Eligible In-Transit Inventory multiplied by the Value of such Eligible In-Transit Inventory; plus

(h) five (5%) percent of Eligible Unaffixed Tax Stamp Inventory; plus

(i) the Tranche A-1 Prescription File Availability; minus

(j) Reserves (without duplication of any Reserves established in respect of the Tranche A Borrowing Base or the Tranche A-2 Borrowing Base).

The amounts of Eligible Inventory of any Borrower shall, at Administrative Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower, as reconciled, or the perpetual inventory record or stock ledger record, as applicable, maintained by such Borrower.

1.217 “Tranche A-1 Commitment” shall mean, at any time, as to each Tranche A-1 Lender, the principal amount set forth next to such Lender’s name on Exhibit F hereto designated as the Tranche A-1 Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Tranche A-1 Commitments”.

1.218 “Tranche A-1 Lenders” shall mean, collectively, the Lenders having a Tranche A-1 Commitment or all or a portion of the Tranche A-1 Loans owing to it; sometimes being referred to herein individually as a “Tranche A-1 Lender”.

1.219 “Tranche A-1 Maximum Credit” shall mean the amount of $40,000,000.

1.220 “Tranche A-1 Prescription File Availability” shall mean five (5%) percent of the “net orderly liquidation value” of the Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent in accordance with Section 7.5 hereof using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology or methodologies as may be acceptable to Administrative Agent).

1.221 “Tranche A-1 Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Tranche A-1 Lender or by Administrative Agent for the account of any Tranche A-1 Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1(a)(ii) hereof.

1.222 “Tranche A-2 Borrowing Base” shall mean, at any time, the amount equal to:

(a) five (5%) percent multiplied by the net amount of Eligible Accounts (other than those arising from Pharmacy Receivables, Credit Card Receivables and Military Receivables); plus

(b) five (5%) percent multiplied by the net amount of Eligible Accounts arising from Pharmacy Receivables; plus

(c) five (5%) percent multiplied by the net amount of Eligible Credit Card Receivables; plus

(d) five (5%) percent multiplied by the net amount of (after deducting, without duplication, the Military Receivables Deduction Amount) Eligible Military Receivables; plus

(e) five (5%) percent of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Retail Division multiplied by the Value of such Eligible Inventory; plus

(f) five (5%) percent of the Net Recovery Percentage for the Eligible Inventory (other than Eligible Unaffixed Tax Stamp Inventory) of the Distribution Division (including, for this purpose, Inventory which gives rise to Military Receivables) multiplied by the Value of such Eligible Inventory; plus

(g) five (5%) percent of the Net Recovery Percentage of Eligible In-Transit Inventory multiplied by the Value of such Eligible In-Transit Inventory; plus

(h) five (5%) percent of Eligible Unaffixed Tax Stamp Inventory; plus

(i) the Tranche A-2 Prescription File Availability; plus

(j) the Tranche A-2 Real Estate Availability; minus

(k) Reserves (without duplication of any Reserves established in respect of the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base).

The amounts of Eligible Inventory of any Borrower shall, at Administrative Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower, as reconciled, or the perpetual inventory record or stock ledger record, as applicable, maintained by such Borrower.

1.223 “Tranche A-2 Commitment” shall mean, at any time, as to each Tranche A-2 Lender, the principal amount set forth next to such Lender’s name on Exhibit F hereto designated as the Tranche A-2 Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Tranche A-2 Commitments”.

1.224 “Tranche A-2 Lenders” shall mean, collectively, the Lenders having a Tranche A-2 Commitment or all or a portion of the Tranche A-2 Term Loans owing to it; sometimes being referred to herein individually as a “Tranche A-2 Lender”.

1.225 “Tranche A-2 Maximum Credit” shall mean the amount of $60,000,000, as the same shall be reduced from time to time by payments required in respect of Tranche A-2 Term Loans as set forth in Section 2.3 hereof.

1.226 “Tranche A-2 Prescription File Availability” shall mean five (5%) percent of the “net orderly liquidation value” of the Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent in accordance with Section 7.5 hereof using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology or methodologies as may be acceptable to Administrative Agent).

1.227 “Tranche A-2 Real Estate Availability” shall mean the lesser of (a) seven and one-half (7.5%) percent of the appraised fair market value of the Eligible Real Property as set forth in the appraisal of such Real Property received by Administrative Agent in accordance with Section 7.4 hereof prior to the Effective Date, which amount, as of the Effective Date, is $25,509,000, and (b) $25,000,000.

1.228 “Tranche A-2 Term Loans” shall mean, collectively, the term loans made by or on behalf of Tranche A-2 Lenders, jointly and severally, as provided for in Section 2.3 hereof; sometimes being referred to herein individually as a “Tranche A-2 Term Loan”.

1.229 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine).

1.230 “Value” shall mean, as determined by Administrative Agent in good faith, with respect to Inventory, the lower of (A) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-2 Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower (other than the profit of the Distribution Division for sales of Inventory to the Retail Division in the ordinary course of business consistent with current practices and for sales at prices no more than the Retail Division could purchase such Inventory from a person that is not an Affiliate), (B) the amount of cigarette taxes that are capitalized in inventory, or (C) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Administrative Agent prior to the Effective Date, if any (except to the extent that the method of calculation of the cost may be affected by the establishment of a reliable, consistent and accurate perpetual inventory system at the Retail Division for pharmacy Inventory or non-perishable Inventory.

1.231 “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.232 “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

1.233 “Wells” shall mean Wells Fargo Capital Finance, LLC, a national banking association, in its individual capacity, and its successors and assigns.

SECTION 2. CREDIT FACILITIES

2.1 Loans.

(a) Subject to and upon the terms and conditions contained herein:

(i) each Tranche A Lender severally (and not jointly) agrees to make its Pro Rata Share of Tranche A Revolving Loans to Borrowers from time to time in amounts requested by a Borrower (or Lead Borrower on behalf of Borrowers) up to the aggregate amount outstanding at any time equal to the Tranche A Commitment of such Lender, provided, that, after giving effect to any such Tranche A Revolving Loan, the principal amount of the Tranche A Revolving Loans, the Swing Line Loans and Letter of Credit Accommodations outstanding with respect to all Borrowers shall not exceed the lesser of (A) the Tranche A Borrowing Base at such time or (B) the Tranche A Maximum Credit at such time; and

(ii) each Tranche A-1 Lender severally (and not jointly) agrees to make its Pro Rata Share of Tranche A-1 Revolving Loans to Borrowers from time to time in amounts requested by a Borrower (or Lead Borrower on behalf of Borrowers) up to the aggregate amount outstanding at any time equal to the Tranche A-1 Commitment of such Lender, provided, that, after giving effect to any such Tranche A-1 Revolving Loan, the principal amount of the Tranche A-1 Revolving Loans outstanding with respect to all Borrowers shall not exceed the lesser of (A) the Tranche A-1 Borrowing Base at such time or (B) the Tranche A-1 Maximum Credit.

(b) Except in Administrative Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of the Loans (including Swing Line Loans) and Letter of Credit Accommodations outstanding at any time shall not exceed the Total Borrowing Base, (iii) the aggregate amount of the Tranche A Loans, the Swing Line Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of the Tranche A Maximum Credit or the Tranche A Borrowing Base; and (iv) the aggregate amount of the Tranche A-1 Revolving Loans outstanding at any time shall not exceed the lesser of the Tranche A-1 Maximum Credit or the Tranche A-1 Borrowing Base. The aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding at any time shall not exceed the amount that would give rise to a default or event of default under the Senior Note Indenture or which would give rise to the obligation of Parent or any of its Subsidiaries to grant a lien on any assets to secure the Senior Notes.

(c) On the terms and subject to the conditions hereof, each Borrower (or Lead Borrower on behalf of Borrowers) may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Tranche A Lender shall be required to make any Tranche A Revolving Loan, if, after giving effect thereto the aggregate outstanding principal amount of all Tranche A Revolving Loans of such Lender, together with such Lender’s Pro Rata Share of the aggregate amount of all Loans, Swing Line Loans and Letter of Credit Obligations, would exceed such Lender’s Tranche A Commitment. No Tranche A-1 Lender shall be required to make any Tranche A-1 Revolving Loan, if, after giving effect thereto the aggregate outstanding principal amount of all Tranche A-1 Revolving Loans of such Lender would exceed such Lender’s Tranche A-1 Commitment.

(d) The first Revolving Loans made shall be Tranche A-1 Loans up to the amount equal to the lesser of the Tranche A-1 Borrowing Base or the Tranche A-1 Maximum Credit. Notwithstanding anything to the contrary contained herein, other than Swing Line Loans or Letter of Credit Accommodations, Borrowers shall not request any Tranche A Revolving Loans, and the Tranche A Lenders shall not be required to make any Tranche A Revolving Loans, unless and until the outstanding principal amount of the Tranche A-1 Revolving Loans at such time are equal to the lesser of the Tranche A-1 Borrowing Base or the Tranche A-1 Maximum Credit. In the event that at any time the outstanding principal amount of the Tranche A-1 Revolving Loans shall be less than the amount equal to the lesser of the Tranche A-1 Borrowing Base or the Tranche A-1 Maximum Credit, the first Revolving Loans requested by a Borrower (or Lead Borrower on behalf of a Borrower) shall be deemed to be Tranche A-1 Loans until such time as the outstanding principal amount of the Tranche A-1 Loans are equal to the lesser of the Tranche A-1 Borrowing Base or the Tranche A-1 Maximum Credit. Tranche A-1 Revolving Loans shall be solely Revolving Loans and all Letter of Credit Accommodations and Swing Line Loans shall be issued under the Tranche A Commitments and, with respect to Letter of Credit Accommodations, reserved against the Tranche A Borrowing Base as provided for in Section 2.4(d) hereof.

2.2 Swing Line Loans.

(a) Subject to the terms and conditions contained herein, the Swing Line Lender agrees that it will make Swing Line Loans to each Borrower from time to time in amounts requested by such Borrower (or Lead Borrower on behalf of such Borrower) up to the aggregate amount outstanding equal to the Swing Line Loan Limit; provided, that, after giving effect to any such Swing Line Loan, the aggregate principal amount of the Tranche A Revolving Loans, Swing Line Loans and Letter of Credit Accommodations outstanding shall not exceed the lesser of (i) the Tranche A Borrowing Base at such time, or (ii) the Tranche A Maximum Credit at such time. Subject to the terms and conditions hereof, each Borrower (or Administrative Borrower on behalf of Borrowers) may from time to time borrow, prepay and reborrow Swing Line Loans. Swing Line Lender shall not be required to make Swing Line Loans, if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Limit. Each Swing Line Loan shall be subject to all of the terms and conditions applicable to other Base Rate Loans funded by the Lenders constituting Revolving Loans, except that all payments thereon shall be payable to the Swing Line Lender solely for its own account. All Revolving Loans and Swing Line Loans shall be subject to the settlement among Lenders provided for in Section 6.10 hereof.

(b) Upon the making of a Swing Line Loan, without further action by any party hereto, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Swing Line Loan. To the extent that there is no settlement in accordance with Section 6.10 below, the Swing Line Lender may at any time, require the Tranche A Lenders to fund their participations. From and after the date, if any, on which any Tranche A Lender has funded its participation in any Swing Line Loan, Administrative Agent shall promptly distribute to such Lender, not less than weekly, such Lender’s Pro Rata Share of all payments of principal and interest received by Administrative Agent in respect of such Swing Line Loan.

2.3 Tranche A-2 Term Loans.

(a) Subject to and upon the terms and conditions contained herein, each Tranche A-2 Lender severally (and not jointly) agrees to make Tranche A-2 Term Loans to Lead Borrower, on behalf of the Borrowers, on the Effective Date in the aggregate principal amount of $60,000,000.

(b) The principal amount of each of the Tranche A-2 Term Loans shall be repaid in consecutive equal quarterly installments (or earlier as provided herein) of principal in the amount of $2,500,000 commencing on January 1, 2014 and on the first day of each calendar quarter thereafter and the last installment shall be in the amount of the then entire unpaid balance of such Tranche A-2 Term Loans due upon the termination of the Loan Agreement and the other Financing Agreements. The Tranche A-2 Term Loans are (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and the other Financing Agreements and (ii) secured by all of the Collateral. Except for the making of the Tranche A-2 Term Loans as set forth in this Section 2.3, Borrowers shall have no right to request and Tranche A-2 Lenders shall have no obligation to make any additional Loans or advances to Borrowers under this Section 2.3 and any payments of the Tranche A-2 Term Loan shall not be subject to any readvance or reborrowing by Borrowers.

(c) In the event that, at any time, the amount of the outstanding Tranche A-2 Term Loans exceeds the lesser of the Tranche A-2 Borrowing Base then in effect or the Tranche A-2 Maximum Credit, unless a Reserve in such amount has been established as provided in clause (xvi) of the definition of the term Reserves (and after giving effect to such Reserve there is Excess Availability), Borrowers shall, upon demand by Administrative Agent at its option or at the direction of the Required Tranche A-2 Lenders, which may be made at any time or from time to time, immediately repay to Administrative Agent the entire amount of any such excess(es) for which payment is demanded (and including breakage or similar costs, if any).

2.4 Letter of Credit Accommodations.

(a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, Administrative Agent agrees, for the ratable risk of each Tranche A Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Administrative Agent and the issuer thereof (which issuer shall be Wells Fargo Bank, National Association, a Lender or such other institution reasonably acceptable to Administrative Agent and Lead Borrower (each, an “Issuing Bank”)). Any payments made by or on behalf of Administrative Agent or any Tranche A Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Tranche A Revolving Loans to such Borrower pursuant to this Section 2 (or Special Administrative Agent Advances as the case may be).

(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Administrative Agent, for the benefit of the Tranche A Lenders, monthly a letter of credit fee on the daily outstanding balance of the Letter of Credit Accommodations during the immediately preceding month (or part thereof) at a rate equal to the percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentages, payable in arrears as of the first day of each succeeding month:

Tier	Monthly Average Excess Availability	Applicable Letter of Credit Fee Rate
1	Greater than 66 2/3% of the Maximum Credit	1.50%
2	Less than or equal to 66 2/3% of the Maximum Credit and greater than 33 1/3% of the Maximum Credit	1.75%
3	Less than or equal to 33 1/3% of the Maximum Credit	2.00%

Provided, that, (i) the applicable percentage shall be calculated and established once each month and shall remain in effect until adjusted thereafter after the end of the next month based on the Monthly Average Excess Availability for the immediately preceding month, (ii) notwithstanding the amount of the Monthly Average Excess Availability, for each month prior to the month commencing June 1, 2014, the Applicable Letter of Credit Fee Rate shall be equal to the percentage set forth in Tier 2 of the schedule above and (iii) notwithstanding anything to the contrary contained herein, Administrative Agent may, and upon the written direction of Required Tranche A Lenders shall, require Borrowers to pay to Administrative Agent for the benefit of Tranche A Lenders, such letter of credit fee at a rate equal to two (2%) percent per annum plus the then Applicable Letter of Credit Fee Rate on such daily outstanding balance (A) for the period (1) from and after the effective date of termination or non-renewal hereof until

Administrative Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Administrative Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (2) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

(c) The Borrower requesting such Letter of Credit Accommodation shall give Administrative Agent two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. In no event shall the expiration or termination date of any Letter of Credit Accommodation be on or after five (5) Business Days prior to the Maturity Date. The Borrower requesting the Letter of Credit Accommodation shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Administrative Agent: (i) the Borrower requesting such Letter of Credit Accommodation shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Administrative Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Administrative Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation, and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Tranche A Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Administrative Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Administrative Agent with respect thereto. Notwithstanding anything to the contrary contained herein, Issuing Bank shall not be obligated to issue a Letter of Credit Accommodation in respect of the obligation of a Borrower or Guarantor arising in connection with a lease of Real Property or an employment contract, (aa) in the case of a Letter of Credit Accommodation in connection with such a lease, with a face amount in excess of the amount equal to (x) the amount of rent under such lease, without acceleration, for the greater of one year or fifteen (15%) percent, not to exceed three (3) years, of the remaining term of such lease minus (y) the amount of any cash or other collateral to secure the obligations of a Borrower or Guarantor in respect of such lease and (bb) in the case of a Letter of Credit in connection with an employment contract, with a face amount in excess of the compensation provided by such contract, without acceleration, for a one year period. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.4(d)(iii)(A) or Section 2.4(d)(iii)(B).

(e) Except in Administrative Agent’s discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Administrative Agent or any Lender in connection therewith shall not at any time exceed $100,000,000.

(f) Borrowers and Guarantors shall indemnify and hold Administrative Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Administrative Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except to the extent of losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or willful misconduct of Administrative Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. As between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, and without limitation of any rights of any Borrower or Guarantor as against any issuer of a Letter of Credit Accommodation, each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Administrative Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.4(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Administrative Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Administrative Agent holds a security interest to, at such time as Administrative Agent may request, deliver them to Administrative Agent and/or subject to Administrative Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Administrative Agent’s request, to Administrative Agent in their original form, provided, that, Administrative Agent shall not exercise its rights under this clause (g) to have such persons deliver any cash, checks or Inventory to Administrative Agent unless a Default or Event of Default shall exist or have occurred and be continuing. Borrowers and Guarantors shall also, at Administrative Agent’s request, designate Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Administrative Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Administrative Agent or any Lender in any manner. Administrative Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Administrative Agent or any Lender unless Administrative Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Administrative Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor, except as to any issuer without limiting the rights of any Borrower or Guarantor as against any issuer to the extent provided in clause (m) below.

(i) So long as no Event of Default exists or has occurred and is continuing, a Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Administrative Agent’s consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

(j) At any time an Event of Default exists or has occurred and is continuing, Administrative Agent shall have the right and authority to, and Borrowers shall not, without the prior written consent of Administrative Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Administrative Agent may take such actions either in its own name or in any Borrower’s name.

(k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Administrative Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Administrative Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Administrative Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Administrative Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

(l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Administrative Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.4(a) or otherwise); provided, that, nothing contained herein shall be construed to limit or waive any right of any Borrower to assert against an issuer of a Letter of Credit Accommodation any claim for direct damages suffered by such Borrower to the extent caused by the gross negligence or willful misconduct of the issuer in determining whether a request presented under any Letter of Credit Accommodation issued by it complied with the terms of such Letter of Credit Accommodation. In the event that any Borrower fails to pay Administrative Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment,

Administrative Agent (to the extent it has actual notice thereof) shall promptly notify each Tranche A Lender of the unreimbursed amount of such payment and each Tranche A Lender agrees, upon one (1) Business Day’s notice, to fund to Administrative Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Tranche A Lender to deliver to Administrative Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Tranche A Lender when due, Administrative Agent shall be entitled to recover such amount on demand from such Tranche A Lender with interest thereon, for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans.

2.5 Prepayments.

(a) Borrowers may prepay without penalty or premium the principal of any Revolving Loan or Swing Line Loan, in whole or in part; provided, that, (i) all such optional prepayments of Revolving Loans shall be applied first to the Tranche A Revolving Loans and second to the Tranche A-1 Revolving Loans and (ii) any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount paid, together with any additional amounts required pursuant to Section 3.3(d) hereof.

(b) Tranche A-2 Term Loans may be prepaid, in whole or in part, at the option of the Borrowers (and including breakage or similar costs, if any); provided, that, (i) Administrative Agent shall have received not less than five (5) Business Days prior written notice from Lead Borrower of such prepayment, (ii) any such prepayment shall be in a principal amount of not less than $1,000,000 and, if greater, in multiples of $1,000,000, (iii) as of the date of any such prepayment and after giving effect thereto, (A) the daily average of the Excess Availability for the immediately preceding ninety (90) consecutive day period shall have been not less than fifteen (15%) percent of the Loan Limit and after giving effect to any such prepayment in respect thereof, on a pro forma basis using the Total Borrowing Base as of the date of the most recent calculation of the Total Borrowing Base immediately prior to any such payment, the Excess Availability shall be not less than such amount and (B) Administrative Agent shall have received projections reasonably satisfactory to it for the twelve (12) month period after the date of any such payment showing, on a pro forma basis after giving effect to such prepayment, Excess Availability at all times during such period of not less than fifteen (15%) percent of the Loan Limit, and (iv) any such prepayment shall be applied to installments of principal in the inverse order of maturity.

(c) In the event that (i) the aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding exceed the Maximum Credit, (ii) the aggregate amount of the Loans (including Swing Line Loans) and Letter of Credit Accommodations outstanding exceed the Total Borrowing Base, (iii) the aggregate amount of the Tranche A Loans, the Swing Line Loans and the Letter of Credit Accommodations outstanding exceed the lesser of the Tranche A Maximum Credit or the Tranche A Borrowing Base, (iv) the aggregate amount of the Tranche A-1 Revolving Loans outstanding exceed the lesser of the Tranche A-1 Maximum Credit or the Tranche A-1 Borrowing Base, or (v) the aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding exceed the amount permitted under the Senior Note Indenture or exceed the amount that gives rise to the obligation of Parent or any of its Subsidiaries to grant any lien on its assets to secure the Senior Notes, such event shall not limit, waive or otherwise affect any rights of Administrative Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Administrative Agent at its option or in the case of clauses (i), (ii) and (v) above, at the direction of the Required Lenders or in the case of clause (iii) above, at the direction of the Required Tranche A Lenders or in the case of clause (iv) above, at the direction of the Required Tranche A-1 Lenders, which may be made at any time or from time to time, immediately repay to Administrative Agent the entire amount of any such excess(es) for which payment is demanded (and including breakage or similar costs, if any).

(d) Borrowers shall prepay the Obligations as required under Sections 9.5(a), 9.7(b)(ii), (iii), (v), (vi), (vii), (xi), (xii) and (xiii) and 9.9(f)(ix).

(e) Except as set forth in Section 2.3(c) hereof, in Section 2.5(c) hereof or in any other provision of this Agreement to the contrary, all mandatory prepayments required to be made hereunder shall be applied first, to the Tranche A Revolving Loans then due, second, to the Tranche A-1 Revolving Loans and third, to the Tranche A-2 Term Loans.

2.6 Increase in Maximum Credit.

(a) Lead Borrower may, at any time, deliver a written request to Administrative Agent to increase the Tranche A Maximum Credit. Any such written request shall specify the amount of the increase in the Tranche A Maximum Credit that Borrowers are requesting, provided, that, (i) in no event shall the aggregate amount of any such increase cause the Maximum Credit to exceed $1,400,000,000, (ii) any such request shall be for an increase of not less than $50,000,000, (iii) any such request shall be irrevocable, (iv) in no event shall there be more than four (4) such increases and (v) as of the date of any such increase, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.

(b) Upon the receipt by Administrative Agent of any such written request, Administrative Agent shall notify each of the Tranche A Lenders of such request and each Tranche A Lender shall have the option (but not the obligation) to increase the amount of its Tranche A Commitment by an amount up to its Pro Rata Share of the amount of the increase thereof requested by Lead Borrower as set forth in the notice from Administrative Agent to such Tranche A Lender. Each Tranche A Lender shall notify Administrative Agent within fifteen (15) days after the receipt of such notice from Administrative Agent whether it is willing to so increase its Tranche A Commitment, and if so, the amount of such increase; provided, that, (i)

the minimum increase in the Tranche A Commitments of each such Tranche A Lender providing the additional Tranche A Commitments shall equal or exceed $1,000,000, and (ii) no Tranche A Lender shall be obligated to provide such increase in its Tranche A Commitment and the determination to increase the Tranche A Commitment of a Tranche A Lender shall be within the sole and absolute discretion of such Tranche A Lender. If the aggregate amount of the increases in the Tranche A Commitments received from the Tranche A Lenders does not equal or exceed the amount of the increase in the Tranche A Maximum Credit requested by Lead Borrower, Administrative Agent may seek additional increases from Lenders or Tranche A Commitments from such Eligible Transferees as it may determine, after consultation with Lead Borrower. In the event Tranche A Lenders (or Tranche A Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Tranche A Commitments or new Tranche A Commitments in an aggregate amount in excess of the increase in the Tranche A Maximum Credit requested by Borrowers or permitted hereunder, Administrative Agent shall then have the right to allocate such commitments, first to Tranche A Lenders and then to Eligible Transferees, in such amounts and manner as Administrative Agent may determine, after consultation with Lead Borrower. If the aggregate amount of the increase in Tranche A Commitments and new Tranche A Commitments, as the case may be, do not equal or exceed the amount of the increase in the Tranche A Maximum Credit requested by Lead Borrower, then Lead Borrower in its sole discretion may determine to not proceed with the proposed increase in the Tranche A Maximum Credit; provided, that, Lead Borrower notifies Administrative Agent of such decision not to proceed within three (3) days after Administrative Agent notifies Lead Borrower of the aggregate amount of the increase in Tranche A Commitments and new Tranche A Commitments that the Tranche A Lenders and/or Eligible Assignees have committed to.

(c) The Tranche A Maximum Credit shall be increased by the amount of the increase in the applicable Tranche A Commitments from Tranche A Lenders or new Tranche A Commitments from Eligible Transferees, in each case, selected in accordance with Section 2.6(b) above, for which Administrative Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Lead Borrower for the increase or such earlier date as Administrative Agent and Lead Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Tranche A Commitments and new Tranche A Commitments, as the case may be, exceed the amount of the increase in the Tranche A Maximum Credit requested by Lead Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Administrative Agent shall have received from each Tranche A Lender or Eligible Transferee that is providing an additional Tranche A Commitment as part of the increase in the Tranche A Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and each Borrower, provided, that, the aggregate Tranche A Commitments set forth in any such Assignment and Acceptance shall be not less than $1,000,000;

(ii) the conditions precedent to the making of Loans set forth in Section 4.2 shall be satisfied as of the date of the increase in the Tranche A Maximum Credit, both before and after giving effect to such increase;

(iii) such increase in the Tranche A Maximum Credit, on the date of the effectiveness thereof, shall not violate any applicable law (including, without limitation, FIRREA), regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(iv) there shall have been paid to each Tranche A Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Tranche A Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase.

(d) As of the effective date of any such increase in the Tranche A Maximum Credit, each reference to the term Tranche A Commitments and Tranche A Maximum Credit herein, as applicable, and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Tranche A Commitments and Tranche A Maximum Credit specified in the most recent written notice from Administrative Agent to Lead Borrower of the increase in the Tranche A Commitments and Tranche A Maximum Credit, as applicable.

(e) Effective on the date of each increase in the Tranche A Maximum Credit pursuant to this Section 2.6, as applicable, each reference in this Agreement to an amount of Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of each amount of Excess Availability to the amount of the Maximum Credit after such increase in the Maximum Credit remains the same as the ratio of such the amount of Excess Availability to the amount of the Maximum Credit prior to such increase in the Maximum Credit.

(f) In the event that, as a result of an increase in the Tranche A Maximum Credit, the Pro Rata Shares of any Lender or Lenders with respect to any Eurodollar Rate Loans are decreased (other than on the last date of the Interest Period(s) applicable thereto), Borrowers shall pay such Lenders, on the effective date of such increase in the Tranche A Maximum Credit, break funding compensation with respect to such decrease in the amount that would be due pursuant to Section 3.3(d) hereof had the Borrowers prepaid such Lenders’ interests in such Eurodollar Rate Loans by an amount equal to the decrease.

(g) In no event shall the fees, interest rate and other compensation offered or paid in respect of additional Tranche A Commitments or increase in Tranche A Commitments be higher than the amounts paid and payable to the then existing Tranche A Lenders in respect of their Tranche A Commitments, unless the fees, interest rate and other compensation payable to the then existing Tranche A Lenders are increased to the same as those paid in connection with the such new or additional Tranche A Commitments, except for the initial commitment fee payable in respect of such new or additional Tranche A Commitment of a Tranche A Lender.

2.7 Commitments. The aggregate amount of each Tranche A Lender’s Pro Rata Share of the Tranche A Revolving Loans, Swing Line Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender’s Tranche A Commitment, as the same may from time to time be amended in accordance with the provisions hereof. The aggregate amount of each Tranche A-1 Lender’s Pro Rata Share of the Tranche A-1 Revolving Loans shall not exceed the amount of such Lender’s Tranche A-1 Commitment, as the same may from time to time be amended in accordance with the provisions hereof. The aggregate amount of each Tranche A-2 Lender’s Pro Rata Share of the Tranche A-2 Term Loans shall not exceed the amount of such Lender’s Tranche A-2 Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.8 Joint and Several Liability. All Borrowers shall be jointly and severally liable for all amounts due to Administrative Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Administrative Agent or any Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. All references herein or in any of the other Financing Agreements to any of the obligation of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Administrative Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Administrative Agent or any Lender, (d) the failure by Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Administrative Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Administrative Agent or any Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers other than to the extent of the gross negligence or wilful misconduct of Administrative Agent or a Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against any Borrower or Guarantor and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Upon any Event of Default, and for so long as such Event of Default is continuing, Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations. To the extent of any guarantee or similar liability with respect to Swap Obligations, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower or Guarantor to honor all of its obligations under any such guarantee or similar liability in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations as it relates to such other Borrower or Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this provision constitute a “keepwell, support, or other agreement” for the benefit of each other Borrower or Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. The term “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Borrower or Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder. The term “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. The term “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) Borrowers shall pay to Administrative Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Each Borrower may from time to time request Eurodollar Rate Loans or may request that Base Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Base Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Administrative Agent of such a request from a Borrower, such Eurodollar Rate Loans shall be made or Base Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower shall have complied with such customary procedures as are established by Administrative Agent and specified by

Administrative Agent to Lead Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than fifteen (15) Interest Periods may be in effect at any one time, (iv) the amount of any Eurodollar Rate Loan shall be not less than $1,000,000 and the aggregate amount of the Eurodollar Rate Loans outstanding at any time must be in an amount not less than $5,000,000, and (v) Administrative Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Administrative Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Administrative Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Base Rate Loans upon the last day of the applicable Interest Period, unless Administrative Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Administrative Agent’s option, upon notice by Administrative Agent to Lead Borrower, be subsequently converted to Base Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Administrative Agent, for the benefit of Lenders, upon demand by Administrative Agent (or Administrative Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Base Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrowers to Administrative Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the first day of the month after any change in such Base Rate is announced based on the Base Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Administrative Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2 Fees.

(a) Borrowers shall pay to Administrative Agent, for the account of Tranche A Lenders and Tranche A-1 Lenders, an unused line fee calculated at one-quarter of one (0.25%) percent per annum until May 31, 2014 and adjusted thereafter every month (based on the Monthly Average Excess Availability for the immediately preceding month) to an amount equal to the applicable rate set forth below per annum, in each case, multiplied by the difference between the Tranche A Maximum Credit plus the Tranche A-1 Maximum Credit and the average outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears:

Tier	Monthly Average Excess Availability	Unused Line Fee Rate
1	Greater than 66 2/3% of the Maximum Credit	0.375%
2	Less than or equal to 66 2/3% of the Maximum Credit and greater than 33 1/3% of the Maximum Credit	0.25%
3	Less than or equal to 33 1/3% of the Maximum Credit	0.25%

Swing Line Loans shall not be considered in the calculation of the unused line fee. Such unused line fee shall be calculated on the basis of a 360 day year and actual days elapsed.

(b) Borrowers agree to pay to Administrative Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3 Changes in Laws and Increased Costs of Loans.

(a) If after the Effective Date, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit necessary to fund the Loans hereunder (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Administrative Agent pay to Administrative Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Lead Borrower by Administrative Agent and shall be conclusive, absent manifest error.

(b) If prior to the first day of any Interest Period, (i) Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Administrative Agent shall give telecopy or telephonic notice thereof to Lead Borrower as soon as practicable thereafter, and will also give prompt written notice to Lead Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Base Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower have the right to convert Base Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for Administrative Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Administrative Agent or such Lender shall promptly give written notice of such circumstances to Lead Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Borrowers and Guarantors shall indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any loss or expense which Administrative Agent or such Lender may sustain or incur as a consequence of (i) default by a Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Administrative Agent or such Lender) which would have accrued to Administrative Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

(e) Borrowers and Guarantors shall be liable for any tax or penalties imposed on Administrative Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Administrative Agent harmless with respect to the foregoing, and to repay to Administrative Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income, franchise or similar taxes imposed upon Lenders and attributable to any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

(f) Each Lender requiring compensation pursuant to Section 3.3(a), 3.3(d) or 3.3(e) shall notify Borrowers and Administrative Agent in writing of any event or circumstance giving rise to such demand for compensation no later than ninety (90) days following the date upon which the Lender has actual knowledge of such event or circumstance, and Borrowers shall not be obligated to compensate a Lender for any such increased cost or reduction which is not covered in such notice within such ninety (90) day period. Any demand for compensation pursuant to this Section 3.3 shall be in writing and shall state the amount due, if any, under Section 3.3(d) or 3.3(e) and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be conclusive, absent manifest error.

(g) If a Borrower is required to pay additional amounts to any Lender pursuant to Section 3.3(a) or Section 3.3(e) that increase the effective lending rate of such Lender with respect to its share of the Loans to greater than one-eighth (1/8%) percent in excess of the percentage of the effective lending rate of the other Lenders, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office with respect to making Eurodollar Rate Loans so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender. In the event that any one or more Lenders, pursuant to Section 3.3(a) or Section 3.3(e) hereof, incur any increased costs or taxes (other than increased costs to the extent such increased costs are not a recurring cost) for which any such Lender demands compensation pursuant to Section 3.3(a) or Section 3.3(e) hereof which increases the effective lending rate of such Lender with respect to its share of the Loans to greater than one-eighth (1/8%) percent in excess of the percentage of the effective lending rate of the other Lenders and such Lender has not mitigated such costs within sixty (60) days after receipt by such Lender from Lead Borrower of a written notice that such Lender’s effective lending rate has so exceeded the effective lending rate of the other Lenders, then and in any such event, Lead Borrower may substitute another financial institution which is an Eligible Transferee acceptable to Administrative Agent for such Lender to assume the Commitment of such Lender and to purchase the Loans of such Lender hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans owing to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts in respect of such Lender’s Commitment and share of the Loans (other than any early termination fee). Upon such purchase such Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Financing Agreements upon payment in full of all of the Obligations other than as to any early termination fee) and the replacement Lender shall succeed to the rights and benefits, and shall assume the obligations, of such Lender hereunder and thereunder. In no event may Lead Borrower replace a Lender that is also Administrative Agent or an issuer of a Letter of Credit Accommodation.

(h) For purposes of this Section 3.3 and any other applicable provision of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection, the Basel Committee on Banking Supervision (or any successor or similar authority), the Bank for International Settlements and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this Agreement.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Administrative Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

(a) each of the Nash-Finch Merger Documents shall be reasonably satisfactory to the Arrangers in all material respects (and the Arrangers acknowledge that the Nash-Finch Merger Documents provided to them as of July 21, 2013 are acceptable to them), and contemporaneously with the closing of the Credit Facility on the Effective Date, the Nash-Finch Merger shall be consummated in all material respects in accordance with the terms of the Nash-Finch Merger Documents without any material amendment or waiver thereof which is materially adverse to the Lenders except as consented to by Arrangers (it being understood that any change to the definitions of “Nash-Finch Material Adverse Effect”, “Spartan Material Adverse Effect”, or “Material Adverse Effect” contained in the Nash-Finch Merger Agreement, any waiver of the conditions precedent set forth in the Nash-Finch Merger Agreement regarding the absence of a “Nash-Finch Material Adverse Effect”, “Spartan Material Adverse Effect”, or “Material Adverse Effect”, any change in the representations in the Nash-Finch Merger Agreement relating to a “Nash-Finch Material Adverse Effect”, “Spartan Material Adverse Effect”, or “Material Adverse Effect” or any approval, waiver or consent to any actions taken or failure to take action by Parent as provided for in Section 6.11 of the Nash-Finch Merger Agreement by Parent without the consent of Arrangers, shall be deemed to be material and adverse to the interests of the Lenders), and otherwise in compliance with material applicable law and regulatory approvals where the failure to comply would reasonably be expected to be materially adverse to the Administrative Agent and Lenders, and Administrative Agent shall have received evidence of the consummation of the Nash-Finch Merger;

(b) Excess Availability, as of the Effective Date, shall be not less than $300,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder and after provision for payment of all fees and expenses of the initial transactions hereunder (which amount may be reduced by up to $50,000,000 solely to the extent of the aggregate amount of the availability based on any of the parcels of Real Property listed on Schedule 1.52 hereto that would have been included in the Tranche A Real Estate Availability or Tranche A-2 Real Estate Availability but for the failure of such parcel to satisfy the requirements for Eligible Real Property as of the Effective Date);

(c) receipt by Arrangers of: (i) any updates or modifications to the projected financial statements of Parent and its Subsidiaries previously received by Arrangers or to any of the assumptions with respect thereto, (ii) copies of interim unaudited financial statements for each quarter and month since the last audited financial statements of Borrowers and Guarantors and (iii) third party appraisals, field examinations and environmental audits in accordance with Administrative Agent’s customary procedures and in a form and scope substantially consistent with those previously delivered in connection with the Existing Spartan Credit Agreement and the Existing Nash-Finch Credit Agreement;

(d) execution and delivery of all Financing Agreements by the parties thereto, subject to clause (e) below, except, that, with respect to the delivery of Collateral Access Agreements for leased or third party locations, the failure to deliver such agreements shall not be a condition of making the initial Loans, provided, that, Borrowers shall have used commercially reasonable efforts to obtain such agreements prior to the Effective Date and to the extent not delivered prior to the Effective Date shall use commercially reasonable efforts to obtain such agreements thereafter (and to the extent that Administrative Agent has not received reasonably acceptable Collateral Access Agreements for a leased or third party location, it may establish a Reserve in respect of amounts payable under the applicable lease or other agreement pursuant to the terms of this Agreement), and including, without limitation, receipt of the following, each in form and substance satisfactory to Administrative Agent: (i) subject to clause (e) below, Deposit Account Control Agreements by and among Administrative Agent, each Borrower and each bank where such Borrower has a deposit account other than banks where such Borrower maintains a Store Account for which no Deposit Account Control Agreement is required pursuant to Section 6.3 hereof, in each case, duly authorized, executed and delivered by such bank and Borrower, (ii) originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto, (iii) lien (including tax lien) and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, (iv) evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements and certificates of insurance policies and/or endorsements naming Administrative Agent as loss payee, (v) such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Administrative Agent may reasonably request, limited to one (1) such outside counsel opinion for each applicable jurisdiction (it being agreed that one (1) counsel may opine on multiple jurisdictions, as applicable), and (vi) records of any required corporate or limited liability company action and proceedings of Borrowers and Guarantors approving an authorizing the execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereby therewith, such documents where requested by Administrative Agent or its counsel to be certified by appropriate officers or a Governmental Authority, if applicable (and including a copy of the articles or certificate of incorporation or comparable organizational documents of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate or limited liability company name of such Borrower or Guarantor as is set forth herein;

(e) Administrative Agent, for the benefit of itself and the other Secured Parties, shall hold perfected, first priority (subject to the permitted liens set forth in Sections 9.8(b), 9.8(c), 9.8(d), 9.8(e), 9.8(f), 9.8(g), 9.8(h), 9.8(i), 9.8(j), 9.8(m) and 9.8(o) to the extent such liens may have priority under applicable law), security interests in and liens upon the Collateral, and Administrative Agent shall have received such evidence of the foregoing as it reasonably requires, except, that, to the extent any Collateral (including the creation or perfection of any security interest therein) is not or cannot be provided on the Effective Date after the use of commercially reasonable efforts by Parent to do so, without undue burden or expense, then the perfection of any such lien, security interest and/or Collateral shall not constitute a condition precedent to the initial funding under this Agreement on the Effective Date but will be provided within ninety (90) days of the Effective Date or such longer period as Arrangers may reasonably agree (other than with respect to (i) the perfection of security interests in and liens on assets with respect to which a security interest may be perfected on the Effective Date solely by the filing of financing statements under the UCC or by the filing of a notice with the United States Patent and Trademark Office or the United States Copyright Office, and (ii) the perfection of security interests in and liens on the Capital Stock of Parent’s direct or indirect domestic Subsidiaries (after giving effect to the Nash-Finch Merger) with respect to which a security interest may be perfected on the Effective Date by the delivery of a stock certificate);

(f) subject to clause (e) above, Administrative Agent, for the benefit of itself and the other Secured Parties, shall have received such documentation as is necessary to, upon filing, recording or registration, hold first priority (subject to the permitted liens set forth in Sections 9.8(b), 9.8(c), 9.8(d), 9.8(e), 9.8(f), 9.8(g), 9.8(h), 9.8(i), 9.8(j), 9.8(m) and 9.8(o) to the extent such liens may have priority under applicable law), perfected security interests in and liens upon the Collateral;

(g) Administrative Agent and Lenders shall have received all documentation and other information reasonably required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent Administrative Agent has requested such information at least ten (10) Business Days prior to the Effective Date;

(h) no “Spartan Material Adverse Effect” (as defined in the Nash-Finch Merger Agreement as in effect on July 21, 2013 and as delivered to Arrangers) shall have occurred since March 30, 2013, or “Nash-Finch Material Adverse Effect” (as defined in the Nash-Finch Merger Agreement as in effect on July 21, 2013 and as delivered to Arrangers) shall have occurred since December 29, 2012;

(i) all costs, fees and expenses contemplated hereby due and payable on the Effective Date to Administrative Agent, Arrangers and Lenders in respect of the Credit Facility, to the extent invoiced at least two (2) Business Days prior to the Effective Date (or such later date as Parent may reasonably agree) shall, upon the initial borrowing under the Credit Facility, have been paid or charged to any loan account of Borrowers maintained by Administrative Agent and Borrowers shall have complied in all material respects with their obligations to assist in the syndication of the Credit Facility;

(j) Arrangers shall have received a solvency certificate from the Chief Financial Officer of Parent substantially in the form attached as Exhibit G hereof certifying that as of the Effective Date and after giving effect to the Credit Facility, the Nash-Finch Merger and the transactions reasonably contemplated hereby, Parent and its Subsidiaries, taken as a whole, shall be Solvent; and

(k) the Specified Representations and the Merger Agreement Representations shall be true and correct on the Effective Date.

4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to the making of any Loans and/or providing Letter of Credit Accommodations to Borrowers:

(a) all representations and warranties contained herein and in the other Financing Agreements (but, on the Effective Date and with respect to the making of the initial Loans only, with respect to only the Merger Agreement Representations and the Specified Representations and subject to Section 4.1(e)) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which purports to enjoin, prohibit, restrain or otherwise affect (i) the making of the Loans or providing the Letter of Credit Accommodations, or (ii) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements;

(c) other than with respect to the initial Loans made and initial Letter of Credit Accommodations provided, in each case, on the Effective Date, no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

(d) after giving effect to the requested Tranche A Revolving Loan or Letter of Credit Accommodation, the outstanding Tranche A Revolving Loans and Letter of Credit Accommodation will not exceed the lesser of the Tranche A Maximum Credit or the Tranche A Borrowing Base as then in effect,

(e) after giving effect to the requested Tranche A-1 Revolving Loan, the outstanding Tranche A-1 Revolving Loans will not exceed the lesser of the Tranche A-1 Maximum Credit or the Tranche A-1 Borrowing Base as then in effect, and

(f) after giving effect to the requested Revolving Loan or Letter of Credit Accommodation, the outstanding Loans will not exceed the lesser of the Maximum Credit or the Total Borrowing Base as then in effect.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

(a) To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Administrative Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Administrative Agent, for itself and the benefit of Secured Parties, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Administrative Agent or any Secured Party, collectively, the “Collateral”), including:

(i) all Accounts;

(ii) all general intangibles, including, without limitation, all Intellectual Property;

(iii) all goods, including, without limitation, Inventory and Equipment;

(iv) all Real Property and fixtures;

(v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi) all instruments, including, without limitation, all promissory notes;

(vii) all documents;

(viii) all deposit accounts;

(ix) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors;

(xi) all (1) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (2) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Administrative Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(xiii) to the extent not otherwise described above, all Receivables;

(xiv) all Prescription Files and other Records; and

(xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b) Notwithstanding anything to the contrary set forth in Section 5.1(a) above, the types or items of Collateral described in such Section shall not include the following (the “Excluded Assets”): (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s employees), (ii) any rights or interests in any contract, lease, permit, license or license agreement covering real or personal property, if under the terms of such contract, lease, permit, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license or license agreement has not been obtained; provided, that, (A) the foregoing exclusion shall in no way be construed to apply (1) if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (2) to the extent that any consent or waiver has been obtained that would permit Administrative Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions shall in no way be construed so as to limit, impair or otherwise affect Administrative Agent’s or any Lender’s continuing security interests in and liens upon any rights or interests of any Borrower or Guarantor in or to (1) monies due or to become due under any such contract, lease, permit, license, license agreement or stock, or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement or stock, (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that, upon submission and acceptance by the U.S. Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a), such intent-to-use trademark application shall be considered Collateral, (iv) shares of any Subsidiary that is a “controlled foreign corporation” in excess of sixty-five (65%) percent of all of the issued and outstanding shares of Capital Stock of such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) or (v) any alcoholic liquor of any Borrower or Guarantor, if under applicable law with respect thereto, the valid grant of a security interest or lien therein to Administrative Agent is prohibited and such prohibition is not capable of being waived or modified under such applicable law; provided, that, the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing security interests in and liens upon all proceeds of any of the foregoing Excluded Assets and any rights or interests of such Borrower or Guarantor in or to monies due or to become due with respect to or under any contract, lease, permit, license, charter or license agreement (including any Receivables) with respect thereto.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Administrative Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Administrative Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Administrative Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Administrative Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Effective Date. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Administrative Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Administrative

Agent prior to the Effective Date and ratifies and confirms the authorization of Administrative Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Administrative Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Administrative Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Administrative Agent or its designee as secured party and such Borrower or Guarantor as debtor.

(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the Effective Date, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the Effective Date, Borrowers and Guarantors shall promptly notify Administrative Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Administrative Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Administrative Agent may from time to time specify, in each case except as Administrative Agent may otherwise agree. At Administrative Agent’s option, each Borrower and Guarantor shall, or Administrative Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Administrative Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Capital Finance, LLC and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing. Promptly upon Administrative Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Administrative Agent may request to give Administrative Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Borrower and Guarantor does not have any deposit accounts as of the Effective Date, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the Effective Date open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Administrative Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Administrative Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Administrative Agent may specify either (A) deliver to Administrative Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Administrative Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Administrative Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees or deposit accounts for which a Deposit Account Control Agreement is not required pursuant to Section 6.3.

(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the Effective Date, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the Effective Date, in each case except as set forth in the Information Certificate.

(f) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the Effective Date hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Administrative Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Administrative Agent thereof and cause the issuer to agree to comply with instructions from Administrative Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee.

(g) Borrowers and Guarantors shall not, directly or indirectly, after the Effective Date open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Administrative Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Administrative Agent, and (iii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall execute and deliver, and cause to be executed and delivered to Administrative Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary.

(h) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the Effective Date, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the Effective Date, such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Administrative Agent may specify, either (i) deliver, or cause to be delivered to Administrative Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Administrative Agent, consenting to the assignment of the proceeds of the letter of credit to Administrative Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Administrative Agent or as Administrative Agent may otherwise direct or (ii) cause Administrative Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(i) Borrowers and Guarantors do not have any commercial tort claims in excess of $1,000,000 as of the Effective Date, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the Effective Date have any commercial tort claims, such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Administrative Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Administrative Agent shall be deemed to constitute such grant to Administrative Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Administrative Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Administrative Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Administrative Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Administrative Agent’s request, execute and deliver, or cause to be executed and delivered, to Administrative Agent such other agreements, documents and instruments as Administrative Agent may require in connection with such commercial tort claim.

(j) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the Effective Date, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the Effective Date in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Administrative Agent thereof in writing. Promptly upon Administrative Agent’s request, Borrowers and Guarantors shall deliver to Administrative Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

(k) Borrowers and Guarantors shall take any other actions reasonably requested by Administrative Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Administrative Agent to enforce, the security interest of Administrative Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Administrative Agent to enforce, the security interest of Administrative Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Administrative Agent to enforce, the security interest of Administrative Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

(l) Notwithstanding anything in this Agreement to the contrary, Administrative Agent may determine, with respect to any specific items of Collateral, not to perfect its security interest therein based on the de minimis value thereof relative to the costs associated with such perfection.

SECTION 6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts. Administrative Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Administrative Agent’s customary practices as in effect from time to time.

6.2 Statements. Administrative Agent shall render to Lead Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Administrative Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Administrative Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Administrative Agent receives a written notice from Lead Borrower of any specific exceptions of Lead Borrower thereto within forty-five (45) days after the date such statement has been received by Lead Borrower. Until such time as Administrative Agent shall have rendered to Lead Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrowers and Guarantors.

6.3 Collection of Accounts.

(a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the Effective Date and identifies each of the deposit accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower (together with any other deposit accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such deposit account by such Borrower.

(i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower (other than Medicare Accounts and Medicaid Accounts) into the Store Account of such Borrower used solely for such purpose in accordance with the current practices of such Borrower as of the Effective Date, but in any event no less frequently than (x) once every five (5) Business Days if Excess Availability is equal to or greater than $250,000,000, or (y) once every three (3) Business Days if Excess Availability is less than $250,000,000; except, that, Borrowers may have up to $12,500,000 in cash in the aggregate at all retail stores immediately after each deposit of funds from the stores into the applicable Store Accounts. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer on each Business Day to the Blocked Accounts as provided in Section 6.3(a)(iii) below, except nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower’s arrangements with the bank at which such Store Accounts are maintained (which amounts, together with all amounts held at the retail store locations and not yet deposited in the Store Accounts, shall not in the aggregate exceed $12,500,000 at any one time, except to the extent from time to time additional amounts may be held in the retail stores or the Store Accounts on Saturday, Sunday or other days where the applicable depository bank is closed, which additional amounts are to be, and shall be, transferred on the next Business Day to the Blocked Accounts) and except as Administrative Agent may otherwise agree; provided, that, the $12,500,000 amount referenced above shall be automatically increased if the aggregate number of retail store locations of Borrowers increases from the aggregate net number of retail store locations of Borrowers that exist on the date of this Agreement, by a pro rata amount based on such increase.

(ii) Each Borrower shall establish and maintain a separate lockbox and related deposit account into which such Borrower shall promptly deposit, and shall direct each Fiscal Intermediary or other Third Party Payor in accordance with the applicable Medicare and Medicaid regulations to directly remit, all payments in respect of any Medicare Accounts or Medicaid Accounts. Such separate lockboxes and related deposit accounts shall only be used for purposes of receiving payments in respect of Medicare Accounts and Medicaid Accounts and shall be under the sole control of the applicable Borrower; provided, that, (A) Borrowers shall authorize, direct and instruct the depository banks at which such separate lockboxes and deposit accounts are maintained to remit by federal funds wire transfer all funds received or deposited into such lockboxes and related deposit accounts amounts on deposit in such accounts on a daily basis to one of the Blocked Accounts or such bank account of Administrative Agent as Administrative Agent may from time to time designate for such purpose, which instructions by Borrowers to such banks may only be changed after not less than three (3) Business Days’ prior written notice to such banks and Administrative Agent and (B) any change in such instructions without the prior written consent of Administrative Agent shall be an Event of Default hereunder.

(iii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Administrative Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds of Receivables or other Collateral, including all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral (but not including payments of Medicare Accounts or Medicaid Accounts that are sent to the separate lockbox and related deposit accounts established pursuant to clause (ii) above).

(iv) Borrowers and Guarantors shall deliver, or cause to be delivered to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2(d) hereof. At any time a Default or an Event of Default shall exist or have occurred and be continuing, promptly upon Administrative Agent’s request, Borrowers and Guarantors shall deliver, or cause to be delivered, to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by such banks where a Store Account is maintained as Administrative Agent shall specify. Without limiting any other rights or remedies of Administrative Agent or Lenders, Administrative Agent may, at its option, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Administrative Agent Payment Account at any time there is a Cash Dominion Event. Without limiting any other rights or remedies of Administrative Agent or Lenders, in the event that a Deposit Account Control Agreement is in effect for a Store Account, then Administrative Agent may, at its option, instruct the depository bank at which the Store Account is maintained to transfer all available funds received or deposited into the Store Account to the Administrative Agent Payment Account at any time there is a Cash Dominion Event. As to the Blocked Accounts or the Store Accounts, as the case may be, Administrative Agent shall send to Lead Borrower a copy of any such written instruction sent by Administrative Agent to the depository bank promptly thereafter. In the event that at any time ninety (90) days after Administrative Agent has instructed such depository banks to transfer such funds to the Administrative Agent Payment Account, a Cash Dominion Event no longer exists, upon Lead Borrower’s written request received by Administrative Agent within five (5) Business Days after such Cash Dominion Event no longer exists, Administrative Agent shall rescind its prior instructions and give new instructions to such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of Borrowers and Guarantors as Lead Borrower may specify in writing to Administrative Agent until such time as Administrative Agent is entitled to notify and shall notify the depository bank otherwise as provided above. At all times that Administrative Agent shall have notified any depository bank to transfer funds from a Blocked Account or Store Account to the Administrative Agent Payment Account, all payments made to such Blocked Accounts or Store Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Administrative Agent in respect of the Obligations and therefore shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding Obligations.

(b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Administrative Agent of immediately available funds in the Administrative Agent Payment Account provided such payments and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Administrative Agent in the Administrative Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Loans outstanding or the amounts on deposit in the Blocked Accounts are not being remitted to the Administrative Agent Payment Account, Administrative Agent shall be entitled to an administrative fee in an amount calculated based on the Interest Rate for Eurodollar Rate Loans (on a per annum basis) then in effect multiplied by the amount of the funds received in the Blocked Account for such day in accordance with the customary practice of Administrative Agent. The economic benefit of the timing in the application of payments (and the administrative fee with respect thereto, if applicable) shall be for the sole benefit of Administrative Agent.

(c) Each Borrower and Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Administrative Agent, receive, as the property of Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Administrative Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Administrative Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Administrative Agent’s payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Administrative Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments.

(a) All Obligations shall be payable to the Administrative Agent Payment Account as provided in Section 6.3 or such other place as Administrative Agent may designate from time to time. Prior to the occurrence of an Event of Default, Administrative Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i) first, to the payment in full of any fees, indemnities or expense reimbursements then due to Administrative Agent from any Borrower or Guarantor;

(ii) second, ratably, to the payment in full of any fees, indemnities or expense reimbursements then due to Lenders and Issuing Bank from any Borrower or Guarantor;

(iii) third, ratably, to the payment in full of interest due in respect of any Loans (and including any Special Administrative Agent Advances);

(iv) fourth, to the payment in full of principal in respect of Special Administrative Agent Advances;

(v) fifth, to the payment in full of principal in respect of the Swing Line Loans;

(vi) sixth, ratably, to the payment in full of principal in respect of the Loans;

(vii) seventh, ratably, to pay or prepay any other Obligations whether or not then due, in such order and manner as Administrative Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products); and

(viii) eighth, ratably, to pay or prepay any Obligations arising under or pursuant to Bank Products.

(b) On and after the occurrence of an Event of Default, Administrative Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i) first, to the payment in full of any fees, indemnities or expense reimbursements then due to Administrative Agent from any Borrower or Guarantor;

(ii) second, ratably, to the payment in full of any fees, indemnities or expense reimbursements then due to Lenders and Issuing Bank from any Borrower or Guarantor;

(iii) third, ratably, to the payment in full of interest due in respect of any Loans (and including any Special Administrative Agent Advances) other than Tranche A-1 Revolving Loans and the Tranche A-2 Term Loans;

(iv) fourth, to the payment in full of principal in respect of Special Administrative Agent Advances;

(v) fifth, to the payment in full of principal in respect of the Swing Line Loans,

(vi) sixth, ratably, to the payment in full of principal in respect of the Tranche A Revolving Loans and to be held as cash collateral in an amount equal to one hundred five (105%) percent of the Letter of Credit Accommodations,

(vii) seventh, ratably, to the payment in full of interest due in respect of the Tranche A-1 Revolving Loans;

(viii) eighth, ratably, to the payment in full of principal in respect of the Tranche A-1 Revolving Loans;

(ix) ninth, ratably, to the payment in full of interest due in respect of the Tranche A-2 Term Loans;

(x) tenth, ratably, to the payment in full of principal in respect of the Tranche A-2 Term Loans;

(xi) eleventh, to pay or prepay any other Obligations whether or not then due, in such order and manner as Administrative Agent determines or to be held as cash collateral in connection with any contingent Obligations, other than in respect of Letter of Credit Accommodations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products) and

(xii) twelfth, ratably, to pay or prepay any Obligations arising under or pursuant to Bank Products.

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Lead Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Base Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(d) At Administrative Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Administrative Agent. Borrowers and Guarantors shall make all payments to Administrative Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Administrative Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Administrative Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Administrative Agent, and do hereby indemnify and hold Administrative Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(d) shall remain effective notwithstanding any contrary action which may be taken by Administrative Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Authorization to Make Loans. Administrative Agent and Lenders are authorized to make the Loans (including Swing Line Loans) and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be the chief financial officer, vice president of finance, treasurer, assistant treasurer, director of finance, corporate treasurer, controller of Lead Borrower or other authorized person designated by any of such persons from time to time to Administrative Agent or, at the discretion of Administrative Agent, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Revolving Loans (including Swing Line Loans) or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. Boston time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans (including Swing Line Loans) and Letter of Credit Accommodations under this

Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Administrative Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Administrative Agent on or about the Effective Date, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and (c) costs, expenses and fees in connection with the Nash-Finch Merger. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7 Appointment of Parent as Lead Borrower for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Lead Borrower to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Administrative Agent or any Lender in the name or on behalf of such Borrower, to select the applicable Interest Rate for any such Loans or to take other actions contemplated as being taken by any Borrower under this Agreement or any of the other Financing Agreements. Administrative Agent and Lenders may disburse the Loans to such bank account of Lead Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Lead Borrower may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Administrative Agent and Lead Borrower may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Lead Borrower hereby accepts the appointment by Borrowers to act for and on behalf of the other Borrowers pursuant to this Section 6.7. Lead Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each other Borrower and Guarantor hereby irrevocably appoints and constitutes Lead Borrower to receive statements on account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements and any statements or notices sent to or received by Lead Borrower shall be deemed received by each of the other Borrowers and Guarantors.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Lead Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

(e) No purported termination of the appointment of Lead Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Administrative Agent.

6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.9 Sharing of Payments, Etc.

(a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Administrative Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Administrative Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Lead Borrower and Administrative Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Administrative Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Administrative Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment)

in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Administrative Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10 Settlement Procedures; Defaulting Lenders.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Administrative Agent and Lenders , Administrative Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, including the Swing Line Lender, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Revolving Loans made by Administrative Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Boston time on the Business Day immediately preceding the date of each settlement computation; provided, that, Administrative Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. With respect to Swing Line Loans made by Swing Line Lender (or Administrative Agent on behalf of Swing Line Lender), Swing Line Lender (or Administrative Agent on behalf of Swing Line Lender) may settle on the Swing Line Loans from time to time as it determines, but not less frequently than once each week. Administrative Agent (or Swing Line Lender as to Swing Line Loans) shall deliver to each of the Tranche A Lenders and Tranche A-1 Lenders after the end of each week, or at such lesser period or periods as Administrative Agent (or Swing Line Lender as to Swing Line Loans) shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Administrative Agent (or Swing Line Lender in the case of Swing Line Loans) and received by a Lender prior to 12:00 p.m. Boston time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Boston time on the same Business Day and if received by a Lender after 12:00 p.m. Boston time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Boston time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Revolving Loans is more than such Lender’s Pro Rata Share of the outstanding Revolving Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Administrative Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Revolving Loans for the previous Settlement Period, Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. Each Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Swing Line Lender (or upon its request to Administrative Agent) by wire transfer in immediately available funds the amount of such Lender’s Pro Rata Share of the outstanding Swing Line Loans as set forth in the summary statement provided to such Lender as provided above. Amounts transferred to Swing Line Lender (or Administrative Agent as the case may be) in respect to a settlement of Swing Line Loans shall be applied to the payment of the Swing Line Loans and shall constitute Tranche A Revolving Loans of such Lenders. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Administrative Agent. Administrative Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans to the extent such Revolving Loans have been funded by such Lender. Because the Administrative Agent on behalf of Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Lenders will actually advance and/or be repaid such Revolving Loans, interest with respect to Revolving Loans shall be allocated by Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Loans by a Borrower, Administrative Agent may apply such amounts repaid directly to any amounts made available by Administrative Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Administrative Agent may, at its option, at any time require each Lender to provide Administrative Agent with immediately available funds representing its Pro Rata Share of each Revolving Loan, prior to Administrative Agent’s disbursement of such Revolving Loan to Borrower. In such event, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Revolving Loan hereunder.

(d) If Administrative Agent is not funding a particular Revolving Loan to or for the benefit of a Borrower pursuant to Sections 6.10(a) and 6.10(b) on any day, but is requiring each Lender to provide Administrative Agent with immediately available funds on the date of such Revolving Loan, Administrative Agent may assume that each Lender will make available to Administrative Agent such Lender’s Pro Rata Share of the Revolving Loan requested or otherwise made on such day and Administrative Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Administrative Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans. During the period in which such Lender has not paid such corresponding amount to Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Administrative Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Revolving Loan made by Administrative Agent for its own account.

(e) Upon any failure by a Lender to pay Administrative Agent (or Swing Line Lender) pursuant to the settlement described in Section 6.10(b) above or to pay Administrative Agent pursuant to Section 6.10(c) or 6.10(d), Administrative Agent shall promptly thereafter notify Lead Borrower of such failure and Borrowers shall pay such corresponding principal amount to Administrative Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice. The term “Defaulting Lender” shall mean (i) any Lender that has failed to fund any portion of the Loans, participations in Letter of Credit Accommodations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, or has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, and such failure has not been cured by the making of such funding or payment over to Administrative Agent or such Lender by such Lender within such two (2) Business Day period, unless such Lender notifies the Administrative Agent and Administrative Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (except to the extent that such Lender may be required to make the payment hereunder notwithstanding the failure of a condition precedent), (ii) any Lender that has notified Administrative Agent, any Lender, Issuing Bank, or any

Borrower or Guarantor in writing that it will not or does not intend to comply with any of its funding obligations under this Agreement (and such Lender has not retracted such notification in writing) or has made a public statement in writing to the effect that it will not or does not intend to comply with its funding obligations under this Agreement (and such Lender has not retracted such public statement in writing), unless such writing or statement indicates that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (iii) any Lender that becomes or is insolvent or has a parent company that has become or is insolvent or becomes the subject of a bankruptcy or insolvency proceeding, or has a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and has not obtained all required orders, approvals or consents of any court or other Governmental Authority to continue to fulfill its obligations hereunder, in form and substance reasonably satisfactory to Administrative Agent and Administrative Borrower; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreement made with such Lender.

(f) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Tranche A Lenders, Required Tranche A-1 Lenders, Required Tranche A-2 Lenders and Supermajority Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.1 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 6.4(d) shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder; third, to provide cash collateral for the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 6.10(i) below; fourth, as Lead Borrower may request (so long as no Default or Event of Default exists or has occurred and is continuing), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Lead Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans (including Swing Line

Loans and Special Administrative Agent Advances) under this Agreement and (B) provide cash collateral for the benefit of Issuing Banks with respect to future Fronting Exposure of Issuing Banks; sixth, to the payment of any amounts owing to Lenders, the Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall exist or have occurred and be continuing, to the payment of any amounts owing to Parent as a result of any judgment of a court of competent jurisdiction obtained by Parent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (A) such payment is a payment of the principal amount of any Revolving Loans or Letter of Credit Accommodations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Revolving Loans were made or the related Letter of Credit Accommodations were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and Letter of Credit Accommodations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or Letter of Credit Accommodations owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Obligations in respect of Letter of Credit Accommodations and Swing Line Loans are held by the Tranche A Lenders pro rata in accordance with the Commitments without giving effect to Section 6.10(f)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 6.10(i) below shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) With respect to certain fees:

(A) No Defaulting Lender shall be entitled to receive any unused line fee under Section 3.2(a) hereof for any period during which that Tranche A Lender or Tranche A-1 Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B) Each Defaulting Lender that is a Tranche A Lender shall be entitled to receive letter of credit fees under Section 2.4(b) hereof for any period during which that Tranche A Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letter of Credit Accommodations for which it has provided cash collateral pursuant to Section 6.10(i) below.

(C) With respect to any unused line fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Obligations in respect of Letter of Credit Accommodations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s participation in Letter of Credit Accommodations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders who are Tranche A Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.2 hereof are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified the Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate outstanding Revolving Loans and participations in Letter of Credit Accommodations, Swing Line Loans and Special Administrative Agent Advances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, provide cash collateral for the Issuing Banks’ Fronting Exposure in accordance with Section 6.10(i) below.

(g) If Borrowers, Administrative Agent, Swing Line Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letter of Credit Accommodations and Swing Line Loans to be held pro rata by the Tranche A Lenders in accordance with the Tranche A Commitments (without giving effect to Section 6.10(a)(iv) above), whereupon such Lender will cease to be a Defaulting Lender; provided, that, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(h) So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit Accommodations unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(i) At any time that there shall exist a Defaulting Lender that is a Tranche A Lender, within one (1) Business Day following the written request of Administrative Agent or any Issuing Bank (with a copy to Administrative Agent), Borrowers shall provide cash collateral to secure the Fronting Exposure of the Issuing Banks with respect to such Defaulting Lender (determined after giving effect to Section 6.10(f)(iv) above and any cash collateral provided by such Defaulting Lender) in an amount not less than one hundred five (105%) percent of the Fronting Exposure of the Issuing Banks.

(i) Borrowers, and to the extent provided by any Defaulting Lender that is a Tranche A Lender, such Defaulting Lender, hereby grants to, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such cash collateral as security for such Defaulting Lender’s obligation to fund participations in respect of Obligations in connection with Letter of Credit Accommodations, to be applied pursuant to clause (i)(ii) below. If at any time Administrative Agent determines that such cash collateral is subject to any right or claim of any Person other than Administrative Agent and Issuing Banks as herein provided (other than liens permitted under Section 9.8 hereof), or that the total amount of such cash collateral is less than the amount specified above, Borrowers shall, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).

(ii) Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section in respect of Letter of Credit Accommodations shall be applied to the satisfaction of the Defaulting Lender’s (which is a Tranche A Lender) obligation to fund participations in respect of Obligations in connection with Letter of Credit Accommodations (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by Administrative Agent and each Issuing Bank that there exists excess cash collateral; provided that, (1) the Person providing cash collateral and each Issuing Bank may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations and (2) to the extent that such cash collateral was provided by Borrowers, such cash collateral shall remain subject to the security interest granted pursuant to the Financing Agreements.

(j) Lead Borrower and Administrative Agent shall have the right, but not the obligation, at any time that there is a Defaulting Lender, and upon the exercise by either Lead Borrower or Administrative Agent of such right, such Defaulting Lender shall have the obligation, to sell, assign and transfer to an Eligible Transferee designated by Lead Borrower and approved by Administrative Agent or designated by Administrative Agent after consultation with Lead Borrower, the Commitment of such Defaulting Lender and all rights and interests of such Defaulting Lender pursuant thereto. Lead Borrower or Administrative Agent, as the case may be, shall provide the Defaulting Lender (and the Lead Borrower or the Administrative Agent as the case may be) with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Defaulting Lender), except that on the date of such purchase and sale, the Eligible Transferee specified by Lead Borrower and approved by Administrative Agent or Administrative Agent, shall pay to the Defaulting Lender (except as Administrative Agent and such Defaulting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Defaulting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Defaulting Lender to the effective date of the purchase (but in no event shall the Defaulting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Defaulting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Defaulting Lender and the Commitment of the Defaulting Lender shall terminate on such date.

(k) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.11 Taxes.

(a) Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, duties, taxes, levies, imposts, fees, deductions, charges or withholdings of any kind imposed by any Governmental Authority with respect to such payments, excluding (i) in the case of each Lender, Issuing Bank and Administrative Agent (A) duties, taxes, levies, imposts, fees, deductions, charges, or withholdings of any kind measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuing Bank or Administrative Agent (as the case may be) is incorporated or otherwise organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (B) any United States withholding taxes payable with respect to payments under the Financing Agreements under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) applicable to such Lender, Issuing Bank or Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance) (ii) in the case of each Lender, Issuing Bank or Administrative Agent, duties, taxes, levies, imposts, fees, deductions, charges or withholdings of any kind imposed on it as a result of a present or former connection between such Lender, Issuing Bank or

Administrative Agent (as the case may be) and the jurisdiction imposing such duties, taxes, levies, imposts, fees, deductions, charges or withholdings but excluding any such connection arising from the activities of such Lender, Issuing Bank or Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or any of the other Financing Agreements including but not limited to, executing delivering or performing its obligations or receiving a payment under or enforcing this Agreement or any of the other Financing Agreements and (iii) any United States federal withholding taxes imposed under FATCA (all such non-excluded duties, taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) Subject to the second to last sentence of Section 6.11(g), if any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender, Issuing Bank or Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.11), such Lender, Issuing Bank or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower or Guarantor shall make such deductions, (iii) the relevant Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Borrower or Guarantor shall deliver to Administrative Agent evidence of such payment.

(c) In addition, each Borrower and Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, “Other Taxes”).

(d) Subject to the second to last sentence of Section 6.11(g), each Borrower and Guarantor shall indemnify each Lender, Issuing Bank and Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.11) paid by such Lender, Issuing Bank or Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender, Issuing Bank or Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Lead Borrower by a Lender, an Issuing Bank (with a copy to Administrative Agent) or by Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(f) Without prejudice to the survival of any other agreements of any Borrower or Guarantor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Borrower or Guarantor contained in this Section 6.11 shall survive the termination of this Agreement and the payment in full of the Obligations.

(g) Any Foreign Lender shall, on the date it becomes a party to this Agreement (whether as an assignee of an interest under this Agreement pursuant to Sections 13.7(a) or 13.7(f) or otherwise), or upon any change in its lending office, deliver to Lead Borrower and Administrative Agent: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, (ii) duly completed copies of Internal Revenue Service Form W-8ECI claiming exemption from withholding because the income is effectively connection with a U.S. trade or business or any successor form, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (A) a certificate of the Lender to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described and Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from withholding under the portfolio interest exemption or any successor form or (iv) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from or a reduction in United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit a Borrower to determine the withholding or deduction required to be made. Unless Lead Borrower and Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Financing Agreements to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers, Guarantors or Administrative Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate. Borrowers and Guarantors shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. withholding tax pursuant Section 6.11(b) or 6.11(d) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of this Section 6.11(g). Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrowers and Guarantors shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 6.11 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous in any material respect to such Lender.

(i) If the Borrowers or Guarantors pay any additional amount pursuant to this Section 6.11 with respect to any Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that, such Lender shall have no obligation to use such reasonable efforts to obtain a credit if it is in an excess foreign tax credit position and shall have no obligation to use such reasonable efforts if it believes in good faith that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrowers or Guarantors an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrowers or Guarantors, as applicable, so as to leave such Lender in no worse position that in which it would have been in if payment of the relevant additional amount had not been made. Nothing contained in this Section 6.11(i) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 6.11(j) to the Borrowers, Guarantors or any other party.

(j) If a payment made to Administrative Agent or a Lender under any Financing Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent or such Lender shall deliver to Lead Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Lead Borrower or Administrative Agent as may be necessary for Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine, as applicable, that Administrative Agent or such Lender has complied with Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (j), the term “FATCA” shall include any amendments to FATCA after the date of this Agreement.

6.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.13 Bank Products. Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and Guarantors or any of their Subsidiaries that obtain Bank Products shall indemnify and hold Administrative Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.13 shall survive the payment of the Obligations and the termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowers shall provide Administrative Agent with the following documents in a form reasonably satisfactory to Administrative Agent:

(i) as soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of Borrowers and Guarantors as of the Effective Date (but in any event within ten (10) Business Days after the end thereof), or weekly (but in any event by no later than Wednesday of each week) at any time that Excess Availability is less than an amount equal to fifteen (15%) percent of the Total Borrowing Base (and in such event the delivery of Borrowing Base Certificates on a weekly basis shall continue for not less than four (4) consecutive weeks), or more frequently as Administrative Agent may request at any time that a Default or Event of Default shall exist or have occurred, a Borrowing Base Certificate setting forth the calculation of each of the Tranche A Borrowing Base, Tranche A-1 Borrowing Base and Tranche A-2 Borrowing Base as of the last Business Day of the immediately preceding period as to the Accounts, Inventory, Prescription Files, unaffixed Tax Stamps, Equipment, Rolling Stock and Real Property duly completed and executed by the chief financial officer, vice president of finance, corporate treasurer or controller of Parent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a recap of all Accounts created, collections received and credit memos issued for the immediately preceding period);

(ii) the reports set forth on Schedule 7.1.

(b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Administrative Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or the Tranche A-2 Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Administrative Agent in good faith, the determination of Administrative Agent shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Administrative Agent any information which Administrative Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate. Each of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or the Tranche A-2 Borrowing Base may be adjusted based on the information set forth in the reports received by Administrative Agent under this Section 7.1. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Administrative Agent and to follow Administrative Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2 Accounts Covenants.

(a) Borrowers shall notify Administrative Agent promptly of: (i) any material delay in any Borrower’s or performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor reasonably likely to adversely impact the collectability or enforceability of an Account, (iii) any event or circumstance which, to the best of any Borrower’s or Guarantor’s knowledge, would cause Administrative Agent to consider any then existing material Accounts as no longer constituting Eligible Accounts, (iv) any notice of a material default by any Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (v) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (vi) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower. No credit, discount, allowance or extension or agreement for any of the foregoing in excess of $100,000 shall be granted to any Account Debtor without Administrative Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its practices and policies previously disclosed in writing to Administrative Agent and except as set forth in the schedules delivered to Administrative Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Administrative Agent or schedule thereof delivered to Administrative Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Blocked Accounts (or other deposit accounts in the case of Medicare Accounts and Medicaid Accounts identified to Administrative Agent that are used exclusively for handling payments or other remittances in respect of such Accounts), in each case, maintained in accordance with the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Administrative Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Administrative Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Administrative Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c) No Borrower or Guarantor shall purchase goods from suppliers and deliver goods that give rise to Military Receivables, except Grocery Supply Acquisition Corp. and Nash Finch, provided, that, Lead Borrower may, subject to and in accordance with the terms hereof, establish a separate subsidiary that is only engaged in the business of purchasing goods from suppliers and delivering goods giving rise to Military Receivables, provided, that, such separate subsidiary or subsidiaries shall be a Borrower hereunder and shall satisfy all of the requirements of Section 9.24, including the execution and delivery of such agreements and documents as Administrative Agent may reasonably request in connection therewith.

(d) Administrative Agent shall have the right at any time or times, in Administrative Agent’s name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain correct and accurate inventory records in a manner consistent with its current practices as of the Effective Date (except to the extent of changes in such practices as a result of the establishment of a reliable, consistent and accurate perpetual inventory system at the Retail Division for pharmacy and non-perishables), (b) Borrowers and Guarantors shall, or a third party inventory counting service on behalf of Borrowers and Guarantors shall, conduct a physical count of the Inventory at least twice each fiscal year as to non-perishable Inventory of the Retail Division (or on and after the establishment of a retail perpetual inventory system for pharmacy or non-perishables at the Retail Division that is satisfactory to Borrowers and Administrative Agent, one (1) time each year with respect to pharmacy and/or non-perishables, as applicable, whether through periodic cycle counts or otherwise) and once each fiscal four (4) week period of Borrowers and Guarantors (determined in accordance with the current accounting practices of Borrowers and Guarantors as of the Effective Date) as to the perishable Inventory of the Retail Division, and at least once each year, whether through periodic cycle counts or otherwise, as to the Inventory of the Distribution Division, but in each case at any time or times as Administrative Agent may request on or after an Event of Default, and promptly following any such physical inventory shall supply Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to Administrative Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Administrative Agent, except for sales, returns or transfers of Inventory in the ordinary course of its business that are reported to Administrative Agent in accordance with the terms hereof and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) Borrowers shall, at their expense, (i) not less than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Total Borrowing Base, (ii) not less than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Total Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Administrative Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws in all material respects (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) as between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party); (g) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; except for the right of return given to retail customers of Borrowers in the ordinary course of business and in accordance with the then current return policy of Borrowers; (h) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (i) upon Administrative Agent’s request, Borrowers shall, at their expense, conduct through an inventory counting service acceptable to Administrative Agent, a physical count of the Inventory of the Retail Division in form, scope and methodology acceptable to Administrative Agent (but only to the extent that a physical count that is acceptable to Borrowers and Administrative Agent has not been conducted by such inventory counting service within the immediately preceding two fiscal quarters so long as no Default or Event of Default shall exist or have occurred or four (4) fiscal week period of Borrowers and Guarantors (determined in accordance with the current accounting principles of Borrowers and Guarantors as of the Effective Date) at any time a Default or Event of Default shall exist or have occurred, the results of which shall be reported directly by such inventory counting service to Administrative Agent and Borrowers shall promptly deliver confirmation to Administrative Agent that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to the inventory records of Borrowers.

7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Borrowers and Guarantors shall, at their expense, (i) not less than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Total Borrowing Base (provided, that, so long as Excess Availability is greater than such amount for such twelve (12) month period, with respect to Real Property with a fair market value of less than $1,000,000 as set forth in the appraisals most recently received by Administrative Agent with respect to such Real Property prior to the Effective Date, such appraisal shall be in the discretion of Administrative Agent for such Real Property which, in the aggregate, has a fair market value of less than $10,000,000), (ii) not less than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Total Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, deliver or cause to be delivered to Administrative Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and upon which Administrative Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws in all material respects; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired, replaced or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property (but not including for this purpose any plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures); and (g) as between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Equipment (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party).

7.5 Prescription Files Covenants. With respect to the Prescription Files: (a) each Borrower and Guarantor shall at all times maintain the Prescription Files in a manner consistent with the requirements of Federal, State and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate; (b) Borrowers and Guarantors shall not remove any Prescription Files from the locations set forth or permitted herein, without providing prior notice to Administrative Agent, except for transfers of Prescription Files in the ordinary course of its business (including at the request of customers with respect to such customer’s own Prescription Files) and except to move Prescription Files directly from one location set forth or permitted herein to another such location; (c) Borrowers shall, at their expense, (i) not less than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Total Borrowing Base, (ii) not less than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Total

Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Administrative Agent written appraisals as to the Prescription Files in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely; (d) Borrowers and Guarantors shall use, store and maintain the Prescription Files with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects; (e) there are no limitations or restrictions on the rights of any Borrower or Guarantor to sell, transfer or otherwise assign the Prescription Files to any third party so long as such third party has the licenses required under applicable state law to operate a pharmacy and sell products subject to a prescription; (f) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use and sale of prescriptions and the maintenance and use of the Prescription Files (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party); and (g) Borrowers and Guarantors shall keep the Prescription Files in good and marketable condition.

7.6 Rolling Stock Covenants. With respect to the Rolling Stock: (a) each Borrower and Guarantor shall at all times maintain records with respect to Rolling Stock reasonably satisfactory to Administrative Agent, keeping correct, detailed and accurate records describing the Rolling Stock, the quality and repair records with respect thereto, such Borrower’s or Guarantor’s cost therefor; (b) Borrowers and Guarantors shall conduct a physical count or inventory of the Rolling Stock at least once each year but at any time or times as Administrative Agent may request on or after an Event of Default, and promptly following such physical count or inventory shall supply Administrative Agent with a report in the form and with such specificity as may be satisfactory to Administrative Agent concerning such physical count; (c) Borrowers shall, at their expense, (i) not less than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Total Borrowing Base, (ii) not less than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Total Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Administrative Agent written appraisals as to the Rolling Stock in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely, (d) Borrowers and Guarantors shall use, store and maintain the Rolling Stock with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including any Federal or state motor vehicles statutes, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); and (e) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Rolling Stock.

7.7 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Administrative Agent (and all persons designated by Administrative Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Administrative Agent, in such Borrower’s, Guarantor’s or Administrative Agent’s name, to: (a) at any time on and after an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Administrative Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Administrative Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Administrative Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at all times that Administrative Agent has exercised its right to instruct the depository banks at which Blocked Accounts are maintained to transfer funds to the Administrative Agent Payment Account as provided in Section 6.3 hereto (or at any time that any item of payment referred to below may be received by Administrative Agent or any Lender), to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Administrative Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Administrative Agent and any Lender and deposit the same in Administrative Agent’s account for application to the Obligations, and (c) at any time to (i) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (ii) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Administrative Agent’s name or the name of Administrative Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Administrative Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (iii) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to Account Debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Administrative Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except to the extent resulting from Administrative Agent’s or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.8 Right to Cure. Administrative Agent may, at its option, upon notice to Lead Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Administrative Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Administrative Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Administrative Agent’s good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Administrative Agent and Lenders with respect thereto. Administrative Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Administrative Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Administrative Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.9 Access to Premises. From time to time as requested by Administrative Agent, at the cost and expense of Borrowers, (a) Administrative Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Lead Borrower, or at any time and without notice to Lead Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records (and at any time an Event of Default exists or has occurred and is continuing, a representative of one Lender may accompany Administrative Agent or its designee), and (b) each Borrower and Guarantor shall promptly furnish to Administrative Agent such copies of such books and records or extracts therefrom as Administrative Agent may request, and Administrative Agent or any Lender or Administrative Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral. Administrative Agent shall not conduct more than (i) one (1) field examination with respect to the Collateral in any twelve (12) month period at the expense of Borrowers so long as Excess Availability shall be greater than or equal to the amount equal to twenty (20%) percent of the Total Borrowing Base, and (ii) two (2) field examinations with respect to the Collateral in any twelve (12) month period at the expense of Borrowers, in the event that Excess Availability shall be less than the amount equal to twenty (20%) percent of the Total Borrowing Base at any time during any twelve (12) month period, except, that, (A) at any time after an Event of Default shall exist or have occurred and be continuing, Administrative Agent may conduct, at the expense of Borrowers, such other field examinations as Administrative Agent may require and (B) Administrative Agent may conduct at any time, at its own expense, such other field examinations as Administrative Agent may require.

SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company duly organized and in good standing under the laws of its state of organization and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by-laws, or other organizational documentation, or any Material Agreement or other material undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except in favor of Administrative Agent. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name as of the Effective Date of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b) Each Borrower and Guarantor is as of the Effective Date an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor, in each case, as of the Effective Date.

(c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral not in transit to the extent permitted herein, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which as of the Effective Date are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Administrative Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Administrative Agent prior to the date of this Agreement, as of the Effective Date, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Administrative Agent prior to the date of this Agreement.

8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Administrative Agent under this Agreement and the other Financing Agreements constitute a valid perfected first priority (subject to Section 4.1(e)) security interest in all of the Collateral, subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Administrative Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, or its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation has or could reasonably be expected to have a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws where the failure to so comply has or could reasonably be expected to have a Material Adverse Effect.

(b) Borrowers and Guarantors have obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”) where the failure to have such Permits has or could reasonably be expected to have a Material Adverse Effect. All of the material Permits are valid and subsisting and in full force and effect. Except as set forth on Schedule 8.8 of the Information Certificate, there are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the material Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner that violates any applicable Environmental Law or Permit where such violation has or could reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no, and to the best of any Borrower’s or Guarantor’s knowledge there is no pending or threatened, investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which has or could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, as of the Effective Date, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

8.9 Employee Benefits.

(a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law; (ii) each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; (iii) no Plan has been terminated so as to incur any material liability to the Pension Benefit Guaranty Corporation and there has been no occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation; and (iv) there does not exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan.

(b) Except as set forth on Schedule 8.9, as of the Effective Date each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification.

(c) Except as set forth on Schedule 8.9, (i) as of the Effective Date, there are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and (ii) there has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has in either case resulted or could reasonably be expected to result in a Material Adverse Effect.

(d) Except as set forth on Schedule 8.9 or except as has not or could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA (provided, that, any underfunding set forth on Schedule 8.9 has not, as of the Effective Date, given rise to the requirement that any additional minimum funding payments be made except as disclosed therein); (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of

ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11 Intellectual Property.

(a) Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property reasonably necessary for the operation of its business as presently conducted. As of the Effective Date, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights where any such event has or could reasonably be expected to have a Material Adverse Effect.

(b) To the best of any Borrower’s or Guarantor’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes in any material respect as to any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property where any such infringements, claims or litigation have or could reasonably be expected to have a Material Adverse Effect. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the Effective Date and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the Effective Date (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the Effective Date, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Administrative Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate and except to the extent permitted after the Effective Date under Section 9.10 hereof.

(b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and as may be permitted after the Effective Date under Section 9.10 hereof.

(c) The issued and outstanding shares of Capital Stock of each Borrower (other than Parent) and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares of Borrowers (other than Parent) and Guarantors have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in Schedule 8.12 of the Information Certificate or as otherwise disclosed in Administrative Agent in writing prior to the Effective Date.

(d) Borrowers and Guarantors (taken as a whole) are and will continue to be Solvent after the creation of the Obligations, the security interests of Administrative Agent and the other transactions contemplated hereunder.

8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the Effective Date.

(b) There is no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Effective Date against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it which has or could reasonably be expected to have a Material Adverse Effect, and no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor which has or could reasonably be expected to have a Material Adverse Effect.

8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement, in the Senior Note Indenture (as in effect on December 6, 2012) or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the Effective Date, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Administrative Agent or any Lender in the Collateral.

8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the Effective Date. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Administrative Agent on or before the Effective Date. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party to terminate any Material Contract.

8.16 Credit Card Agreements. Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the Effective Date between or among any Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.15 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Administrative Agent, true, correct and complete copies of all of the Credit Card Agreements in effect as of the Effective Date.

8.17 HIPAA Compliance.

(a) To the extent that and for so long as any Borrower or Guarantor is a “covered entity” within the meaning of HIPAA, such Borrower or Guarantor (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed, and to the extent becoming a “covered entity” after the Effective Date, will promptly develop within the time period required under the applicable statutes and regulations, an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented, and to the extent becoming a “covered entity” after the Effective Date, will promptly implement within the time period required under the applicable statutes and regulations, those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Borrower or Guarantor is or becomes HIPAA Compliant.

(b) For purposes hereof, “HIPAA Compliant’ shall mean that a Borrower or Guarantor (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

(c) Schedule 8.17 hereto sets forth a complete list of all “business associate agreements” (as such term is defined in HIPAA) that any Borrower or Guarantor has entered into with any person as of the Effective Date.

8.18 Compliance with Health Care Laws. Without limiting the generality of Sections 8.7 or 8.17, or any other representation or warranty made herein or in any of the other Financing Agreements:

(a) Each Borrower and Guarantor is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Borrower or Guarantor has received written notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

(b) Each Borrower and Guarantor has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws each Borrower and Guarantor and has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws.

(c) Each Borrower and Guarantor who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the Effective Date, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Borrower or Guarantor on or before the Effective Date. To the best of each Borrower’s and each Guarantor’s knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure.

(d) Schedule 8.18 hereto sets forth an accurate, complete and current list of all participation agreements of any Borrower or Guarantor with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

8.19 Interrelated Businesses. Borrowers and Guarantors make up a related organization of various entities constituting an overall economic and business enterprise such that any benefit from the Loans or other financial accommodations hereunder received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors, as the case may be. Borrowers and Guarantors have the same chief executive office, certain centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

8.20 Notices from Farm Products Sellers, etc.

(a) Each Borrower has not, within the one (1) year period prior to the Effective Date, received any written notice pursuant to the applicable provisions of the PSA, PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Borrower are produced, in any case advising or notifying such Borrower of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of any Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a security interest in or lien upon or other claim or encumbrance with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by a Borrower or any related or other assets of such Borrower (all of the foregoing, together with any such notices as any Borrower may at any time hereafter receive, collectively, the “Food Security Act Notices”).

DEBTOR NAME: NASH BROTHERS TRADING COMPANY

Searched through October 22, 2013 at the Delaware Secretary of State.

(b) No Borrower is a “live poultry dealer” (as such term is defined in the PSA) or otherwise purchases or deals in live poultry of any type whatsoever. Borrowers and Guarantors do not purchase livestock pursuant to cash sales as such term is defined in the PSA. Each Borrower is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or aquacultural operations.

8.21 Pharmaceutical Laws.

(a) Borrowers and Guarantors have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of their business under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

(b) Borrowers and Guarantors are in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

(c) No Borrower or Guarantor has any liabilities, claims against it or presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

8.22 No Default. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Financing Agreements.

8.23 Insurance. Borrower and Guarantors and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of any Borrower or Guarantor, in such amounts, with such retentions and/or self-insured deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers and Guarantors or the applicable Subsidiary operates. Schedule 8.23 sets forth a description of all workmen’s compensation, public liability, business interruption, property damage and other material insurance policies maintained by or on behalf of Borrowers and Guarantors as of the Effective Date. Each insurance policy listed on Schedule 8.23 is in full force and effect.

8.24 Margin Regulations; Investment Company Act.

(a) No Borrower or Guarantor is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans or Letter of Credit Accommodations shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans or Letter of Credit Accommodations to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) No Borrower or Guarantor, or any of their Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

8.25 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans, and no Borrower or Guarantor or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

8.26 Customer and Trade Relations. There exists no termination or cancellation of, or any modification or change in the business relationship of any Borrower or Guarantor with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.

8.27 Casualty. Neither the businesses nor the properties of any Borrower or Guarantor or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.28 Nash-Finch Merger.

(a) Borrowers have delivered to Administrative Agent complete and correct copies of the Nash-Finch Merger Documents in effect as of the Effective Date, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Nash-Finch Merger Documents has been duly authorized by all necessary action on the part of Borrowers. Each Nash-Finch Merger Document is the legal, valid and binding obligation of each Borrower, as applicable, enforceable against each Borrower in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) As of the Effective Date, the Nash-Finch Merger has been consummated in accordance with all applicable laws. As of the Effective Date, all requisite approvals by Governmental Authorities having jurisdiction over any Borrower or Guarantor with respect to the Nash-Finch Merger, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), to the extent the failure to obtain such approvals could reasonably be expected to be adverse to the interests of the Lenders in any material respect. As of the Effective Date, after giving effect to the transactions contemplated by the Nash-Finch Merger Documents, SSD is the owner of all of the Capital Stock of Nash-Finch free and clear of all liens and security interests, other than liens permitted under Section 9.8 herein.

8.29 Designation of Senior Indebtedness. All Obligations are designated as “Senior Indebtedness” under, and defined in, the Senior Note Indenture, and all supplemental indentures thereto.

8.30 Senior Note Indenture. The aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding at any time do not exceed the amount that would give rise to a default or event of default under the Senior Note Indenture or which would give rise to the obligation of Parent or any of its Subsidiaries to grant a lien on any assets to secure the Senior Notes.

8.31 OFAC. Neither any Borrower, any Guarantor nor any of their Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither any Borrower, any Guarantor nor any of their Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

8.32 Patriot Act. To the extent applicable, each Borrower and Guarantor is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).

8.33 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Administrative Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading; provided, that, with respect to projected financial information, Borrowers and Guarantors represent only that such information is prepared in good faith based upon assumptions believed to be reasonable in light of the conditions existing at the time of delivery.

8.34 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Administrative Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) and shall be conclusively presumed to have been relied on by Administrative Agent and Lenders regardless of any investigation made or information possessed by Administrative Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Administrative Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times (i) preserve, renew and keep in full force and effect its corporate or limited liability company existence and rights and franchises with respect thereto and (ii) maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently conducted or as conducted after the Effective Date, except as to any Borrower or Guarantor other than Parent as permitted in Section 9.7 hereto and except, as to clause (ii) only, where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

(b) No Borrower or Guarantor shall change its name unless Administrative Agent shall have received not less than fifteen (15) days prior written notice from Lead Borrower of such proposed change in its corporate or limited liability company name, which notice shall accurately set forth the new name. Lead Borrower shall, within one (1) Business Day of such name change, deliver to Administrative Agent a copy of the amendment to the Certificate of Incorporation or Articles of Incorporation (or Certificate of Formation or other organizational document as applicable) of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Administrative Agent shall have received not less than thirty (30) days’ prior written notice from Lead Borrower of such proposed change, which notice shall set forth such information with respect thereto as Administrative Agent may in good faith require and Administrative Agent shall have received such agreements as Administrative Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure, except as to any Borrower (other than Parent) to the extent permitted in Section 9.7 hereof and in any event after not less than thirty (30) days prior written notice to Administrative Agent.

9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Administrative Agent written notice of the opening of any such new location concurrently at the time of the delivery of the next Borrowing Base Certificate required to be delivered pursuant to Section 7.1(a)(i) hereof and (b) executes and delivers, or causes to be executed and delivered, to Administrative Agent such agreements, documents, and instruments as Administrative Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, all Health Care Laws and all Environmental Laws where the failure to so comply has or could reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower and Guarantor shall give written notice to Administrative Agent promptly after any Borrower’s or Guarantor’s receipt of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) any release, spill or discharge, threatened or actual, of any Hazardous Material at or from its premises (whether or not owned by it) other than as permitted under any applicable Environmental Law or other occurrence that constitutes a violation in any material respect of any Environmental Law at any such premises or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice from or on behalf of any Governmental Authority with respect to: (A) any material non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than as permitted under any applicable Environmental Law. Upon the request of Administrative Agent, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Administrative Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall keep Administrative Agent reasonably informed regarding the status of such response; provided, that, no Borrower or Guarantor shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books in accordance with GAAP.

(c) Without limiting the generality of the foregoing, whenever Administrative Agent reasonably determines that there is material non-compliance, or any condition that requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Administrative Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Administrative Agent to conduct such tests of the site where material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Administrative Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Administrative Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Borrower and Guarantor shall indemnify and hold harmless Administrative Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge when due all material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books and Administrative Agent may, at its option, establish any Reserves in respect thereof to the extent that such taxes give rise to a security interest, lien or other claim that is pari passu or has priority over the security interests of Administrative Agent or that would otherwise impair the ability of Administrative Agent to realize upon the Collateral.

9.5 Insurance.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Administrative Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Administrative Agent as Administrative Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Administrative Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Administrative Agent of any cancellation or reduction of coverage and that Administrative Agent may act as attorney for each Borrower and Guarantor in obtaining (if any Borrower or Guarantor fails to do so), and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Administrative Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Administrative Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Administrative Agent as its interests may appear and further specify that Administrative Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Administrative Agent or Lenders, any insurance proceeds received by Administrative Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Administrative Agent may determine. Upon application of such proceeds to the Loans, Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

(b) If any portion of any Collateral is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “flood hazard area” with respect to which flood insurance has been made available under any of the Flood Insurance Laws, then Borrowers shall (i) with respect to such Collateral maintain with responsible and reputable insurance companies reasonably acceptable to Administrative Agent, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to Administrative Agent evidence of such compliance in form and substance reasonably acceptable to Administrative Agent and upon any Lender’s request, Administrative Borrower shall deliver such evidence of compliance to such Lender. All premiums on any of the insurance referred to in this Section 9.5(b) shall be paid when due by Borrowers and if requested by Administrative Agent, summaries of the policies shall be provided to Administrative Agent annually or as it may otherwise reasonably request. Without limiting the rights of Administrative Agent provided for above, if Borrowers fail to obtain or maintain any insurance required under the Flood Insurance Laws, Administrative Agent may obtain it at Borrowers’ expense. By purchasing any of the insurance referred to in this Section 9.5(b), Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from Borrowers’ failure to maintain such insurance or pay any such premiums in respect thereof.

9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records of all financial transactions and matters involving the assets and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall furnish to Administrative Agent and Lenders within a reasonable time all such financial and other information as Administrative Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Administrative Agent is authorized to obtain such information directly from them; provided, that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Lead Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Administrative Agent, the following:

(i) within thirty (30) days after the end of each fiscal four (4) week period (or forty-five (45) days after the end of each fiscal quarter), unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flows, and statements of shareholders’ equity), and unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail and substantially in the form of Exhibit D-1 hereto, fairly presenting, in all material respects, the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal four (4) week period, certified to be correct by the chief financial officer, corporate treasurer or vice president of finance of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit E hereto, along with a schedule in a form reasonably satisfactory to Administrative Agent in good faith of the calculations used in determining, as of the end of such four (4) week period, whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.18 of this Agreement for such fiscal four (4) week period, and

(ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flows, and statements of shareholders’ equity) and unaudited consolidating financial statements (including balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail and substantially in the form of Exhibit D-2 hereto, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be Deloitte & Touche LLP, another nationally recognized independent accounting firm selected by Borrowers and acceptable to Administrative Agent or a regional independent accounting firm selected by Borrowers and reasonably acceptable to Administrative Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended. All references to a “fiscal four (4) week period” herein or otherwise in this Agreement or any of the other Financing Agreements shall mean such four (4) or five (5) week periods as calculated in accordance with the current accounting practices of Borrowers and Guarantors as of the Effective Date, and

(iii) at such time as available, but in no event later than sixty (60) days after the end of each fiscal year, projected consolidated financial statements and consolidating financial statements (including in each case, forecasted balance sheets and statements of income and loss, and statements of cash flow) of Parent and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Administrative Agent prior to the Effective Date (or otherwise in form reasonably acceptable to Administrative Agent), together with such supporting information as Administrative Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). Borrowers (or Lead Borrower on behalf of Borrowers) shall provide to Administrative Agent, as Administrative Agent may require, updates with respect to such projections at any time a Default or Event of Default exists or has occurred and is continuing.

(b) Borrowers and Guarantors shall promptly notify Administrative Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $10,000,000, or which if adversely determined would result in a Material Adverse Effect, (ii) any order, judgment or decree in excess of $15,000,000 that shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Administrative Agent copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) Borrowers and Guarantors shall furnish or cause to be furnished to Administrative Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Administrative Agent may, from time to time, reasonably request. Subject to the terms of Section 13.5 hereof, Administrative Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Administrative Agent, at Borrowers’ expense, upon Administrative Agent’s request, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Administrative Agent and Lenders upon Administrative Agent’s request such information as they may have regarding the business of any Borrower and Guarantor. So long as no Default or Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Lead Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Any documents, schedules, invoices or other papers delivered to Administrative Agent or any Lender may be destroyed or otherwise disposed of by Administrative Agent or such Lender one (1) year after the same are delivered to Administrative Agent or such Lender, except as otherwise designated by Lead Borrower to Administrative Agent or such Lender in writing.

(e) Documents required to be delivered pursuant to Sections 9.6(a)(i) and (ii) or Section 9.6(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or any other Borrower or Guarantor posts such documents, or provides a link thereto on Parent’s or such other Borrower’s or Guarantor’s website on the Internet at the website address listed on Schedule 9.6(e); or (ii) on which such documents are posted on Parent’s or any other Borrower’s or Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access

(whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) Borrowers and Guarantors shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers and Guarantors to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers and Guarantors shall be required to provide paper copies of the Compliance Certificates to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrowers and Guarantors with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that Nash-Finch and SSD may merge pursuant to the Nash-Finch Merger as of the Effective Date and after the Effective Date, any Borrower may merge with and into or consolidate with any other Borrower and any Guarantor may merge with and into or consolidate with any Borrower, provided, that, each of the following conditions is satisfied as determined by Administrative Agent in good faith: (i) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Administrative Agent shall have received such other information with respect to such merger or consolidation as Administrative Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Administrative Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Administrative Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Administrative Agent may request in connection therewith and (v) to the extent a Guarantor is merging with and into or consolidating with a Borrower, the Borrower shall be the surviving corporation;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock, or Indebtedness owed to it, to any other Person or any of its assets to any other Person, except for

(i) sales of Inventory in the ordinary course of business,

(ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as (A) such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $10,000,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Administrative Agent may otherwise agree and (B) Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such sale or other disposition,

(iii) the issuance and sale by (A) Parent of its Capital Stock pursuant to and in accordance with the Nash-Finch Merger and (B) any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the Effective Date; provided, that, (1) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (2) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (3) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Administrative Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the Effective Date, (4) except as Administrative Agent may otherwise agree in writing, all of the Net Proceeds of the sale and issuance of such Capital Stock shall be paid to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan (including the Associate Stock Purchase Plan and the Restricted Stock Plan of Parent) or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v) sales or other dispositions by any Borrower of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower’s business which consist of leasehold interests in the premises of such store (including the subleasing of the leasehold interest of such Borrower in such premises), the bulk sale of Inventory, Equipment and fixtures located at such premises to the purchaser of the leasehold interests and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (A) on the date of, and after giving effect to, any such closing or sale, the number of retail store locations that had been operated by Borrowers that are closed or sold by Borrowers in any fiscal year shall not be greater than twenty (20%) percent of the number of retail stores operated by Borrowers as of the end of the immediately preceding fiscal year, (B) on the date of, and after giving effect to any such closing or sale, the aggregate amount of the fair market value of all of such assets sold or otherwise disposed of in connection with all store closings, together with the aggregate fair market value of all Real Property, Prescription Files and Tax Stamps sold after the Effective Date (but excluding for this purpose sales of Non-Operating Assets and sales of Real Property that is acquired by any Borrower or Guarantor after the Effective Date permitted under the terms of this Agreement), shall not exceed ten (10%) percent of the total assets of Parent and its Subsidiaries (measured as of the Effective Date after giving effect to the Nash-Finch Merger and excluding Non-Operating Assets and such Real Property acquired after the Effective Date), (C) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Administrative Agent may request, (D) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (E) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction with a Person that is not an Affiliate, (F) as of the date of any such sale or other disposition and after giving effect thereto, the Excess Availability shall have been not less than fifteen (15%) percent of the Maximum Credit for each of the immediately preceding ten (10) consecutive days and as of the date of any such sale or other disposition and after giving effect thereto, the Excess Availability shall be not less than such amount, (G) Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such sale or other disposition and (H) any and all Net Proceeds payable or delivered to such Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof,

(vi) the sale (including a Sale and Lease-Back Transaction) by Borrowers of Eligible Real Property; provided, that:

(A) as to any such sale or Sale and Lease-Back Transaction, each of the following conditions is satisfied: (1) on the date of, and after giving effect to any such sale, the aggregate amount of the fair market value of all of such Eligible Real Property disposed of after the Effective Date, together with the fair market value of all Real Property other than Eligible Real Property, assets sold or otherwise disposed of in connection with all store closings, Prescription Files and Tax Stamps sold after the Effective Date (but excluding for this purpose sales of Non-Operating Assets and sales of Real Property that is acquired by any Borrower or Guarantor after the Effective Date permitted under the terms of this Agreement), shall not exceed ten (10%) percent of the total assets of Parent and its Subsidiaries (measured as of the Effective Date after giving effect to the Nash-Finch Merger and excluding Non-Operating Assets and such Real Property acquired after the Effective Date), (2) as of the date of any such sale or sale and leaseback and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) on the date of the consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof, (4) in the event that on the date of, and after giving effect to any such sale, the Excess Availability is less than $275,000,000, the Net Proceeds as to any Eligible Real Property shall be not less than the aggregate amount of Tranche A Real Estate Availability and Tranche A-2 Real Estate Availability provided in respect of any such Eligible Real Property so disposed of, (5) the Tranche A Real Estate Availability shall be reduced by the amount of Tranche A Real Estate Availability provided in respect of any such Eligible Real Property and the Tranche A-2 Real Estate Availability shall be reduced by the amount of Tranche A-2 Real Estate Availability provided in respect of any such Eligible Real Property, (6) Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such sale, (7) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale or Sale and Lease-Back Transaction, (8) with respect to any such Sale and Lease-Back Transaction, the lease contemplated by such Sale and Lease-Back Transaction is executed within one-hundred and eighty (180) days of the sale of such Eligible Real Property, and (9) all consideration delivered or payable to any Borrower or Guarantor in respect of such disposition, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such disposition, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest and lien of Administrative Agent, and Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration, and

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including, but not limited to, the receipt by Administrative Agent of the Net Proceeds from such sale or Sale and Lease-Back Transaction in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrowers’ expense, (1) release the security interest, mortgage and lien of Administrative Agent in and upon such Eligible Real Property and (2) execute and deliver to Lead Borrower a release instrument with respect to such Eligible Real Property, in form and substance satisfactory to Administrative Agent;

(vii) the sale (including a Sale and Lease-Back Transaction) by Borrowers of Real Property (other than Eligible Real Property); provided, that:

(A) as to any such sale or Sale and Lease-Back Transaction, each of the following conditions is satisfied: (1) on the date of, and after giving effect to any such sale, the aggregate amount of the fair market value of all of such Real Property disposed of after the Effective Date, together with the fair market value of all Eligible Real Property sold after the Effective Date, assets sold or otherwise disposed of in connection with all store closings, Prescription Files and Tax Stamps sold after the Effective Date (but excluding for this purpose sales of Non-Operating Assets and sales of Real Property that is acquired by any Borrower or Guarantor after the Effective Date permitted under the terms of this Agreement), shall not exceed ten (10%) percent of the total assets of Parent and its Subsidiaries (measured as of the Effective Date after giving effect to the Nash-Finch Merger and excluding Non-Operating Assets and such

Real Property acquired after the Effective Date), (2) Borrowers and Guarantors shall cause all of the Net Proceeds at any time payable to any Borrower or Guarantor pursuant to any agreement, document or instrument related to the such disposition to be paid by the other party or parties thereto directly to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof, (3) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale or Sale and Lease-Back Transaction, (4) with respect to any such Sale and Lease-Back Transaction, the lease contemplated by such Sale and Lease-Back Transaction is executed within one-hundred and eighty (180) days of the sale of such Real Property, and (5) all consideration delivered or payable to any Borrower or Guarantor in respect of such disposition, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such disposition, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest and lien of Administrative Agent, and Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration,

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including, but not limited to, the receipt by Administrative Agent of the Net Proceeds from such sale or Sale and Lease-Back Transaction in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrowers’ expense, (1) release the security interest, mortgage and lien of Administrative Agent in and upon such Real Property and (2) execute and deliver to Lead Borrower a release instrument with respect to such Real Property, in form and substance satisfactory to Administrative Agent;

(viii) the subleases by Borrowers in effect on the Effective Date of Real Property subleased by any such Borrower to a customer of Borrowers listed on Schedule 9.7 hereto and leases or subleases entered into after the Effective Date by a Borrower or Guarantor of Real Property leased or owned by such Borrower or Guarantor acquired after the Effective Date to a customer of a Borrower (other than in connection with the closing or sale of a then existing retail store location of a Borrower or Guarantor which shall be subject to clause (v) above); provided, that, as to leases or subleases entered into after the Effective Date, (A) any such lease or sublease shall be entered into in the ordinary course of the business of such Borrower or Guarantor consistent with the current practices of such Borrower or Guarantor as of the Effective Date, (B) the aggregate amount of the payments by Borrowers and Guarantors to purchase or otherwise acquire all of such Real Property that is to be leased or subleased to a customer in any fiscal year and the aggregate amount of the rent and other amounts payable by Borrowers and Guarantors to the owner of such Real Property that is to be subleased by such Borrower or Guarantor to a customer in any fiscal year, together with the maximum aggregate amount that Borrowers and Guarantors may be required to pay under the guarantees issued by them permitted under Section 9.9(i) below in such fiscal year, shall not exceed $10,000,000 and after giving effect to any payments for the purchase or other acquisition of any such Real Property, the Excess Availability shall be not less than fifteen (15%) percent of the Maximum Credit, (C) to the extent applicable, the Borrower or Guarantor acquiring such Real Property shall have complied with the terms of Section 9.21 hereof with respect to such Real Property and the terms of such lease shall in all respects be subordinate to the Mortgage applicable to such Real Property and otherwise subject to the terms with respect thereto set forth in the Mortgage applicable to such Real Property, and (D) as of the date of entering into any such lease or sublease and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ix) the licensing by a Borrower or Guarantor of Intellectual Property owned by it to another Borrower or Guarantor; provided, that, as to any such license: (A) any rights of such Borrower or Guarantor shall be subject to the rights of Administrative Agent in such Intellectual Property (including the rights of Administrative Agent to use such Intellectual Property upon an Event of Default), and (B) such license shall not impair, hinder or otherwise adversely affect the rights of Administrative Agent;

(x) the abandonment or cancellation of trademarks or the failure to maintain or not renew, or the allowing to lapse of, any trademarks as registered under the laws of any country which are not material and are no longer used or useful in the business of any Borrower, Guarantor or their Subsidiaries and do not appear on or are not otherwise affixed to or incorporated in any Inventory or Equipment or necessary in connection with the Records and Borrowers and Guarantors have determined in good faith in the ordinary course of its business that such trademark being abandoned or cancelled, or not maintained or renewed, or allowed to lapse, as the case may be, under the laws of the jurisdiction of any country does not have a value in excess of $500,000 as to such trademark in such country, provided, that, no Default or Event of Default shall exist or have occurred;

(xi) sales of Eligible Prescription Files; provided, that,

(A) each of the following conditions is satisfied: (1) on the date of, and after giving effect to any such sale, the aggregate amount of the fair market value of all of such Eligible Prescription Files sold after the Effective Date, together with the fair market value of all Real Property, assets sold or otherwise disposed of in connection with all store closings and Tax Stamps sold after the Effective Date (but excluding for this purpose sales of Non-Operating Assets and sales of Real Property that is acquired by any Borrower or Guarantor after the Effective Date permitted under the terms of this Agreement), shall not exceed ten (10%) percent of the total assets of Parent and its Subsidiaries (measured as of the Effective Date after giving effect to the Nash-Finch Merger and excluding Non-Operating Assets and such Real Property acquired after the Effective Date), (2) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) on the date of consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof, (4) in the event that on the date of, and after giving effect to any such sale, the Excess Availability is less than $275,000,000, the Net Proceeds as to the Eligible Prescription Files shall be not less than the amount of the Tranche A Prescription File Availability, Tranche A-1 Prescription File Availability and Tranche A-2 Prescription File Availability provided in respect to any such Eligible Prescription Files so disposed of, (5) each of the Tranche A Prescription File Availability, Tranche A-1 Prescription File Availability and Tranche A-2 Prescription File Availability shall be reduced by the amount of Tranche A Prescription File Availability, Tranche A-1 Prescription File Availability and Tranche A-2 Prescription File Availability provided in respect of any such Eligible Prescription Files, (6) Administrative Agent shall have received an updated Borrowing Base Certificate giving effect to such sale, (7) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale, and (8) all consideration delivered or payable to any Borrower or Guarantor in respect of such sale, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such sale, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest of Administrative Agent, and Borrowers and Guarantors shall take all such other and further actions as may be required hereunder with respect to any such consideration; and

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including but not limited to the receipt by Administrative Agent of the Net Proceeds from such sale in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrower’s expense, (1) release the security interest of Administrative Agent in and upon such Prescription Files and (2) execute and deliver to Lead Borrower a release instrument with respect to such Prescription Files, in form and substance satisfactory to Administrative Agent.

(xii) sales of Tax Stamps in excess of the amounts required in connection with the sale or other disposition of any Inventory; provided, that:

(A) as to any such sale, each of the following conditions is satisfied: (1) on the date of, and after giving effect to any such sale, the aggregate amount of the fair market value of all of such Tax Stamps sold after the Effective Date, together with the fair market value of all Real Property, assets sold or otherwise disposed of in connection with all store closings and Prescripton Files sold after the Effective Date, shall not exceed ten (10%) percent of the total assets of Parent and its Subsidiaries (measured as of the Effective Date after giving effect to the Nash-Finch Merger and excluding Non-Operating Assets), (2) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) on the date of the consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof, (4) in the event that on the date of, and after giving effect to any such sale, the Excess Availability is less than $275,000,000, the Net Proceeds as to any Tax Stamps shall be not less than the aggregate amount included in the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-2 Borrowing Base in respect of any such Tax Stamps so disposed of, (5) the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-2 Borrowing Base shall be reduced by the amount of availability provided in respect of any such Tax Stamps, (6) Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such sale, (7) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale, and (8) all consideration delivered or payable to any Borrower or Guarantor in respect of such disposition, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such disposition, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest and lien of Administrative Agent, and Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration, and

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including, but not limited to, the receipt by Administrative Agent of the Net Proceeds from such sale in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrowers’ expense, (1) release the security interest, mortgage and lien of Administrative Agent in and upon such Tax Stamps and (2) execute and deliver to Lead Borrower a release instrument with respect to such Tax Stamps, in form and substance satisfactory to Administrative Agent;

(xiii) sales or other dispositions by any Borrower or Guarantor of assets not otherwise subject to the terms hereof; provided, that, each of the following conditions is satisfied: (A) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) any such sale is made at fair market values and the aggregate fair market value of all such assets sold during any fiscal year of Borrowers shall not exceed $10,000,000, except as Administrative Agent may otherwise agree in writing, (C) Borrowers and Guarantors shall cause all of the Net Proceeds at any time payable to any Borrower or Guarantor pursuant to any agreement, document or instrument related to the such disposition to be paid by the other party or parties thereto directly to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof, (D) not less than eighty (80%) percent of the consideration for such disposition is in the form of cash and (E) the assets to be so disposed are not necessary or economically desirable in connection with the principal business of Borrowers.

(xiv) wind up, liquidate or dissolve, except that any Borrower or Guarantor (other than Parent) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (A) the winding up, liquidation and dissolution of such Borrower or Guarantor (as the case may be) shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (B) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (C) effective upon such winding up, liquidation or dissolution, substantially all of the assets and properties of such Borrower or Guarantor shall be duly and validly transferred and assigned to any Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Administrative Agent (and Administrative Agent shall have received such evidence thereof as Administrative Agent may require) and Administrative Agent shall have received such deeds, assignments or other agreements as Administrative Agent may request to evidence and confirm the transfer of such assets of such Borrower or Guarantor (as the case may be) to such Borrower, (D) Administrative Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (E) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (F) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower or Guarantor to wind up, liquidate or dissolve and (G) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(xv) dispositions of Rolling Stock in the ordinary course of business that is substantially worn, damaged, obsolete, or, in the judgment of a Borrower, no longer useful or necessary in its business so long as Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such disposition.

9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a) the security interests and liens of Administrative Agent for itself and the benefit of Secured Parties;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured (subject to customary deductibles with respect to such insurance) and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto (including any of such zoning restrictions, easements, licenses, covenants and other restrictions that are set forth in the title insurance policies issued to Administrative Agent with respect to the Real Property as of the Effective Date);

(e) purchase money security interests in or landlord liens upon Equipment or other property (including Capital Leases) and purchase money mortgages on Real Property in each case either (i) existing on the date of this Agreement or (ii) arising after the Effective Date to secure Indebtedness permitted under Section 9.9(b) hereof;

(f) pledges and deposits of cash by any Borrower or Guarantor after the Effective Date in the ordinary course of business in connection with workers’ compensation, social security, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the Effective Date;

(g) pledges and deposits of cash by any Borrower or Guarantor after the Effective Date to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), leases, surety and appeal bonds, statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the Effective Date;

(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other goods which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof), whether pursuant to consignment arrangements or otherwise, from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

(i) liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrowers in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers or Guarantors, pursuant to the Credit Card Agreements (as in effect on the Effective Date) to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(j) statutory or common law liens or rights of setoff of depository banks with respect to funds of Borrowers or Guarantors at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Borrowers and Guarantors at such banks (but not any other Indebtedness or obligations);

(k) judgments and other similar liens arising after the Effective Date in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Administrative Agent may establish a Reserve with respect thereto;

(l) the security interests and liens upon Equipment, Real Property and related assets permitted to secure Refinancing Indebtedness in accordance with the terms of Section 9.9(j) hereof;

(m) the rights of use and possession of lessees of Real Property of any Borrower or Guarantor to the extent the lease giving rise to such rights is otherwise permitted hereunder;

(n) the security interests and liens in favor of the Qualified Debt Agent, in and on the assets and properties of Borrowers and Guarantors to secure the Indebtedness to the extent permitted under Section 9.9(f) hereof; provided, that, such security interests and liens in favor of the Qualified Debt Agent are junior and subordinate to the security interests and liens on the Collateral (other than with respect to the Qualified Debt Offering Priority Collateral) granted by Borrowers and Guarantors in favor of Administrative Agent as set forth in the Qualified Debt Intercreditor Agreement, in form and substance satisfactory to Administrative Agent and the Required Lenders;

(o) the security interests and liens set forth on Schedule 8.4 to the Information Certificate;

(p) pledges of stock of third parties acquired by Borrowers in the ordinary course of business in connection with investments permitted under Section 9.10(k) hereof; and

(q) other security interests and liens not described under this Section 9.8 to secure Indebtedness permitted under Section 9.9 hereof, to the extent that such security interests and liens do not, in the aggregate, secure Indebtedness in excess of $10,000,000; provided, that, such security interests and liens shall not encumber property or assets of any Borrower or Guarantor consisting of (i) Receivables, Inventory, Equipment, Rolling Stock, Real Property, deposit accounts, (ii) instruments, documents, investment property, letters of credit, supporting obligations and chattel paper, in each case, related to the assets described in clause (i) above, (iii) Records related to any of the foregoing and (iv) proceeds and products of any of the items of types of assets described in clauses (i) through (iii) above.

9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) purchase money Indebtedness (including Capital Leases) existing on the Effective Date or arising after the Effective Date to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Administrative Agent for the benefit of Lenders;

(d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the Effective Date pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

(e) [intentionally omitted];

(f) Indebtedness arising after the Effective Date to the Qualified Debt Agent or other holders thereof (but not to any other Borrower or Guarantor or other Subsidiary of Parent) pursuant to the Qualified Debt Offering, provided, that, each of the following conditions is satisfied:

(i) the aggregate principal amount of such Indebtedness shall not exceed $800,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date such agreement or instrument is entered into,

(ii) Administrative Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Administrative Agent may request with respect thereto,

(iii) such Indebtedness shall have a maturity date no earlier than six (6) months after the Maturity Date and shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, except with respect to financial covenants, provided, that, prior to incurring such Indebtedness, Borrowers shall have delivered to Administrative Agent projections, in form and substance satisfactory to Administrative Agent, which show that Borrowers will be in compliance with such financial covenants through the end of the term of such Indebtedness,

(iv) the Indebtedness incurred pursuant to this Section 9.9(f) may be secured by a lien on the Collateral, provided, that, Administrative Agent shall have received the Qualified Debt Intercreditor Agreement applicable to such Indebtedness, in form and substance satisfactory to Administrative Agent in its sole discretion, duly authorized, executed and delivered by the holders of such Indebtedness or the Qualified Debt Agent, which shall provide among other things for the subordination of such Persons’ lien on the Collateral (other than the Qualified Debt Offering Priority Collateral) and the subordination of the Administrative Agent’s lien on the Qualified Debt Offering Priority Collateral as provided in Section 9.8(l) hereof,

(v) to the extent that the holders of such Indebtedness or the Qualified Debt Agent are granted a security interest in the Qualified Debt Offering Priority Collateral, Administrative Agent shall have a second priority security interest on such Collateral,

(vi) as of the date of incurring such Indebtedness, and after giving effect thereto, the ratio of Total Funded Indebtedness to pro-forma EBITDA shall not exceed 4.0 to 1.0,

(vii) Administrative Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, in each case in form and substance reasonably satisfactory to Administrative Agent,

(viii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrowers may make regularly scheduled payments of principal and interest in respect of such Indebtedness so long as, as of the date of any such payment and after giving effect thereto, either (A) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Total Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty-five (25%) percent of the Total Borrowing Base for the first six (6) months after such payment and (3) no Default or Event of Default shall exist or have occurred and is continuing, or (B) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty (20%) percent of the Total Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty (20%) percent of the Total Borrowing Base for the first six (6) months after such payment, (3) the pro-forma Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1:00 and (4) no Default or Event of Default shall exist or have occurred and is continuing,

(ix) except as Administrative Agent may otherwise agree in writing, (A) to the extent that such Indebtedness shall be incurred for the purpose of financing an acquisition permitted by Section 9.10(i) hereof , the proceeds of such Qualified Debt Offering shall be used for the purchase price and expenses of such acquisition and (B) otherwise such proceeds shall be paid to Administrative Agent for application to the Obligations in accordance with Section 6.4 hereof,

(x) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers or Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except pursuant to payments permitted in clause (f)(viii) above),

(xi) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, and

(xii) only one Qualified Debt Offering can be outstanding at any time.

(g) Indebtedness of any Borrower or Guarantor arising from (i) any judgment that constitutes Indebtedness that does not constitute an Event of Default under Section 10.1(d) hereof and (ii) any ERISA Event that constitutes Indebtedness that does not constitute an Event of Default under Section 10.1(k) hereof;

(h) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to Hedge Agreements; provided, that, (i) such arrangements are with a Bank Product Provider, (ii) such arrangements are not for speculative purposes and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;

(i) Indebtedness of any Borrower or Guarantor arising after the Effective Date in the ordinary course of the business of such Borrower or Guarantor pursuant to guarantees in favor of third parties by such Borrower or Guarantor of the obligations of its customers under leases of real or personal property from such third parties by such customers, provided, that, (i) as of the date of entering into such guarantee, and after giving effect thereto, Excess Availability shall be not less than fifteen (15%) percent of the Maximum Credit and (ii) as of the date of entering into any such guarantee and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

(j) Indebtedness of any Borrower or Guarantor arising after the Effective Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Sections 9.9(b), 9.9(k), 9.9(l) and 9.9(o) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Administrative Agent may reasonably request, (ii) promptly upon Administrative Agent’s request, Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable, (vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets (or less of such assets) that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Administrative Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) Borrowers and Guarantors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that Borrowers and Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for), and (xii) Borrowers and Guarantors shall furnish to Administrative Agent copies of all material notices or demands in connection with Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(k) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the Effective Date, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the Effective Date except, that, Borrowers and Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(l) unsecured Indebtedness of Parent evidenced by the Senior Notes as in effect on the date of their issuance or as permitted to be amended pursuant to the terms hereof, provided, that:

(i) the aggregate principal amount of all such Indebtedness evidenced by the Senior Notes shall not exceed $50,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon calculated in the manner provided for in the Senior Notes as in effect on the date of the issuance thereof,

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Parent may make (A) regularly scheduled payments of interest and fees in respect of such Indebtedness when due in accordance with the terms of the Senior Notes as in effect on the date of the issuance thereof, (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Senior Note Indenture (as in effect on December 6, 2012) and any other mandatory prepayments as required under the terms of the Senior Note Indenture (as in effect on December 6, 2012) and (C) optional prepayments on principal in respect of such Indebtedness, provided, that, as of the date of any such prepayment and after giving effect thereto, (1) no Default or Event of Default shall exist or have occurred and be continuing, (2) so long as the aggregate amount of all such prepayments, together with the aggregate amount of distributions permitted under Section 9.11(f), are less than $25,000,000 in any twelve (12) consecutive month period, no Cash Dominion Event shall exist, (3) on and after such time that the aggregate amount of all such prepayments, together with the aggregate amount of distributions permitted under Section 9.11(f), exceed $25,000,000 in any twelve (12) consecutive month period, (x) the daily average of the Excess Availability for the immediately preceding ninety (90) consecutive day period shall have been not less than fifteen (15%) percent of the Loan Limit and after giving effect to any such prepayment in respect thereof, on a pro forma basis using the Total Borrowing Base as of the date of the most recent calculation of the Total Borrowing Base immediately prior to any such prepayment, the Excess Availability shall be not less than fifteen (15%) percent of the Loan Limit and (y) Administrative Agent shall have received projections reasonably satisfactory to it for the twelve (12) month period after the date of any such prepayment showing, on a pro forma basis after giving effect to such prepayment, Excess Availability at all times during such period of not less than fifteen (15%) percent of the Loan Limit, and (4) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of such proposed prepayment and such information with respect thereto as Administrative Agent may reasonably request, including the proposed date and the amount of such prepayment,

(iii) at no time shall the aggregate amount of the Loans (including Swing Line Loans) and the Letter of Credit Accommodations outstanding at any time exceed the amount that would give rise to a default or event of default under the Senior Note Indenture or which would give rise to the obligation of Parent or any of its Subsidiaries to grant a lien on any assets to secure the Senior Notes

(iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Notes or the Senior Note Indenture or any related agreements, documents and instruments, except that Parent may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, and

(v) Borrowers and Guarantors shall furnish to Administrative Agent all written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(m) guarantees by any Borrower of any Indebtedness of any other Borrower otherwise permitted to be incurred under this Agreement;

(n) contingent Indebtedness of any Borrower or Guarantor arising pursuant to a performance, bid or surety bond in the ordinary course of business, provided, that, (i) Administrative Agent shall have received true, correct and complete copies of all material agreements, documents or instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, and (ii) Administrative Agent shall have received not less than five (5) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness; and

(o) unsecured Indebtedness of any Borrower or Guarantor arising after the Effective Date to any third person (but not to any other Borrower or Guarantor) not subject to the other terms hereof, provided, that, each of the following conditions is satisfied:

(i) Administrative Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Administrative Agent may request with respect thereto,

(ii) such Indebtedness shall have a maturity date no earlier than six (6) months after the Maturity Date and shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, except with respect to financial covenants, provided, that, prior to incurring such Indebtedness, Borrowers shall have delivered to Administrative Agent projections, in form and substance satisfactory to Administrative Agent, which show that Borrowers will be in compliance with such financial covenants through the end of the term of such Indebtedness,

(iii) as of the date of incurring such Indebtedness, and after giving effect thereto, the ratio of Total Funded Indebtedness to pro-forma EBITDA shall not exceed 4.0 to 1.0,

(iv) Administrative Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, in each case in form and substance reasonably satisfactory to Administrative Agent,

(v) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrowers may make regularly scheduled payments of principal and interest in respect of such Indebtedness so long as, as of the date of any such payment and after giving effect thereto, Excess Availability shall be not less than fifteen (15%) percent of the Maximum Credit,

(vi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers or Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except pursuant to payments permitted in clause (o)(v) above),

(vii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, and

9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash or Cash Equivalents, provided, that, (i) on and after a Cash Dominion Event, no such investments shall be permitted unless no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing equity investments of each Borrower and Guarantor as of the Effective Date in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries, except for Subsidiaries that become a party to this Agreement as described in Section 9.24 hereof;

(d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $5,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Administrative Agent, upon Administrative Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Administrative Agent may request;

(f) obligations of Account Debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note or other instrument, the principal face amount of which, when aggregated with the principal face amount of all other such promissory notes and instruments received by any Borrower or Guarantor, exceed $1,000,000 in the aggregate, each such promissory note or instrument shall be endorsed to the order of Administrative Agent by such Borrower or Guarantor and promptly delivered to Administrative Agent as so endorsed;

(g) loans by a Borrower to another Borrower, or loans by a Borrower to a Guarantor, or loans by a Guarantor to a Borrower or another Guarantor after the Effective Date, provided, that,

(i) as to all of such loans, (A) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Administrative Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Administrative Agent may require, and (B) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent,

(ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Administrative Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Administrative Agent, (B) promptly upon Administrative Agent’s request, Administrative Agent shall have received a subordination agreement, in form and substance satisfactory to Administrative Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

(iii) as to loans by a Borrower to a Guarantor, (A) the proceeds of any such loans shall only be used by such Guarantor either (1) for the payment of taxes or other actual and necessary reasonable operating expenses of such Guarantor, provided, that, the aggregate amount of all such loans in any fiscal year shall not exceed $5,000,000 or (2) for the making of a contemporaneous loan to another Borrower, provided, that, the proceeds of any such loan by a Borrower to a Guarantor shall be paid directly to the Borrower that is to receive the proceeds of the loan from the Guarantor, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Administrative Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Administrative Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(h) loans of money or property (other than Collateral) after the Effective Date by any Borrower or Guarantor to any customers of any Borrower or Guarantor consistent with the current practices of Borrowers and Guarantors as of the Effective Date (and including advances to customers that are repaid through the purchase of goods by such customers in the ordinary course of the business of Borrowers and Guarantors consistent with the current practices of Borrowers and Guarantors as of the Effective Date); provided, that, as to any such loans, each of the following conditions is satisfied as determined by Administrative Agent:

(i) as of the date of any such loan, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii) as of the date of any such loan, and in each case after giving effect thereto, the Excess Availability shall have been not less than fifteen (15%) percent of the Maximum Credit for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan and after giving effect thereto, the Excess Availability shall be not less than fifteen (15%) percent of the Maximum Credit,

(iii) the Person receiving such loan shall be engaged in a business related, ancillary or complementary to the business of Borrowers permitted in this Agreement,

(iv) the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Administrative Agent, at Administrative Agent’s option, together with an appropriate endorsement, in form and substance satisfactory to Administrative Agent, and

(v) Administrative Agent shall have received (A) with respect to any such loan in an amount equal to or greater than $2,500,000, not less than two (2) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Administrative Agent may request, including a report once each month on the outstanding balance of all such loans and advances and including the then outstanding amount of the existing loans and advances by Borrowers to third parties made prior to the Effective Date set forth on Schedule 9.10 to the Information Certificate;

(i) loans of money or property (other than Collateral) not otherwise provided for in this Agreement, after the Effective Date, by any Borrower or Guarantor to any Person (other than to a Borrower or Guarantor or any of their Affiliates), including construction loans for stores or other facilities owned or supplied by a Borrower or a Guarantor; provided, that, as to any such loans, each of the following conditions is satisfied as determined by Administrative Agent:

(i) as of the date of any such loan, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii) as of the date of any such loan, and after giving effect thereto, the Excess Availability shall have been not less than twenty-five (25%) percent of the Total Borrowing Base for each of immediately preceding ten (10) consecutive days and as of the date of any such loan and after giving effect thereto, the Excess Availability shall be not less than twenty-five (25%) percent of the Total Borrowing Base,

(iii) if requested by Administrative Agent, the payments (including payments evidenced by any note or instrument, which shall be endorsed to Administrative Agent) and the rights under any documents or instruments evidencing such loan shall be collaterally assigned by such Borrower or Guarantor to Administrative Agent pursuant to an agreement, in form and substance reasonably satisfactory to Administrative Agent, executed by such Borrower or Guarantor and acknowledged by the Person receiving such loan, and

(iv) the aggregate principal amount of all such loans under this subsection (i) shall not exceed $25,000,000 outstanding at any one time,

(j) the purchase by any Borrower or Guarantor of all or a substantial part of the assets or Capital Stock of any Person located in the United States or investment after the Effective Date by a Borrower or Guarantor by capital contribution in any Person (other than a Borrower or Guarantor), provided, that, each of the following conditions is satisfied;

(i) as of the date of such purchase or investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) for any such acquisition or investment, so long as the aggregate consideration for all such acquisitions and investments in any twelve (12) consecutive month period is less than $25,000,000 after giving effect to such acquisition or investment, no Cash Dominion Event shall exist,

(iii) on and after such time that the aggregate amount of the consideration for all such acquisitions and investments in any twelve (12) consecutive month period is in excess of $25,000,000, as to any such acquisition or investment thereafter, as of the date of such acquisition or investment and the making of any payment in connection therewith and after giving effect thereto,

(A) the daily average of the Excess Availability for the immediately preceding ninety (90) consecutive day period shall have been not less than fifteen (15%) percent of the Loan Limit and after giving effect to any such payment in respect thereof, on a pro forma basis using the Total Borrowing Base as of the date of the most recent calculation of the Total Borrowing Base immediately prior to any such payment, the Excess Availability shall be not less than fifteen (15%) percent of the Loan Limit, and

(B) Administrative Agent shall have received projections reasonably satisfactory to it for the twelve (12) month period after the date of any such payment showing, on a pro forma basis after giving effect to such payment, Excess Availability at all times during such period of not less than fifteen (15%) percent of the Loan Limit,

(iv) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed acquisition or any investment in excess of $10,000,000 and such information with respect thereto as Administrative Agent may reasonably request, including (A) the proposed date and amount of the acquisition or investment, (B) a list and description of the assets or Capital Stock to be acquired, or the investment to be made and (C) the total purchase price for the assets or Capital Stock to be purchased (and the terms of payment of such purchase price) or the total amount of such investment (and the terms of the payment for such investment) and the consideration to be received in exchange for such investment,

(v) promptly upon Administrative Agent’s request, the Borrower or Guarantor purchasing such assets or Capital Stock, or making such investment, shall deliver, or cause to be delivered to Administrative Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition or investment,

(vi) the acquisition or investment shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that Borrowers are engaged in,

(vii) the board of directors (or other comparable governing body) of the Person to be acquired shall have duly approved such acquisition and such person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(viii) the assets, Capital Stock or other consideration acquired by any Borrower or Guarantor pursuant to such purchase or investment shall be free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (other than those permitted in this Agreement) and Administrative Agent shall have received evidence satisfactory to it of the same,

(ix) the acquisition by any Borrower or Guarantor of such assets or Capital Stock, or the making of such investment, shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any material agreement, document or instrument to which such Borrower, or Guarantor or any Affiliate is a party or may be bound, or result in the creation or imposition of, or the obligation to grant, any lien, charge or encumbrance upon any of the property of such Borrower, or Guarantor or any Affiliate or violate any provision of the certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documentation of such Borrower or Guarantor,

(x) such purchase or investment shall be in a bona fide arms’ length transaction with a person that is not an Affiliate of any Borrower or Guarantor,

(xi) no Borrower or Guarantor shall become obligated with respect to any Indebtedness, nor any of its property become subject to any security interest or lien, pursuant to such acquisition or investment unless such Borrower or Guarantor could incur such Indebtedness or create such security interest or lien hereunder or under the other Financing Agreements,

(xii) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, (A) evidence that Administrative Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (B) UCC financing statements (or other similar registrations required in any foreign jurisdiction), (C) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Administrative Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (D) the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral under the agreements, documents and instruments relating to such acquisition and (E) such other agreements, documents and instruments as Administrative Agent may request in connection therewith,

(xiii) in no event shall any Accounts, Inventory, Military Receivables, Equipment, Real Property, Rolling Stock or Prescription Files so acquired by any Borrower pursuant to such acquisition be deemed Eligible Accounts, Eligible Inventory, Eligible Military Receivables, Eligible Equipment, Eligible Real Property, Eligible Rolling Stock or Eligible Prescription Files, respectively, unless and until Administrative Agent shall have conducted a field examination with respect thereto (and at Administrative Agent’s option, at Borrowers’ expense, obtained an appraisal of such Inventory, Equipment, Real Property, Rolling Stock or Prescription Files by an appraiser reasonably acceptable to Administrative Agent and in form, scope and methodology reasonably acceptable to Administrative Agent and addressed to Administrative Agent and upon which Administrative Agent is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Administrative Agent may obtain pursuant to its rights under Sections 7.3, 7.4, 7.5 or 7.6 hereof) (provided, that, notwithstanding the foregoing, no field examination or appraisal shall be required with respect to such acquired Inventory of the same or similar type as owned by Borrowers prior to such acquisition so long as the Inventory that is not subject to a field examination and appraisal at any time does not exceed the value of $10,000,000 in the aggregate) and then only to the extent the criteria for Eligible Accounts, Eligible Inventory, Eligible Equipment, Eligible Real Property or Eligible Prescription Files set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Administrative Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Administrative Agent may establish in accordance with this Agreement), and upon the request of Administrative

Agent, the Accounts, Inventory, Equipment, Real Property or Prescription Files acquired by such Borrower or Guarantor pursuant to such acquisition shall at all times after such acquisition be separately identified and reported (until they are added to Parent’s existing systems, policies and procedures) to Administrative Agent in a manner satisfactory to Administrative Agent;

(k) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, except that so long as no Default or Event of Default shall exist or have occurred, Borrowers and Guarantors may amend such terms to: (A) extend the term thereof for up to an additional twelve (12) months from the current term thereof or such longer period as Administrative Agent may agree, (B) increase the amount or frequency of the payments required from the payee thereunder, (C) obtain any collateral in respect of such loans, or (D) otherwise make the terms thereof more favorable to Borrowers and Guarantors and (ii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(l) investments in the ordinary course of business of Borrowers not otherwise permitted in Section 9.10 hereof, provided, that, the aggregate amount of all such investments shall not exceed $5,000,000 in any fiscal year;

(m) the purchase or repurchase by Parent of Indebtedness evidenced by the Senior Notes to the extent permitted in Section 9.9(l) hereof; and

(n) investments by Borrrowers not otherwise subject to the terms of this Section 9.10, provided, that, as to any such investment, on the date thereof, and after giving effect thereto: (i) no Default or Event of Default exists or has occurred and is continuing, or would occur or exist after giving effect to such payment, (ii) such investment is not in violation of applicable law or any other agreement to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound, (iii) so long as the aggregate amount of all payments in respect of such investments are less than $25,000,000 in any twelve (12) consecutive month period, no Cash Dominion Event shall exist, (iv) on and after such time that the aggregate amount of all payments in respect of such investments equal or exceed $25,000,000 in any twelve (12) consecutive month period, (A) the daily average of the Excess Availability for the immediately preceding ninety (90) consecutive day period shall have been not less than fifteen (15%) percent of the Loan Limit and after giving effect to any such payment in respect thereof, on a pro forma basis using the Total Borrowing Base as of the date of the most recent calculation of the Total Borrowing Base immediately prior to any such payment, the Excess Availability shall be not less than fifteen (15%) percent of the Loan Limit and (B) Administrative Agent shall have received projections reasonably satisfactory to it for the twelve (12) month period after the date of any such payment showing, on a pro forma basis after giving effect to such payment, Excess Availability at all times during such period of not less than fifteen (15%) percent of the Loan Limit, and (v) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of the proposed investment and such information with respect thereto as Administrative Agent may reasonably request, including the proposed date and the amount of such investment.

9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c) any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower;

(d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $500,000;

(e) Parent may from time to time purchase shares of its Capital Stock to make available to employees (i) participating in the Associate Stock Purchase Plan of Parent who have elected to purchase such shares in accordance with such plan that are to be paid for by such employees with payroll deductions (at a price and otherwise on terms specified in the plan) and (ii) as performance bonuses included in the compensation for such employees in the ordinary course of the business of Borrowers and Guarantors, provided, that, the aggregate amount of all payments for such purchases of shares for such purpose in any calendar year shall not exceed $1,000,000; and

(f) Parent may pay cash dividends and distributions, from legally available funds therefor, to its stockholders and repurchase any shares of its Capital Stock now or hereafter outstanding; provided, that, at the time of payment of each such dividend, distribution or repurchase and after giving effect to the payment thereof: (i) no Default or Event of Default exists or has occurred and is continuing, or would occur or exist after giving effect to such payment, (ii) such dividend, distribution or repurchase is not in violation of applicable law or any other agreement to which Parent is a party or by which Parent is bound, (iii) so long as the aggregate amount of all such payments, together with the aggregate amount of payments permitted under Section 9.9(l), are less than $25,000,000 in any twelve (12) consecutive month period, no Cash Dominion Event shall exist, (iv) on and after such time that the aggregate amount of all such payments, together with the aggregate amount of payments permitted under Section 9.9(l), exceed $25,000,000 in any twelve (12) consecutive month period, (A) the daily average of the Excess Availability for the immediately preceding ninety (90) consecutive day period shall have been not less than fifteen (15%) percent of the Loan Limit and after giving effect to any such payment in respect thereof, on a pro forma basis using the Total Borrowing Base as of the date of the most recent calculation of the Total Borrowing Base immediately prior to any such payment, the Excess Availability shall be not less than fifteen (15%) percent of the Loan Limit and (B) Administrative Agent shall have received projections reasonably satisfactory to it for the twelve (12) month period after the date of any such payment showing, on a pro forma basis after giving effect to such payment, Excess Availability at all times during such period of not less than fifteen (15%) percent of the Loan Limit, and (v) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of the proposed dividend, distribution or repurchase and such information with respect thereto as Administrative Agent may reasonably request, including the proposed date and the amount of such dividend, distribution or repurchase.

9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, provided that (i) one Borrower may make sales of goods, or render services, to another Borrower on terms more favorable to the Borrower purchasing such goods or receiving the benefit of such services than it would to a person that is not an Affiliate in the ordinary course of business and consistent with the current practices of Borrowers as of the Effective Date, and (ii) Parent may make charitable contributions to an Affiliate that is a foundation qualified under Section 501(c)(3) of the Code so long as on the date of any such charitable contribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business; and

(c) make loans and investments between or among any Borrower or any Guarantor and their Affiliates other than those permitted under Section 9.10 hereof.

9.13 [Reserved].

9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on the dates for the end of each such fiscal year set forth on Schedule 9.14 hereto and (b) fiscal quarters to end on the dates for the end of each such fiscal quarter set forth in Schedule 9.14 hereto.

9.15 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Administrative Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Administrative Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Administrative Agent may request) and (ii) such Borrower delivers, or causes to be delivered to Administrative Agent, a Credit Card Acknowledgment in favor of Administrative Agent, (e) give Administrative Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the Effective Date, together with a true, correct and complete copy thereof and such other information with respect thereto as Administrative Agent may request; and (f) furnish to Administrative Agent, promptly upon the request of Administrative Agent, such information and evidence as Administrative Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

9.16 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the Effective Date (after giving effect to the Nash-Finch Merger) and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the Effective Date.

9.17 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) the documents governing the Qualified Debt Offering (if applicable), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (vi) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, (vii) the extension or continuation of contractual obligations in existence on the Effective Date; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Administrative Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued, and (viii) the Senior Note Indenture (as in effect on December 6, 2012).

9.18 Minimum Excess Availability. The aggregate amount of the Excess Availability of Borrowers shall at all times be equal to or greater than the greater of (a) an amount equal to ten (10%) percent of the Total Borrowing Base and (b) $80,000,000.

9.19 License Agreements.

(a) With respect to a License Agreement (which constitutes a Material Contract) applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), each Borrower and Guarantor shall (i) give Administrative Agent not less than ninety (90) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement in any material respect, either with respect to product, territory, term or otherwise, or to increase in any material respect the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith (and Administrative Agent may establish such Reserves as a result of any of the foregoing as Administrative Agent may reasonably determine), (ii) give Administrative Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the Effective Date, or any material amendment to any such License Agreement existing on the Effective Date, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Administrative Agent may in good faith request, (iii) give Administrative Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Administrative Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

(b) With respect to a License Agreement (which constitutes a Material Contract) applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), at any time an Event of Default shall exist or have occurred and be continuing or if after giving effect to any Reserves, or the reduction in the applicable Borrowing Base as a result of Eligible Inventory using such licensed Intellectual Property ceasing to be Eligible Inventory, the aggregate amount of the Excess Availability of Borrowers is less than $5,000,000, Administrative Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Administrative Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement. Administrative Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Administrative Agent shall constitute part of the Obligations.

9.20 Agricultural Products.

(a) Each Borrower shall at all times comply in all material respects with all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Food Security Act Notice, so as to terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.

(b) Each Borrower shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any security interest, lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.

(c) Each Borrower shall promptly notify Administrative Agent in writing after receipt by or on behalf of such Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Borrower or Guarantor under the provisions of the PSA, PACA or any other statute and such Borrower shall promptly provide Administrative Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, as the case may be, and other information delivered to or on behalf of such Borrower pursuant to the Food Security Act.

(d) In the event any Borrower receives a Food Security Act Notice, such Borrower shall pay the related invoice within the payment terms specified therein and notify Administrative Agent of such receipt; provided, that, such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Borrower, (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP,

(iii) Administrative Agent shall have established a Reserve in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice, (iv) such Borrower shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence reasonably acceptable to Administrative Agent of such payment, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 9.20(d) are no longer met.

(e) Each Borrower shall obtain Administrative Agent’s written consent prior to purchasing any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, and in the event that such Borrower receives such consent, such Borrower shall immediately register, as a buyer, with the Secretary of State of such state (or the designated system operator). Each Borrower shall forward promptly to Administrative Agent a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). Each Borrower shall comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law whether or not as a result of direct notice or the filing under any applicable central filing system. Each Borrower shall also provide to Administrative Agent not later than the fifth (5th) day of each month, true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom a Borrower has purchased Farm Products within the preceding twelve (12) months.

9.21 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $2,500,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Administrative Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Administrative Agent’s request, such Borrower or Guarantor shall execute and deliver to Administrative Agent a mortgage, deed of trust or deed to secure debt, as Administrative Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Administrative Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Administrative Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Administrative Agent) and such other agreements, documents and instruments as Administrative Agent may require in connection therewith.

9.22 Costs and Expenses. Borrowers and Guarantors shall pay to Administrative Agent, Issuing Bank, Swing Line Lender and Lenders on demand all out-of-pocket costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Administrative Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees (including OFAC/PEP searches), costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Administrative Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Administrative Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Administrative Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all fees and charges, together with out-of-pocket expenses and costs, heretofore and from time to time hereafter incurred by Administrative Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Administrative Agent in connection with any of the foregoing.

9.23 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit Accommodations or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Neither any Borrower nor any of its Subsidiaries or other Affiliates is or will become a Sanctioned Entity or Sanctioned Person as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Entity or Sanctioned Person. No part of the proceeds of the Loans made hereunder will be used by any Borrower or Guarantor or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.24 Formation of Subsidiaries. At the time that any Borrower or Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (other than Fresh City Market, LLC, unless any Borrower or Guarantor, directly or indirectly, owns sixty-six (66%) percent or more of its Capital Stock), Lead Borrower shall (a) within fifteen (15) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) cause any such new Subsidiary to provide to Administrative Agent a Joinder Agreement, together with a joinder to the Guarantee or any other security document (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $2,500,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Administrative Agent a first priority Lien (subject to liens permitted under Section 9.8 herein) in and to the assets of such newly formed or acquired Subsidiary); provided, that, such joinders and security documents shall not be required to be provided to Adminstrative Agent with respect to any Subsidiary of Borrowers that is a controlled foreign corporation if providing such documents would result in material adverse tax consequences, (b) within ten (10) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Administrative Agent; provided, that, only sixty-five (65%) percent of the total outstanding voting Capital Stock of any Subsidiary of any Borrower that is a controlled foreign corporation (and none of the Capital Stock of any Subsidiary of such controlled foreign corporation) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Borrowers of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Administrative Agent in consultation with Lead Borrower) in relation to the benefits of Administrative Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Administrative Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) within ten (10) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Administrative Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 9.24 shall be a Financing Agreement. Notwithstanding anything to the contrary set forth above, (i) Fresh City Market, LLC shall not be required to be a Guarantor so long as it does not have assets with a book value in excess of $25,000,000 and no Borrower or Guarantor owns more than eighty-two (82%) percent of the Capital Stock of it and (ii) Whitton Enterprises, Inc. shall not be required to be a Borrower or Guarantor so long as it is liquidated and dissolved in accordance with applicable law no later than March 30, 2014.

9.25 Further Assurances. At the request of Administrative Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Administrative Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Administrative Agent, Administrative Agent and Lenders may, at Administrative Agent’s option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Administrative Agent has received such certificate and, in addition, Administrative Agent has determined that such conditions are satisfied.

9.26 Post-Closing Matters. Each Borrower will execute and deliver the documents and take such actions as are set forth on Schedule 9.26 hereto, in each case, within the time limits specified on such schedule (or such longer period as Administrative Agent may, in its Permitted Discretion, agree).

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower fails to pay any principal amount of the Obligations within two (2) Business Days and any other Obligations within three (3) Business Days of the date when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.2, 9.3, 9.4, 9.13, 9.14, 9.15, 9.16, 9.17, 9.19, 9.20 and 9.21 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Administrative Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise delivered in connection with this Agreement or any of the other Financing Agreements shall when made or deemed made be false or misleading in any material respect;

(c) any Obligor revokes or terminates or purports to revoke or terminate prior to the stated expiration any guarantee, endorsement or other agreement of such party in favor of Administrative Agent or any Lender other than termination as a result of such Obligor ceasing to be an Obligor as permitted by this Agreement;

(d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $50,000,000 in any one case or in the aggregate (to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute or decline such coverage) and shall remain unsatisfied, undischarged or unvacated for a period in excess of thirty (30) consecutive days during which execution shall not be effectively stayed, or any judgment other than for the payment of money, or an injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $50,000,000;

(e) any Borrower or Obligor makes an assignment for the benefit of creditors;

(f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any material part of the properties of Borrowers (taken as a whole) and such petition or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any material part of the properties of Borrowers (taken as a whole);

(h) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lenders, in any case in an amount in excess of $30,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and is not waived in writing, or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $20,000,000;

(i) (x) any Credit Card Issuer from whom sales made by Borrowers and Guarantors through credit cards issued by such person or persons exceeded five (5%) percent of the aggregate retail sales of Borrowers and Guarantors in the immediately preceding fiscal year on a Pro Forma Basis or (y) any Credit Card Processors from whom sales made by Borrowers and Guarantors that are processed or serviced through such person or persons exceeded five (5%)

percent of the aggregate retail sales of Borrowers and Guarantors in the immediately preceding fiscal year on a Pro Forma Basis, shall in either case, send written notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to any Borrower or shall cease or suspend such payments, or shall send written notice to any Borrower that it is terminating its arrangements with any Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice;

(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Administrative Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto having a value in excess of $30,000,000 (except as otherwise permitted herein or therein);

(k) an ERISA Event shall occur which results in or could reasonably be expected to have a Material Adverse Effect;

(l) any Change of Control;

(m) the indictment by any Governmental Authority, of any Borrower or Obligor of which any Borrower, Obligor or Administrative Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Administrative Agent, under any criminal statute, or commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $30,000,000 or (ii) any other property of any Borrower or Guarantor (other than any Borrower or Guarantor which owns assets with a book value of less than $10,000,000 and which does not conduct material and profitable sales activities) which is necessary or material to the conduct of its business;

(n) any event shall occur as a result of which (i) operations are suspended or terminated for thirty (30) days or more at any facility of a Borrower used in generating more than thirty (30%) percent of the consolidated revenues of Borrowers for the immediately preceding fiscal year on a Pro Forma Basis, to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute or decline such coverage (but for this purpose a sale of a facility in accordance with the terms hereof shall not be deemed to be a suspension or termination of operations at such facility), (ii) any law, regulation, order, judgment or decree of any Governmental Authority shall exist, or any action, suit, investigation, litigation or proceeding shall be pending or threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to result in the loss of the ability to conduct any portion of the business that accounted for more than thirty (30%) percent of the revenues of Parent and its Subsidiaries (taken as a whole) in the immediately preceding fiscal year on a Pro Forma Basis, or (iii) the loss, suspension, revocation or failure to renew any Permit now held or hereafter acquired by a Borrower required in connection with the sale or distribution of goods the sale of which gave rise to revenues of more than thirty (30%) percent in the immediately preceding fiscal year on a Pro Forma Basis;

(o) except as otherwise expressly permitted hereunder, Borrowers and Guarantors, taken as a whole, shall take any action to suspend the operation of a material portion of their business in the ordinary course;

(p) there occurs any uninsured loss to any material portion of the Collateral, which could reasonably be expected to have a Material Adverse Effect;

(q) any Borrower or Guarantor or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(r) except as permitted hereunder, any Borrower or Guarantor (other than any Borrower or Guarantor which owns assets with a book value of less than $10,000,000 and which does not conduct material and profitable sales activities) dissolves or suspends or discontinues doing business;

(s) (i) the subordination provisions of the documents evidencing or governing any Indebtedness in excess of $10,000,000 which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of any such applicable subordinated Indebtedness; or (ii) any Borrower or Guarantor shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on any such applicable subordinated Indebtedness, or realized from the liquidation of any property of any Borrower or Guarantor, shall be subject to any of the Subordination Provisions;

(t) there shall be an event of default under any of the other Financing Agreements; or

(u) the repayment by Parent of any of the Senior Notes, and either (i) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers for any of the immediately preceding ten (10) consecutive days shall have been less than $25,000,000 or (ii) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers is less than $25,000,000.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Administrative Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Administrative Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Administrative Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Administrative Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Lead Borrower, accelerate the payment of all Obligations (other than Obligations arising pursuant to Bank Products) and demand immediate payment thereof to Administrative Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations (other than Obligations arising pursuant to Bank Products) shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), the Commitments and any other obligation of the Administrative Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Administrative Agent any part or all of the Collateral at any place and time designated by Administrative Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Administrative Agent or elsewhere) at such prices or terms as Administrative Agent may deem reasonable, for cash, upon credit or for future delivery, with the Administrative Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Administrative Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Administrative Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Administrative Agent to Lead Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Administrative Agent’s request, Borrowers will either, as Administrative Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Administrative Agent’s reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Administrative Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any expenses payable or to become payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Administrative Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Administrative Agent may, in its discretion, at such time or times (i) notify any or all Account Debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Administrative Agent and that Administrative Agent has a security interest therein and Administrative Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Administrative Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Administrative Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Administrative Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Administrative Agent’s request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Administrative Agent and are payable directly and only to Administrative Agent and Borrowers and Obligors shall deliver to Administrative Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Administrative Agent may require. In the event any Account Debtor returns

Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Administrative Agent’s request, hold the returned Inventory in trust for Administrative Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Administrative Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Administrative Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Administrative Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Administrative Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Administrative Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Administrative Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Administrative Agent or any Lender would not be commercially unreasonable in the exercise by Administrative Agent or any Lender of remedies against the Collateral and that other actions or omissions by Administrative Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Administrative Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f) For the purpose of enabling Administrative Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) At any time an Event of Default shall exist or have occurred and for so long as the same is continuing, Administrative Agent may apply the cash proceeds of Collateral actually received by Administrative Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due. Borrowers and Guarantors shall remain liable to Administrative Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Administrative Agent and Lenders may, at Administrative Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Administrative Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Administrative Agent and Lenders to Borrowers and (ii) Administrative Agent may, at its option, establish such Reserves as Administrative Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois; provided, that, only for purposes of Section 4.1(h) of this Agreement, the term “Nash-Finch Material Adverse Effect” (as defined in the Nash-Finch Merger Agreement as in effect on July 21, 2013 and as delivered to Arrangers) and “Spartan Material Adverse Effect” (as defined in the Nash-Finch Merger Agreement as in effect on July 21, 2013 and as delivered to Arrangers) (and whether or not such a Nash-Finch Material Adverse Effect or Spartan Material Adverse Effect, as applicable, has occurred) shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Borrowers, Guarantors, Administrative Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Administrative Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Administrative Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Administrative Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Administrative Agent’s option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Administrative Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d) BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Administrative Agent, Lenders and the other Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent or a Secured Party as determined by a final and non-appealable judgment or court order binding on Administrative Agent, such Lender or other Secured Party. In any such litigation, Administrative Agent, Lenders and the other Secured Parties shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Administrative Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Administrative Agent or any Lender has represented, expressly or otherwise, that Administrative Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Administrative Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Administrative Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand to which such Borrower or Guarantor is not otherwise entitled in the same, similar or other circumstances.

11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Administrative Agent and the Required Lenders or at Administrative Agent’s option, by Administrative Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Lead Borrower (for itself and the other Borrowers); except, that,

(i) any amendment, waiver, discharge or termination with respect to the following shall require the consent of Administrative Agent and all Lenders:

(A) amend, modify or waive any terms of the definition of “Pro Rata Share” or this Section 11.3 hereof,

(B) the change of any percentage specified in (or any amendment to) the definition of Required Lenders, Required Tranche A Lenders, Required Tranche A-1 Lenders, Required Tranche A-2 Lenders or Supermajority Lenders,

(C) reduce the scheduled reductions in advance rates for any of the Tranche A Real Estate Availability, the Tranche A Equipment Availability or the Tranche A Rolling Stock Availability, or reduce the scheduled amortization of the Tranche A-2 Term Loans,

(D) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof) or release of any Guarantor,

(E) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement,

(F) agree to the subordination of (1) any of the Obligations or (2) other than liens in and on the Qualified Debt Priority Collateral (as provided for in the Qualified Debt Intercreditor Agreement), any lien or security interest in favor of Administrative Agent for the benefit of Lenders, and

(G) increase the advance rates constituting part of any of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base or the Tranche A-2 Borrowing Base;

(ii) any amendment, waiver, discharge or termination with respect to the following shall require the consent of Administrative Agent and each Lender directly and adversely affected thereby:

(A) reduce the interest rate or any fees, extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations (provided, that, a waiver of default interest, Default or Event of Default shall not constitute a reduction of interest for this purpose),

(B) increase the Commitment of any Lender (including any Defaulting Lender) over the amount thereof then in effect or provided hereunder, and

(C) amend, modify or waive any terms of Sections 6.4(a) or (b) hereof;

(iii) the consent of the Administrative Agent, the Supermajority Lenders, the Required Tranche A Lenders, the Required Tranche A-1 Lenders and the Required Tranche A-2 Lenders shall be required for any amendment, waiver, discharge or termination with respect to (A) the definition of Tranche A Borrowing Base,Tranche A-1 Borrowing Base or Tranche A-2 Borrowing Base or any components thereof but only to the extent such proposed change would make more credit available to Borrowers (but exclusive of the right of Administrative Agent to add, increase, eliminate or reduce the amount of Reserves or to exercise other discretion it may have pursuant to such provisions) and (B) Section 2.5(e);

(iv) any amendment, waiver, discharge or termination with respect to the following shall require the consent of Administrative Agent, the Required Tranche A Lenders, the Required Tranche A-1 Lenders and the Required Tranche A-2 Lenders:

(A) amend, modify or waive the definition of the term “Change of Control”,

(B) amend, modify or waive any terms of Section 9.18 hereof,

(C) amend, modify or waive any of the payment conditions set forth in Sections 9.9(f)(viii), 9.9(l)(ii), 9.10(j)(iii) and 9.11(f),

(D) amend, modify or waive any terms of Sections 7.1(a)(i)(A) hereof with respect to the delivery of Borrowing Base Certificates and Section 9.6(a) hereof with respect to financial reporting,

(E) amend, modify or waive any terms of Section 9.5 hereof with respect to insurance requirements,

(F) increase the maximum amount of the Maximum Credit to an amount greater than permitted pursuant to Section 2.6(a) hereof, and

(G) amend, modify or waive any of the dollar or Excess Availability requirements in Section 9.7(b) hereof with respect to permitted dispositions.

(H) amend, modify or waive any terms of Section 12.8 and 12.11(a).

(b) Administrative Agent, Lenders and Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Administrative Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Administrative Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wells and Parent shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wells or Parent of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wells or such Eligible Transferee as Wells may specify after consultation with Lead Borrower, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Wells or Parent shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wells, or such Eligible Transferee specified by Wells after consultation with Lead Borrower, shall pay to the Non-Consenting Lender (except as Wells and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Administrative Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Administrative Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Administrative Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts, Eligible Military Receivables, Eligible Inventory, Eligible Credit Card Receivables, Eligible Unaffixed Cigarette Tax Stamps, Eligible Equipment, Eligible Prescription Files, Eligible Cash and Cash Equivalents, Eligible Real Property or Eligible Rolling Stock shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

(e) The consent of Administrative Agent and each Bank Product Provider that is providing any Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment, waiver or consent to the priority of payment of Obligations arising under or pursuant to any Bank Products as set forth in Sections 6.4(a) and (b) hereof. In no event shall the consent or approval of any Bank Product Provider be required for any amendment, waiver or consent under this Agreement or the other Financing Agreements, except as provided in the immediately preceding sentence.

11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Administrative Agent, Issuing Bank, Swing Line Lender and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby to the extent resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Administrative Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. THE AGENT

12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Wells to act as Administrative Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Administrative Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing or any of the other rights and duties of Administrative Agent provided for herein or in the other Financing Agreements, each Lender hereby specifically irrevocably authorizes and directs Administrative Agent to enter into, if applicable, the Qualified Debt Intercreditor Agreement on behalf of such Lender and acknowledges and agrees that such

Lender shall be bound thereby and subject to all of the terms and conditions thereof, deemed to make all representations and warranties made by a Revolving Lender (or comparable term as defined therein) as to itself and Administrative Agent shall be irrevocably authorized to take such actions as are provided for on behalf of such Lender thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Administrative Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Administrative Agent shall have been delivered to and acknowledged by Administrative Agent.

12.2 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Administrative Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3 Events of Default.

(a) Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Administrative Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Administrative Agent receives such a Notice of Default or Failure of Condition, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Administrative Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Administrative Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b) Except with the prior written consent of Administrative Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4 Wells in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Administrative Agent), so long as Wells shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells in its individual capacity as Lender hereunder. Wells (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Wells and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5 Indemnification. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Administrative Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Administrative Agent will use reasonable efforts to provide

Lenders with any information received by Administrative Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Administrative Agent from any Borrower or any Lender; provided, that, Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Administrative Agent.

12.7 Failure to Act. Except for action expressly required of Administrative Agent hereunder and under the other Financing Agreements, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8 Additional Loans. Administrative Agent shall not make any Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations (a) would cause the aggregate amount of the total outstanding Tranche A Revolving Loans and Letter of Credit Accommodations to exceed the Tranche A Borrowing Base and (b) would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to exceed the Total Borrowing Base, in each case, without the prior consent of all Lenders, except, that, Administrative Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Tranche A Revolving Loans and Letter of Credit Accommodations to exceed the Tranche A Borrowing Base or cause total outstanding Loans and Letter of Credit Accommodations to exceed the Total Borrowing Base, as Administrative Agent may deem necessary or advisable in its discretion, provided, that: (i) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to any Borrower which Administrative Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Tranche A Borrowing Base or the Total Borrowing Base, as applicable, plus the amount of Special Administrative Agent Advances made pursuant to Sections 12.11(a)(i) and (ii) hereof then outstanding, shall not exceed $75,000,000 and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit or the Tranche A Loans to exceed the Tranche A Maximum Credit or the Tranche A-1 Loans to exceed the Tranche A-1 Maximum Credit and (ii) no such additional Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Tranche A Lenders, Required Tranche A-1 Lenders and Required Tranche A-2 Lenders may otherwise agree and no such additional Loans may exist for at least five (5) consecutive days thereafter before further such additional Loans may be made at the end of such ninety (90) day period. Each Lender shall be obligated to pay Administrative Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations. The Required Lenders may by written notice to Administrative Agent revoke the authority of Administrative Agent to make future additional Loans pursuant to this Section 12.8 at any time.

12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Administrative Agent to enter into this Agreement and the other Financing Agreements. Each Tranche A Lender, Tranche A-1 Lender and Tranche A-2 Lender agrees that any action taken by Administrative Agent, Required Lenders, Required Tranche A Lenders, Required Tranche A-1 Lenders, Required Tranche A-2 Lenders or Supermajority Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Administrative Agent, Required Lenders, Required Tranche A Lenders, Required Tranche A-1 Lenders, Required Tranche A-2 Lenders or Supermajority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon the Tranche A Lenders, the Tranche A-1 Lenders and the Tranche A-2 Lenders, as applicable.

12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

(a) By signing this Agreement, each Lender:

(i) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to any Tranche A Borrowing Base, Tranche A-1 Borrowing Base or Tranche A-2 Borrowing Base prepared or received by Administrative Agent (each field audit or examination report and report with respect to any Tranche A Borrowing Base, Tranche A-1 Borrowing Base or Tranche A-2 Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisal and financial statements;

(ii) expressly agrees and acknowledges that Administrative Agent (A) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (B) shall not be liable for any information contained in any Report, appraisal or financial statement;

(iii) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(iv) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

(b) Borrower and Guarantors hereby acknowledge that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers and Guarantors hereunder

(collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers and Guarantors or their securities) (each, a “Public Lender”). Borrowers and Guarantors hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrowers and Guarantors shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers and Guarantors or their securities for purposes of United States Federal and state securities laws (provided, that, to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 13.5); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (D) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

12.11 Collateral Matters.

(a) Administrative Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Administrative Agent Advances”) which Administrative Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Administrative Agent Advances pursuant to clauses (i) and (ii) above, plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Administrative Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of $75,000,000 or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to any issuer of Letter of Credit Accommodations. Special Administrative Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Administrative Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Administrative Agent Advances shall be payable at the Interest Rate then applicable to Base Rate Loans and shall be payable on demand. Special Administrative Agent Advances shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Administrative Agent Advance. If such funds are not made available to Administrative Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans.

(b) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Lead Borrower or any Borrower or Guarantor certifies to Administrative Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $25,000,000, and to the extent Administrative Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under any other terms hereof or of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Administrative Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Administrative Agent at any time, Lenders will promptly confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Without in any manner limiting Administrative Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release Collateral conferred upon Administrative Agent under this Section. Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Administrative Agent upon any Collateral to the extent set forth above; provided, that, (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Administrative Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent’s own interest in the Collateral as a Lender and that Administrative Agent shall have no duty or liability whatsoever to any other Lender.

12.12 Agency for Perfection. Each Lender hereby appoints Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Administrative Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Administrative Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

12.13 Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or Guarantor, Administrative Agent (irrespective of whether the principal of any Obligations or amounts owing in respect of Letter of Credit Accommodations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations (other than obligations under Bank Products to which Administrative Agent is not a party) and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Issuing Bank and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, Issuing Bank and Administrative Agent allowed in such judicial proceeding); and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent.

(b) Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(c) To the extent required by local law, Borrowers and Guarantors agree to reiterate the terms of the power of attorney granted to the Administrative Agent pursuant to this Section 12.13 under any separate letter or document.

12.14 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Parent. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any resignation by Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Financing Agreements, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

12.15 Other Agent Designations. Administrative Agent may at any time and from time to time determine that a Lender may, in addition, be a “Administrative Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Administrative Agent shall provide written notice to Lead Borrower of any such agreement. Any Lender that is so designated as a Administrative Agent, Syndication Agent, Documentation Agent or such similar designation by Administrative Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Administrative Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

13.1 Term.

(a) THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS SHALL BECOME EFFECTIVE AS OF THE DATE SET FORTH ON THE FIRST PAGE HEREOF AND SHALL CONTINUE IN FULL FORCE AND EFFECT FOR A TERM ENDING ON NOVEMBER 19, 2018 (THE “MATURITY DATE”). In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Administrative Agent (which notice shall be irrevocable) and Administrative Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Administrative Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Administrative Agent (or at Administrative Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Administrative Agent, by an issuer acceptable to Administrative Agent and payable to Administrative Agent as beneficiary) in such amounts as Administrative Agent determines are reasonably necessary to secure Administrative Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Administrative Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Administrative Agent or any Lender pursuant to any Deposit Account Control Agreement (contingent or otherwise) and for any of the Obligations, arising under or in connection with any Bank Products in such amounts as the Bank Product Provider may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to the Bank Product Provider). The amount of such cash collateral (or letter of credit, as Administrative Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any expenses payable or to become payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Administrative Agent Payment Account or such other bank account of Administrative Agent, as Administrative Agent may, in its discretion, designate in writing to Lead Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Administrative Agent Payment Account or other bank account designated by Administrative Agent are received in such bank account later than 12:00 noon, Boston time.

(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Administrative Agent’s continuing security interest in the Collateral and the rights and remedies of Administrative Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Administrative Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, in each case, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, Administrative Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Administrative Agent, if such Event of Default is capable of being cured as determined by Administrative Agent.

(g) All references to the term “good faith” used herein when applicable to Administrative Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards of fair dealing based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Administrative Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Administrative Agent prior to the Effective Date or such other method as may be acceptable to Administrative Agent. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified (other than by reason of an exception as to consistency related to new accounting pronouncements or method change under GAAP) but also does not include any explanation, supplemental comment or other comment or note concerning the ability of the applicable person to continue as a going concern. If at any time any change in GAAP would affect the computation of any financial ratio, requirement or other provision set forth in any Financing Agreement, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio, requirement or other provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio, requirement or other provision shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, requirement or other provision made before and after giving effect to such change in GAAP.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Administrative Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Administrative Agent or Lenders merely because of Administrative Agent’s or any Lender’s involvement in their preparation.

13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	Spartan Stores, Inc. 850 76th St. SW P.O. Box 8700 Grand Rapids, Michigan 49518-8700 Attention: Mr. David Staples Telephone No.: 616-878-8315 Telecopy No.: 616-878-2775

with a copy to:	Warner Norcross & Judd LLP 111 Lyon St., N.W., Suite 900 Grand Rapids, Michigan 49501-3487 Attention: Mark J. Wassink, Esq. Telephone No.: 616-752-2189 Telecopy No.: 616-222-2189

If to Administrative Agent:	Wells Fargo Capital Finance, LLC One Boston Place 18th Floor Boston, Massachusetts 02108 Attention: Portfolio Administrator - Spartan Telephone No.: 617-854-7283 Telecopy No.: 855-461-3726

13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5 Confidentiality.

(a) Administrative Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any material non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Administrative Agent or such Lender is a party or as may be requested or required by any Governmental Authority, (iii) to any Lender (or its agents or other representatives) or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender ,so long as such Lender (or its agents or other representatives) or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Administrative Agent or any Lender or Participant (or prospective Lender or Participant).

(b) In the event that Administrative Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Administrative Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender, Administrative Agent or such Lender will promptly notify Lead Borrower of such request so that Lead Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Administrative Agent’s or such Lender’s expenses, cooperate with Lead Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Lead Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Administrative Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Administrative Agent or any Lender to return any materials furnished by a Borrower or

Guarantor to Administrative Agent or a Lender or prevent Administrative Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Administrative Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality letter signed prior to the Effective Date.

(d) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Borrowers and Guarantors do not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers or Guarantors determine to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. Each Borrower and Guarantor acknowledges that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Administrative Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Administrative Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Administrative Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Administrative Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7 Assignments; Participations.

(a) Each Lender may, with the prior written consent of Administrative Agent, Swing Line Lender, Issuing Bank and Lead Borrower, which consents shall not be unreasonably withheld, conditioned or delayed (which consent of Lead Borrower shall not be required (i) at any time a Default or Event of Default exists or has occurred and is continuing or (ii) in connection with an assignment to a Person that is a Lender, an Affiliate (other than individuals) of a Lender or an Approved Fund so long as no Default or Event of Default exists at the time of such assignment), assign all or, if less than all, (A) with respect to assignments of the Tranche A Revolving Loans, a portion equal to at least $5,000,000 in the aggregate for the assigning Tranche A Lender, (B) with respect to assignments of the Tranche A-1 Revolving Loans, a portion equal to at least $1,000,000 in the aggregate for the assigning Tranche A-1 Lender and (C) with respect to assignments of the Tranche A-2 Term Loans, a portion equal to at least $1,000,000 in the aggregate for the assigning Tranche A-2 Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Administrative Agent on the Register and (ii) Administrative Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b) Administrative Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Administrative Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Administrative Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Administrative Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Administrative Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Borrowers and Guarantors shall assist Administrative Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in a manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9 Patriot Act. Each Lender subject to the Patriot Act hereby notifies each Borrower and Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrower and Guarantor and other information that will allow such Lender to identify such person in accordance with the Patriot Act and any other applicable law. Borrower and Guarantor are hereby advised that any Loans or Letters of Credit Accommodations hereunder are subject to satisfactory results of such verification. In addition, if Administrative Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Borrower and Guarantor and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of Borrower and Guarantor, and Borrower and Guarantor agree to cooperate in respect of the conduct of such searches and further agree that Borrower shall pay to Administrative Agent on demand the reasonable costs and charges for such searches.

13.10 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

SECTION 14. ACKNOWLEDGMENT AND RESTATEMENT

14.1 Existing Obligations. Borrowers and Guarantors hereby acknowledge, confirm and agree that (a) Existing Spartan Borrowers are indebted to Administrative Agent and Lenders for loans and advances to Existing Spartan Borrowers under the Existing Spartan Credit Agreement, as of the close of business on November 18, 2013, in the aggregate principal amount of $56,607,277.70 and the aggregate amount of $550,000 in respect of Letter of Credit

Obligations (as defined in the Existing Spartan Credit Agreement) and (b) Existing Nash-Finch Borrowers are indebted to Administrative Agent and Lenders for loans and advances to Existing Nash-Finch Borrowers under the Existing Nash-Finch Credit Agreement, as of the close of business on November 18, 2013, in the aggregate principal amount of $373,542,053 and the aggregate amount of $13,685,284 in respect of L/C Obligations (as defined in the Existing Nash-Finch Credit Agreement), in each case, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers and Guarantors to Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

14.2 Acknowledgment of Security Interests.

(a) Borrowers and Guarantors hereby acknowledge, confirm and agree that Administrative Agent has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Administrative Agent in connection with the Existing Credit Agreements and the Existing Nash-Finch Security Agreement by each Borrower and Guarantor which is a party thereto.

(b) The liens and security interests of Administrative Agent in the Collateral granted by each Borrower and Guarantor pursuant to the Existing Credit Agreements and the Existing Nash-Finch Security Agreement shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests under or in connection with the Existing Credit Agreements and the Existing Nash-Finch Security Agreement.

14.3 Existing Credit Agreements and Existing Nash-Finch Security Agreement. Borrowers and Guarantors hereby acknowledge, confirm and agree that, immediately prior to giving effect to this Agreement, (a) the Existing Credit Agreements and the Existing Nash-Finch Security Agreement are each in full force and effect as of the Effective Date, and (b) the agreements and obligations of Borrowers and Guarantors contained in the Existing Credit Agreements and the Existing Nash-Finch Security Agreement constitute the legal, valid and binding obligations of Borrowers and Guarantors against them in accordance with their respective terms and Borrowers and Guarantors have no valid defense to the enforcement of such obligations.

14.4 Restatement.

(a) Except as otherwise stated in this Section 14, as of the Effective Date, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreements and the Existing Nash-Finch Security Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement. The amendment and restatement contained herein shall not, in and of itself, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers and Guarantors evidenced by or arising under the Existing Credit Agreements and the Existing Nash-Finch

Security Agreement (except to the extent any such Indebtedness, obligations or liabilities are actually paid or performed on the Effective Date), and the liens securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(b) All of the Obligations in respect of the Existing Spartan Loans, the Existing Nash-Finch Loans and the Existing Letters of Credit (to the extent not paid) and all accrued and unpaid interest and fees with respect thereto (to the extent not actually paid pursuant to this Agreement) shall be deemed to be Obligations of Borrowers and Guarantors pursuant to the terms hereof.

IN WITNESS WHEREOF, Administrative Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT	BORROWERS

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent, Issuing Bank, Swing Line Lender and a Lender	SPARTAN STORES, INC.

By:	By:

Title:	Title:

SPARTAN STORES DISTRIBUTION, LLC

MARKET DEVELOPMENT, LLC

SPARTAN STORES ASSOCIATES, LLC

FAMILY FARE, LLC

MSFC, LLC

SEAWAY FOOD TOWN, INC.

THE PHARM OF MICHIGAN, INC.

VALLEY FARM DISTRIBUTING CO.

GRUBER’S REAL ESTATE LLC

PREVO’S FAMILY MARKETS, INC.

CUSTER PHARMACY, INC.

SPARTAN PROPERTIES MANAGEMENT, INC.

SPARTAN STORES FUEL, LLC

By:

Title:

NASH-FINCH COMPANY

NASH BROTHERS TRADING COMPANY

T. J. MORRIS COMPANY

SUPER FOOD SERVICES, INC.

U SAVE FOODS, INC.

HINKY DINKY SUPERMARKETS, INC.

GTL TRUCK LINES, INC.

ERICKSON’S DIVERSIFIED CORPORATION

GROCERY SUPPLY ACQUISITION CORP.

By:

Title:

BANK OF AMERICA, N.A., as a Lender

By:

Title:

2

EXHIBIT A

to

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 20    is made between                     (the “Assignor”) and                     (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wells Fargo Capital Finance, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Administrative Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make loans and advances and provide other financial accommodations to             ,             ,             , and             (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated November 19, 2013, by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $            (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $            (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be [            (    %) percent of the Tranche A Revolving Loans] [            (    %) percent of the Tranche A-1 Revolving Loans] [            (    %) percent of the Tranche A-2 Term Loans].

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date [Assignee’s Tranche A Commitment will be $            ] [Assignee’s Tranche A-1 Commitment will be $            ] [Assignee’s Tranche A-2 Commitment will be $            ].

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date [Assignor’s Tranche A Commitment will be $            (as such amount may be further reduced by any other assignments by Assignor on or after the Effective Date)] [Assignor’s Tranche A-1 Commitment will be $            (as such amount may be further reduced by any other assignments by Assignor on or after the Effective Date)] [Assignor’s Tranche A-2 Commitment will be $            (as such amount may be further reduced by any other assignments by Assignor on or after the Effective Date)].

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $            , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Administrative Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Spartan Stores, Inc. and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be             , 200     (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Administrative Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Lead Borrower and Administrative Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Administrative Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Lead Borrower and Administrative Agent for acknowledgment by Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[6. Administrative Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Administrative Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Administrative Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Administrative Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Administrative Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Administrative Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Administrative Agent and Borrowers prior to the time that Administrative Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. [Intercreditor Agreement. [INCLUDE ONLY IF QUALIFIED DEBT INTERCREDITOR AGREEMENT HAS BEEN ENTERED INTO] Assignee acknowledges and agrees that it has received a copy of the Qualified Debt Intercreditor Agreement and that it shall be bound by the terms thereof as a Lender as such term is defined therein and hereby shall be deemed to make all representations and warranties made by a Lender thereunder. Without limiting any other rights or authorization of Administrative Agent, Assignee hereby specifically authorizes Administrative Agent to take such actions as are provided for to be taken by it under the terms of the Qualified Debt Intercreditor Agreement on behalf of Assignee as a Lender.]

10. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

11. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF             . Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in             County,             over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such             State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

[ASSIGNEE]

By:

Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 20

Attn.:

Re:

Ladies and Gentlemen:

Wells Fargo Capital Finance, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Administrative Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make loans and advances and provide other financial accommodations to             ,             ,             , and             (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated November 19, 2013, by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                     (the “Assignor”) to                     (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to             (    %) percent of the [Tranche A Commitments] [Tranche A-1 Commitments] [Tranche A-2 Commitments] pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $            , as the same may be further reduced by other assignments on or after the Effective Date.

2. Assignee agrees that, upon receiving the consent of Administrative Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name: Address: Attention: Telephone: Telecopier:

(B)	Payment instructions:

Account No. At: Reference: Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent

By:

Title:

EXHIBIT B

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Borrowing Base Certificate

000’s omitted

[See attached]

B-1

Exhibit C

INFORMATION CERTIFICATE

OF

SPARTAN STORES, INC. AND ITS SUBSIDIARIES

SECTION 15. Dated: November 19, 2013

Wells Fargo Capital Finance, LLC

For itself and as Administrative Agent

One Boston Place

Boston, Massachusetts 02108

In connection with certain financing provided or to be provided by Wells Fargo Capital Finance, LLC and certain other lenders (collectively, “Lenders”) and for whom Wells Fargo Capital Finance, LLC will be acting as administrative and collateral agent (in such capacity, “Agent”), each of the undersigned (individually, a “Company” and, collectively, the “Companies”) jointly and severally represents and warrants to Agent and Lenders the following information about it, its organizational structure and other matters of interest to Agent and Lenders:

1.	The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

Spartan Stores, Inc.

Spartan Stores Distribution, LLC

Market Development, LLC

Family Fare, LLC

Prevo’s Family Markets, Inc.

Spartan Stores Associates, LLC

MSFC, LLC

Seaway Food Town, Inc.

The Pharm of Michigan, Inc.

Spartan Properties Management, Inc.

Valley Farm Distributing Co.

Gruber’s Real Estate, LLC

Custer Pharmacy, Inc.

Spartan Stores Fuel, LLC

Nash-Finch Company

Nash Brothers Trading Company

T. J. Morris Company

Super Food Services, Inc.

U Save Foods, Inc.

Hinky Dinky Supermarkets, Inc.

GTL Truck Lines, Inc.

Erickson’s Diversified Corporation

Grocery Supply Acquisition Corp.

2.	Each Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

*	Note: With regard to the assumed names appearing with an asterisk below, the corresponding Companies have assumed name filings for such assumed names, but are not currently conducting business under such assumed names.

Company	Trade Names
1. SPARTAN STORES, INC.

Assumed names under which business is conducted:

ProActive Consulting Services*

One Source Processing (in IN)*

Innovative Warehousing Solutions (in IN)*

SpartanNash

SpartanNash Company

Spartan Nash Company

2. SPARTAN STORES DISTRIBUTION, LLC	None

3. MARKET DEVELOPMENT, LLC	Assumed names under which business is conducted: Jefferson Square (in IN)* Market Street Plaza (in IN)*

4. FAMILY FARE, LLC

Assumed names under which business is conducted:

Family Fare Trucking

Felpausch Food Center

VG’s Pharmacy #1920

VG’s Pharmacy #1921

VG’s Pharmacy #1922

VG’s Pharmacy #1923

VG’s Pharmacy #1925

VG’s Pharmacy #1926

VG’s Pharmacy #1927

VG’s Pharmacy #1928

VG’s Pharmacy #1929

VG’s Pharmacy #1930

VG’s Pharmacy #1931

VG’s Pharmacy #1932

VG’s Pharmacy #1933

VG’s Pharmacy #1934

VG’s Pharmacy #1937

Foodland Markets of Oakland County

Foodland Markets

Atlas Super Markets

Atlas Foodland

VG’s Food Center of Fenton

V.G.’s Food Center, Inc.

V.G.’s Food Center

Zoo Crew Kid’s Club

Glen’s Pharmacy #1519

VG’s Pharmacy #1936

Glen’s Pharmacy #1524

Family Fare Pharmacy #1509

Family Fare Pharmacy #1972

Felpausch Pharmacy #1972

V.G.’s Food & Pharmacy

Spartan Stores Pharmacy

Prevo’s Pharmacy

D&W Pharmacy

D&W Pharmacy #1591

D&W Fresh Market

Glen’s Pharmacy

Glen’s Markets

Family Fare Pharmacy

Family Fare Supermarket

Valu Land

VG’s Pharmacy

Dolven Pharmacy

Dolven Pharmacy #1937

Forest Hills Foods

Forest Hills Pharmacy

Family Fare – Forest Hills Pharmacy

5. PREVO’S FAMILY MARKETS, INC.

Assumed names under which business is conducted:

Felpausch Food Center

Family Fare Pharmacy #1979

Family Fare Pharmacy #1579

Glen’s Pharmacy #647

Prevo’s Pharmacy

Prevo’s Family Markets

D&W Pharmacy #1903

D&W Pharmacy

D&W Fresh Market

Glen’s Pharmacy

Glen’s Markets

Family Fare Pharmacy

Family Fare Supermarket

Valu Land

6. SPARTAN STORES ASSOCIATES, LLC	None

7. MSFC, LLC	None

8. SEAWAY FOOD TOWN, INC.	Assumed names under which business is conducted: The Pharm (in OH)

9. THE PHARM OF MICHIGAN, INC.	Assumed names under which business is conducted: The Pharm (in MI)

10. SPARTAN PROPERTIES MANAGEMENT, INC.	None

11. VALLEY FARM DISTRIBUTING CO.	Assumed names under which business is conducted: VFD (in MI, OH and PA) Valley Farm Foods (in OH)

12. GRUBER’S REAL ESTATE, LLC	None

13. CUSTER PHARMACY, INC.	None

14. SPARTAN STORES FUEL, LLC	Assumed names under which business is conducted: Glen’s Quick Stop Family Fare Quick Stop D&W Quick Stop VG’s Quick Stop Felpausch Quick Stop Forest Hills Fuel

15. NASH-FINCH COMPANY

Assumed names under which business is conducted:

Avanza

Econofoods

Wholesale Food Outlet

SunMart

Prairie Market Store

Family Thrift Center

FTC Express

Holiday Store

MDV Nash Finch

EconoMart

Pick ‘N Save

Jack & Jill

Food Pride

Econo Stop

Family Fresh Market

Savers Choice

16. NASH BROTHERS TRADING COMPANY	None

17. T. J. MORRIS COMPANY	None

18. SUPER FOOD SERVICES, INC.	SFS Super Food Services, Inc. (in NE)*

19. U SAVE FOODS, INC.	None

20. HINKY DINKY SUPERMARKETS, INC.	None

21. GTL TRUCK LINES, INC.	None

22. ERICKSON’S DIVERSIFIED CORPORATION	Assumed names under which business is conducted: Erickson’s Family Drug Erickson’s More 4

23. GROCERY SUPPLY ACQUISITION CORP.	None

3.	Each Company is a registered organization of the following type (for example, corporation, limited partnership, limited liability company, etc.):

Company Organization Type

Spartan Stores, Inc. Corporation
Spartan Stores Distribution, LLC Limited Liability Company
Market Development, LLC Limited Liability Company
Family Fare, LLC Limited Liability Company
Prevo’s Family Markets, Inc. Corporation
Spartan Stores Associates, LLC Limited Liability Company
MSFC, LLC Limited Liability Company
Seaway Food Town, Inc. Corporation
The Pharm of Michigan, Inc. Corporation
Spartan Properties Management, Inc. Corporation
Valley Farm Distributing Co. Corporation
Gruber’s Real Estate, LLC Limited Liability Company
Custer Pharmacy, Inc. Corporation
Spartan Stores Fuel, LLC Limited Liability Company
Nash-Finch Company Corporation
Nash Brothers Trading Company	Corporation
T. J. Morris Company	Corporation
Super Food Services, Inc.	Corporation
U Save Foods, Inc.	Corporation
Hinky Dinky Supermarkets, Inc.	Corporation
GTL Truck Lines, Inc.	Corporation
Erickson’s Diversified Corporation	Corporation
Grocery Supply Acquisition Corp.	Corporation

4.	Each Company was organized on the date indicated for such company below, under the laws of the State indicated below for such Company, and each Company is in good standing under the laws of such State.

Date of Jurisdiction of Company Organization Organization
Spartan Stores, Inc. 4/16/1918 Michigan
Spartan Stores Distribution, LLC 2/5/2002 Michigan
Market Development, LLC 2/24/1959 Michigan
Family Fare, LLC 2/6/2002 Michigan
Prevo’s Family Markets, Inc. 4/14/1997 Michigan
Spartan Stores Associates, LLC 4/15/1997 Michigan
MSFC, LLC 7/11/2002 Michigan
Seaway Food Town, Inc. 3/31/2000 Michigan
The Pharm of Michigan, Inc. 2/19/1997 Michigan
Spartan Properties Management, Inc. 9/8/1955 Ohio
Valley Farm Distributing Co. 1/13/1975 Ohio
Gruber’s Real Estate, LLC 3/21/2003 Michigan
Custer Pharmacy, Inc. 7/31/1979 Michigan
Spartan Stores Fuel, LLC 5/25/2004 Michigan
Nash-Finch Company	10/6/1921	Delaware
Nash Brothers Trading Company	6/22/2009	Delaware

T. J. Morris Company	12/8/1959	Georgia
Super Food Services, Inc.	4/29/1957	Delaware
U Save Foods, Inc.	12/29/1958	Nebraska
Hinky Dinky Supermarkets, Inc.	2/20/1985	Nebraska
GTL Truck Lines, Inc.	9/3/1982	Nebraska
Erickson’s Diversified Corporation	2/28/1966	Wisconsin
Grocery Supply Acquisition Corp.	12/16/2008	Delaware

5.	The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate “none”):

Company ID No.

Spartan Stores, Inc. MI CID# 185-372

Spartan Stores Distribution, LLC MI CID# B6570D

Market Development, LLC MI CID# 127-119

Family Fare, LLC MI CID# B7667D

Prevo’s Family Markets, Inc. MI CID# 465-210

Spartan Stores Associates, LLC MI CID# B11742

MSFC, LLC MI CID# B1384F

Seaway Food Town, Inc. MI CID# 35789A

The Pharm of Michigan, Inc. MI CID# 453-903

Spartan Properties Management, Inc. OH CID# 249604

Valley Farm Distributing Co. OH CID# 462075

Gruber’s Real Estate, LLC MI CID# B8183H

Custer Pharmacy, Inc. MI CID# 171-810

Spartan Stores Fuel, LLC MI CID# B7123Q

Nash-Finch Company	DE CID# 0125514
Nash Brothers Trading Company	DE CID# 4701206
T. J. Morris Company	GE CID# J603043
Super Food Services, Inc.	DE CID# 0511808
U Save Foods, Inc.	NE CID# 0131946
Hinky Dinky Supermarkets, Inc.	NE CID# 0775371
GTL Truck Lines, Inc.	NE CID# 0656941
Erickson’s Diversified Corporation	WI CID# 1E04114
Grocery Supply Acquisition Corp.	DE CID# 4634349

6.	The Federal Employer Identification Number of each Company is as follows:

Company EID No.

Spartan Stores, Inc. EIN# 38-0593940

Spartan Stores Distribution, LLC EIN# 75-2997653

Seaway Food Town, Inc. EIN# 38-3534161

Family Fare, LLC EIN# 38-2750461

MSFC, LLC EIN# 32-0023733

Prevo’s Family Markets, Inc. EIN# 38-3345860

Spartan Stores Associates, LLC EIN# 38-3346484

Market Development, LLC EIN# 38-1615193

Gruber’s Real Estate, LLC EIN# 13-4244494

Custer Pharmacy, Inc. EIN# 38-2269201

Spartan Properties Management, Inc. EIN# 34-4457803

The Pharm of Michigan, Inc. EIN# 31-1501291

Valley Farm Distributing Co. EIN# 34-1165412

Spartan Stores Fuel, LLC EIN# 43-2051981

Nash-Finch Company	EIN# 41-0431960
Nash Brothers Trading Company	EIN# 27-0420988
T. J. Morris Company	EIN# 58-0825567
Super Food Services, Inc.	EIN# 36-2407235
U Save Foods, Inc.	EIN# 47-0441715
Hinky Dinky Supermarkets, Inc.	EIN# 47-0679825
GTL Truck Lines, Inc.	EIN# 47-0651604
Erickson’s Diversified Corporation	EIN# 39-1053730
Grocery Supply Acquisition Corp.	EIN# 26-3967914

7.	Each Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

1. SPARTAN STORES, INC. Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: Nebraska and Ohio

2. SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Michigan Jurisdiction(s) of Foreign Qualification: Indiana and Ohio

3. MARKET DEVELOPMENT, LLC Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: Indiana

4. FAMILY FARE, LLC Jurisdiction of Formation: Michigan Jurisdiction(s) of Foreign Qualification: None

5. PREVO’S FAMILY MARKETS, INC. Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: None

6. SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Michigan Jurisdiction(s) of Foreign Qualification: Ohio and Pennsylvania

7. MSFC, LLC Jurisdiction of Formation: Michigan Jurisdiction(s) of Foreign Qualification: None

8. SEAWAY FOOD TOWN, INC. Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: Ohio

9. THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: None

10. SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Ohio Jurisdiction(s) of Foreign Qualification: None

11. VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Ohio Jurisdiction(s) of Foreign Qualification: Michigan

12. GRUBER’S REAL ESTATE, LLC Jurisdiction of Formation: Michigan Jurisdiction(s) of Foreign Qualification: None

13. CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: None

14. SPARTAN STORES FUEL, LLC Jurisdiction of Incorporation: Michigan Jurisdiction(s) of Foreign Qualification: None

15.    NASH-FINCH COMPANY

Jurisdiction of Incorporation: Delaware

Jurisdiction(s) of Foreign Qualification: Alabama, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Vermont, Wisconsin and Wyoming

16. NASH BROTHERS TRADING COMPANY Jurisdiction of Formation: Delaware Jurisdiction(s) of Foreign Qualification: Minnesota

17. T. J. MORRIS COMPANY Jurisdiction of Incorporation: Georgia Jurisdiction(s) of Foreign Qualification: Alabama, Arkansas, Florida, Louisiana, Mississippi, South Carolina, Tennessee and Texas

18.    SUPER FOOD SERVICES, INC.

Jurisdiction of Formation: Delaware

Jurisdiction(s) of Foreign Qualification: Alabama, Alaska, Arkansas, Arizona, California, Connecticut, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, North Dakota, Nebraska, New Hampshire, New Jersey, New Mexico, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Vermont, Washington, Wisconsin, West Virginia and Wyoming

19. U SAVE FOODS, INC. Jurisdiction of Incorporation: Nebraska Jurisdiction(s) of Foreign Qualification: Colorado, Iowa and Kansas

20. HINKY DINKY SUPERMARKETS, INC. Jurisdiction of Formation: Nebraska Jurisdiction(s) of Foreign Qualification: Minnesota

21.    GTL TRUCK LINES, INC.

Jurisdiction of Incorporation: Nebraska

Jurisdiction(s) of Foreign Qualification: Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Carolina, North Dakota, New York, Ohio, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, West Virginia, Wisconsin and Wyoming

22. ERICKSON’S DIVERSIFIED CORPORATION Jurisdiction of Formation: Wisconsin Jurisdiction(s) of Foreign Qualification: Minnesota and North Dakota

23.    GROCERY SUPPLY ACQUISITION CORP.

Jurisdiction of Incorporation: Delaware

Jurisdiction(s) of Foreign Qualification: Alabama, Arkansas, Colorado, Florida, Georgia, Indiana, Kansas, Louisiana, Mississippi, Missouri, Nebraska, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas and Wyoming

8.	Since the date of five (5) years prior to the date hereof, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Company Date of Change Prior Name

Spartan Stores, Inc. No changes

Spartan Stores Distribution, LLC No changes Market

Market Development, LLC 2012 Development Corporation

Family Fare, LLC No changes

Prevo’s Family Markets, Inc. No changes

Spartan Stores Associates, LLC No changes

MSFC, LLC No changes

Seaway Food Town, Inc. No changes

The Pharm of Michigan, Inc. No changes

Spartan Properties Management, Inc. No changes

Valley Farm Distributing Co. No changes

Gruber’s Real Estate, LLC No changes

Custer Pharmacy, Inc. No changes

Spartan Stores Fuel, LLC No changes
Nash-Finch Company	No changes
Nash Brothers Trading Company	No changes
T. J. Morris Company	No changes
Super Food Services, Inc.	No changes
U Save Foods, Inc.	No changes
Hinky Dinky Supermarkets, Inc.	No changes
GTL Truck Lines, Inc.	No changes
Erickson’s Diversified Corporation	No changes
Grocery Supply Acquisition Corp.	No changes

9.	Since the date of five (5) years prior to the date hereof,

(a) the following Companies have made or entered into the following mergers or acquisitions with a purchase price in excess of $2,500,000:

(i)	On December 29, 2008, Spartan Stores, Inc. (acting through Family Fare, LLC) acquired certain assets and assumed certain liabilities related to 17 retail grocery stores from VG’s Food Center, Inc. and VG’s Pharmacy, Inc.

(ii)	On January 31, 2009, Nash-Finch Company (acting through Grocery Supply Acquisition Corporation) completed the purchase from GSC Enterprises, Inc. (“GSC”), of substantially all of the assets relating to three military food distribution centers located in San Antonio, Texas, Pensacola, Florida and Junction City, Kansas serving military commissaries and exchanges.

(iii)	In November 2011, Nash-Finch Company (acting through Erickson’s Diversified Corporation) acquired Wally’s Supermarket in Devils Lake, North Dakota.

(iv)	On April 3, 2012, Nash-Finch Company (acting through U Save Foods, Inc.) acquired twelve Bag ‘N Save stores in Omaha and York, Nebraska.

(v)	On June 25, 2012, Nash-Finch Company (acting through U Save Foods, Inc.) acquired eighteen No Frills stores in Nebraska and western Iowa.

(vi)	In August 2013, Erickson’s Diversified Corporation invested as an 82% owner of Fresh City Market, LLC.

(b) the Companies have made or entered into mergers and acquisitions (i) with other Persons with a purchase price of less than $2,500,000, or (ii) with one or more of the other Companies, all as previously disclosed to the Agent.

10.	The chief executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

11.	The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

12.	Each Company has other places of business and/or maintains inventory or other assets not in transit as permitted under Section 7.3(c) of the Agreement only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

13.	The places of business or other locations of any assets not in transit as permitted under Section 7.3(c) of the Agreement that were used by each Company during the last four (4) months other than those listed above are as indicated for such Company on Schedule 8.2 hereto.

15.1	Schedule 8.2 attached

14.	Each Company’s assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 8.4 hereto or as permitted under Section 9.8 of the Agreement.

15.2	Schedule 8.4 attached

15.	There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates or any of its officers/principals, which if adversely determined has or could reasonably be expected to have a Material Adverse Effect (as defined in the Agreement), except as set forth on Schedule 8.6 hereto.

Schedule 8.6 attached

16.	Each Company is in compliance with all environmental laws applicable to its business or operations to the extent required by Section 8.8 of the Agreement, except as set forth on Schedule 8.8 hereto.

Schedule 8.8 attached

17.	No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 8.10 hereto.

Schedule 8.10 attached

18.	No Company owns or licenses any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 8.11 hereto or as described below (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

Schedule 8.11 attached

Prevo’s Family Markets, Inc. licenses its trademarks to Spartan Stores Distribution, LLC pursuant to the Nonexclusive Trademark License Agreement dated April 1, 2002.

See attached list of owned copyright registrations contained in Schedule 8.11. The Companies also own numerous works of authorship in which they own a copyright, none of which are currently registered with the United States Copyright Office except to the extent set forth in Schedule 8.11. Also, the Companies license a copyright in all of the software licenses.

The Companies have processes that may be protected as trade secrets, and own unregistered trademarks, trade names and service marks, each of which appears in Schedule 8.11 to the extent that they have been assigned application numbers.

The Companies license certain intellectual property from time to time in the ordinary course of business.

19.	Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.12 hereto.

Schedule 8.12 attached

20.	The names of the stockholders (or members or partners, including general partners and limited partners) of each Company and their holdings are as set forth on Schedule 8.12 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

Schedule 8.12 attached

Spartan Stores, Inc.’s common stock is widely held and is traded on NASDAQ. There are no 10% shareholders of Spartan Stores, Inc.

21.	No Company is a party to or bound by an collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 8.13 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

Schedule 8.13 attached

22.	No Company is a party to or bound by any “Material Contract” (as defined in the Agreement) except as set forth on Schedule 8.15 hereto.

Schedule 8.15 attached

23.	No Company has any “Indebtedness” (as defined in the Agreement) except as set forth on Schedule 9.9 hereto or as permitted under Section 9.9 of the Agreement.

15.3	Schedule 9.9 attached

24.	No Company has made any loans or advances or otherwise become liable for the obligations of any others, except as set forth on Schedule 9.10 hereto, or as permitted under Section 9.10 of the Agreement.

15.4	Schedule 9.10

25.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

None

26.	No Company has any commercial tort claims in excess of $1,000,000, except as follows:

None

27.

Except as provided below, there is no provision in the certificate of incorporation, certificate of formation, articles of organization, by-laws or operating agreement of any Company (as applicable) or the other organizational documents of such Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any subsidiary. Except as provided below, such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner or in the case of a limited liability company, the manager).

Spartan Stores, Inc. is the sole member of Spartan Stores Distribution, LLC; Seaway Food Town, Inc. is the sole member of Gruber’s Real Estate, LLC, Spartan Stores Fuel, LLC, and Family Fare, LLC; Prevo’s Family Markets, Inc. is the sole member of MSFC, LLC; therefore, the vote or consent of Spartan Stores, Inc., Seaway Food Town, Inc. or Family Fare, LLC, as the sole member of such entities, as applicable, is required to borrow, mortgage, pledge or create a security interest in the assets of the applicable entity.

28.	The officers of each Company and their respective titles are as follows[1]:

Company	Title: Name
Spartan Stores, Inc.

President & CEO: Dennis Eidson

Executive Vice President & CFO: David M. Staples

Executive Vice President Retail Operations: Theodore Adornato

Executive Vice President and President MDV: Ed Brunot

Vice President Information Technology: David deS.Couch

Executive Vice President, Chief Legal Officer: Alex J. DeYonker

Executive Vice President Food Distribution: Derek Jones

Executive Vice President, General Counsel and Secretary: Kathleen M. Mahoney

Vice President, Chief Accounting Officer: Peter O’Donnell

Spartan Stores Distribution, LLC

Single Member Entity: Spartan Stores, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President Supply Chain: Derek Jones

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Seaway Food Town, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Family Fare, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Assistant Secretary: Michael J. Gallagher

[1]	Officers are indicated as of the effective time of the Nash-Finch merger.

MSFC, LLC

Single Member Entity: Prevo’s Family Markets, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Prevo’s Family Markets, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Assistant Secretary: Michael J. Gallagher

Spartan Stores Associates, LLC

Multi Member Entity: Spartan Stores, Inc. – 99%; The Pharm of Michigan, Inc. – 1%

President: Dennis Eidson

Vice President Human Resources: Jerry Jones

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Market Development, LLC

Multi Member Entity: Spartan Stores, Inc. – 99%; The Pharm of Michigan, Inc. – 1%

President and Treasurer: David M. Staples

Vice President Real Estate and Construction: David J. Belock, Jr.

Vice President Real Estate: Clifford C. Sasfy

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Gruber’s Real Estate, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Custer Pharmacy, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Spartan Properties Management, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

The Pharm of Michigan, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Valley Farm Distributing Co.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President: Derek Jones

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Spartan Stores Fuel, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Theodore Adornato

Vice President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Nash-Finch Company	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

Nash Brothers Trading Company	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

T. J. Morris Company	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

Super Food Services, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

U Save Foods, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

Hinky Dinky Supermarkets, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

GTL Truck Lines, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

Erickson’s Diversified Corporation	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President and Secretary: Kathleen Mahoney

Grocery Supply Acquisition Corp.	President: Robert B. Diamond Secretary: Kathleen M. Mahoney

The following will have signatory powers as to all transactions of each Company with Agent and Lenders:

For Spartan Stores, Inc.:

President and CEO – Dennis Eidson

Executive Vice President and CFO – David M. Staples

Vice President, Chief Account Officer – Peter O’Donnell

Executive Vice President, Chief Legal Officer – Alex J. DeYonker

Executive Vice President, General Counsel and Secretary – Kathleen M. Mahoney

Corporate Treasurer – Bill Jacobs

For each other Company:

Each of the President, Treasurer and Secretary for each other Company as identified above.2

29.	The members of the Board of Directors of each Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are[3]:

Company	Directors
Spartan Stores, Inc.

Craig C. Sturken, Chairman

M. Shân Atkins

Dennis Eidson

Dr. Frank Gambino

Yvonne R. Jackson

Frederick Morganthall

Elizabeth A. Nickels

Timothy J. O’Donovan

William R. Voss

Mickey P. Foret

Douglas A. Hacker

Christopher W. Bodine

Spartan Stores Distribution, LLC	N/A

Seaway Food Town, Inc.	Dennis Eidson

Family Fare, LLC	N/A

MSFC, LLC	N/A

Prevo’s Family Markets, Inc.	Dennis Eidson

Spartan Stores Associates, LLC	Spartan Stores, Inc., Manager

Market Development, LLC	Spartan Stores, Inc., Manager

Gruber’s Real Estate, LLC	NA

Custer Pharmacy, Inc.	Dennis Eidson

[2]	As of the effective time of the Nash-Finch merger.
[3]	Directors are indicated as of the effective time of the Nash-Finch merger.

Spartan Properties Management, LLC	Dennis Eidson

The Pharm of Michigan, Inc.	Dennis Eidson

Valley Farm Distributing Co.	Dennis Eidson

Spartan Stores Fuel, LLC	N/A

Nash-Finch Company	Dennis Eidson David M. Staples Kathleen Mahoney

Nash Brothers Trading Company	Dennis Eidson David M. Staples Kathleen Mahoney

T. J. Morris Company	Dennis Eidson David M. Staples Kathleen Mahoney

Super Food Services, Inc.	Dennis Eidson Kathleen M. Mahoney David M. Staples Alex J. DeYonker Theodore Adornato Derek Jones Thomas A. Van Hall David deS. Couch Bill Jacobs

U Save Foods, Inc.	Dennis Eidson David M. Staples Kathleen Mahoney

Hinky Dinky Supermarkets, Inc.	Dennis Eidson David M. Staples Kathleen Mahoney

GTL Truck Lines, Inc.	Dennis Eidson David M. Staples Kathleen Mahoney

Erickson’s Diversified Corporation	Dennis Eidson David M. Staples Kathleen Mahoney

Grocery Supply Acquisition Corp.	Dennis Eidson David M. Staples Kathleen Mahoney

30.	At the present time, there are no delinquent taxes due in excess of $100,000 (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

NONE

31.	Certified Public Accountants for each Company is the firm of:

Name Deloitte & Touche LLP

Address 700 Bridgewater Place 333 Bridge St NW, Grand Rapids, MI 49504

Partner Handling Relationship Michael Gaudino

Were statements uncertified for any fiscal year? NO

As used herein the term “Agreement” shall mean the Amended and Restated Loan and Security Agreement dated November 19, 2013, by and among Agent, Lenders and each Company, as the same now exists or as may be amended, modified, supplemented, extended, renewed or restated.

[Signature appears on following page]

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Companies for which he or she is signing.

Very truly yours,

SPARTAN STORES, INC.

(for itself and its subsidiaries)

By:

Title:

Signature Page to Information Certificate

For Amended and Restated Loan and Security Agreement

SCHEDULE 8.2

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INFORMATION CERTIFICATE

(A)	Locations

A. Company: Spartan Stores, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th St SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th St SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 16. B. Company: Custer Pharmacy, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 17. C. Company: Family Fare, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
1148 - 28th St Wyoming, MI 49509	Leased	Citizens Bank
9479 Riley Zeeland, MI 49464	Leased	Riley, LLC
701 68th Street SW Grand Rapids, MI 49315	Leased	Grand Rapids - NCR LLC
2275 Health Dr SW Wyoming, MI 49519	Leased	MHV
5221 Cherry Avenue Hudsonville, MI 49426	Leased	Genzink Investments, LLC
2245 84th Street Byron Center, MI 49315	Leased	84th St Byron Center LLC
993 Butternut Drive Holland, MI 49424	Leased	Sundowner of Holland LLC
1185 S. Washington Holland, MI 49423	Leased	Capital Retail, LLC
6480 28th Avenue Hudsonville, MI 49426	Leased	Capital Retail, LLC
1225 Leonard NE Grand Rapids, MI 49505	Leased	Vanderkooy Land Co
6127 Kalamazoo SE Kentwood, MI 49508	Leased	Daane’s Development Co
6370 Lake Michigan Dr. Allendale, MI 49401	Leased	Capital Retail, LLC
4175 17 Mile Road Cedar Springs, MI 49319	Leased	RBL Investments LLC
2755 Lake Michigan Dr Grand Rapids, MI 49504	Leased	RBL Investments LLC
565 S State Street Sparta, MI 49345	Leased	Emmons Development Co
3561 W. Houghton Lake Drive Houghton, MI 48629	Leased	Catt’s Realty Company
100 S Bradley Road Rogers City, MI 49779	Leased	Catt’s Realty Company
992 S. Main Cheboygan, MI 49721	Leased	Catt’s Realty Company
2626 M-33 North Rose City, MI 48654	Leased	Jack and Gladys Gifford
R109 M-66 Charlevoix, MI 49720	Leased	Captain’s Corner, LLC
617-619 N Williams Mancelona, MI 49659	Leased	Catt’s Realty Company
305 N Morenci Mio, MI 48647	Leased	Catt’s Realty Company
2206 South M-76 West Branch, MI 48661	Leased	Catt’s Realty Company
829 W. Main Street Gaylord, MI 49734	Leased	Catt’s Realty Company

2470 S. Grayling Road Grayling, MI 49738	Leased	Grayling Mini Mall, LLC
1700 Wright Ave. Alma, MI 48801	Leased	Bobenal Investments, Inc.
784 S. Cedar Street Kalkaska, MI 49646	Leased	Catt’s Realty Company
240 South Lake Street East Jordan, MI 49727	Leased	Catt’s Realty Company
5105 County Rd 612 Lewiston, MI 49756	Leased	Catt’s Realty Company
409 N. 5th Street Roscommon, MI 49653	Leased	Frederick G Krauss
430 N. Lake Street Boyne City, MI 49712	Leased	Catt’s Realty Company
10350 S Clare Ave Clare, MI 46817	Leased	Chodaka, LLC
5463 N. Huron Oscoda, MI 48750	Leased	Catt’s Realty Company
533 S Main Street Standish, MI 48658	Leased	Standish Plaza Associates
1570 N. Clare Harrison, MI 48625	Leased	Jade Pig Ventures
1190 N State Street Gladwin, MI 48624	Leased	Ashcraft-Gladwin LLC
1163 US 31 North Petoskey, MI 49770	Leased	KRW Associates
1305 Spring Street Petoskey, MI 49770	Leased	Agree Realty Corporation
425 E. M-28 Munising , MI 49862	Leased	Catt’s Realty Company
401 S Mill Road Marion, MI 49665	Leased	Kibby Company LLC
699 US 2 St. Ignace, MI 49781	Leased	Card&Card Investments
4284 I-75 Business Spur Ste. St. Marie, MI 49783	Leased	Diversified Development Realty
2026 North Saginaw Midland, MI 48640	Leased	Nathan Leader
1116 Robbins Rd Grand Haven, MI 49417	Leased	DEG Development Co LLC
1830 Breton Rd., SE Grand Rapids, MI 49506	Leased	Jade Pig Ventures
4325 Breton Rd Kentwood, MI 49512	Leased	Jade Pig Ventures
1415 East Fulton St Grand Rapids, MI 49503	Leased	RDD Holdings, LLC
525 Romence Rd. Portage, MI 49024	Leased	Romence Village, LLC
1965 Baldwin St. Jenison, MI 49428	Leased	Northtown Center, Inc
2022 Apple Orchard Ave Grand Rapids, MI 49525	Owned	Family Fare, LLC
25 and 45 E. Columbia Battle Creek, MI 49017	Leased	Cole Real Estate Investments
2400 W. Grand River Howell, MI 48843	Leased	B&S Development
18005 Silver Parkway Fenton, MI 48430	Leased	Centro Properties
1520 W. Caro Caro, MI 48723	Leased	Central Real Estate Company
7300 Highland Waterford, MI 48327	Leased	Kosma Enterprises
20 E. Walton Pontiac, MI 48340	Leased	Kosma Enterprises
710 S. Mill Clio, MI 48420	Leased	Clio Enterprises, LLC
5080 Corunna Flint, MI 48532	Leased	JPM 2000-C10 Corunna Rd LLC
1390 N. Leroy Fenton, MI 48430	Leased	KMC Associates, LLC
50820 Schoenherr Shelby Twp., MI 48315	Leased	Associates, LLC
7461 N. Genesee Genesee, MI 48437	Leased	Tom Joubran Management LLC
8503 Davison Davison, MI 48423	Leased	RLJ Enterprises, LLC
9870 E. Grand River Brighton, MI 48116	Leased	Centro Properties
1341 N. M-52 Owosso, MI 48867	Owned	Owned by MDC
4165 E. Court Burton, MI 48509	Leased	Gateway Jackson, Inc
6764 S. River Marine City, MI 48039	Leased	First Riverside Center Partners, LLC
40832 Ryan Sterling Hts., MI 48310	Leased	Centro Properties, Inc
410 N. Marshall St. Coldwater, MI 49036	Leased	Feldpausch Realty
3800 W Saginaw St Lansing, MI 48917	Leased	Gentilozzi Real Estate Inc
1525 W. Michigan Ave. Battle Creek, MI 49017	Leased	Urbandale, LLC
902 West State St. Hastings, MI 49058	Leased	Hastings Associates, LLC

126 N. Broadway Hastings, MI 49058	Leased	Broadway/State Association, LLC
1406 Eaton Albion, MI 49224	Leased	Albion Real Estate Associates
293 S. Cochran Charlotte, MI 48813	Leased	Feldpausch Realty
810 W. Bellevue Leslie, MI 49251	Leased	Childs Shopping Plaza, LLC
463 44th St SE Wyoming, MI 49548	Leased	Jade Pig Ventures
560 West Semionle Muskegon, MI 49444	Leased	RCS Properties, LLC
3410 Remembrance Road Walker, MI 49534	Leased	SDM Development Co, LLC
1315 Boyne Ave. Boyne City, MI 49712	Leased	SIB Properties, LLC
5700 Beckley - Bldg. F Battle Creek, MI 49015	Leased	Associate Realty, LLC
2105 W. Michigan Ave. Jackson, MI 49203	Leased	Lake Jackson Realty, LLC
294 Highland Battle Creek, MI 49015	Leased	Lake Jackson Realty, LLC
209 S Alloy Dr Fenton, MI 48430	Leased	RLJ Enterprises, LLC
1778 84th St Byron Center, MI 49315	Owned	Family Fare, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 18. D. Company: Gruber’s Real Estate, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
124 E. Front St., Adrian, MI 49221-1805	Owned	Gruber’s Real Estate, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 19. E. Company: Market Development LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
5539 US 10 Ludington, MI 49684	Owned	Market Development, LLC
850 76th St SW, PO Box 8700, Grand Rapids, MI 49518	Owned	Market Development, LLC
537 76th St SW Byron Center, MI 49315	Leased	Vienna Holdings, LLC
1100 Hynes Ave. SW Grand Rapids, MI 49507	Leased	Columbian
1200 Judd Ave SW Grand Rapids, MI 49509	Leased	MI Natural Storage
7675 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
7683 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
7691 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
2845 Baldwin St Jenison, MI	Owned	Market Development, LLC
Lots 1&3 Plymouth, IN 46563	Owned	Market Development, LLC
4010 W Vienna Rd & 12079 N Jennings Rd Clio, MI	Owned	Market Development, LLC
Beecher Rd Flint, MI 48532	Owned	Market Development, LLC
North Holly Rd Grand Blanc, MI 49439	Owned	Market Development, LLC

The company also leases 5 sites in which it has subleasing arrangements with certain of its grocery distribution customers. See Exhibit 1 below

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

19.1	Exhibit 1 to Schedule 8.2(E)

19.2	MDC Properties

Properties leased by MDC which are subleased to certain Grocery Distribution customers and others.

Tenant	Address	Lessor
Busch’s, Inc.	12601 Grafton Road Carleton, MI	Maurice & Hana, Inc./Fidelity Bank
Plumb’s Inc.	33 East M-82 Newaygo, MI	River Valley Dev. Co. LLC
Harding’s Market	6330 S. Westnedge Portage, MI	Village Green Properties LTD
Busch’s, Inc.	565 East Michigan Saline, MI	K&K Development
Plumb’s Inc.	3251 East Colby Whitehall, MI	W. DeLano Living Trust

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 20. F. Company: MSFC, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 21. G. Company: The Pharm of Michigan, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 22. H. Company: Prevo’s Family Markets, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
1181 W. Randall St. Coopersville, MI 49404	Leased	Casemier Leasing Inc
5241 Northland Dr. Grand Rapids, MI 49505	Leased	Daane’s Development Co
4144 US 31 South Traverse City, MI 49684	Leased	DP Properties, LLC
905-15 E. 8th St Traverse City, MI 49684	Leased	DP Properties, LLC
1002 Forest Ave. Frankfort, MI 49635	Leased	GDO Investments
305 S. Division Bellaire, MI 49615	Leased	DP Properties, LLC
1057 US 31 South Highway Manistee, MI 49660	Leased	Cole GL Manistee, MI LLC
602 S. Mitchell Cadillac, MI 49604	Leased	Cadillac Square Center, LLC
201 Marcell Dr Rockford, MI 49341	Leased	Jade Pig Ventures
6425 28th St., SE Grand Rapids, MI 49546	Leased	Centro Properties
50 Douglas Ave Holland, MI 49424	Leased	PDQ Holland
2103 Parkview Ave Kalamazoo, MI 49008	Leased	Jade Pig Ventures
2181 Wealthy St., SE Grand Rapids, MI 49506	Leased	Richard Geenen
9375 Cherry Valley Ave. SE Caledonia, MI 49316	Leased	S&H Land Company
3960-66 44th St., SW Grandville, MI 49418	Leased	Capital Retail, LLC
2900 Burlingame Ave. SW Wyoming, MI 49509	Leased	JP Dermody, Inc.
720 S. Clinton Grand Ledge, MI 48837	Leased	Eaton Ledges Realty, LLC
151 W. Grand River Williamston, MI 48895	Owned by MD	Market Development, LLC
103 N. Grove - Box 206 Delton, MI 49046	Leased	Linda Sweet
56151 South M-51 Dowagiac, MI 49047	Leased	Murk Properties
1603 Capital NE Battle Creek, MI 49017	Leased	Capital Square Associates
847 S. Kalamazoo Ave. Paw Paw, MI 49079	Leased	Murk Properties
1411 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC

1415 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC
15900 W. Michigan Ave. Marshall, MI 49068	Leased	Rob Cohon
120 W. Prarie St. Vicksburg, MI 49097	Leased	Associates Realty, LLC
512 N. Park St. Kalamazoo, MI 49007	Leased	Northside Assoc of Comm Development
425 Fuller Ave NE Grand Rapids, MI 49503	Leased	Alan Investment Group
2141 Parkview Ave Kalamazoo, MI 49008	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 23. I. Company: Seaway Food Town, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
1020 Ford St Maumee, OH 43537	Owned	Seaway Food Town, Inc.
800 Ford St Maumee, OH 43537	Owned by SPM	Spartan Properties Management, Inc.
4223 South Ave Toledo, OH 43615	Owned by SPM	Spartan Properties Management, Inc.
2527 Parkway Plaza Maumee, OH 43537	Leased	Detroit Ave Plaza, LLC
801 Dixie Highway Rossford, OH 43460	Owned by SPM	Spartan Properties Management, Inc.
410 Wheeling St. Oregon, OH 43616	Owned by SPM	Spartan Properties Management, Inc.
Tracy Road & Arbor Dr, Northwood, OH 43619	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 24. J. Company: Spartan Properties Management, Inc

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC
4223 South Ave Toledo, OH 43615	Owned	Spartan Properties Management, Inc.
801 Dixie Highway Rossford, OH 43460	Owned	Spartan Properties Management, Inc.
410 Wheeling St, Oregon, OH 43616	Owned	Spartan Properties Management, Inc.
800 Ford St., Maumee, OH 43537	Owned	Spartan Properties Management, Inc.

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 25. K. Company: Spartan Stores Associates, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 26. L. Company: Spartan Stores Distribution, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th St SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC
537 76th St, Grand Rapids, MI 49315	Leased	Vienna Holdings, LLC
*1200 Judd Ave SW, Grand Rapids, MI 49509	Third Party	Michigan Natural Storage Co
1100 Hynes Ave SW, Grand Rapids, MI 49507	Third Party	Columbian

*	Third party warehouse used from time to time to store frozen turkeys and/or other seasonal items.

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 27. M. Company: Spartan Stores Fuel, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
1713 N Clare Ave Harrison, MI 48625	Leased	Jade Pig Ventures
1035 US 31 South Manistee, MI 49660	Leased	Anchor Manistee, LLC
6799 Cascade Road Grand Rapids, MI 49546	Leased	Cascade Rd Retail Center
7250 Highland Road Waterford, MI 48327	Leased	Kosma Enterprises
2260 Gezon Pkwy Wyoming, MI 49519	Leased	MHV, LLC
1600 28th SW Wyoming, MI 49509	Owned	Spartan Stores Fuel, LLC
600 S State St Sparta, MI 49345	Leased	Armock Development, LLC
56145 South M51 Dowagiac, MI 49047	Leased	Murk Properties
2755 Lake Michigan Dr Grand Rapids, MI 49504	Leased	RBL Investments LLC
916 West State St. Hastings, MI 49058	Leased	Hastings Associates, LLC
18005 Silver Parkway Fenton, MI 48430	Leased	Centro NP Holdings
2392 W. Grand River Ave. Howell, MI 48843	Leased	B&S Development
3260 96th Ave Zeeland, MI 49464	Leased	Riley, LLC
7599 Clyde Park Byron Center, MI 49315	Owned	Spartan Stores Fuel, LLC
1149 South Washington Ave Holland, MI 49423	Leased	Bittersweet of Kentucky, Inc
2285 84th Street Byron Center, MI 49315	Leased	84th St Maier, LLC
997 Butternut Dr Holland, MI 49424	Owned	Spartan Stores Fuel, LLC
835 W. Main Street Gaylord, MI 49734	Leased	Catt’s Realty Company
6380 Lake Michigan Allendale, MI 49401	Leased	Allendale Shopping Center LLC
4177 17 Mile Road Cedar Springs, MI 49319	Leased	RBL Investments LLC
2760 Port Sheldon Rd Jenison, MI 49428	Owned	Spartan Stores Fuel, LLC
1201 Leonard St., NE Grand Rapids, MI 49505	Leased	Vanderkooy Land Co
9441 Cherry Valley Ave. SE Caledonia, MI 49316	Leased	S&H Land Company

1810 Breton Rd SE Grand Rapids, MI 49506	Leased	R&A LLC
1163 N. US Hwy 31 Petoskey, MI 49770	Leased	Koffman-McEntee LLC
1690 Wright Avenue Alma, MI 48801	Leased	NT Petro, LLC
1415 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC
25 East Columbia Battle Creek, MI 49015	Leased	Anchor Lakeview, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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INFORMATION CERTIFICATE

Locations

SECTION 28. N. Company: Valley Farm Distributing Co

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Owned/Leased/ Name/Address of Lessor or Address Third Party Third Party, as Applicable
850 76th Street SW, PO Box 8700, Grand Rapids, Michigan 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

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Locations

SECTION 29. O. Company: Nash-Finch Company

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
108 4th Street North, Store 356, Cannon Falls, MN 55009	Owned	Nash-Finch Company
11 New York St., Rapid City, SD 57701	Leased	TKRS Properties, LLC
1100 – 13th Avenue East, West Fargo, ND 58078	Owned	Nash-Finch Company
121 W. 27th Street, Scottsbluff, NE 69361	Leased	ABS RM Investor LLC
13 New York Street, Rapid City, SD 57701	Leased	TKRS Properties, LLC
1340 West O St., Lincoln, NE 68528	Leased	Westgate, Inc.
1516 E. St. Patrick Street, Rapid City, SD 67701	Owned	Nash-Finch Company
160 Tyler Road S., Red Wing, MN 55066	Leased	M & E Realty Co.
20 South 4th Street, Clear Lake, IA 50428	Owned	Nash-Finch Company
214 W. 4th St., Holdrege, NE 68949	Owned	Nash-Finch Company
2351 Coulee Road, Hudson, WI 54016	Owned	Erickson’s Diversified Corporation
2605 8th St. South, Moorhead, MN 56560	Leased	South Moorhead Associates, LLP
3175 25th St. S.W., Fargo, ND 58103	Leased	First Center South of North Dakota, LLC
3210 Avenue B Suite A, Scottsbluff, NE 69361	Leased	Stiers Holding LLC
3464 Sturgis Road, Rapid City, SD 57702	Leased	Margaret Paulos
710 Faxon Road, Norwood, MN 55368	Leased	Green Velvet Properties II, LLC
724 North University Dr., Fargo, ND 58102	Leased	R.R.I. Properties
751 Mountain View Rd., Rapid City, SD 57702	Leased	MFP Mid-America Shopping Centers, LLC
807 Grandview, Muscatine, IA 52761	Leased	Cefala Diana, L.P.

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
855 Omaha Street, Rapid City, SD 57701	Leased	Realty Income Properties 4, LLC
920 S. Burlington, Hastings, NE 68901	Leased	Donald Mehring
111 Poplar Ave. Unit 3, Rapid City, SD 57701	Leased	Ringsby Terminals, Inc.
1133 Kingwood Avenue, Norfolk, VA 23502	Owned	Nash-Finch Company
1187 Azalea Garden Road, Norfolk, VA 23502	Leased	FRP Azalea LLC
1201 Blairs Ferry Rd NE, Cedar Rapids, IA 42402-1223	Owned	Nash-Finch Company
121 Cold Storage Road, Lumberton, NC 28306	Leased	Merchant Storage Company, LP
1300 West Elkhorn Avenue, Sioux Falls, SD 57101	Owned	Nash-Finch Company
1313 East St Patrick Street, Rapid City, SD 57701	Owned	Nash-Finch Company
1425 Burdick Exp Way W, Minot, ND 58701	Owned	Nash-Finch Company
2900 W 5th, Sioux Falls, SD 57101	Leased	Don Hander
3030 West Main Avenue, Fargo, ND 58103	Owned	Nash-Finch Company
360 Hoffman Court, St. Cloud, MN 56302	Owned	Nash-Finch Company
3801 E. Princess Anne Rd, Norfolk, VA 23502	Leased	ART Mortgage Borrower Propco 2006-1B L.P.
6304 Sheriff Road, Landover, MD 20785	Leased	IIOP dba IIT Landover DC LLC
7401 “F” Street, Omaha, NE 68127-1857	Owned	Nash-Finch Company
7600 France Ave So, Edina, MN 55435	Owned	Nash-Finch Company
9600 James Ave S, Bloomington, MN 55431	Leased	E.F. Royce Family Limited Partnership
2120 Falls Mills Road, Bluefield, Virginia 24605	Owned	Nash-Finch Company

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 30. P. Company: Nash Brothers Trading Company

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
NONE

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 31. Q. Company: T. J. Morris Company

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
SECTION 32. 12313 Hwy 301 South, Statesboro, GA 30459	SECTION 33. Leased	SECTION 34. Morris Brothers Real Estate Partnership

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 35. R. Company: Super Food Services, Inc.

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1113 Ironton Hill Drive, Ironton, OH 45638	Leased	Ironton Associates I, Ltd.
719 Fox Road, Van Wert, OH 45891-2450	Leased	Shannon Station Investors, LLC
2313 Dayton-Germantown Pike, Germantown, OH 45327	Leased	Triangle Station, Ltd.
3950 Galbraith Road, Cincinnati, OH 45236	Leased	Hamilton II LLC
1100 Prosperity Road, Lima, OH 45802	Owned	Super Food Services, Inc.
2654 North Outer Drive, Saginaw, MI 48603	Leased	Freeway Properties Investments, LLC
4067 County Route 130, Bellefontaine, OH 43311	Owned	Super Food Services, Inc.
6300 Creek Road, Cincinnati, OH 45242-4107	Owned	Super Food Services, Inc.
6500 S US Highway 421, Westville, IN 46391	Owned	Super Food Services

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 36. S. Company: U Save Foods, Inc.

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1221 South 203rd Street, Omaha, NE 68130	Leased	Pacific Grocery, LLC
1230 N. Washington St., Papillion, NE 68046	Leased	NF Foods, LLC
13215 West Center Road, Omaha, NE 68144	Leased	PDM, Inc.
14444 West Center Road, Omaha, NE 68144	Leased	BRNK Omaha West, LLC
1510 Harlan Drive, Bellevue, NE 68005	Leased	NF Foods, LLC
15370 Weir Street, Omaha, NE 68154	Leased	Walnut Grove Plaza I, LLC
1801 Valley View Drive, Council Bluffs, IA 51503	Leased	NF Foods, LLC
1817 West Broadway, Council Bluffs, IA 51501	Leased	NF Foods, LLC
1826 Vinton Street, Omaha, NE 68108	Owned	U Save Foods, Inc.
1921 West A Street, North Platte, NE 69101	Leased	Westfield Shopping Center, Inc.
2011 N. 156th St, Omaha, NE 68116	Owned	U Save Foods, Inc.
217 South Third Avenue, Sterling, CO 80751	Owned	U Save Foods, Inc.
2301 Silver Street, Ashland, NE 68803	Leased	NF Foods, LLC
238 S. 8th Street, Blair, NE 68008	Leased	NF Foods, LLC
2400 W. 8th Avenue, Plattsmouth, NE 68408	Leased	NF Foods, LLC
2650 N 90th St, Omaha, NE 68134	Owned	U Save Foods, Inc.
3003 N. 108th Street, Omaha, NE 68164	Leased	BRNK Omaha North, LLC
3026 South 24th Street, Omaha, NE 68108	Leased	PDM, Inc.
303 West 1st Street, Ogallala, NE 69153	Owned	U Save Foods, Inc.
3548 Q Street, Omaha, NE 68107	Owned	U Save Foods, Inc.
3920 Second Avenue, Kearney, NE 68847	Owned	Nash-Finch Company
423 Sharp Street, Glenwood, IA 51534	Leased	Omaha Fruit and Grocery Company
4240 South 50th Street, Omaha, NE 68117	Leased	Dillon Companies Inc.
501 Highway 39 N, Denison, IA 51442	Leased	NF Foods, LLC

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
5019 Grover St, Omaha, NE 68106	Leased	E & W Real Estate, LLC
5101 Harrison Street, Omaha, NE 68157	Owned	U Save Foods, Inc.
5110 S. 108th Street, Omaha, NE 68127	Leased	BRNK Omaha South, LLC
601 E. Francis, Northn Platte, NE 69101	Owned	U Save Foods, Inc.
614 S Lincoln Ave, York, NE 68467	Leased	N & K Investment Co. & F. F. N. Investments Co.
7402 N. 30th Street, Omaha, NE 68112	Leased	NF Foods, LLC
7646 Dodge Street, Omaha, NE 68106	Owned	U Save Foods, Inc.
770 N. 114th St, Omaha, NE 68154	Owned	U Save Foods, Inc.
8005 Blondo Street, Omaha, NE 68134	Leased	NF Foods, LLC
820 N. Saddle Creek Rd, Omaha, NE 68132	Leased	NF Foods, LLC
909 Fort Crook Rd N, Bellevue, NE 68005	Leased	NF Foods, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 37. T. Company: Hinky Dinky Supermarkets, Inc.

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1036 North Chestnut, Wahoo, NE 68066	Owned	Hinky Dinky Supermarkets, Inc.
1815 Court, Beatrice, NE 68310	Leased	Diajeff LLC
1900 Harlan, Falls City, NE 68355	Owned	Hinky Dinky Supermarkets, Inc.
2145 South 17th Street, Lincoln, NE 68502	Leased	Bryan Medical Center; Randall Acher (Parking)
2428 Dahlke Avenue, Auburn, NE 68333	Owned	Hinky Dinky Supermarkets, Inc.
2600 S. 48th Street, Suite 8, Lincoln, NE 68506	Leased	TKG Van Dorn Plaza, LLC
2900 Leavenworth, Omaha, NE 68105	Leased	Neil Shaver
425 Main Street West, Cannon Falls, MN 55009	Leased	The Bowen Group, LLC
511 Bradford Street, Seward, NE 68434	Owned	Hinky Dinky Supermarkets, Inc.

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 38. U. Company: GTL Truck Lines, Inc.

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
SECTION 39. NONE	SECTION 40.	SECTION 41.

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 42. V. Company: Erickson’s Diversified Corporation

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
107 Parent Street, Somerset, WI 54025	Owned	Erickson’s Diversified Corporation
110 West 4th Street, New Richmond, WI 54017	Owned	Nash-Finch Corporation and Erickson’s Diversified Corporation
115 Elm St., Farmington, MN 55024	Leased	Farmington City Center, LLC
1203 West Lincoln Avenue, Fergus Falls, MN 56537	Owned	Erickson’s Diversified Corporation
1205 West Lincoln Avenue, Fergus Falls, MN 56537	Owned	Erickson’s Diversified Corporation
1508 9th Street, Menomonie, WI 54751	Leased	Menomonie Inv I, LeBaron Inv 4, Castle Menomonie
205 Washington Avenue East, Hutchinson, MN 55350	Owned	Erickson’s Diversified Corporation
303 S. Main, River Falls, WI 54022	Owned	Erickson’s Diversified Corporation
520 West Main Street, Durand, WI 54736	Owned	Erickson’s Diversified Corporation
601 Division Street South, Northfield, MN 55057	Owned	Erickson’s Diversified Corporation
612 South Minnesota Avenue, St. Peter, MN 56082	Owned	Nash-Finch Company and Erickson’s Diversified Corporation
615 Main Street, Red Wing, MN 55066	Owned	Erickson’s Diversified Corporation
622 E. LaSalle Avenue, Barron, WI 54812	Owned	Erickson’s Diversified
951 E. Frontage Road, Litchfield, MN 55355	Leased	12 West Station LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

SECTION 43. W. Company: Grocery Supply Acquisition Corp.

1.	Chief Executive Office

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

2.	Location of Books and Records

7600 France Avenue South,

P.O. Box 355, Minneapolis,

Minnesota 55440-0355

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1101 SE 59th Street, Oklahoma City, OK 73129	Owned	Grocery Supply Acquisition Corp.
1800 North Curry Pike, Bloomington, IN 47404	Leased	Acacia Investments, LLC, Texin LLC & and Heritage Hall Properties
2330 Roosevelt Avenue, San Antonio, TX 78210	Owned	Grocery Supply Acquisition Corp.
2925 Industrial Drive, Junction City, KS 66441	Owned	Grocery Supply Acquisition Corp.
311 North Curry Pike, Bloomington, IN 47404	Owned	Grocery Supply Acquisition Corp.
4150 West Blount Street, Pensacola, FL 32505	Owned	Grocery Supply Acquisition Corp.
5900 S. Hattie Avenue, Oklahoma City, OK 73129	Owned	Grocery Supply Acquisition Corp.
6175 Technology Parkway, Columbus, GA 31820	Leased	Development Authority of Columbus GA

4.	Locations of Assets in Prior 4 Months not Listed Above

NONE

SCHEDULE 8.4

to

INFORMATION CERTIFICATE

Existing Liens

County level searches for fixture filings, judgment liens and federal and state tax liens were conducted for each of the entities. No records were found at the county level except for the following: (1) Family Fare, LLC in Kent County; (2) Gruber’s Real Estate, LLC in Lenawee County; (3) Nash-Finch Company in Hennepin County, Minnesota; (4) U Save Foods, Inc. in Douglas and Sarpy Counties in Nebraska and Mills County, Iowa; and (5) T.J. Morris Company in Bulloch County, Georgia. See the entity name below for search results.

DEBTOR NAME: SPARTAN STORES, INC.

Searched through November 4, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.1	Date: 7/31/1974 Doc. # A506614 Amended 4/4/1983 Continued in 1979 - 2009	General Electric Co. Lighting Business Group	Inventory of electric lamps or light bulbs sold or consigned to the debtor. Accounts receivable, contract rights, chattel paper and any other right to the payment of money and security therefore, arising from the sale, consignment or other transfer by the debtor of the said inventory.

2.2	Date: 5/10/2002 Doc. # 37548C Amended 3/8/2012 Continued in 2007 & 2012	General Electric Capital Corp., as Lessor	Leased equipment: 3 2002 forklifts model SC4010-30.

3.	Date: 12/12/2003 Doc. # 2003236890-7 Amended 07/18/2008 10/21/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

4.	Date: 07/03/2006 Doc. # 2006117884-6 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 19 2007 utility model N-2765 Reefer Trailers. Includes serial numbers.

5.	Date: 01/04/2007 Doc. # 2007002620-2 Amended 12/01/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: multiple 2006 forklifts. Includes serial numbers.

6.	Date: 01/12/2007 Doc. # 2007007510-4 Amended 10/26/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 8 2006 forklifts. Includes serial numbers.

	FILINGS	SECURED PARTY	COLLATERAL
7.	Date: 01/30/2007 Doc. # 2007017129-7 Amended 10/18/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 34 2006 forklifts and 59 third post options attached.

8.	Date: 07/24/2008 Doc. # 2008117438-5	IKON Financial Services	Leased equipment pursuant to Master Lease.

9.	Date: 11/03/2008 Doc. # 2008169072-1	IKON Financial Services	Leased equipment pursuant to Master Lease.

10.	Date: 01/05/2009 Doc. # 2009001166-1	IBM Credit LLC	Equipment and software.

11.	Date: 03/11/2009 Doc. # 2009037097-6	IKON Financial Services	Leased equipment pursuant to Master Lease.

12.	Date: 05/28/2010 Doc. # 2010074011-4	IKON Financial Services	Leased equipment pursuant to Master Lease.

13.	Date: 07/01/2010 Doc. # 2010090900-9	IBM Credit LLC	Equipment and software.

14.	Date: 07/08/2010 Doc. # 2010092805-9	IBM Credit LLC	Equipment and software.

15.	Date: 10/01/2010 Doc. # 2010131847-5	IBM Credit LLC	Equipment and software.

16.	Date: 10/21/2010 Doc. # 2010141221-1	IKON Financial Services	Leased equipment pursuant to Master Lease.

17.	Date: 09/06/2011 Doc. # 2011126837-9	General Electric Credit Corporation of Tennessee	Leased equipment: multiple Deka lift truck batteries.

18.	Date: 10/03/2011 Doc. # 2011139053-2	IBM Credit LLC	Equipment and software.

19.	Date: 01/03/2012 Doc. # 2012000828-1	IBM Credit LLC	Equipment and software.

20.	Date: 04/24/2012 Doc. # 2012060595-8	IBM Credit LLC	Equipment and software.

21.	Date: 06/29/2012 Doc. # 2012094591-0	IBM Credit LLC	Equipment and software.

22.	Date: 07/13/2012 Doc. # 2012101158-2	Fujifilm North America Corp.	Equipment.

23.	Date: 08/28/2012 Doc. # 2012123479-8	IBM Credit LLC	Equipment and software.

24.	Date: 03/28/2013 Doc. # 2013043970-5	IBM Credit LLC	Equipment and software.

25.	Date: 03/29/2013 Doc. # 2013044713-2	IBM Credit LLC	Equipment and software.

26.	Date: 04/01/2013 Doc. # 2013045442-8	IBM Credit LLC	Equipment and software.

	FILINGS	SECURED PARTY	COLLATERAL
27.	Date: 06/21/2013 Doc. # 2013090999-2	IKON Financial SVCS	Leased equipment pursuant to Master Lease.

28.	Date: 07/05/2013 Doc. # 2013097939-3	IBM Credit LLC	Equipment and software.

DEBTOR NAME: SPARTAN STORES DISTRIBUTION, LLC

Searched through November 4, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236888-2 Amended 07/18/2008 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

2.	Date: 08/03/2007 Doc. # 2007121798-1 Assignment10/30/2007 Continued in 2012	Bank of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 7 Scrubber-Sweepers.

3.	Date: 10/03/2007 Doc. # 2007155910-1 Assignment 11/26/2007 Continued in 2012	Bank of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 8 Walkie Stackers .

4.	Date: 10/13/2009 Doc. # 2009146523-3	US Bancorp	For informational purposes only: 1 C6000VP CWM00156BW bus.

5.	Date: 06/02/2010 Doc. # 2010075381-8 Assignment 08/23/2010	Banc of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 4 forklifts and related equip.

6.	Date: 10/15/2012 Doc. # 02012145588-5	U.S. Bank Equipment Finance, a div. of U.S. Bank N.A.	Leased equipment.

7.	Date: 07/03/2013 Doc. # 2013097397-3	Applied Imaging Systems	Leased equipment.

8.	Date: 07/24/2013 Doc. # 2013107940-9	Padnos	10 balers.

9.	Date: 09/09/2013 Doc. # 2013130703-6	Pacific Rim Capital, Inc.	Leased equipment.

10.	Date: 10/28/2013 Doc. # 2013154333-9	NMHG Financial Services, Inc.	Leased equipment.

DEBTOR NAME: SPARTAN STORES ASSOCIATES, LLC

Searched through November 1, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236887-0 Amended 07/18/2008 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

DEBTOR NAME: MSFC, LLC

Searched through November 1, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236883-2 Amended 03/12/2008 Amended 07/18/2008 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchaser of the retail grocery store.

DEBTOR NAME: MARKET DEVELOPMENT, LLC

Searched through November 4, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236882-0 Amended 07/18/2008 05/14/2013 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

Searched through November 6, 2013 in Kent County, Michigan.

	FILINGS	SECURED PARTY	COLLATERAL
2.	Date: 01/22/2004 Doc. # 20040122- 0009715 Amended 11/22/2005 10/24/2008 06/19/2012 06/19/2012 09/28/2012 Continued in 2008	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at 850 76th Street SW, Byron Township, MI.

DEBTOR NAME: SEAWAY FOOD TOWN, INC.

Searched through November 1, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236885-6 Amended 09/13/2007 05/19/2008 07/09/2008 07/18/2008 08/20/2008 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of the retail grocery and/or drug stores.

DEBTOR NAME: CUSTER PHARMACY, INC.

Searched through November 1, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236876-7 Amended 07/18/2008 10/21/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

DEBTOR NAME: GRUBER’S REAL ESTATE, LLC

Searched through November 1, 2013 at the Michigan Department of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236879-3 Amended 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.
Searched through October 28, 2013 at Lenawee County, MI.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 02/06/2004 Doc.#Liber: 2262 Page 531 Amended 07/18/2008 08/29/2012 Continued in 2008	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at 124 E. Front Street, Adrian, MI.
DEBTOR NAME: SPARTAN PROPERTIES MANAGEMENT, INC. Searched through October 21, 2013 at the Ohio Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/11/2003 Doc. #OH00071738957 Amended 01/12/2006 01/13/2006 05/19/2008 10/21/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.
DEBTOR NAME: SPARTAN STORES FUEL, LLC Searched through November 4, 2013 at the Michigan Department of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 07/01/2004 Doc. # 2004134457-8 Amended 02/11/2009 10/21/2013 Continued in 2009	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.

2.	Date: 09/30/2009 Doc. # 2009139968-6	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

3.	Date: 09/30/2009 Doc. # 2009139969-8	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

4.	Date: 09/30/2009 Doc. # 2009139970-1	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

5.	Date: 09/30/2009 Doc. # 2009139971-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

6.	Date: 09/30/2009 Doc. # 2009139972-5	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

7.	Date: 11/09/2009 Doc. # 2009160224-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

8.	Date: 03/25/2010 Doc. # 2010040440-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

9.	Date: 07/01/2010 Doc. # 2010090348-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.
Searched through November 6, 2013 in Kent County, Michigan.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 09/04/2012 Doc. #20120904-0080530	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at 1600 28th Street, Wyoming, MI.

2.	Date: 09/04/2012 Doc. #20120904-0080528	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at 7599 Clyde Park Avenue, Byron Center, MI.

DEBTOR NAME: THE PHARM OF MICHIGAN, INC. Searched through November 4, 2013 at the Michigan Department of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236891-9 Amended 04/29/2008 05/19/2008 07/18/2008 10/21/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail drug stores.
DEBTOR NAME: VALLEY FARM DISTRIBUTING CO. Searched through October 21, 2013 at the Ohio Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/11/2003 Doc. # OH00071740548 Amended 07/18/2008 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor.
Searched through November 4, 2013 at the Michigan Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 07/21/2009 Doc. # 2009107021-2	Dychem International, LLC	No collateral description was filed.

DEBTOR NAME: FAMILY FARE, LLC Searched through November 1, 2013 at the Michigan Department of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236877-9 Amended 09/13/2007 02/26/2008 04/29/2008 07/18/2008 12/22/2008 09/29/2009 11/30/2009 10/22/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.

2.	Date: 7/23/2012 Doc. # 2012106393-5 Assignment09/20/2012 Assignment10/26/2012	ScriptPro USA Inc. Assigned to The Mission Bank Assigned to Brotherhood Bank	Leased equipment.
DEBTOR NAME: FAMILY FARE, LLC Searched through September 19, 2013in Kent County, Michigan.
	FILINGS	SECURED PARTY	COLLATERAL
3.	Date: 06/15/2012 Doc. #20120615- 0056800 Amended 09/13/202012	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at 2022 Apple Orchard Ave., NE Grand Rapids, MI.

4.	Date: 09/04/2012 Doc. # 20120904-0080532	Wells Fargo Capital Finance, LLC	All facilities, fixtures, trade fixtures, fittings, appliances, machinery, furniture, etc. located at several tax parcels in Byron Township.

DEBTOR NAME: PREVO’S FAMILY MARKETS, INC. Searched through November 1, 2013 at the Michigan Department of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236884-4 Amended 02/11/2008 07/18/2008 1022/2013 Continued in 2008 & 2013	Wells Fargo Capital Finance, LLC	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.

2.	Date: 11/05/2008 Doc. # 2008170252-6	Wachovia Capital Finance Corporation	All facilities, fixtures, machinery, appliances, furniture, equipment and other property located at 151 West Grand River Avenue, Williamston, Michigan 48895.
DEBTOR NAME: NASH-FINCH COMPANY Searched through October 22, 2013 at the Delaware Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.1	Date: 05/28/2002 Doc. # 21307689 Continued in 2007 & 2012	American Bank Note Company, as Agent for the United States Postal Service	Consigned goods.

2.2	Date: 04/29/2005 Doc. # 51336321 Continued in 2010	General Electric Capital Corporation	Leased equipment.

3.	Date: 04/29/2005 Doc. # 51336545 Continued in 2010	General Electric Capital Corporation	Leased equipment.

4.	Date: 10/26/2005 Doc. # 53336683 Continued in 2010	General Electric Capital Corporation	Leased equipment.

5.	Date: 12/13/2006 Doc. # 64357679 Amended 10/01/2011 Continued in 2011	General Electric Capital Corporation	Leased equipment.

6.	Date: 06/15/2009 Doc. # 2009 1897336 Continued in	Lease Finance Group, Inc. and Klein Bank	Specific equipment.

7.	Date: 07/29/2009 Doc. # 2009 2436029 Continued in	U.S. Bancorp	For informational purposes only: specific equipment.

	FILINGS	SECURED PARTY	COLLATERAL
8.	Date: 06/02/2010 Doc. # 2010 1929318	U.S. Bancorp	For informational purposes only: specific equipment.

9.	Date: 06/16/2010 Doc. # 2010 2105702	U.S. Bancorp	For informational purposes only: specific equipment.

10.	Date: 08/23/2010 Doc. # 2010 2950602	U.S. Bancorp	For informational purposes only: specific equipment.

11.	Date: 10/07/2010 Doc. # 2010 3509480	U.S. Bancorp	For informational purposes only: specific equipment.

12.	Date: 10/13/2010 Doc. # 2010 3577727	U.S. Bancorp	For informational purposes only: specific equipment.

13.	Date: 10/14/2010 Doc. # 2010 3598095	U.S. Bancorp	For informational purposes only: specific equipment.

14.	Date: 11/08/2010 Doc. # 2010 3917592	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

15.	Date: 01/04/2011 Doc. # 2011 0015068	Data Sales Co., Inc.	Leased equipment.

16.	Date: 01/12/2011 Doc. # 2011 0139330	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

17.	Date: 01/12/2011 Doc. # 2011 0139348	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

18.	Date: 01/13/2011 Doc. # 2011 0139546	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

19.	Date: 01/14/2011 Doc. # 2011 0170558	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

20.	Date: 01/17/2011 Doc. # 2011 0172885	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

21.	Date: 10365356 Doc. # 2011 0365356	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

22.	Date: 02/08/2011 Doc. # 2011 0470388	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

23.	Date: 02/15/2011 Doc. # 2011 0572373	U.S. Bancorp Business Equipment Finance Group	For informational purposes only: specific equipment.

24.	Date: 05/06/2011 Doc. # 2011 1714735	Data Sales Co., Inc.	Leased equipment.

25.	Date: 06/06/2011 Doc. # 2011 2157918	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

26.	Date: 07/01/2011 Doc. # 2011 2559295	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

27.	Date: 08/31/2011 Doc. # 2011 3382713	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

28.	Date: 08/31/2011 Doc. # 2011 3382754	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

	FILINGS	SECURED PARTY	COLLATERAL
29.	Date: 08/31/2011 Doc. # 2011 3382770	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

30.	Date: 09/20/2011 Doc. # 2011 3595413	United Rentals (North America), Inc.	Leased equipment.

31.	Date: 09/28/2011 Doc. # 2011 3731026	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

32.	Date: 09/28/2011 Doc. # 2011 3731034	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

33.	Date: 09/28/2011 Doc. # 2011 3731042	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

34.	Date: 10/12/2011 Doc. # 2011 3931535	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

35.	Date: 10/13/2011 Doc. # 2011 3953752	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

36.	Date: 10/24/2011 Doc. # 2011 4101831	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

37.	Date: 10/24/2011 Doc. # 2011 4101849	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

38.	Date: 10/26/2011 Doc. # 2011 4140102	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

39.	Date: 10/31/2011 Doc. # 2011 4203132	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

40.	Date: 11/07/2011 Doc. # 2011 4292374	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

41.	Date: 11/08/2011 Doc. # 2011 4311166	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

42.	Date: 11/08/2011 Doc. # 2011 4311174	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

43.	Date: 11/16/2011 Doc. # 2011 4414390	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

44.	Date: 11/17/2011 Doc. # 2011 4437250	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

45.	Date: 11/21/2011 Doc. # 2011 4473503	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

46.	Date: 11/29/2011 Doc. # 2011 4552819	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

47.	Date: 12/13/2011 Doc. # 2011 4773423	U.S. Bancorp Business Equipment Finance, Inc.	For informational purposes only: specific equipment.

48.	Date: 12/21/2011 Doc. # 2011 4909183	Wells Fargo Capital Finance, LLC, as Agent	All assets.

49.	Date: 01/05/2012 Doc. # 2002 0047508	Data Sales Co., Inc.	Leased equipment.

	FILINGS	SECURED PARTY	COLLATERAL
50.	Date: 01/20/2012 Doc. # 2012 0256851	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

51.	Date: 02/21/2012 Doc. # 2012 0677940	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

52.	Date: 04/09/2012 Doc. # 2012 1367293	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

53.	Date: 04/11/2012 Doc. # 2012 1402215	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

54.	Date: 05/14/2012 Doc. # 2012 1856592	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

55.	Date: 05/24/2012 Doc. # 2012 2019612	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

56.	Date: 06/15/2012 Doc. # 2012 2331884	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

57.	Date: 06/27/2012 Doc. # 2012 2492918	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

58.	Date: 08/01/2012 Doc. # 2012 2965749	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

59.	Date: 08/27/2012 Doc. # 2012 3307123	U.S. Bank Equipment Finance	For informational purposes only: specific equipment.

60.	Date: 09/13/2012 Doc. # 2012 3533082	U.S. Bank Equipment Finance	Leased equipment.

61.	Date: 10/09/2012 Doc. # 2012 3888593	U.S. Bank Equipment Finance	Leased equipment.

62.	Date: 10/26/2012 Doc. # 2012 4153823	U.S. Bank Equipment Finance	Leased equipment.

63.	Date: 10/29/2012 Doc. # 2012 4164408	U.S. Bank Equipment Finance	Leased equipment.

64.	Date: 11/07/2012 Doc. # 2012 4296929	U.S. Bank Equipment Finance	Leased equipment.

65.	Date: 12/20/2012 Doc. # 2012 4970960	U.S. Bank Equipment Finance	Leased equipment.

66.	Date: 01/07/2013 Doc. # 2013 0072927	U.S. Bank Equipment Finance	Leased equipment.

67.	Date: 02/01/2013 Doc. # 2013 0441155	Data Sales Co., Inc.	Leased equipment.

68.	Date: 02/06/2013 Doc. # 2013 0492091	U.S. Bank Equipment Finance	Leased equipment.

69.	Date: 03/12/2013 Doc. # 2013 0950221	U.S. Bank Equipment Finance	Leased equipment.

DEBTOR NAME: NASH BROTHERS TRADING COMPANY Searched through October 22, 2013 at the Delaware Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/21/2011 Doc. # 2011 4909191	Wells Fargo Capital Finance, LLC, as agent	All assets.
DEBTOR NAME: SUPER FOOD SERVICES, INC. Searched through October 22, 2013 at the Delaware Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/21/2011 Doc. # 14909266	Wells Fargo Capital Finance, LLC, as agent	All assets.
DEBTOR NAME: T.J. MORRIS COMPANY Searched through October 16, 2013 at the Georgia Superior Court Clerks Cooperative Authority.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/22/2011 Doc. # 007-2011-027986	Wells Fargo Capital Finance, LLC, as agent	All assets.
DEBTOR NAME: T.J. MORRIS COMPANY Searched through September 30, 2013 in Bulloch County, Georgia.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 06/21/2013 Doc. # BK 197 pg 102	Department of Labor, State of Georgia.	$1,644.46, including interest and penalties through 5/31/2013, for unemployment contributions.
DEBTOR NAME: U SAVE FOODS, INC. Searched through October 24, 2013 at the Nebraska Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/21/2011 Doc. # 9811607875-4	Wells Fargo Capital Finance, LLC, as agent	All assets.

2.	Date: 11/13/2012 Doc. # 9812667111-0	U.S. Bank Equipment Finance	Leased equipment.

DEBTOR NAME: HINKY DINKY SUPERMAREKTS, INC.

Searched through October 24, 2013 at the Nebraska Secretary of State.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/21/2011 Doc. # 9811607876-6	Wells Fargo Capital Finance, LLC, as agent	All assets.
DEBTOR NAME: GTL TRUCK LINES, INC. Searched through October 24, 2013 at the Nebraska Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 09/27/2002 Doc. # 9902237560-2 Amended 07/20/2012 Continued in 2007, 2012	General Electric Capital Corporation	Leased equipment.

2.	Date: 01/14/2005 Doc. # 9905372382-4 Continued in 2009	General Electric Capital Corporation	Sale leaseback of specific equipment.

3.	Date: 05/02/2005 Doc. # 9905392454-1 Continued in 2010	General Electric Capital Corporation	Leased equipment.

4.	Date: 05/02/2005 Doc. # 9905392455-3 Continued in 2010	General Electric Capital Corporation	Leased equipment.

5.	Date: 06/20/2005 Doc. # 9905399930-8 Continued in 2010	General Electric Capital Corporation	Leased equipment.

6.	Date: 12/30/2005 Doc. # 9905429514-3 Continued in 2010	Lasalle National Leasing Corporation	Leased equipment.

7.	Date: 05/03/2006 Doc. # 9906451676-5 Continued in 2011	General Electric Capital Corporation	Leased equipment.

8.	Date: 08/14/2008 Doc. # 9808412348-5 Continued in 2013	First Fleet Corporation	Leased equipment.

9.	Date: 12/29/2009 Doc. # 9909615371-3	General Electric Capital Corporation Farm Credit Services of Mid-America, PCA	Leased equipment.

10.	Date: 12/09/2011 Doc. # 9911679042-7	Farm Credit Services of Mid-America, PCA GE TF Trust	Leased equipment.

11.	Date: 12/21/2011 Doc. # 9811607878-0	Wells Fargo Capital Finance, LLC, as agent	All assets.

12.	Date: 01/09/2012 Doc. # 9912681742-7	Farm Credit Services of Mid-America, PC GE TF Trust	Leased equipment.

13.	Date: 12/19/2012 Doc. # 9912704991-2	Farm Credit Services of Mid-America, PC GE TF Trust	Leased equipment.

14.	Date: 05/01/2013 Doc. # 9913714134-0 Amended 07/26/2013	Banc of America Leasing & Capital, LLC	114 Great Dane trailers under Master Loan and Security Agreement.
DEBTOR NAME: ERICKSON’S DIVERSIFIED CORPORATION Searched through October 21, 2013 at the Wisconsin Department of Financial Institution.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 02/02/1999 Doc. # 01821773 Continued in 2003, 2008, TERMINATED: 12/22/2011 Doc. # 110015711015	Metlife Capital Financial Corp.

2.	Date: 12/21/2011 Doc. # 110015653323	Wells Fargo Capital Finance, LLC, as agent	All assets.

DEBTOR NAME: GROCERY SUPPLY ACQUISITION CORP. Searched through October 22, 2013 at the Delaware Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 11/17/2009 Doc. # 93691687	Crown Lift Trucks	1 Crown lift truck.

2.	Date: 12/21/2009 Doc. # 94080385	Crown Lift Trucks	Leased equipment.

3.	Date: 12/21/2011 Doc. # 14909209	Wells Fargo Capital Finance, LLC, as agent	All assets.
DEBTOR NAME: HINKY DINKY FALLS CITY, L.L.C. Searched through October 24, 2013 at the Nebraska Secretary of State.
	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/21/2011 Doc. # 9811607877-8	Wells Fargo Capital Finance, LLC, as agent	All assets.

SCHEDULE 8.6

to

INFORMATION CERTIFICATE

Pending Litigation

1.	On March 27, 2013, Nash-Finch Company (“Nash-Finch”) received a notice from the United States Department of Labor/Office of Federal Contract Compliance Programs regarding a possible supply and service compliance evaluation at the Omaha Distribution Center. Nash-Finch is currently reviewing this issue.

2.	The Bloomington Indiana Nash-Finch Distribution Center received a complaint from Indiana OSHA on May 2, 2013 related to ice on the freezer floor and a leak in the roof above the perishable dock. A response was provided to OSHA on May 10, 2013, which included Nash-Finch’s position and corrective actions taken. There was no penalty demand. Nash-Finch has not yet received any closure letter from OSHA, but to Nash-Finch’s knowledge the issue has been remedied.

3.	There is an open investigation by the Virginia OSHA of the MDV Norfolk Distribution Center on Nash-Finch’s Kingswood location. The investigation is related to an incident that resulted in the fatality of an employee on June 2, 2013. OSHA has not yet completed its investigation. Nash-Finch’s investigation findings are that the employee’s own actions caused the death, and that there was no issue regarding safety compliance at the distribution center.

4.	In a letter dated November 6, 2009, U.S. Ethernet Innovations, LLC (Ethernet Innovations) (a) informed Spartan Stores, Inc. (“Spartan Stores”) of a portfolio of U.S. patents in the field of Ethernet technology and (b) offered Spartan Stores a license under the Ethernet Innovations patent portfolio. Spartan Stores did not accept the license offer. Spartan Stores is aware that both the validity and the scope of the Ethernet patent portfolio are being challenged by third parties in federal court. Spartan Stores reviewed Ethernet Innovations’ claims and expects that to the extent Ethernet Innovations’ patents apply to Spartan Stores, Spartan Stores’ vendors either have licenses to the patents or have indemnification obligations to Spartan Stores with respect to Spartan Stores’ use of the patents. Spartan Stores’ principal vendor, IBM, has informed Spartan Stores that it has a license under the patents that covers Spartan Stores with respect to all products Spartan Stores has purchased from IBM. Spartan Stores has not received replies from other vendors in response to Spartan Stores’ inquiries. Through counsel, Spartan Stores continues to monitor this litigation.

5.	Spartan Stores’ third party administrator, ASR Health Benefits Corporation, has received inquiries and appeals from attorneys representing three dialysis providers relating to denial of claims. An appeal by one participant was resolved with the understanding that Medicare is primary. The remaining two participants are disputing the denial of claims above usual and customary coverages. Winsten Law, the legal representative of Davita (a dialysis provider) filed these appeals without being appointed by the participants. The total amounts in dispute under these appeals are approximately $789,144 and $128,920.

6.	A class action lawsuit has been filed by Nash-Finch stockholders against several parties, including Nash-Finch and Spartan Stores, challenging the merger of Nash-Finch with an into a wholly-owned subsidiary of Spartan Stores. This case is currently pending in the Fourth Judicial District of Hennepin County, Minnesota. On October 30, 2013, the parties in the case signed a Memorandum of Understanding that provides for the settlement of the action.

SCHEDULE 8.8

to

INFORMATION CERTIFICATE

Environmental Compliance

1.	Spartan Stores has identified soil and groundwater contamination below its former warehouse facility located at 1020 Ford Street, Maumee, Ohio (a/k/a “Maumee Warehouse”). The contamination consists primarily of chlorinated solvents, including tetrachloroethene (PCE), trichloroethene (TCE), Cis-1,2-dichloroethene (Cis-1,2-DCE), trans-1,2-dichloroethene (Trans-1,2-DCE), 1,1-dichloroethene (1,1-DCE), and vinyl chloride; as well as petroleum contaminants including benzene, toluene, ethylbenzene, xylenes, benzo(a)anthracene, and methyl tert-butyl-ether (MTBE). The nature and extent of this contamination is more fully described in a Phase II Environmental Site Assessment dated July 14, 2006, prepared by Watterson Environmental Group, LLC, and an “Additional Phase II Environmental Site Assessment” dated July 11, 2008, also prepared by Watterson Environmental Group, LLC.

2.	An ammonia leak from a condenser at the Lumberton, NC facility was identified and reported to the United States Environmental Protection Agency (“EPA”) on June 20, 2013. The EPA asked Nash-Finch follow up questions on June 25, 2013. Nash-Finch provided a response on June 27, 2013 to EPA’s questions. It is not known whether any penalties will be assessed in connection with this incident. The North Carolina Department of Environment and Natural Resources (NCDENR) conducted an audit on July 18, 2013. The NCDENR inspector indicated that he did not know if the situation would be handled as a “Notice of Discrepancy” or “Notice of Violation.”

SCHEDULE 8.10

to

INFORMATION CERTIFICATE

Deposit Accounts; Investment Accounts

Bank Name	Account Name	Description
Part 1 - Deposit Accounts
Century Bank and Trust	Family Fare, LLC	Store Depository
Chemical Bank	Family Fare, LLC	Store Depository
Citizens Bank	Family Fare LLC dba Valuland	Store Depository
Fifth Third	Spartan Stores Fuel Deposits	Store Depository
Fifth Third	Family Fare Deposits	Store Depository
First Federal of N. MI	Family Fare, LLC	Store Depository
First National Bank St Ignace	Family Fare, LLC dba Glen’s Markets	Store Depository
Hastings City Bank	Family Fare, LLC	Store Depository
Huntington Bank	Family Fare, LLC	Store Depository
Huntington Bank	Family Fare, LLC	Centralized Returns
Independent Bank	Family Fare	Store Depository
Independent Bank	Family Fare, LLC dba Glen’s Markets	Store Depository
Mason State Bank	Family Fare, LLC	Store Depository
Northwestern Bank	Prevo’s Family Markets, Inc dba Glen’s Markets	Store Depository
Northwestern Bank	Family Fare, LLC dba Glen’s Markets	Store Depository
Northwestern Bank	Spartan Stores Fuel, LLC dba Quick Stop	Store Depository
Peoples State	Family Fare, LLC dba Glen’s Markets	Store Depository
PNC	Family Fare Deposits	Store Depository
PNC	Spartan Stores Fuel Deposits	Store Depository
State Savings Bank	Prevo’s Family Markets, Inc dba Glen’s Markets	Store Depository
Fifth Third Bank	Prevo’s Family Mkt Master Funding Acct	Master Funding Acct
Fifth Third Bank	Spartan Stores, Inc Master Debit	ZBA Master
Fifth Third Bank	Spartan Stores Deposits	Deposits
Fifth Third Bank	Spartan Stores Fuel dba Quick Stop	Credit Cards
Fifth Third Bank	Family Fare Credit Account	Credits
Fifth Third Bank	Food Town Credit Account	Credits
Fifth Third Bank	Spartan Stores Associates, LLC General	General
Fifth Third Bank	Spartan Stores Fuel Credit Cards	Credit Cards
Fifth Third Bank	Family Fare General Account	General
Fifth Third Bank	Food Town Funding Account
Fifth Third Bank	Shield Risk Services on Behalf of Spartan	Controlled Disb
Fifth Third Bank	ASR on behalf of Spartan	Controlled Disb
Fifth Third Bank	Spartan Stores AP	Controlled Disb

Fifth Third Bank	Family Fare Credit Cards	Credit Cards
Fifth Third Bank	Family Fare Medicaid and Medicare	Medicaid/Medicare
Fifth Third Bank	Seaway Food Town Medicaid and Medicare	Medicaid/Medicare
Fifth Third Bank	Spartan Stores Associates, LLC Basic	Controlled Disb
Fifth Third Bank	ASR Flex on behalf of Spartan	Controlled Disb
Fifth Third Bank	Spartan Stores (SRS General Liability)	Controlled Disb
Fifth Third Bank	Spartan Western Union Trust Account	Trust Account
Fifth Third Bank	Seaway Food Town Ohio Workmen Comp	Worker’s Comp
Fifth Third Bank	Spartan Stores Associates, LLC Payroll Acct	Controlled Disb
Fifth Third Bank	Spartan Stores Associates, LLC Insurance	Controlled Disb
Fifth Third Bank	Market Development LLC	General
National City		Consolidated Returns
Fifth Third		Cash Concentration Account
US Bank	St Cloud DC	Store Depository
US Bank	SunMart	Store Depository
US Bank	Minot DC	Store Depository
US Bank	Fargo DC	Store Depository
US Bank	Omaha DC	Store Depository
US Bank	Prairie Market	Store Depository
US Bank	Rapid City DC	Store Depository
US Bank	Sioux Falls DC	Store Depository
Huntington National Bank	Lima DC	Store Depository
Horizon Bank	Westville DC	Store Depository
US Bank	Cincinnati DC	Store Depository
Huntington National Bank	GMD	Store Depository
US Bank	Pick n Save	Store Depository
US Bank	Pick n Save	Store Depository
US Bank	Germantown Fresh Market	Store Depository
US Bank	Dillionvale IGA	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	Family Thrift Ctr.	Store Depository
US Bank	Family Thrift Ctr.	Store Depository
US Bank	Family Thrift Express	Store Depository
US Bank	Family Thrift Ctr.	Store Depository
Pinnacle Bank	SunMart	Store Depository
Bank of the West	SunMart	Store Depository
US Bank	WFO	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Family Fresh Market	Store Depository
US Bank	Family Fresh Market	Store Depository

Security National Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Family Fresh Market	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	SunMart	Store Depository
US Bank	Econofoods	Store Depository
US Bank	SunMart Express	Store Depository
US Bank	Erickson’s Family RX	Store Depository
US Bank	Family Fresh Market	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Econofoods	Store Depository
US Bank	Scottsbluff Quality Care RX	Store Depository
US Bank	Scofield Drug & Gift	Store Depository
US Bank	Fresh Madison Market	Store Depository
US Bank	SunMart	Store Depository
US Bank	FTC Express	Store Depository
US Bank	Econofoods Pharmacy	Store Depository
Great Western Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
Great Western Bank	SunMart	Store Depository
Carson National Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	Nuestra Familia Supermercado	Store Depository
US Bank	Nuestra Familia Supermercado	Store Depository
Great Western Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
US Bank	SunMart	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository

First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	Bag N Save	Store Depository
First National Bank of Omaha	No Frills	Store Depository
US Bank	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
US Bank	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
US Bank	No Frills	Store Depository
First National Bank of Omaha	Nuestra Familia Supermercado	Store Depository
US Bank	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
US Bank	No Frills	Store Depository
US Bank	No Frills	Store Depository
US Bank	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
First National Bank of Omaha	No Frills	Store Depository
BB&T	Statesboro DC	Store Depository
BB&T	Lumberton DC	Store Depository
BB&T	Bluefield DC	Store Depository

US Bank	GTL	Store Depository
First National Bank of Omaha	Nash-Finch Corporate	Main Account
Harris Bank	Nash-Finch Corporate	Pharmacy Lockbox
Bank of America	Nash-Finch Corporate	Main Account
Bank of America	Nash-Finch Corporate	Corporate Disbursement Payroll
Bank of America	Nash-Finch Corporate	Corporate Disbursement Tobacco
Bank of America	Nash-Finch Corporate	Corporate Disbursement Lottery
Bank of America	Nash-Finch Corporate	MDV Lockbox
Bank of America	Nash-Finch Corporate	GSAC Disbursement
US Bank	Nash-Finch Corporate	Main Account
US Bank	Nash-Finch Corporate	Interstate Account
US Bank	Nash-Finch Corporate	Corp Receivable Account
US Bank	Nash-Finch Corporate	Credit Card Account
US Bank	Nash-Finch Corporate	DC Receivable Account
US Bank	Nash-Finch Corporate	Corporate Disbursement Payroll
US Bank	Nash-Finch Corporate	Corporate Disbursement/EDI AP
US Bank	Nash-Finch Corporate	Corporate Disbursement W/U
US Bank	Nash-Finch Corporate	Corporate Disbursement Moneygram
Merrill Lynch	Spartan Stores	Cash Investment
Merrill Lynch	Spartan Stores, Inc	Brokerage
Wells Fargo Securities, LLC	Spartan Stores, Inc	Cash Investment
US Bank	Nash-Finch Corporate	Investment Account
Wells Fargo	Nash-Finch Corporate	VEBA
First National Bank of Omaha	Nash-Finch Corporate	No Frills Scholarship Account
US Bank	Nash-Finch Corporate	NFC Foundation
Fifth Third Bank	Spartan Stores Foundation Stand Alone Acct	Separate legal entity
Fifth Third Securities	Spartan Stores Foundation Investments	Separate legal entity

SCHEDULE 8.11

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INFORMATION CERTIFICATE

Intellectual Property

Buckeye Discount, Inc.
Trademarks
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date
Ohio	THE PHARM	Registered				RN64615	Aug-20-1997

Family Fare, LLC
Trademarks
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date
United States	FAMILY FARE	Registered	35	78/501152	Oct-18-2004	3505264	Sep-23-2008
United States	FAMILY FARE	Registered	35	75/564923	Oct-6-1998	2445517	Apr-24-2001
United States	TREATING YOU LIKE FAMILY	Registered	42	74/456443	Nov-4-1993	1866083	Dec-6-1994

Prevo’s Family Markets, Inc.
Trademarks
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date
Indiana	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	35			5010-375OA	Apr-25-1996
Michigan	APPLE MARKET AND DESIGN	Registered	101			M01-426	Jan-29-1997

Michigan	APPLE MARKET BRINGING THE FRESHEST FOOD TO YOUR NEIGHBORHOOD AND DESIGN	Registered	101	M01-425	Jan-29-1997
Michigan	SPARTAN	Registered	51	M02-460	Sep-1-2000
Michigan	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	101	M00-931	Jun-3-1996
Michigan	SPARTAN STORES	Registered	52	M30-031	May-11-1979
Michigan	SPARTAN STORES	Registered	101	M75-070	Oct-12-1989
Michigan	SPARTAN STORES	Registered	37	M30-031	May-11-1979
Michigan	SPARTAN STORES	Registered	46	M30-031	May-11-1979
Michigan	VG’S	Registered	35	M03529	Nov-27-2000
Michigan	VG’S ZOO CREW KID’S CLUB	Registered	35	M03533	Nov-27-2000
Ohio	SPARTAN	Registered		TM8930	Apr-10-1980
Ohio	SPARTAN	Registered		TM8926	Apr-10-1980
Ohio	SPARTAN	Registered		TM8927	Apr-10-1980
Ohio	SPARTAN	Registered		TM8929	Apr-10-1980

Ohio	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	35			69519	Mar-25-1996
United States	A NICER PLACE TO BE	Registered	42	75067390	Mar-4-1996	2052385	Apr-15-1997
United States	CLOSER. FASTER. FRIENDLIER.	Registered	35	77205724	Jun-14-2007	3362190	Jan-1-2008
United States	D & W	Registered	42	75067384	Mar-4-1996	2172182	Jul-14-1998
United States	D & W	Registered	35	77156318	Apr-13-2007	3368138	Jan-15-2008
United States	DELUXE CHOICE	Registered	29	85144112	Oct-4-2010	4029869	Sep-20-2011
United States	DR. SPARK	Registered	32	85594267	Apr-11-2012	4377399	Jul-30-2013
United States	EASY CHOICE NETWORK	Registered	36	74165905	May-13-1991	1747907	Jan-19-1993
United States	EAT WELL FOR LIFE	Registered	43	77613936	Nov-13-2008	3783308	May-4-2010
United States	ESSENTIALS EXPRESS	Registered	35	78853610	Apr-4-2006	3370651	Jan-15-2008
United States	FELPAUSCH	Registered	35	77209306	Jun-19-2007	3362194	Jan-1-2008
United States	FINEST INGREDIENTS. HOMEMADE GOODNESS.	Registered	35	78762814	Nov-29-2005	3295348	Sep-18-2007
United States	FOREST HILLS	Registered	35	85817891	Jan-8-2013	4391576	Aug-27-2013
United States	FOREST HILLS FOODS (Stylized)	Registered	35	85817888	Jan-8-2013	4391575	Aug-27-2013

United States	FRESH OR FREE	Registered	35	78527680	Dec-6-2004	3003125	Sep-27-2005
United States	FROM CONCEPT TO REALITY	Registered	37, 42	73799832	May-15-1989	1594552	May-1-1990
United States	GLEN’S	Registered	35	78501151	Oct-18-2004	3028375	Dec-13-2005
United States	GOLDEN CHIPS	Registered	30	77919026	Jan-25-2010	3901914	Jan-4-2011
United States	GREAT MEALS START HERE	Registered	35	77519193	Jul-10-2008	3702869	Oct-27-2009
United States	GROCERIES FOR LESS EVERY DAY	Registered	35	85578089	Mar-23-2012	4227914	Oct-16-2012
United States	HENRIETTA and Design	Registered	42	74330352	Nov-12-1992	1781955	Jul-13-1993
United States	INDULGENT CREATIONS	Registered	30	85553495	Feb-27-2012	4198543	Aug-28-2012
United States	IT’S A MATTER OF TASTE	Registered	35	78825306	Feb-28-2006	3292105	Sep-11-2007
United States	JOE DOES COFFEE	Registered	30, 35	85518045	Jan-17-2012	4384850	Aug-13-2013
United States	MICHIGAN’S BEST	Registered	35	77791115	Jul-28-2009	3720400	Dec-1-2009
United States	MICHIGAN’S BEST (Stylized)	Registered	35	77791113	Jul-28-2009	3769563	Mar-30-2010
United States	MOUNTAIN PULSE	Registered	32	85594271	Apr-11-2012	4293422	Feb-19-2013
United States	PRO-ACTIVE CONSULTING SERVICES	Registered	35	74273979	May-11-1992	1786259	Aug-3-1993

United States	SOMETHING FOR EVERYONE	Registered	35	77065491	Dec-15-2006	3305702	Oct-9-2007
United States	SOOO JUICY	Registered	32	85164999	Oct-29-2010	4313476	Apr-2-2013
United States	SPARTAN	Registered	1, 4, 16, 21, 29, 30, 32	78563785	Feb-9-2005	3067847	Mar-14-2006
United States	SPARTAN EST. 1953 and Design	Registered	16, 29, 30, 32	78563769	Feb-9-2005	3095219	May-23-2006
United States	SPARTAN STORES	Registered	35	78562885	Feb-8-2005	3054876	Jan-31-2006
United States	Spartan Stores Logo	Registered	35	78563773	Feb-9-2005	3054939	Jan-31-2006
United States	STEPS UP IN YOUR NEIGHBORHOOD	Registered	35, 36	77119486	Mar-1-2007	3402702	Mar-25-2008
United States	THE PHARM and Design	Registered	3, 5, 21	75005243	Oct-13-1995	2006090	Oct-8-1996
United States	TO YOUR GOOD LIFE	Registered	44	78626417	May-10-2005	3160786	Oct-17-2006
United States	TREATING YOU LIKE FAMILY	Registered	42	74456443	Nov-4-1993	1866083	Dec-6-1994
United States	VALU LAND	Registered	35	85157799	Oct-21-2010	4029895	Sep-20-2011
United States	VALU LAND GROCERIES FOR LESS EVERY DAY!	Registered	35	85580951	Mar-27-2012	4219592	Oct-2-2012
United States	VALULAND QUALITY FOOD, LOW PRICES! and Design	Pending	35	85732843	Sep-19-2012

United States	VG’S	Registered	35	77613888	Nov-13-2008	3638936	Jun-16-2009
United States	VIDEOTIME	Registered	41	77215466	Jun-26-2007	3362200	Jan-1-2008
United States	WELLNESS CLUES	Registered	44	77613915	Nov-13-2008	3743760	Feb-2-2010
United States	YES	Registered	35	77652363	Jan-20-2009	3700283	Oct-20-2009
United States	YES (Stylized)	Registered	35	77652361	Jan-20-2009	3679071	Sep-8-2009
United States	YES = SAVINGS + REWARDS (Stylized)	Registered	35	77702048	Mar-30-2009	3695734	Oct-13-2009
United States	YES IS MORE	Registered	35	85556364	Feb-29-2012	4306580	Mar-19-2013
United States	YES YOU EARN & SAVE	Registered	35	77747209	May-29-2009	3736425	Jan-12-2010
United States	YOU’RE IN THE GLEN’S NEIGHBORHOOD	Registered	35	78408827	Apr-27-2004	3177820	Nov-28-2006
Seaway Food Town, Inc.
Trademarks
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date
Michigan	THE PHARM	Registered				M89-059	Mar-5-1997
Michigan	YOU CAN COUNT ON US	Registered				M53-082	Feb-15-1994
United States	FOOD TOWN SUPERMARKETS (Stylized)	Registered	35	76/451995	Sep-23-2002	3641539	Jun-23-2009
Ohio	VALLEY FARM FOODS	Registered				24394	Apr-21-2008

The Pharm of Michigan, Inc. Trademarks
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date
United States	SHOO THE FLU and Design	Registered	42	74486208	Feb-3-1994	1901027	Jun-20-1995
United States	THE PHARM and Design	Registered	3, 5, 21	75005243	Oct-13-1995	2006090	Oct-8-1996
United States	EZ4YOU	Registered	35	78148002	Jul-26-2002	2781907	Nov-11-2003

Spartan Stores, Inc. Copyrights*

Title of Work	Type of Work	Registration Number	Registration Date
5796-RJT	Computer file	TX0000982300	Aug-26-1982
Smiley	Computer graphic	VAu000509799	Feb-12-2001
Supermarket Math Course	Text	TXu001114378	May-10-2002
Damage Control Training Video	Motion Picture	PAu 001969451	Aug-1-1995

*	A security agreement was recorded, on February 18, 2004, by Congress Financial Corporation regarding all four registrations at Doc. No. V3507D445 Entire Copyright Document V3507 D445 P1-15, date of execution December 23, 2003.

Nash-Finch Company

Copyright	Status	Filing Date/Appl. Date	Reg. No./ Application No.
All American Meat Man	Registered	Apr-5-1989	PA-439939
Dewy-fresh	Registered	Jan-24-1983	RE154184

Trademark	Status	Filing Date/ Appl. Date	Reg. No./ Application No.
JACK & JILL	Registered	21-Sep-81	11456
JACK & JILL	Registered	28-Sep-81	50369
JACK & JILL	Registered	3-Oct-70	1011
JACK AND JILL	Registered	19-Dec-79	N
JACK & JILL	Registered	1-Nov-84	11979
JACK & JILL	Registered	15-Nov-83	1257814
JACK & JILL (STYLIZED)	Registered	9-Oct-62	739189
FOOD BONANZA	Registered	15-Aug-76	10939
FOOD BONANZA & DESIGN	Registered	22-Mar-88	1481988
FOOD BONANZA	Registered	9-Apr-86	14907
DEWY-FRESH	Registered	1-Sep-81	19851019976
DEWY-FRESH	Registered	31-Aug-81	11488
DEWY-FRESH	Registered	2-Sep-81	50285
DEWY-FRESH	Registered	31-Aug-81	12835
DEWY-FRESH	Registered	2-Sep-81	7395
DEWY-FRESH	Registered	31-Aug-81	44714
DEWY-FRESH	Registered	10-Oct-81	5196600
DEWY-FRESH	Registered	2-Sep-81	003175
WAREHOUSE MARKET	Registered	26-Sep-77	N
OUR FAMILY	Filed	20-Jan-12	10444971
OUR FAMILY	Registered	20-Jan-12	10444970
OUR FAMILY	Registered	20-Jan-12	10444969
OUR FAMILY	Registered	20-Jan-12	10444968
OUR FAMILY (CHINESE TRANSLITERATION)	Registered	20-Jan-12	10444975
OUR FAMILY (CHINESE TRANSLITERATION)	Filed	20-Jan-12	10444974
OUR FAMILY (CHINESE TRANSLITERATION)	Registered	20-Jan-12	10444973
OUR FAMILY (CHINESE TRANSLITERATION)	Filed	20-Jan-12	10444972
OUR FAMILY (CHINESE TRANSLATION)	Filed	20-Jan-12	10444963
OUR FAMILY (CHINESE TRANSLATION)	Filed	20-Jan-12	10444960
OUR FAMILY	Registered	24-Nov-90	16034
OUR FAMILY	Registered	24-Apr-01	1346

OUR FAMILY	Registered	28-Dec-79	N
OUR FAMILY	Registered	9-Jul-78	10988
OUR FAMILY & DESIGN	Filed	12-May-11	42011005488
OUR FAMILY	Registered	1-Jan-77	N
OUR FAMILY	Registered	11-Jul-49	369014
OUR FAMILY	Registered	18-Aug-11	2006-000520176
ECONOFOODS	Registered	21-Nov-80	10837
ECONOFOODS	Registered	9-Jul-84	9396
ECONOFOODS	Registered	27-Oct-80	680354
ECONOFOODS & DESIGN	Registered	24-Apr-90	1069393
SAVE MART	Registered	17-Oct-79	N
THRIFTWAY	Registered	28-Dec-79	N
FOOD PRIDE	Registered	15-Jan-93	1788692
ECONOFOODS	Registered	19-Dec-86	M71-054
ECONOFOODS	Registered	19-Dec-86	M70-054
ECONOFOODS	Registered	12-Jan-87	115006000
ECONOFOODS	Registered	13-Jan-87	4453100
ECONO FOODS	Registered	2-Dec-86	1419536
SUN MART	Registered	13-Feb-87	7754
SUN MART	Registered	22-Dec-86	12290
SUN MART	Registered	22-Dec-86	12291
SUN MART FOODS	Registered	19-Sep-95	1920466
ECON-O-MART	Registered	13-Feb-87	7753
ECONOMART	Registered	12-Sep-90	N
COPYRIGHT	Registered	5-Apr-98	439939
OUR FAMILY FOODS	Registered	28-Jul-92	1704384
OPPOSITION	Filed	21-Oct-91	85608
PRAIRIE MARKET	Registered	9-Oct-91	N
MORE CARD	Registered	30-Dec-97	2124886
LABELS FOR LEARNING	Registered	1-Nov-11	4048821
ECONOMART	Registered	28-Jun-94	1842143
FLOWERS TOO	Registered	8-Nov-94	1862117
ECONO CARD	Registered	21-Oct-97	2106491
NASH FINCH COMPANY	Registered	29-Jul-97	2083413
MISCELLANEOUS DESIGN (WHEAT)	Registered	11-Mar-97	2043240
ECONO STOP	Registered	12-Aug-97	2087329
THE FRESH PLACE	Registered	1-Jul-97	2075552
OUR BEST FOR YOU	Registered	20-Jul-99	2263186

FTC EXPRESS	Registered	20-Jun-00	2359406
FAMILY THRIFT CENTER & DESIGN	Registered	13-Nov-01	2505778
SUN MART & DESIGN	Registered	1-Aug-00	2373954
OUR SIGNATURE	Registered	22-Oct-02	2639523
NASHNET	Registered	19-Feb-02	2541514
YOU’RE IN, YOU’RE OUT... YOU’RE HOME	Registered	6-Nov-01	2504202
COPYRIGHT	Registered	5-Apr-89	439939
COPYRIGHT	Registered	24-Jan-83	154187
PERFORMANCE DRIVEN	Registered	2-Jul-02	2588431
VALUE CHOICE	Registered	12-Sep-06	3142745
VALUE CHOICE	Registered	4-Apr-06	3075466
OUR FAMILY	Registered	25-Feb-03	2690200
AVANZA	Registered	29-Jul-03	2744438
AVANZA SUPERMARKET	Registered	29-Jul-03	2744439
MISCELLANEOUS DESIGN (3D ROOSTER)	Registered	7-Sep-04	2880803
NASH BROTHERS TRADING COMPANY—ASSUMED NAME	Registered	19-Dec-08	3128765
NASH BROTHERS TRADING COMPANY	Registered	10-Jul-12	4172001
FEEDING IMAGINATION	Registered	24-Jul-07	3267528
FEEDING IMAGINATION A NASH FINCH EDUCATIONAL PROGRAM & DESIGN	Registered	2-Oct-07	3300703
OPERATION FRESH START & DESIGN	Registered	15-Jan-08	3367873
WELL BALANCED	Registered	7-Jul-09	3652785
FRUITY PLANETS	Registered	10-Mar-09	3585432
ULTIMATEFRESH & DESIGN	Registered	30-Sep-08	3509828
WELL BALANCED KIDS	Registered	15-Dec-09	3726110
FRUITY CRUNCHY CRISPS	Registered	28-Jul-09	3662145
COCOA CRUNCHY CRISPS	Registered	28-Jul-09	3662146
CINNAMON SWIRL BITES	Registered	28-Jul-09	3662147
GRAHAM CRACKER BITES	Registered	2-Feb-10	3745528
HONEY BEE CRUNCH	Registered	14-Apr-09	3607275
PIRATES TREASURE	Registered	7-Apr-09	3604012
WELL BALANCED & DESIGN	Registered	29-Dec-09	3732071
WELL BALANCED KIDS & DESIGN	Registered	20-Jul-10	3822387
FAMILY FRESH MARKET	Registered	12-May-09	3618392

LEWIS THE BOOKWORM	Registered	3-Nov-09	3704121
MICELLANEOUS DESIGN	Registered	1-Sep-09	3675162
FEED YOUR SENSES	Registered	3-Mar-09	3582754
OUR SIGNATURE SERVICE	Registered	3-Mar-09	3582755
NUTRANIMALS	Registered	1-Jan-13	4268474
SUNSHINE FOODS	Registered	11-Dec-08	372333
SUNSHINE FOODS	Registered	11-Dec-08	N
SUNSHINE	Registered	23-May-07	N
NASH FINCH STORE CORE	Registered	20-Apr-10	3776932
NASH FINCH STORE CORE & DESIGN	Registered	20-Apr-10	3776933
4 CORNER CRUNCH	Registered	18-May-10	3791332
COOKIE BLAST BITES	Registered	17-Aug-10	3834139
COCOA CABOODLES	Registered	18-Jan-11	3906379
MADE FROM REAL INGREDIENTS. PRICED FOR REAL VALUE.	Filed	23-Nov-10	85/183342
SAVERS CHOICE	Registered	6-Mar-12	4109968
BLUEBERRY SWIRL BITES	Registered	15-Jan-13	4277437
SUNMART EXPRESS	Registered	30-Oct-12	4232391
OUR FAMILY FOODS	Filed	9-Sep-11	85/418412
STICKER SHOCK & DESIGN	Registered	12-Mar-13	4302375
HEALTHY EATING MATTERS & DESIGN	Filed	3-Feb-12	85/533758
HEALTHY EATING MATTERS & DESIGN	Registered	19-Feb-13	4293509
OUR FAMILY QUALITY SINCE 1904 & TREE DESIGN	Filed	20-Jan-12	10444967
OUR FAMILY QUALITY SINCE 1904 & TREE DESIGN	Filed	20-Jan-12	10444966
OUR FAMILY QUALITY SINCE 1904 & TREE DESIGN	Registered	28-Mar-13	10444965
OUR FAMILY QUALITY SINCE 1904 & TREE DESIGN	Registered	28-Mar-13	10444964
WELL BALANCED & DESIGN	Filed	13-Apr-12	85/597576
BAG ‘N SAVE	Registered	13-Dec-05	3027928
BAG ‘N SAVE	Registered	12-Mar-09	10121003
BAG ‘N SAVE SUPERMARKETS	Registered	12-Mar-09	10121004
GAS EXPRESS	Registered	28-Jun-04	10060250
MISCELLANEOUS CHILI PEPPER DESIGN	Registered	8-May-07	3239358
NO FRILLS	Registered	1-May-07	3236817

NO FRILLS FRESCO	Registered	22-Dec-09	3729093
NO FRILLS FRESH	Registered	10-Mar-09	3585655
ME TOO! & DESIGN	Filed	85/905456	85/905456
BECAUSE NO MATTER THE FAMILY, YOU’RE OUR FAMILY	Filed	85/863330	85/863330
OUR FAMILY & DESIGN	Filed	85/905473	85/905473
PB COCOA PLANETS	Filed	86/025121	86/025121
ICY BLAST	Filed	86/033540	86/033540
NUESTRA FAMILIA SUPERMERCADO	Filed	86/033535	86/033535
ME TOO!	Filed	85/905450	85/905450
NASH BROTHERS TRADING COMPANY	Registered	08-Nov-11	1249514 (Mexico)
NASH BROTHERS TRADING COMPANY	Registered	25-Apr-12	1281572 (Mexico)
NASH BROTHERS TRADING COMPANY	Registered	25-Nov-11	1254368 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	09-Feb-12	1265939 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	20-Apr-12	12080495 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	09-Feb-12	1265937 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	08-Feb-12	1265689 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	20-Apr-12	1280494 (Mexico)
NASH BROTHERS TRADING COMPANY & Design	Registered	08-Feb-12	1265687 (Mexico)
OUR FAMILY	Registered	21-Dec-11 (Notice of Allowance)	42011005488 (Philippines)
OUR FAMILY	Registered	21-Dec-11 (Notice of Allowance)	42011005487 (Philippines)

Super Food Services, Inc.

Copyright	Status	Filing Date/ Appl. Date	Reg. No./ Application No.
Super Baker self analysis guide: for store owners and store managers	Registered	Dec-5-1983	TX0001243764
We’ve got the goods	Registered	Jul-26-84	TX0001396090

Trademark	Status	Filing Date/ Appl. Date	Reg. No./ Application No.
Fame	Registered	Feb-3-1970	0885582
Fame	Registered	Feb-24-1970	0886821
Fame (Stylized)	Registered	Jan-3-1933	0300045

Domain Name

Domain Name	Owner
spartanstores.us	Spartan Stores
avanzastores.com	Nash-Finch Company
avanzasupermarket.com	Nash-Finch Company
buynsavestores.com	Nash-Finch Company
crazy4savings.com	Nash-Finch Company
dewyfresh.com	Nash-Finch Company
econofoods.com	Nash-Finch Company
econo-foods.com	Nash-Finch Company
familychoicemarket.com	Nash-Finch Company
familychoicemarkets.com	Nash-Finch Company
familyfreshmarket.com familythriftctr.com	Nash-Finch Company
feedingimagination.org foodbonanza.com	Nash-Finch Company

foodpride.com	Nash-Finch Company
food-pride.com	Nash-Finch Company
foodprideonline.com	Nash-Finch Company
gemvalleyfoods.com	Nash-Finch Company
igagrocer.com	Nash-Finch Company
magnifymysavings.com	Nash-Finch Company
magnifythesavings.com	Nash-Finch Company
mflgrocery.com	Nash-Finch Company
nashbros.com	Nash-Finch Company
nashbrotherstrading.com	Nash-Finch Company
nashfinch-ethics.com	Nash-Finch Company
nashfinch.co	Nash-Finch Company
nashfinch.com	Nash-Finch Company
nashfinch.mobi	Nash-Finch Company
nashfinch.net	Nash-Finch Company
nashfinch.org	Nash-Finch Company
nashfinchcompany.com	Nash-Finch Company
nashfinchcompany.net	Nash-Finch Company
nashfinchcompany.org	Nash-Finch Company
nashfinchvpn.com	Nash-Finch Company
nashnet.net	Nash-Finch Company
nashnettest.net	Nash-Finch Company
nfcbrands.com	Nash-Finch Company
nfcfoundation.org	Nash-Finch Company
nfcimagecenter.com	Nash-Finch Company
nfdigitaluniversity.com	Nash-Finch Company
our-signature.com	Nash-Finch Company
ourfamilycoupons.com	Nash-Finch Company
ourfamilyfoods.com	Nash-Finch Company
performance-driven.com	Nash-Finch Company
picknsavefoods.com	Nash-Finch Company
pigcoupons.com	Nash-Finch Company
prairiemarket.com	Nash-Finch Company
proofexpress.com	Nash-Finch Company
saveatiga.com	Nash-Finch Company
saverschoice.com	Nash-Finch Company
saverschoicemarket.com	Nash-Finch Company
shopftc.com	Nash-Finch Company
storebrandsimages.com	Nash-Finch Company
sunmartfoods.com	Nash-Finch Company
valuechoicefoods.com	Nash-Finch Company
wholesalefoodoutlet.com	Nash-Finch Company

Patent

Entity	Country	Status	Appl. No.	Appl. Date	Title
Prevo’s Family Markets, Inc.	United States	Filed	12/582412	10/20/2009	METHOD OF VALIDATING A DISCOUNT OFFER

Licenses

The Companies license Intellectual Property to and from other Companies from time to time. The Companies license Intellectual Property from other Persons from time to time in the ordinary course of business. The Companies also license owned Intellectual Property to other Persons from time to time in the ordinary course of business.

SCHEDULE 8.12

to

INFORMATION CERTIFICATE

Subsidiaries; Affiliates; Investments

A. Subsidiaries4 (More than 50% owned by Company indicated)

Company	Subsidiary	Jurisdiction of Incorporation	Percentage Owned
Spartan Stores, Inc.	Spartan Stores Distribution, LLC	Michigan	100

Spartan Stores, Inc.	Market Development, LLC	Michigan	99

Spartan Stores, Inc.	Seaway Food Town, Inc.	Michigan	100

Spartan Stores, Inc.	Spartan Stores Associates, LLC	Michigan	99

Spartan Stores, Inc.	Nash-Finch Company	Delaware	100

Family Fare, LLC	Prevo’s Family Markets, Inc.	Michigan	100

Prevo’s Family Markets, Inc.	MSFC, LLC	Michigan	100

Seaway Food Town, Inc.	Spartan Properties Management, Inc.	Ohio	100

Seaway Food Town, Inc.	Valley Farm Distributing Co.	Ohio	100

Seaway Food Town, Inc.	Custer Pharmacy, Inc.	Michigan	100

Seaway Food Town, Inc.	Gruber’s Real Estate, LLC	Michigan	100

Seaway Food Town, Inc.	The Pharm of Michigan, Inc.	Michigan	100

Seaway Food Town, Inc.	Family Fare, LLC	Michigan	100

[4]	The indicated subsidiaries and ownership are shown as of the effective time of the Nash-Finch merger.

Seaway Food Town, Inc.	Spartan Stores Fuel, LLC	Michigan	100

Nash-Finch Company	Nash Brothers Trading Company	Delaware	100

Nash-Finch Company	T.J. Morris Company	Georgia	100

Nash-Finch Company	Super Food Services, Inc.	Delaware	100

Nash-Finch Company	U Save Foods, Inc.	Nebraska	100

Nash-Finch Company	Hinky Dinky Supermarkets, Inc.	Nebraska	100

Nash-Finch Company	GTL Truck Lines, Inc.	Nebraska	100

Nash-Finch Company	Erickson’s Diversified Corporation	Wisconsin	100

Nash-Finch Company	Grocery Supply Acquisition Corp.	Delaware	100

Super Food Services, Inc.	Whitton Enterprises, Inc.	Ohio	66.667

Erickson’s Diversified Corporation	Fresh City Market LLC	Wisconsin	82

B. Affiliates (Less than 50% Owned by Company)

Company	Affiliate	Jurisdiction of Incorporation	Percentage Owned
Nash-Finch Company	Variety Distributors, Inc.	Missouri	0.002

C. Affiliates (Subject to common ownership with Company)

Company	Affiliate	Jurisdiction of Incorporation	Parent	Percentage Owned
Prevo’s Family Markets, Inc.	Market Development, LLC	Michigan	Spartan Stores, Inc.	1

Prevo’s Family Markets, Inc.	Spartan Stores Associates, LLC	Michigan	Spartan Stores, Inc.	1

D. Shareholders of Spartan Stores, Inc. with more than 10%

None.

SCHEDULE 8.13

to

INFORMATION CERTIFICATE

Labor Matters

1.	Spartan Stores, Inc., and General Teamsters Local Union No. 406 have an existing collective bargaining agreement that expires on October 13, 2015.

2.	Nash-Finch Company and certain unions have collective bargaining or similar contracts covering certain distribution units as follows:

Distribution Center	Covered Unit	Teamster Local	Contract Expiration Dates
Lima	Drivers	908	1/30/2016
Lima	Warehouse	908	1/30/2016
Cincinnati	Drivers	100	10/6/2013
Cincinnati	Warehouse	100	9/12/2015
Bellefontaine	Warehouse	908	2/22/2014
Bellefontaine	Transportation	908	3/1/2014
Bellefontaine GM Specialty	Warehouse	908	2/23/2014
Westville	Warehouse/Drivers	135	5/3/2014
Norfolk	Drivers	822	4/23/2016
Columbus	Drivers	528	Unknown
Grand Rapids	Warehouse/Drivers	406	10/10/2015

SCHEDULE 8.15

to

INFORMATION CERTIFICATE

Material Contracts

Company	Name of Agreement	Parties to Agreement	Date of Expiration/Termination
1. Spartan Stores, Inc.	Teamsters Contract	General Teamsters Local Union No 406	October 13, 2015

2. Spartan Stores Distribution, LLC	Supply Agreement	Martin’s Supermarkets, Inc.	June 2017

3. See the Nash-Finch company union contracts set forth in Schedule 8.14 to the Information Certificate

4. Nash-Finch Merger Agreement

SCHEDULE 9.9

to

INFORMATION CERTIFICATE

Existing Indebtedness

Obligations Owing to Landlords by Family Fare, LLC, as Tenant,

For Parking Lot Improvements

Landlord	Company	Description	October 12, 2013
			Long-Term Debt	Current Debt	Total Debt
Catt Realty	Family Fare	#1515 Parking Lot	46,000	7,000	53,000
Catt Realty	Family Fare	#1513 Parking Lot	52,000	6,000	58,000
Catt Realty	Family Fare	#1507 Parking Lot	24,000	3,000	27,000
Byron Center	Family Fare	#119 Parking Lot	1,000	10,000	11,000
Universal Land	Family Fare	Parking Lot	—	7,000	7,000
Standish Plaza Assoc.	Family Fare	Parking Lot	19,000	4,000	23,000
Gladwin	Family Fare	Parking Lot	12,000	3,000	15,000
Universal Land	Family Fare	Parking Lot	32,000	4,000	36,000

Exhibit D-1

D-1-1

Spartan Stores, Inc.

Consolidating Balance Sheets

April 28, 2012

	Consolidated	Eliminations	Distribution Segment	Retail Segment	Military Segment	Discontinued Operations
ASSETS
Current assets
Cash and cash equivalents
Accounts receivable
Intercompany accounts receivable
Inventories
Prepaid expenses and other current assets
Deferred taxes on income
Property and equipment held for sale

Total current assets
Other assets
Goodwill
Deferred taxes on income
Other

Total other assets
Property and equipment
Land and improvements
Buildings and improvements
Equipment

Total property and equipment
Less accumulated depreciation and amortization

Net property and equipment

Total assets

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable
Intercompany accounts payable
Accrued payroll and benefits
Other accrued expenses
Current portion of restructuring costs
Current maturities of long-term debt

Total current liabilities
Other long-term liabilities
Restructuring costs
Deferred taxes
Postretirement benefits
Long-term debt
Shareholders’ equity
Common stock
Additional paid-in capital
Deferred stock-based compensation
Accumulated other comprehensive loss
Retained earnings (accumulated deficit)

Total shareholders’ equity

Total liabilities and shareholders’ equity

Total Assets - Segment Detail
Total assets per balance sheet
Add: Distribution / Retail Intercompany Elims
Subtract: Intercompany balances per Other Assets
Intercompany A/R

Transfer elims to Grocery Distribution

D-1-2

	Consolidated	Eliminations	Distribution Segment	Retail Segment	Military Segment	Discontinued Operations
Net sales
Cost of sales
Cost of goods sold
Center store shrink
Market gains
LIFO expense

Cost of sales

Gross margin
Operating expenses
Warehousing
Store labor
SBT expense
Other selling, general and administrative
Restructuring, asset impairment and other
Depreciation and amortization
Loss on disposal of assets

Total operating expenses
Operating earnings
Non-operating expense (income)
Interest expense
Non-cash convertible debt interest
Interest income
Royalty expense (income)
Intercompany leasing mark-up
Other, net

Total non-operating expense, net

Earnings (loss) before income taxes and other
Income taxes
Michigan BIT
Michigan GRT
Michigan credits
Ohio state tax
Federal

Total income taxes

Earnings (loss) from continuing operations
Earnings (loss) from discontinued operations

Net earnings (loss)

Effective tax rate

D-1-3

Exhibit D-2

D-2-1

Spartan Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

($000s)

ASSETS
Current assets
Cash and cash equivalents
Accounts receivable, net
Intercompany accounts receivable
Inventories
Prepaid expenses and other current assets
Deferred taxes on income
Property and equipment held for sale

Total current assets
Other assets
Goodwill, net
Deferred taxes on income
Other, net

Total other assets
Property and equipment
Land and improvements
Buildings and improvements
Equipment

Total property and equipment
Less accumulated depreciation and amortization

Net property and equipment

Total assets

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable
Intercompany accounts payable
Accrued payroll and benefits
Other accrued expenses
Current portion of restructuring costs
Current maturities of long-term debt

Total current liabilities
Other long-term liabilities
Restructuring costs
Deferred taxes
Postretirement benefits
Long-term debt

Total long-term liabilities
Shareholders’ equity
Common stock, voting, no par value; authorized 50,000 shares; outstanding 21,803 and 22,215 shares
Preferred stock, no par value, authorized 10,000 shares; no shares outstanding
Deferred stock-based compensation
Accumulated other comprehensive loss
Retained earnings

Total shareholders’ equity

Total liabilities and shareholders’ equity

D-2-2

Spartan Stores, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited)

($000s, except per share amounts)

Net sales
Cost of sales
Gross margin

Operating expenses
Selling, general and administrative
Restructuring, asset impairment and other
Depreciation and amortization
Loss on disposal of assets

Total operating expenses
Operating earnings
Non-operating expense (income)
Interest expense
Non-cash convertible debt interest
Other, net

Total non-operating expense, net

Earnings before income taxes and discontinued operations Income taxes

Earnings from continuing operations
Income/(Loss) from discontinued operations, net of taxes

Net earnings

Basic earnings per share:
Earnings from continuing operations
Loss from discontinued operations

Net earnings

Diluted earnings per share:
Earnings from continuing operations
Loss from discontinued operations

Net earnings

Weighted average shares outstanding:
Basic

Diluted

D-2-3

Spartan Stores, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity

(Unaudited)

($000s)

	Shares Outstanding	Common Stock	Deferred Stock-Based Compensation	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total
Balance - March 27, 2010
Comprehensive earnings, net of tax:
Net earnings for fiscal 2011
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
Pension curtailment income

Total comprehensive earnings
Dividends ($.20 per share)
Repurchase of equity component of convertible debt, net of tax
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

Balance - March 26, 2011
Net earnings for fiscal 2012
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
SWAP Termination

Total comprehensive earnings
Dividends ($.26 per share)
Share repurchase
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

Balance - March 31, 2012
Net earnings for fiscal 2013
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
SWAP Termination

Total comprehensive earnings
Dividends ($.24 per share)
Share repurchase
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

April 28, 2012

D-2-4

Spartan Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flow

(Unaudited)

($000s)

Cash flows from operating activities
Net earnings
Loss from discontinued operations, net of tax

Earnings from continuing operations
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash restructuring, asset impairment and other
Non-cash convertible debt interest
Depreciation and amortization
LIFO Income - Warehouse Consolidation
LIFO (income) / expense
Postretirement benefits expense
Deferred taxes on income
Stock-based compensation expense
Excess tax benefit on stock compensation
Gain on repurchase of convertible notes
(Gain) / loss on disposal of assets
Other, net
Changes in operating assets and liabilities:
Accounts receivable
Inventories
Prepaid expenses and other assets
Accounts payable
Accrued payroll and benefits
Postretirement benefits payments
Other accrued expenses and other liabilities

Net cash provided by operating activities
Cash flows from investing activities
Purchases of property and equipment
Proceeds from the sale of assets
Other

Net cash used in investing activities
Cash flows from financing activities
Net proceeds from (payments on) revolver
Share repurchase
Repurchase of convertible notes
Repayment of other long-term debt
Excess tax benefit on stock compensation
Proceeds from sale of common stock
Dividends paid

Net cash used in financing activities

Discontinued operations:
Net cash used in operating activities
Net cash used in investing activities
Net cash used in financing activities

Net cash used in discontinued operations

Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period

Cash and cash equivalents at end of period

D-2-5

EXHIBIT E

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wells Fargo Capital Finance, LLC,

as Administrative Agent

One Boston Place

Boston, Masschusetts 02108

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of                     , a                     corporation,                     , a                     corporation and                     , a                     corporation (collectively, “Borrowers”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Loan and Security Agreement, dated November 19, 2013, by and among Wells Fargo Capital Finance, LLC, as agent for the financial institutions party thereto as lenders (in such capacity, “Administrative Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrowers and certain of their affiliates (as amended, modified or supplemented, from time to time, the “Loan Agreement”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal four (4) week period.

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal four (4) week period, and I have no knowledge of the existence and continuance on the Effective Date, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of the immediately preceding fiscal four (4) week period, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

E-1

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)	Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)	Materially adversely changed the terms upon which it sells goods (including sales on consignment) or provides services.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

5. Attached hereto as Schedule III are the calculations used in determining whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.18 of the Loan Agreement for such fiscal period.

6. The foregoing certifications are made and delivered this day of                     , 20        .

Very truly yours,

By:

Title:

E-2

EXHIBIT F

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Commitments

Lender	Total Commitment	Tranche A Commitment	Tranche A-1 Commitment	Tranche A-2 Commitment
Wells Fargo Capital Finance, LLC	$250,000,000	$200,000,000	$20,000,000	$30,000,000
Bank of America, N.A.	$240,000,000	$200,000,000	$15,000,000	$25,000,000
BMO Harris Bank, N.A.	$87,500,000	$80,000,000	$2,500,000	$5,000,000
Union Bank, N.A.	$82,500,000	$80,000,000	$2,500,000	$0
U.S. Bank National Association	$72,500,000	$72,500,000	$0	$0
Fifth Third Bank	$67,500,000	$67,500,000	$0	$0
RBS Citizens Business Capital, a Division of RBS Citizens, N.A.	$65,000,000	$65,000,000	$0	$0
JPMorgan Chase Bank, N.A.	$65,000,000	$65,000,000	$0	$0
Regions Bank	$40,000,000	$40,000,000	$0	$0
PNC Bank, National Association	$30,000,000	$30,000,000	$0	$0
Total	$1,000,000,000	$900,000,000	$40,000,000	$60,000,000

F-1

EXHIBIT G

to

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

SOLVENCY CERTIFICATE

of

SPARTAN STORES, INC. AND ITS SUBSIDIARIES

November 19, 2013

Pursuant to the Amended and Restated Loan and Security Agreement, dated of even date herewith (the “Loan Agreement”), the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of Spartan Stores, Inc. (the “Company”), and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Credit Facility, the Nash-Finch Merger and the transactions reasonably contemplated thereby, including the making of any Loans and the issuance of any Letter of Credit Accommodations under the Loan Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(a) the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b) the present fair saleable value of the property of the Company and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d) the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

The undersigned is familiar with the business and financial position of the Company and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and its Subsidiaries after consummation of the transactions contemplated by the Loan Agreement.

G-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Company, on behalf of the Company, and not individually, as of the date first stated above.

SPARTAN STORES, INC.

By:
Name:
Title:

G-2

SCHEDULE 1.51

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Real Property

	Property Name	Address	City	State
1.	McCook, NE Schmick’s	212 Westview Plaza (North Highway 83)	McCook	NE

2.	Fargo, ND #116 Parking	720 N. University	Fargo	ND

3.	Cannon Falls, MN #356	108 - 4th Street N	Cannon Falls	MN

4.	Hutchinson, MN EF #333	205 Washington Avenue E	Hutchinson	MN

5.	Northfield, MN EF #330	601 Division Street S	Northfield	MN

6.	Red Wing, MN EF #328	615 Main Street	Red Wing	MN

7.	St. Peter, MN EF #331	612 South Minnesota Avenue	St. Peter	MN

8.	West Fargo, ND SM #103	1100 13th Avenue East	West Fargo	ND

9.	Auburn, NE SM #728	2428 Dahlke Avenue	Auburn	NE

10.	Kearney, NE SM #765	3920 2nd Ave.	Kearney	NE

11.	North Platte, NE SM #766	601 East Francis Street	North Platte	NE

12.	Ogallala, NE SM #270	303 West 1st Street	Ogallala	NE

13.	Seward, NE SM #725	511 Bradford Street	Seward	NE

14.	Wahoo, NE SM #727	1036 N. Chestnut	Wahoo	NE

15.	Barron, WI EF #325	622 Lasalle Avenue	Barron	WI

16.	Hudson, WI Family Fresh Mkt #344	2351 Coulee Road	Hudson	WI

17.	New Richmond, WI Family Fresh Market #321	110 West 4th Street	New Richmond	WI

18.	Somerset, WI EF #324	107 Parent Street	Somerset	WI

19.	Ottumwa, IA Former FB #507	522 N Hancock	Ottumwa	IA

20.	Monmouth, IL Former EF #551	201 N. 11th	Monmouth	IL

21.	St. Cloud, MN Warehouse #7	360 Hoffman Court	St. Cloud	MN

22.	Fargo, ND Warehouse #38	3030 Main Avenue	Fargo	ND

23.	Minot, ND Warehouse #35	1425 Burdick Express Way West	Minot	ND

24.	Omaha, NE Whse #40	7401 F Street	Omaha	NE

25.	Cincinnati, OH Warehouse #64	6300 Creek Rd.	Blue Ash	OH

26.	Oklahoma City, OK Whse #939	5900 S. Hattie Avenue	Oklahoma City	OK

27.	Rapid City, SD Whse #51	1313 E. St. Patrick St.	Rapid City	SD

28.	Sioux Falls, SD Whse #54	1300 W. Elkhorn Ave.	Sioux Falls	SD

29.	Bluefield, VA Warehouse #917	2120 Falls Mills Road	Bluefield	VA

30.	Oklahoma City, OK Future Dry Whse #939	1101 SE 59th Street	Oklahoma City	OK

	Property Name	Address	City	State
31.	River Falls, WI EF #322	303 S. Main Street	River Falls	WI

32.	Galesburg, IL Former EF #517	962 East Main St.	Galesburg	IL

33.	Pensacola, FL Whse #927	4150 West Blount Street	Pensacola	FL

34.	Cedar Rapids, IA Warehouse #1	1201 Blairs Ferry Rd.	Cedar Rapids	IA

35.	Devils Lake, ND	US Hwy 2 & State Hwy 20	Devils Lake	ND

36.	Clear Lake, IA EF #511	20 S. 4th Street	Clear Lake	IA

37.	Falls City, NE SM #734	1900 Harlan Street	Falls City	NE

38.	Bellefontaine, OH Warehouse #65/#71	4067 County Road 130	Bellefontaine	OH

39.	Lima, OH Warehouse #58	1100 Prosperity Road	Lima	OH

40.	Junction City, KS	2925 Industrial Street	Junction City	KS

41.	Bridgeport, MI Whse Land	2800 Stanton and 3000 Tatham	Bridgeport	MI

42.	Rapid City, SD FTC #253	1516 E. St. Patrick St	Rapid City	SD

43.	Durand, WI EF #323	520 W. Main Street	Durand	WI

44.	Bloomington, IN Whse #938	311 North Curry Pike	Bloomington	IN

45.	Westville, IN Warehouse #59	6500 S. US Hwy 421	Westville	IN

46.	Lumberton, NC Whse #915	off Highway 72 West on Cold Storage Rd	Lumberton	NC

47.	San Antonio, TX Whse #929	2330 Roosevelt Avenue	San Antonio	TX

48.	Norfolk, VA Whse #924	1133 Kingwood Avenue	Norfolk	VA

49.	Edina, MN EOC	7600 France Avenue South	Edina	MN

50.	Holdrege, NE SM #720 Parking	424 McMillan St.	Holdrege	NE

51.	Fergus Falls, MN Holiday #338	1203 West Lincoln	Fergus Falls	MN

52.	Fergus Falls, MN SM #334	1205 West Lincoln	Fergus Falls	MN

53.	Sterling, CO SM #271	217 South Third Avenue	Sterling	CO

54.	Shop-N-Save and Commercial Land	5539-5559 W. US-10	Ludington	MI

55.	VG’s Grocery Store	1341 N M-52	Owosso	MI

56.	Vacant Drug Store	410 Wheeling Street	Oregon	OH

57.	Former Pharmacy/Grocery Store	124 E Front Street	Adrian	MI

58.	Rite Aid	801 Dixie Highway	Rossford	OH

59.	Vacant Land #7	851-859 E. Jefferson Street	Plymouth	IN

60.	D & W Knapp’s Crossing	2022 Apple Orchard Avenue	Grand Rapids	MI

61.	Spartan Distribution Center	850 76th Street SW	Byron Center	MI

62.	Warehouse Facility	800 & 1020 Ford Street	Maumee	OH

	Property Name	Address	City	State
63.	Warehouse Facility	4223 South Avenue	Toledo	OH

64.	Family Fare Quick Stop #1	7599 Clyde Park Avenue	Byron Center	MI

65.	Family Fare Quick Stop #2	2760 Port Sheldon Street	Georgetown Township	MI

66.	Family Fare Quick Stop #3	997 Butternut Drive	Holland Township	MI

67.	Family Fare Fuel Center	1600 28th Street SW	Wyoming	MI

68.	D & W Grocery Store	151 W Grand River Avenue	Williamston	MI

69.	Vacant Land #1	SWC Burlingame Avenue & 84th Street	Byron Center	MI

70.	Vacant Land #2	2141 Parkview Avenue	Kalamazoo	MI

71.	Vacant Land #2	2142 Logan Avenue	Kalamazoo	MI

72.	Vacant Land #2	3303 Kent Avenue	Kalamazoo	MI

73.	Vacant Land #3	W Vienna Road/N Jennings Road	Vienna Township	MI

74.	Vacant Land #4	N Beecher Road, E Elms Road	Flint Township	MI

75.	Vacant Land #5	W of Holly Rd/S of Industrial Park Drive	Grand Blanc	MI

76.	Bag’N Save #1	1826 Vinton Street	Omaha	NE

77.	Bag’N Save #2	5101 Harrison Street	Bellevue	NE

78.	Bag’N Save #3	7646 Dodge Street Cross Roads Plaza	Omaha	NE

79.	Bag’N Save #4	2650 N. 90th Street	Omaha	NE

80.	Bag’N Save #5	770 N. 114th Street	Omaha	NE

81.	Bag’N Save #6	2011 N. 156th Street	Omaha	NE

82.	No Frills Q Street	3548 Q Street	Omaha	NE

83.	Summart	214 W. 4th Street	Holdrege	NE

84.	Vacant Land #6	NEC Hwy 34 & S221st St.	Glenwood	IA

85.	Vernal Pike Warehouse	3963 W. Vernal Pike	Bloomington	IN

SCHEDULE 1.97

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Freight Forwarders

None.

SCHEDULE 1.136

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Mortgages

	Address	City	ST	Zip Code
1.	212 Westview Plaza (North Highway 83)	McCook	NE	69001

2.	720 N. University	Fargo	ND	58102

3.	108 - 4th Street N	Cannon Falls	MN	55009

4.	205 Washington Avenue E	Hutchinson	MN	55350

5.	601 Division Street S	Northfield	MN	55057

6.	615 Main Street	Red Wing	MN	55066

7.	612 South Minnesota Avenue	St. Peter	MN	56082

8.	1100 13th Avenue East	West Fargo	ND	58078

9.	2428 Dahlke Avenue	Auburn	NE	68305

10.	3920 2nd Ave.	Kearney	NE	68847

11.	601 East Francis Street	North Platte	NE	69101

12.	303 West 1st Street	Ogallala	NE	69153

13.	511 Bradford Street	Seward	NE	68434

14.	1036 N. Chestnut	Wahoo	NE	68066

15.	622 Lasalle Avenue	Barron	WI	54812

16.	2351 Coulee Road	Hudson	WI	54016

17.	110 West 4th Street	New Richmond	WI	54017

18.	107 Parent Street	Somerset	WI	54025

19.	522 N Hancock	Ottumwa	IA	52501

20.	201 N. 11th	Monmouth	IL	61462

21.	360 Hoffman Court	St. Cloud	MN	56302

22.	3030 Main Avenue	Fargo	ND	58108

23.	1425 Burdick Express Way West	Minot	ND	58701

24.	7401 F Street	Omaha	NE	68127

25.	6300 Creek Rd.	Blue Ash	OH	45242

26.	5900 S. Hattie Avenue	Oklahoma City	OK	73129

27.	1313 E. St. Patrick St.	Rapid City	SD	57701

28.	1300 W. Elkhorn Ave.	Sioux Falls	SD	57101

29.	2120 Falls Mills Road	Bluefield	VA	24605

30.	1101 SE 59th Street	Oklahoma City	OK	73129

31.	303 S. Main Street	River Falls	WI	54022

32.	962 East Main St.	Galesburg	IL	61401

33.	4150 West Blount Street	Pensacola	FL	32505

34.	1201 Blairs Ferry Rd.	Cedar Rapids	IA	52406

35.	US Hwy 2 & State Hwy 20	Devils Lake	ND	58301

36.	20 S. 4th Street	Clear Lake	IA	50428

37.	1900 Harlan Street	Falls City	NE	68355

38.	4067 County Road 130	Bellefontaine	OH	43311

39.	1100 Prosperity Road	Lima	OH	45801

40.	2925 Industrial Street	Junction City	KS	66441

41.	2800 Stanton and 3000 Tatham	Bridgeport	MI	48722

42.	1512 and 1516 East Saint Patrick Street, 1802, 1804 and 1806 Campbell Street), Rapid City, Pennington County, South Dakota 57703	Rapid City	SD	57701

43.	520 W. Main Street	Durand	WI	54736

44.	311 North Curry Pike	Bloomington	IN	47404

45.	6500 S. US Hwy 421	Westville	IN	46391

46.	off Highway 72 West on Cold Storage Rd	Lumberton	NC	28358

47.	2330 Roosevelt Avenue	San Antonio	TX	78210

48.	1133 Kingwood Avenue	Norfolk	VA	23509

49.	7600 France Avenue South	Edina	MN	55435

50.	424 McMillan St.	Holdrege	NE	68949

51.	1203 West Lincoln	Fergus Falls	MN	56537

52.	1205 West Lincoln	Fergus Falls	MN	56537

53.	217 South Third Avenue	Sterling	CO	80751

54.	1826 Vinton Street	Omaha	NE	68108

55.	5101 Harrison Street	Bellevue	NE	68157

56.	7646 Dodge Street CrossRoads Plaza	Omaha	NE	68114

57.	2650 N 90th Street	Omaha	NE	68134

58.	770 N 114th Street	Omaha	NE	68145

59.	2011 N 156th Street	Omaha	NE	68116

60.	3548 Q Street	Omaha	NE	68107

61.	214 W 4th Street	Holdrege	NE	68949

62.	NEC Hwy 34 & S221st Street	Glenwood	IA	51534

63.	5539-5559 W. US-10	Ludington	MI	49431

64.	1341 N M-52	Owosso	MI	48867

65.	410 Wheeling Street	Oregon	OH	43616

66.	124 E Front Street	Adrian	MI	49221

67.	801 Dixie Highway	Rossford	OH	43460

68.	851-859 E. Jefferson Street	Plymouth	IN	46563

69.	2022 Apple Orchard Avenue	Grand Rapids	MI	48525

70.	850 76th Street SW	Byron Center	MI	49315

71.	4223 South Avenue	Toledo	OH	43615

72.	7599 Clyde Park Avenue	Byron Center	MI	49315

73.	2760 Port Sheldon Street	Georgetown Township	MI	49428

74.	997 Butternut Drive	Holland Township	MI	49424

75.	1600 28th Street SW	Wyoming	MI	49519

76.	151 W Grand River Avenue	Williamston	MI	48895

77.	SWC Burlingame Avenue & 84th Street	Byron Center	MI	49315

78.	2142 Logan Avenue	Kalamazoo	MI	49008

79.	2141 Parkview Avenue	Kalamazoo	MI	49008

80.	3303 Kent Avenue	Kalamazoo	MI	49008

81.	W Vienna Road/N Jennings Road	Vienna Township	MI	48420

82.	N Beecher Road, E Elms Road	Flint Township	MI	48532

83.	W of Holly Rd/S of Industrial Park Drive	Grand Blanc	MI	48439

84.	800 & 1020 Ford Street	Maumee	OH	43537

85.	3963 Vernal Pike	Bloomington	IN	47,404.0

SCHEDULE 1.145

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Non-Operating Assets

Address	City	State	Description
2800 Stanton Dr. & 3000 Tatham Rd.	Bridgeport	MI	Vacant Land
1201 Blairs Ferry Rd.	Cedar Rapids	IA	Distribution Center
522 Hancock St. N	Ottumwa	IA	Retail Property
205 Washington Ave. E	Hutchinson	MN	Retail Property
962 Main St. E	Galesburg	IL	Retail Property
201 11th St N	Monmouth	IL	Retail Property
1778 84ths St (8451 Burlingame)	Byron Center	MI	Land
4010 W Vienna Rd & 12079 N Jennings Rd	Clio	MI	Land
Beecher Road	Flint	MI	Land
North Holly Road	Grand Blanc	MI	Land
Ludington Corners Shopping Center	Ludington	MI	Shopping Center
5539-5559 West US-10	Ludington	MI	Commercial Land
5539-5559 West US-10	Ludington	MI	Retail Outlot
410 Wheeling St.	Oregon	OH	Pharmacy
Tracy Road & Arbor Drive	Northwood	OH	Industrial Land
124 E. Front Street	Adrian	MI	Pharmacy
801 Dixie Hwy.	Rossford	OH	Pharmacy
Lots 1 & 3	Plymouth	IN	Retail Outlots
800 and 1020 Ford	Maumee	OH	Distribution Center
4223 South Avenue	Toledo	OH	Food Town WH

SCHEDULE 7.1

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Collateral Reporting

The following reports are to be provided together with the delivery of each Borrowing Base Certificate in accordance with Section 7.1(a)(i) of the Agreement: (a) an aging of accounts receivable for each of the Retail Division and the Distribution Division by Military Receivables and Non-Military Receivables, (b) an inventory summary report for each of the Retail Division and the Distribution Division (including cigarette stamp inventory), (c) perpetual inventory reports for the Distribution Division, (d) rolling stock summary reports by location, (e) report of merchandise stock ledger Inventory by Distribution Division and Retail Division, (f) Retail Division Accounts aging report, (g) gift card/gift certificate liability report, (h) customer deposits report, (i) PACA and PASA Reserve report, (j) list of PACA and PASA with payables due to each, (k) stock ledger Inventory by category report, (l) report of damaged, defective and return to vendor Inventory, (m) report of all other ineligible Inventory, (n) report of cigarette stamp Inventory, (o) report of contra Accounts, (p) report of all other ineligible Accounts, (q) report of the average number of prescriptions filled in the immediately preceding twelve (12) month period taken as a whole, (r) the addresses of all new retail store locations (which includes any real property, fixtures, equipment, inventory, and other property related thereto) of Borrowers and Guarantors opened and existing retail Store locations closed or sold, in each case since the date of the most recent Borrowing Base Certificate delivered to Administrative Agent in accordance with Section 7.1(a)(i) of the Agreement, (s) report of any new deposit account established or used by any Borrowers and Guarantors with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report and (t) reconciliation of Accounts and Inventory of Borrowers’ general ledger accounts to their monthly financial statements including any book reserves related to each category.

Only in the event that Excess Availability is less than an amount equal to fifteen (15%) percent of the Total Borrowing Base and such reports are requested by Administrative Agent, as soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of Borrowers and Guarantors as of the Effective Date (but in any event within ten (10) Business Days after the end thereof), reports by retail store location of sales and four wall cash flows for each such retail store location.

As soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of Borrowers and Guarantors as of the Effective Date (but in any event ten (10) Business Days after the end thereof), in each case certified by the chief financial officer, vice president of finance, corporate treasurer, treasurer or controller of Borrowers or Lead Borrower as true and correct: (a) a statement confirming the payment of the aggregate amount of rent and other amounts due to owners and lessors of real property used by Borrowers (other than amounts being contested or disputed in good faith), subject to year-end or monthly percentage rent payment adjustments, (b) the addresses of all new retail store locations of Borrowers and Guarantors opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Administrative Agent containing the information required under this clause, and (c) a report of any new deposit account established or used by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report.

The following reports are to be provided upon Administrative Agent’s request: (a) report of the number of prescriptions filled in the immediately preceding month, the average dollar amount of such prescriptions during such period, and the dollar amount of sales of prescriptions in the preceding period, (b) a statement confirming the payment of the aggregate amount of rent and other amounts due to owners and lessors of real property used by the Borrowers and Guarantors (other than amounts being contested or disputed in good faith), subject to fiscal year-end or fiscal period percentage rent payment adjustments, (c) report on sales and use tax collections, deposits and payments, including a statement confirming the payment of monthly sales and use taxes, (d) list of Borrowers’ customers, including address and contact information (which shall be requested no more than one (1) time in any twelve (12) month period, unless an Event of Default has occurred and is continuing), (e) list of outstanding accounts payable, (f) reports of sales for each category of Inventory, (g) Pennsylvania, Virginia and Washington rent liability report, (h) perishable Inventory report (i.e., Inventory consisting of meat, dairy, cheese, seafood, produce, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory which have a short shelf life), (i) report of Medicare/Medicaid ineligible Accounts, (j) report of Eligible Cash and Cash Equivalents, (k) report of aging, by vendor, of Borrowers’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks, (l) an Account roll-forward for the distribution segments only, with supporting details supplied from sales journals, collection journals, credit registers and any other records, and (m) such other reports as to the Collateral as Administrative Agent may reasonably request.

SCHEDULE 8.9

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

ERISA Matters

None.

SCHEDULE 8.16

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Credit Card Agreements

Credit Card Processor	Borrower
Vantiv	Spartan

PayPal	Spartan

Discover	Spartan

American Express	Family Fare

CTS Holdings (First Data)	Nash-Finch

Pay Pal	Nash-Finch

SCHEDULE 8.17

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Business Associate Agreements

Entity	Business Associate
Family Fare, LLC	McKesson Pharmacy Systems and Automation

Family Fare, LLC	Inmar

Family Fare, LLC	Pleio

Family Fare, LLC	iOmni

Family Fare, LLC	Access Health

Family Fare, LLC	Sentry Data

Family Fare, LLC	Spectrum Health

Family Fare, LLC	OutcomesMTM

Family Fare, LLC	MSA dba ScriptSave

Family Fare, LLC	Armada

Family Fare, LLC	ATEB, Inc.

Family Fare, LLC	Catlina Health Resources

Family Fare, LLC	Hollywood Health Care, dba Logimedix

Family Fare, LLC	Mirixa

Family Fare, LLC	Krames StayWell

Family Fare, LLC	Emdeon

Family Fare, LLC	Relay Health

Family Fare, LLC	Shred It

Family Fare, LLC	SureScripts

Family Fare, LLC	ScriptPro

Family Fare, LLC	Gentex

Family Fare, LLC	Royal Technologies

Family Fare, LLC	Holland Hospital Center for Good Health

Family Fare, LLC	Pharmaceutical Strategies Group

Family Fare, LLC	Metro Hospital

Family Fare, LLC	Merck Vaccines

Family Fare, LLC	Covermymeds.com

Family Fare, LLC	Infowerks

Family Fare, LLC	Automed

Family Fare, LLC	Blue Cross Blue Shield

Family Fare, LLC	Center for Medicare and Medicaid Services

Spartan Stores, Inc.	ASR Health Benefits Corporation

Spartan Stores, Inc.	Navitus

Spartan Stores, Inc.	Cofinity

Spartan Stores, Inc. and Family Fare, LLC	Basic

Spartan Stores, Inc.	Physician Care Network

Spartan Stores, Inc.	HUB International Midwest

Spartan Stores, Inc.	Miller Johnson

Spartan Stores, Inc.	Blue Cross Blue Shield of Michigan

Spartan Stores, Inc.	Delta Dental

Spartan Stores, Inc.	Health Equity

Spartan Stores, Inc.	AonHewitt

Spartan Stores, Inc.	Deloitte

Nash-Finch Company	BSBSMN (Medical)

Nash-Finch Company	SelectAccount (FSA)

Nash-Finch Company	EyeMed (Vision)

Nash-Finch Company	UHC Vision (Union Vision)

Nash-Finch Company	Teladoc (Telemedicine)

Nash-Finch Company	Innotech (Voluntary Benefits)

Nash-Finch Company	US Wellness (Biometrics)

Nash-Finch Company	Starbridge (Limited Benefit Plan)

Nash-Finch Company	ComPsych (EAP)

SCHEDULE 8.18

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Participation Agreements

Entity	Contracting Party
Spartan Stores, Inc.	ASR Health Benefits Corporation

Spartan Stores, Inc.	Navitus

Spartan Stores, Inc.	Cofinity

Spartan Stores, Inc. and Family Fare, LLC	Basic

Spartan Stores, Inc.	Physician Care Network

Spartan Stores, Inc.	HUB International Midwest

Spartan Stores, Inc.	Miller Johnson

Spartan Stores, Inc.	AonHewitt

Spartan Stores, Inc.	Deloitte

Spartan Stores, Inc.	Blue Cross Blue Shield of Michigan

Spartan Stores, Inc.	Health Equity

Spartan Stores, Inc.	Eyemed

Spartan Stores, Inc.	Starbridge

Spartan Stores, Inc.	Encompass

Spartan Stores, Inc. and Nash-Finch Company	Delta Dental

Nash-Finch Company	BSBSMN (Medical)

Nash-Finch Company	SelectAccount (FSA)

Nash-Finch Company	EyeMed (Vision)

Nash-Finch Company	UHC Vision (Union Vision)

Nash-Finch Company	Teladoc (Telemedicine)

Nash-Finch Company	Innotech (Voluntary Benefits)

Nash-Finch Company	US Wellness (Biometrics)

Nash-Finch Company	Starbridge (Limited Benefit Plan)

Nash-Finch Company	ComPsych (EAP)

SCHEDULE 8.23

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Insurance Policies

Spartan Stores, Inc.

Description	Carrier	Deductible/ Retention	Expiration Date
Property Policy	American Guarantee	$1MM Deductible	3/31/2014
General Liability	Greenwich Insurance Company	SIR - $.5MM	3/31/2014
Auto Liability	Greenwich Insurance Company	$0 Deductible medical	3/31/2014
Umbrella Primary	Allied World National Assurance Company	n/a	3/31/2014
Umbrella Excess 1	American Guarantee and Liability Insurance Co	n/a	3/31/2014
Umbrella Excess 2	XL Insurance America Inc	n/a	3/31/2014
Umbrella Excess 3	Liberty Insurance Underwriters	n/a	3/31/2014
Pollution and UST	Chartis Specialty Insurance Company	$.05MM Deductible	4/30/2016
Excess Workers Compensation	Safety National	SIR - $.5MM	3/31/2014
Directors and Officers Primary	C.N.A.	$.25MM/$.5MM Securities	9/15/2014
Directors and Officers Excess 1	RLI	n/a	9/15/2014
Directors and Officers Excess 2	Travelers	n/a	9/15/2014
Directors and Officers Excess 3	AWAC	n/a	9/15/2014
D&O Side A Primary	Beazley	n/a	9/15/2014
D&O Side A Excess	Berkley	n/a	9/15/2014
EPL Primary	Travelers	$.5MM SIR	9/15/2014
EPL Excess	Chubb	n/a	9/15/2014

Crime/Fidelity Primary	National Union	$.25MM Deductible	9/15/2014
Crime/Fidelity Excess	Travelers	n/a	9/15/2014
Fiduciary Primary	C.N.A.	$.05MM Deductible	9/15/2014
Fiduciary Excess	AWAC	n/a	9/15/2014

Nash-Finch Company

Type of Policy	Carrier	Policy Period
Property	Lexington Insurance Company	03/01/13 - 03/01/14
Aviation Insurance	Global Aerospace	11/09/13 - 11/09/14
National Flood Insurance (North Platte NE Store)	Harleysville Insurance Company	05/11/13 - 05/11/14
National Flood Insurance (Bluefield, VA Distribution Center)	First American Property & Casualty Insurance Company	12/07/12 - 12/07/13
National Flood Insurance (Hutchinson, MN Store)	First American Property & Casualty Insurance Company	12/07/12 - 12/07/13
National Flood Insurance (Durand, WI Store)	First American Property & Casualty Insurance Company	12/07/12 - 12/07/13
National Flood Insurance (Devils Lake, MN Store)	First American Property & Casualty Insurance Company	12/07/12 - 12/07/13
National Flood Insurance (Sterling, CO Store)	First American Property & Casualty Insurance Company	11/26/12 - 11/26/13
Directors & Officers Liability	Great American Insurance Company	11/15/12 - 11/15/13

Excess D&O $10MM x/o $10MM	Travelers Casualty and Surety Company of America	11/15/12 - 11/15/13
Excess D&O $10MM x/o $20MM	Navigators Insurance Company	11/15/12 - 11/15/13
Excess D&O $10MM x/o $30MM	Endurance Risk Solutions Assurance Company	11/15/12 - 11/15/13
Excess D&O Side A DIC $10MM x/o $40MM	Beazley Insurance Company, Inc.	11/15/12 - 11/15/13
Excess D&O Side A DIC $10MM x/o $50MM	Zurich American Insurance Company	11/15/12 - 11/15/13
Fiduciary Liability	Travelers Casualty and Surety Company of America	11/15/12 - 11/15/13
Crime (Fidelity)	Zurich American Insurance Company	11/15/11 - 11/15/14
Employment Practices Liability	Travelers Casualty and Surety Company of America	11/15/11 - 11/15/12
Special Coverage	Liberty Insurance Underwriters (PIA)	11/15/10 - 11/15/13
Commercial General Liability	Greenwich Insurance Company (XL)	01/01/13 - 01/01/14
Automobile Liability	Greenwich Insurance Company (XL)	01/01/13 - 01/01/14
Workers Compensation Deductible (AOS)	XL Specialty Insurance Company	01/01/13 - 01/01/14
Workers Compensation Retro (WI)	XL Specialty Insurance Company	01/01/13 - 01/01/14
Excess Workers Compensation Ohio Self Insured	XL Specialty Insurance Company	01/01/13 - 01/01/14
Foreign Liability	Insurance Company of the State of Pennsylvania	01/01/13 - 01/01/14
Umbrella	Great American Insurance Company	01/01/13 - 01/01/14
Umbrella-Excess Liability	Liberty International Underwriters	01/01/13 - 01/01/14
Umbrella-Excess Liability	XL America, Inc.	01/01/13 - 01/01/14
Motor Truck Cargo	Travelers Property Casualty Co of America	03/01/13 - 03/01/14
Tobacco Transit	AmWINS London	04/26/13 - 04/26/14

SCHEDULE 9.6(e)

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Website Address for Posting Documents

www.spartanstores.com

SCHEDULE 9.7

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Existing Subleases of Real Property

Location or Lease Number	Sub-Landlord	Lessor	Tenant’s Name
Store # 1012	Market Development, LLC	Maurice & Hana, Inc./Fidelity Bank	Busch’s, Inc.

Store # 673	Market Development, LLC	River Valley Dev. Co. LLC	Plumb’s, Inc.

Store # 423	Market Development, LLC	Village Green Properties LTD	Harding’s Market

Store # 1043	Market Development, LLC	K&K Development	Busch’s, Inc.

Store # 703	Market Development, LLC	W. DeLano Living Trust	Plumb’s, Inc.

273	Nash Finch Company	Castle Monarch LLC	Rechek’s Food Mart, Inc.

250	Nash Finch Company	Divitae Investments, LLP	Grand Central of North Dakota, Inc.

176	Nash Finch Company	James and Charlene Fisher	Wendell J. Fisher and James M. Fisher

90	Nash Finch Company	Evans Development, LLC	Grand Central, Inc.

645	Super Food Services, Inc.	Orchard Foods Real Estate, L.L.C.	G.C. Corporation, Inc.

33	Nash Finch Company	Weiss Family Trust	Dakotamart, Inc.

265	Nash Finch Company	Joersz Property	Wally’s Food Pride, LLC

522	Super Food Services, Inc.	DBPS, L.L.C.	Maron’s Markets, Inc. and Mark O’Neill

34	Nash Finch Company	Lonnie & Brent Guenthner & Colette Pazderic	Melby, Bruce and Cynthia

120	Nash Finch Company	Belmont Partners	Bockoven, Inc.

556	Super Food Services, Inc.	James A.Smith	Gearold E. & Lola Ashley

648	Super Food Services, Inc.	Bradley T. Upham and David L. Upham,	Mount Vernon Cardinal Supermarket, Inc.

163	Nash Finch Company	Allison Gibbs, Margie Gibbs, Glenn Wiar,	DDL, Inc., Daniel and Douglas Lovegrove

452	Nash Finch Company	Adolph L. Dial Enterprises, Inc.	Park ‘N Shop Food Mart, Inc. #29370

603	Super Food Services, Inc.	BA Roberts & RJ Morris, Trustee	Reading Food Services, Inc.

651	Super Food Services, Inc.	Orchard Foods Real Estate, L.L.C.	G.C. Corporation, Inc.

272	Nash Finch Company	Door Econo Limited Partnership	T & C Markets-Sturgeon Bay, Inc.

455	Nash Finch Company	Shree Ganeshji, LLC	Park ‘N Shop Food Mart, #29200

653	Super Food Services, Inc.	2000 Maysville Pike, Ltd.	Riesbeck Food Markets, Inc.

195	Nash Finch Company	KSS, LLC	M-B Companies, Inc.

612	Nash Finch Company	Whitefield Associates, LLC	Alliance Foods, Inc.

527	Super Food Services, Inc.	James Huesing	RGT Development Company LLC

646	Super Food Services, Inc.	Richland Plaza East LLC	Ric’s Food Center - Hemlock, Ltd.

611	Super Food Services, Inc.	Village Associates LLC	Cherry Hill Food Center, Inc. (Leases 18,724 sq. ft.)

647	Super Food Services, Inc.	PIMA LaPorte Indiana LLC	Lakeshore Foods Corp

617	Super Food Services, Inc.	Burton Hollow Associates LLC	PFC Sales, LLC

616	Nash Finch Company	Karen L. Knopper	Jazzercise Fitness Center of Canton, Inc.

234	Nash Finch Company	MSIR2, LLC	Gander Mountain Company

380A	T.J. Morris Company	Morris Brothers Real Estate Partnership	LA Waters Furniture

200	Nash Finch Company	Tebo-Windsor, LLC	Windsor 247 Fitness, Inc. (Leases 12,250 sq. ft)

SCHEDULE 9.14

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Fiscal Year and Quarter Ends

Period	End Date	End Date	End Date	End Date	End Date	End Date
1st		1/25/2014	1/31/2015	1/30/2016	1/28/2017	1/27/2018
2nd		2/22/2014	2/28/2015	2/27/2016	2/25/2017	2/24/2018
3rd		3/22/2014	3/28/2015	3/26/2016	3/25/2017	3/24/2018
4th (Q1)		4/19/2014	4/25/2015	4/23/2016	4/22/2017	4/21/2018
5th		5/17/2014	5/23/2015	5/21/2016	5/20/2017	5/19/2018
6th		6/14/2014	6/20/2015	6/18/2016	6/17/2017	6/16/2018
7th (Q2)		7/12/2014	7/18/2015	7/16/2016	7/15/2017	7/14/2018
8th		8/9/2014	8/15/2015	8/13/2016	8/12/2017	8/11/2018
9th		9/6/2014	9/12/2015	9/10/2016	9/9/2017	9/8/2018
10th (Q3)		10/4/2014	10/10/2015	10/8/2016	10/7/2017	10/6/2018
11th		11/1/2014	11/7/2015	11/5/2016	11/4/2017	11/3/2018
12th	12/7/2013	11/29/2014	12/5/2015	12/3/2016	12/2/2017	12/1/2018
13th (Q4)	12/28/2013	1/3/2015	1/2/2016	12/31/2016	12/30/2017	12/29/2018

Note: For 12/7/2013, that will be a Spartan-only period cut-off.

SCHEDULE 9.26

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Post-Closing Matters

On or before February 19, 2013, a Deposit Account Control Agreement, duly authorized, executed and delivered by each of the following banks and each applicable Borrower with a deposit account at any of the following banks: (a) Fifth Third Bank and (b) U.S. Bank.